As filed with the Securities and Exchange Commission on October 27, 2010
Registration No. 333-169439

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-Effective
Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockville Financial New, Inc. and
Rockville Bank 401(k) Plan
(Exact name of registrant as specified in its charter)

Connecticut (State or Other Jurisdiction of Incorporation or Organization)	6712 (Primary Standard Industrial Classification Code Number)	Being Applied for (I.R.S. Employer Identification Number)

25 Park Street
Rockville, CT 06066
(860) 291-3600
(Address and telephone of registrant’s principal executive offices)

William J. McGurk
President and Chief Executive Officer
Rockville Financial New, Inc.
25 Park Street
Rockville, CT 06066
(860) 291-3600
(Address and telephone number of registrant’s agent for service)

Copies to:
William W. Bouton III, Esq.
Robert J. Metzler II, Esq.
Hinckley, Allen & Snyder LLP
20 Church Street
Hartford, CT 06103
(860) 725-6200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Share	Offering Price(1)	Fee
Common Stock, no par value per share	29,545,455 shares(2)	$10.00	$295,454,550	$21,066.00
Participation interests				(2)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The securities of Rockville Financial New, Inc. to be purchased by Rockville Bank 401(k) Plan are included in the amount shown for the common stock, and accordance with Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the registration of the participation interests.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

ROCKVILLE BANK
401(k) PLAN
Offering of Participation Interests in up to 663,032 Shares of

ROCKVILLE FINANCIAL NEW, INC.
Common Stock

This prospectus supplement relates to the offer and sale to participants in the Rockville Bank 401(k) Plan (the “Plan”) of participation interests and shares of common stock of Rockville Financial New, Inc., a newly formed Connecticut stock corporation, referred to in this prospectus supplement as “New Rockville Financial.” New Rockville Financial is offering shares of its common stock in connection with the “second step” conversion of Rockville Financial MHC, Inc. from the mutual holding company form of organization to the stock holding company form of organization.

Plan participants may direct the trustee for the Rockville Financial, Inc. Common Stock Fund to use up to 100% of current account balances (not currently invested in the Rockville Financial, Inc. Common Stock Fund), to purchase shares of New Rockville Financial common stock through the Rockville Financial, Inc. Common Stock Fund. Based upon the value of the Plan assets as of June 30, 2010, the Rockville Financial, Inc. Common Stock Fund trustee may purchase up to 663,032 shares of New Rockville Financial common stock at a purchase price of $10.00 per share. This prospectus supplement relates to the election of Plan participants to direct the Plan trustee to invest up to 100% of their Plan account balances in shares of New Rockville Financial common stock.

The New Rockville Financial prospectus dated          , 2010, which we have attached to this prospectus supplement, includes detailed information regarding the offering of shares of New Rockville Financial common stock and the financial condition, results of operations and business of Rockville Bank and Rockville Financial, Inc. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep each for future reference.

THESE SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

THESE SECURITIES INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. PLEASE READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 20 OF THIS PROSPECTUS.

NEITHER THE STATE OF CONNECTICUT DEPARTMENT OF BANKING, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus supplement may be used only in connection with offers and sales by New Rockville Financial of participation interests or shares of common stock under the Plan in the offering. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither New Rockville Financial, Rockville Bank nor the Plan have authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of participation interests or shares of common stock shall under any circumstances imply that there has been no change in the affairs of New Rockville Financial, Rockville Bank or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is          , 2010.

THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the Plan. New Rockville Financial is offering common stock in connection with the conversion of Rockville Financial MHC, Inc. from the mutual holding company form of organization to the stock holding company form of organization. At a purchase price of $10.00 per share, the Plan trustee may acquire up to 663,032 shares of New Rockville Financial common stock in the stock offering. Certain subscription rights and purchase limitations also govern your investment in the Rockville Financial, Inc. Common Stock Fund in connection with the offering. See “The Conversion and Offering — Subscription Offering and Subscription Rights” and “— Limitations on Purchases of Shares” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

The shares of Rockville Financial, Inc. common stock currently held in the Plan will automatically be exchanged for shares of common stock of New Rockville Financial pursuant to an exchange ratio as more fully described in the prospectus attached to this prospectus supplement. See “The Conversion and Offering — Share Exchange Ratio for Current Shareholders.” Any new shares you purchase in the offering will be added to the shares that you receive in the exchange described above. All of these shares will be maintained in the Rockville Financial, Inc. Common Stock Fund.

This prospectus supplement contains information regarding the Plan. The attached prospectus contains information regarding the offering and the financial condition, results of operations and business of Rockville Bank and Rockville Financial, Inc. The address of the principal executive office of New Rockville Financial and Rockville Bank is 25 Park Street, Rockville, Connecticut 06066. Rockville Bank’s telephone number at this address is (860) 291-3600.

Election to Purchase Common Stock

In connection with the offering, you may elect to transfer all or part of the funds which represent your account balance in the Plan, excluding your current investment in the Rockville Financial, Inc. Common Stock Fund, to the Rockville Financial, Inc. Common Stock Fund. The Plan trustee will subscribe for shares of common stock of New Rockville Financial in accordance with each participant’s directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

All Plan participants are eligible to direct a transfer of funds to the Rockville Financial, Inc. Common Stock Fund. However, transfer directions are subject to subscription rights, purchase priorities and purchase limitations. The shares of New Rockville Financial common stock are first being offered at $10.00 per share in a subscription offering in the following descending order of priority:

1. To depositors with accounts at Rockville Bank with aggregate balances of at least $50.00 at the close of business on June 30, 2009;

2. To our tax-qualified employee benefit plans (including the Plan and our employee stock ownership plan);

3. To depositors with accounts at Rockville Bank with aggregate balances of at least $50.00 at the close of business on          .

If you fall into subscription offering categories (1) or (3), you have subscription rights to purchase New Rockville Financial common stock in the subscription offering and you may use funds in your Plan account to pay for the shares. You may be able to purchase shares of New Rockville Financial common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1) or (3) because New Rockville Financial is allowing the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee stock benefit plans. Subscription offering orders will have preference over orders placed in a community offering or syndicated community offering.

The limitations on the total amount of New Rockville Financial common stock that you may purchase in the offering, as described in the prospectus (see “The Conversion and Offering — Limitations on Purchases of Shares”) will be calculated based on the aggregate amount that you subscribed for (i) through your Plan accounts; and (ii) through your sources of funds outside of the Plan by placing an order in the stock offering using a Stock Order Form. Whether you place an order through the Plan, outside the Plan, or both, the number of shares of New Rockville Financial common stock, if any, that you receive will be determined based on the total number of subscriptions, your purchase priority and the allocation priorities set forth in the prospectus. If, as a result of the calculation, there are insufficient shares to fill all of your orders, available shares will be allocated as described in “The Conversion and Offering — Subscription Offering and Subscription Rights” in the prospectus. Available shares will be allocated between your Plan order and your order outside of the Plan. If you so elect, the shares of New Rockville Financial common stock you were unable to subscribe for through the Plan will be purchased by the Plan trustee on the open market immediately following the completion of the offering. If you elect to direct the Plan trustee to purchase shares in the open market, you will not be able to direct the Plan trustee as to the timing or price to be paid for the common stock. The Plan trustee has sole discretion regarding the manner in which it will fill open market purchases.

Value of Participation Interests

As of June 30, 2010, the market value of the Plan assets (less those assets already invested in Rockville Financial, Inc. common stock) equaled approximately $6,630,328.11. The Plan Administrator has informed each participant of the value of his or her beneficial interest in the Plan as of June 30, 2010. The value of the Plan assets represents past contributions made to the Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans. Participants will be able to use up to 100% of their Plan account balances (which are not already invested in Rockville Financial, Inc. common stock) to purchase shares in the stock offering through the Rockville Financial, Inc. Common Stock Fund.

How to Order

To facilitate your investment in the Rockville Financial, Inc. Common Stock Fund in connection with the offering, you must complete, sign, and submit the form included with this prospectus supplement (the “Transfer Form”). To invest in the Rockville Financial, Inc. Common Stock Fund you must direct the Plan trustee to transfer a percentage of your beneficial interest in the assets of the Plan to the Rockville Financial, Inc. Stock Fund (in multiples of 1.0%). If you do not wish to invest in the Rockville Financial, Inc. Common Stock Fund at this time, you do not need to take any action. The minimum investment in the Rockville Financial, Inc. Common Stock Fund during the offering is $500 for orders placed through the Plan, plus orders placed outside the Plan. Your investment in the Rockville Financial, Inc. Common Stock Fund, plus orders placed outside Plan, together cannot exceed 5.0% of the shares of common stock sold in the offering.

Timing for Directing Transfer

Your Transfer Form must be received by            at           by 12:00 noon on [Date 2]. Current Rockville Bank employees should return their forms through inter-office mail. Former Rockville Bank employees should return their forms using the business reply envelope that has been provided.

If you have any questions regarding the Rockville Financial, Inc. Common Stock Fund or completing the Transfer Form, please contact           at (          )           .

Questions about the stock offering or about the prospectus should be directed to the Stock Information Center, toll-free at (          )           .

Irrevocability of Transfer Direction

Once you have submitted your Transfer Form, you cannot change your direction to transfer amounts credited to your account in the Plan to the Rockville Financial, Inc. Common Stock Fund. Following the closing of the offering and the initial purchase of shares in the Rockville Financial, Inc. Common Stock Fund, you may change your investment directions in accordance with the terms of the Plan.

Purchase Price of Common Stock

The trustee will use the funds transferred to the Rockville Financial, Inc. Common Stock Fund to purchase shares of New Rockville common stock in the stock offering. The Rockville Financial, Inc. Common Stock Fund trustee will pay $10.00 per share, which is the same price for shares of New Rockville Financial common stock as all other persons who purchase shares of New Rockville Financial common stock in the offering will pay. If there is not enough common stock available in the offering to fill all subscriptions, the common stock will be allocated as described in “The Conversion and Offering — Subscription Offering and Subscription Rights” and the trustee may not be able to purchase all of the common stock you requested. If you elect, the Plan trustee will purchase shares on your behalf after the completion of the stock offering in the open market to fulfill the shares remaining from your initial request. If you elect to direct the Plan trustee to purchase shares in the open market you will not be able to direct the Plan trustee as to the timing or price to be paid for the common stock. The Plan trustee has sole discretion regarding the manner in which it will fill open market purchases. The Plan trustee may make such purchases at prices higher or lower than the $10.00 offering price and, therefore, you may receive more or less shares than initially requested.

Nature of a Participant’s Interest in Common Stock

The trustee will hold New Rockville Financial common stock in the name of the Plan. The trustee will credit shares of New Rockville Financial common stock acquired at your direction to your account under the Plan. Therefore, the investment designations of other Plan participants will not affect earnings on your Plan account.

Voting Rights and Tender Rights

Each participant may instruct the trustee as to the manner in which any shares of New Rockville Financial common stock held in any account designated to invest in securities of New Rockville Financial (or securities of an unrelated company that may be distributed with respect to the securities of Rockville Financial, Inc. by reason of a spin-off or otherwise). The trustee will vote shares for which no instructions are received in the same proportion as shares for which instructions were received. A participant may also direct the trustee as to how to respond to a tender or exchange offer with respect to such securities. The Plan Administrator will notify each participant and distribute in a timely manner any information that will be distributed to shareholders in connection with any such tender or exchange offer. If the participant does not so direct the trustee, the participant will be considered to have given the trustee a direction not to sell, and such shares will not be tendered or exchanged. Any shares which are not subject to instructions will be tendered by the trustee only in the same proportion as the stock for which instructions to tender are received.

A participant’s instructions with respect to such voting, tender or similar rights shall be confidential and shall not be disclosed to the Employer, New Rockville Financial or to the Plan Administrator.

DESCRIPTION OF THE PLAN

Introduction to Your Plan

Under the Plan, benefits are provided to eligible employees of Rockville Bank, SBR Mortgage Company, Rockville Financial Services, Inc. and, effective January 18, 2010, Rockville Bank Mortgage, Inc. (also known as Family Choice Mortgage). The Plan is for the exclusive benefit of eligible employees and their beneficiaries. The Plan first became effective January 1, 1992. It was last amended and restated in its entirety effective January 1, 2006, except as otherwise provided in the Plan. It has been amended by First, Second, Third, Fourth and Fifth Amendments.

Rockville Bank intends for the Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Rockville Bank may change the Plan from time to time in the future to ensure continued compliance with these laws. Rockville Bank may also amend the Plan from time to time in the future to add, modify, or eliminate certain features of the Plan, as it sees fit. Federal law provides you with various rights and protections as a participant of the Plan, which is governed by ERISA. However, the Pension Guaranty Corporation does not guarantee your benefits under the Plan. The Internal Revenue Service has issued a “determination letter” to your Employer approving this Plan as a “tax-qualified” retirement plan.

Your Plan is a profit sharing plan with a 401(k) feature. Under this type of plan, you may choose to reduce your compensation and have these amounts contributed to this Plan on your behalf. The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits. Between now and your retirement, your Employer intends to make contributions for you and other eligible employees. When you retire, you will be eligible to receive the value of the amounts which have accumulated in your account.

The following is a summary of the Plan and does not contain all of the detailed information in the Plan. Rockville Bank qualifies the summary in this prospectus supplement in its entirety by reference to the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator at Rockville Bank, 1645 Ellington Road, South Windsor, Connecticut 06074. You are urged to read carefully the full text of the Plan. For purposes of the following summary, references to “you” or “your” refer to participants in the Plan.

Administration of the Plan

General Plan Information

Rockville Bank 401(k) Plan is the name of your Plan. Your Employer has assigned Plan Number 002 to your Plan. Your Plan’s records are maintained on a twelve-month period of time, beginning on January 1 and ending on December 31. Certain valuations and distributions are made on the anniversary date of your Plan, which is December 31.

Employer Information

Your Employer’s name and address is Rockville Bank, 1645 Ellington Road, South Windsor, Connecticut 06074. Your Employer’s employer identification number is 06-0523930.

Employees of SBR Mortgage Company, Rockville Financial Services, Inc. and, effective January 18, 2010, Family Choice Mortgage, are also eligible to participate in the Plan. For purposes of this Summary, Rockville Bank, SBR Mortgage Company, Rockville Financial Services, Inc. and Family Choice Mortgage will be collectively referred to as the “Employer.”

Plan Administrator Information

The Plan Administrator is responsible for the day-to-day administration and operation of the Plan. For example, the Administrator maintains the Plan records, including your account information, provides you with the forms you need to complete for Plan participation and directs the payment of your account at the appropriate time. The Plan Administrator will also allow you to review the formal Plan document and certain other materials related to the Plan. If you have any questions about the Plan and your participation, you should contact the Plan Administrator.

The Plan Administrator has the complete power, in its sole discretion, to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Plan Administrator is conclusive and binding upon all persons.

The name, address and business telephone number of your Plan Administrator is HR Committee, Rockville Bank, 1645 Ellington Road, South Windsor, Connecticut 06074, (860) 291-3617.

The Plan Administrator may designate another person or persons to perform some duties of the Administrator. The HR Committee has designated H&H Retirement Services, Inc. as the Plan’s third party administrator/recordkeeper. Accordingly, H&H Retirement Services is responsible for much of the day-to-day administration of the Plan. Its contact information is: H&H Retirement Services, Inc., 65 LaSalle Road, West Hartford, Connecticut 06107, (860) 521-8400, (860) 521-3742 (fax).

Plan Trustee Information

There are two trustees for the Plan. The name and principal place of business of the Plan trustee for the Rockville Financial, Inc. Common Stock Fund is First Bankers Trust Services, Inc., 2321 Koch’s Lane, P.O. Box 3566, Quincy, IL 62305-3566. The name and principal place of business of the Plan trustee for the remaining funds under the Plan is Charles Schwab Trust Company, 101 Montgomery Street, San Francisco, CA 94104.

For purposes of this prospectus summary, the trustees will be referred to collectively as the “trustee.” Your Plan trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants. The trust fund established by the Plan trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

Service of Legal Process

The name and address of your Plan’s agent for service of legal process is HR Committee, Rockville Bank, 1645 Ellington Road, South Windsor, CT 06074. Service of legal process may also be made upon the trustee.

Participation in Your Plan

Before you become a member or a “participant” in the Plan, there are certain eligibility and participation rules which you must meet.

Eligibility Requirements

You will be eligible to participate in the Plan if you have completed at least 1,000 Hours of Service in a completed period of six (6) to twelve (12) consecutive calendar months and have attained age 21, but only employees hired on or after January 1, 2005 will be eligible to share in Employer matching contributions, which are described below.

Notwithstanding the foregoing, effective January 18, 2010, any eligible employee of Family Choice Mortgage who is compensated solely on a commission basis and who has attained age 21 will be eligible to participate in the Plan upon completing six (6) months of service.

You should review the section in this Summary entitled “Service Rules” for a further explanation of these eligibility requirements.

Leased employees, “non-benefits employees,” and “owner-employees” are not eligible to participate in the Plan. A “non-benefits employee” is an individual who has signed an employment agreement, independent contractor agreement, or other personal services contract with the Employer stating that he or she is not eligible to participate in the Plan or an individual that the Employer treats as an independent contractor, regardless of whether the individual is determined to be an employee by administrative, judicial or other decision. An “owner-employee” is any individual who is a sole proprietor or who is a partner owning more than ten percent (10%) of either the capital or interest of a partnership which adopted the Plan. Employees of employers that are affiliated with Rockville Bank are not eligible to participate in the Plan unless their employer has specifically adopted the Plan in writing.

Participation Requirements

Once you have satisfied the Plan’s eligibility requirements, your next step will be to actually become a member or a “participant” in the Plan. You will become a participant on a specified day of the Plan Year. This day is called the Effective Date of Participation. The Effective Date of Participation is the first day of the calendar quarter coinciding with or next following the date you satisfy the Plan’s eligibility requirements.

Notwithstanding the foregoing to the contrary, employees of Family Choice Mortgage who satisfy the applicable eligibility requirements set forth above as of January 18, 2010, will become participants as of such date.

As of June 30, 2010, there were approximately 299 current and former employees with accounts under the Plan and 168 employees participating by making elective deferral contributions.

Contributions to Your Plan

Employer Contributions to the Plan

Each year, your Employer will contribute to your Plan the following amounts:

(i) The total amount of the salary reduction you elected to defer. Elective contributions may be made on a pre-tax basis, an after-tax basis (Roth contributions) or a combination of the two, as you specify. See the section entitled “Participant Elective Contributions” for more information.

(ii) An Employer non-discretionary contribution equal to three percent (3%) of your Compensation.

(iii) For employees hired on or after January 1, 2005, a discretionary matching contribution equal to a uniform percentage of the amount of the salary reduction the employee elected to defer, which percentage will be determined each year by the Employer. Effective January 1, 2010, the Employer may, in its discretion, determine a different percentage (or no percentage) to be applicable to the employees of Family Choice Mortgage.

If you are eligible for matching contributions, you must be actively employed on the last day of the Plan Year or complete more than 500 Hours of Service during the Plan Year prior to terminating employment in order to share in the matching contribution for the year.

Your Employer may also contribute an additional discretionary amount each year. You must be actively employed on the last day of the Plan Year or complete more than 500 Hours of Service during the Plan Year prior to terminating employment in order to share in any discretionary contribution.

Effective January 18, 2010, employees who are compensated solely on a commission basis will be eligible to share in matching contributions and discretionary contributions if they complete more than three (3) consecutive calendar months of service prior to terminating employment.

In determining your eligibility to share in matching or discretionary contributions for the year, there are special rules which apply if your employment terminates due to your Retirement (Early, Normal or Late), Total and Permanent Disability or death. In such cases, you will be eligible to share in any matching or discretionary contributions made by your Employer for the year without regard to whether you satisfied the requirements explained above.

With the exception of your salary reduction contributions, all Employer contributions may, at the Employer’s discretion, be made in cash or shares of stock.

Participant Elective Contributions

As a participant, you may elect to defer up to 50% of your compensation each year instead of receiving that amount in cash, but your total deferrals in any taxable year may not exceed a dollar limit which is set by law. These Elective Contributions may be made on a pre-tax basis, an after-tax basis (Roth contributions) or a combination of the two, as you specify. The limit for 2010 is $16,500. However, if you will attain age 50 before the end of the year, you may make an additional “catch-up” contribution to the Plan. For 2010, you may defer an additional $5,500 if you are age 50 or older. The dollar limits on deferrals and catch-up contributions will increase in future years. The minimum deferral allowed under the Plan is $12.00 per week.

The amount you elect to defer will be deducted from your pay in accordance with a procedure established by your Employer and Administrator. The procedure will require that you enter into a written salary reduction agreement after you satisfy the Plan’s eligibility requirements. You will be asked to designate whether your elective contributions will be made on a pre-tax basis, an after-tax basis (Roth contributions) or a combination of the two. If you do not make a designation, your elective contributions will be made on a pre-tax basis (i.e., no portion will be Roth contributions). You will be permitted to modify your election during the Plan Year. However, changes to a salary reduction election are only permitted quarterly, prior to the first day of each calendar quarter. You are also permitted to revoke your election any time during the Plan Year.

The amount you elect to defer on a pre-tax basis, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. This money will, however, be subject to Social Security taxes at all times. You pay income tax currently on Roth contributions. Note, however, that the tax treatment of your Elective Contributions is irrevocable: pre-tax contributions cannot be reclassified as Roth contributions, and Roth contributions cannot be reclassified as pre-tax contributions.

You should also be aware that the annual dollar limit is an aggregate limit which applies to all deferrals you may make under the Plan or other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans in which you may be participating). Generally, if your total deferrals under all cash or deferred arrangements for a calendar year exceed the annual dollar limit, the excess must be included in your income for the year. For this reason, it is desirable to request in writing that these excess deferrals be returned to you. If you fail to request such a return, you may be taxed a second time when the excess deferral is ultimately distributed from the Plan.

You must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you should communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. If the entire dollar limit is exceeded in this Plan or any other plan maintained by the Employer, you will be deemed to have notified the Administrator of the excess. The Administrator will then return the excess deferral and any earnings to you by April 15th. Unless you specify otherwise, distribution of any excess deferrals will be made first from your pre-tax Elective Contributions.

In the event you receive a hardship distribution from your deferrals to this Plan pursuant to your certification and agreement that certain conditions are satisfied or any other plan maintained by your Employer, you will not be allowed to make additional salary reductions for a period of six (6) months after you receive the distribution.

You will always be 100% vested in the amount you deferred. This means that you will always be entitled to the entire deferred amount. This money will, however, be affected by any investment gains or losses. If there is a gain, the balance in your account will increase. Of course, if there is a loss, the balance in your account will decrease. Your interest in this account cannot be forfeited for any reason.

Distributions from your deferred account are not permitted before age 59 1/2 EXCEPT in the event of:

(i) death;

(ii) disability;

(iii) termination of employment or retirement; or

(iv) reasons of proven financial hardship. See the section entitled “Hardship Distribution of Benefits” for more information.

Your Share of Employer Contributions

Your Employer will allocate the amount you elect to defer to an account maintained by the Trustee on your behalf. Your Employer will also allocate the three percent (3%) non-discretionary Employer contribution to the Plan on your behalf and, if you are eligible, your Employer will also allocate the matching contribution made to the Plan on your behalf. See the section in this entitled “Employer Contributions to the Plan” for more information.

Any discretionary contribution that the Employer makes will be “allocated” or divided among participants eligible to share in the contribution for the Plan Year. Your share of the contribution will depend upon how much compensation you received during the year and the compensation received by other eligible participants.

Your share of your Employer’s discretionary contribution is determined by the following fraction:

Employer’s	X	Your Compensation
Discretionary Contribution		Total Compensation of All Participants Eligible to Share

For example:  Suppose the Employer’s discretionary contribution for the Plan Year is $20,000. Employee A’s compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A’s share will be:

$25,000
$20,000	X		Or	$2,000
$250,000

In addition to the Employer’s contributions made to your account, your account will be charged or credited annually with a share of the net investment earnings, gains, losses and expenses of the trust fund. If you are not an active employee, your account will also be charged a pro rata share of the Plan’s administrative expenses. See the section at the end of this Summary entitled “PAYMENT OF PLAN EXPENSES” for a further explanation.

You should also be aware that the law imposes certain limits on how much money may be allocated to your account for a year. These limits are extremely complex but GENERALLY no more than the lesser of $49,000 (for 2010) or 100% of your compensation may be allocated to you (excluding earnings or losses) in any year. The Administrator will inform you if these limits have affected you.

Compensation

For the purposes of your Plan, compensation has a special meaning. Compensation is defined as your total compensation during a Plan Year that is subject to income tax and is reflected on your W-2 Form, but

•	including your salary reduction contributions to any plan or arrangement maintained by your Employer (e.g., contributions to this Plan or to a cafeteria plan); and

•	excluding distributions from a plan of deferred compensation, amounts realized from the exercise of a stock option, or attributable to any other equity award.

Your compensation will be recognized for benefit purposes for the entire Plan Year.

The Plan, by law, cannot recognize compensation in excess of $245,000 in 2010. This amount will be adjusted in future years for cost of living increases. For any short Plan Year, the adjusted limit will be prorated based upon the number of full months in the short Plan Year.

Transfers From Qualified Plans (Rollovers)

At the discretion of the Administrator, you may be permitted to deposit into your Plan distributions you have received, in cash or in kind, from other plans or IRAs. Such a deposit is called a “rollover” and may result in tax savings to you. Effective May 1, 2010, if you received a distribution from the Rockville Bank Employee Stock Option Plan during the six-year period after you have completed ten years of plan participation and have attained age 55 or that constitutes an “eligible rollover distribution” (as defined in the Internal Revenue Code and the plans) then it may be directly transferred to this Plan (see the section titled “Treatment of Distributions From Your Plan,” below). You should consult qualified counsel to determine if a rollover is in your best interest.

Your rollover will be placed in a separate account called a “participant’s rollover account.” Any Roth direct rollovers (i.e., a direct rollover of amounts from a designated Roth elective contributions account or designated Roth rollover contributions account under an eligible employer plan described in Section 401(a) of the Internal Revenue Code) will be accounted for separately. The Administrator may establish rules for investment.

You will always be 100% vested in your “rollover account.” This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses. If there is a gain, the balance in your account will increase. Of course, if there is a loss from an investment, the balance in your account will decrease.

Directed Investments

To help build an investment portfolio that is right for you, the Plan lets you invest your savings among different investment funds designated from time to time by the Administrator. Such funds are described in separate documents (prospectuses) that will be provided to you.

Each of the funds has different investment objectives. The responsibility for choosing among the funds is yours. You should match your own needs to the opportunities offered by each fund. All investments involve a degree of risk and you may want to consult a financial advisor before making your investment decisions. Neither your Employer nor the Plan’s Administrator is authorized to give you investment advice.

The Plan is intended to constitute a plan described in Section 404(c) of the Employee Retirement Income Security Act of 1974 and Title 29 of the Code of Federal Regulations Section 2550-404c-1 and consequently the fiduciaries of the Plan may be relieved of liability for any losses incurred with respect to your account that are the direct and necessary result of investment instructions given by you. This means that as a participant or beneficiary, you have the opportunity to:

(i) give investment directions with respect to your account and obtain written confirmation of such directions;

(ii) obtain sufficient information to make informed decisions with respect to investment alternatives available under the Plan; and

(iii) choose from a broad range of investment alternatives (at least three) the manner in which all or a portion of your account is invested.

In addition to the information provided to you, you may, upon request to the Administrator, obtain any of the following information:

(a) a description of the annual operating expenses of each investment alternative that reduce the rate of return to you and the aggregate amount of such expenses expressed as a percentage of average net assets of the investment alternative;

(b) copies of any prospectuses, financial statements and reports and any other materials relating to the investment alternatives to the extent such information is provided to the Plan;

(c) a list of the assets comprising the portfolio of each investment alternative that constitute “plan assets” within the meaning of Department of Labor Regulations, the value of each such asset and, with respect to each such asset that is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer of the contract, the term of the contract and the rate of return of the contract;

(d) information concerning the value of shares or units in investment alternatives, as well as the past and current investment performance of each alternative, determined, net of expenses, on a reasonable and consistent basis; and

(e) information concerning the value of shares or units in investment alternatives held in your account;

In directing your investments, you should remember that the amount of your benefits under the Plan will depend in part upon your choice of investments. If you choose investments that produce gains and other earnings, your benefits will tend to increase in value over time. Conversely, if you choose investments that produce losses, your benefits will tend to decrease in value over time. Losses can occur. To the extent investment advice services are offered in connection with the Plan, such services are only a tool to help you achieve your retirement goals, not a guarantee that you will. The forecasts offered by any advisor service are not guarantees of future results but are only reasonable estimates based upon information supplied by you. The forecasts derive from forward looking models of the economy and securities markets that may utilize such data as historical returns, historical correlations, expected growth rates and calculated risk premiums. Since past performance is not always an accurate predictor of the future, and reliance upon historical and current data necessarily involves inherent limitations, you should use any advisor service as only a tool in your retirement planning and not as a substitute for your own informed judgment.

You may invest the money in your account (in multiples of 1%) in one or more of the available investment funds; however, investments in the Rockville Financial, Inc. Common Stock Fund will only be made in whole shares. You make your initial investment election when you enroll. All dividends and earnings from your investment in a fund are reinvested in that same fund.

Transaction fees related to investments, purchases and sales for each fund are charged against the fund’s assets. Some funds also charge redemption fees if you request more than one transfer in or out of the fund during a period specified by the fund. The charges are reflected in the total rate of return. In addition, all investment funds incur expenses from basic operations, including investment advisor’s fees, legal and accounting services, postage, printing, telephone service and other costs of running the fund. The total of these costs is known as the expense ratio, which is expressed as a percentage of the fund’s average net assets during the year. These expenses are paid from income earned by the investment fund. You will not see these expenses on your quarterly account statements because they are deducted from the investment fund’s earnings before returns are reported. The higher the expense ratio, the lower the earnings that come back to your account. You should read the prospectuses for the funds to obtain more specific information about fees charged by the funds and the funds’ expense ratios. Commissions and fees on transfers into and out of the Rockville Financial, Inc. Common Stock Fund will be charged to individual participants’ accounts.

The following is a description of each of the Plan’s investment funds and other investments:

Eaton Vance Large-Cap Value A — Categorized by Morningstar as “Large Value,” this fund seeks total return and invests primarily in value stocks of large-cap companies and in dividend-paying stocks. It may invest in convertible debt securities (including securities rated below investment-grade) and in real estate investment trusts for income.

American Funds Growth Fund of America A — Categorized by Morningstar as “Large Growth,” this fund seeks growth of capital and invests primarily in attractively valued common stocks of companies that appear to offer superior opportunities for growth of capital.

Columbia Acorn A — Categorized by Morningstar as “Mid-Cap Growth,” this fund seeks long term capital appreciation and normally invests a majority of its assets in small- and mid-sized U.S. companies, but also may invest a portion of its assets in foreign companies in developed and emerging markets.

Davis New York Venture R — Categorized by Morningstar as “Large Blend,” this fund seeks long-term growth of capital and invests primarily in equity securities of large-cap U.S. companies believed to be undervalued.

American Funds Fundamental Investors A — Categorized by Morningstar as “Large Blend,” this fund seeks long-term growth of capital and income and invests primarily in common stocks or securities convertible into common stocks. The fund may also invest significantly in non-U.S. securities.

Frank Russell Life Points Equity Growth R2  — Categorized by Morningstar as “Large Blend,” this fund seeks to achieve high, long-term capital appreciation and is a broadly diversified “fund of funds,”

investing in a combination of underlying Russell funds consisting of 100% stocks in both U.S. and non-U.S. markets.

Oppenheimer Main St. Small Cap N — Categorized by Morningstar at “Small Blend,” this fund seeks capital appreciation and invests mainly in common stocks of small-capitalization U.S. companies based on fundamental analysis and quantitative models.

Alliance Bernstein Small-Mid Cap Value A — Categorized by Morningstar as “Mid-Cap Value,” this fund seeks long-term growth of capital and invests primarily in a diversified portfolio of equity securities of small- to mid-cap U.S. companies, generally representing 60 to 125 companies that are considered to be undervalued.

Frank Russell Life Points Conservative R2 — Categorized by Morningstar as “Conservative Allocation,” this fund seeks high current income and long-term capital appreciation and is a diversified “fund of funds,” investing in a combination of underlying Russell funds consisting of approximately 20% stocks and 80% bonds.

Frank Russell Life Points Moderate R2 — Categorized by Morningstar as “Conservative Allocation,” this fund seeks to provide moderate long-term capital appreciation and high current income and is a diversified “fund of funds,” investing in a combination of underlying Russell funds consisting of approximately 40% stocks and 60% bonds.

American Funds American Balanced A — Categorized by Morningstar as “Moderate Allocation,” this fund seeks conservation of capital, current income and long-term growth of capital and income and invests in a broad range of securities, including stocks and bonds. The fund also invests in securities issued or guaranteed by the U.S. government.

Frank Russell Life Points Balanced R2 — Categorized by Morningstar as “Moderate Allocation,” this fund seeks above-average capital appreciation and a moderate level of current income and is a broadly diversified “fund of funds,” investing in a combination of underlying Russell funds consisting of approximately 60% stocks (U.S. and non-U.S.) and 40% bonds.

Frank Russell Life Points Growth R2 — Categorized by Morningstar as “Moderate Allocation,” this fund seeks to achieve high, long-term capital appreciation and low current income and is a broadly diversified “fund of funds,” investing in a combination of underlying Russell funds consisting of approximately 80% stocks (U.S. and non-U.S.) and 20% bonds.

Oppenheimer Global A — Categorized by Morningstar as “World Stock,” this fund seeks capital appreciation and invests mainly in common stocks of U.S. and foreign companies and can invest without limit in foreign securities and can invest in any country, including countries with developed or emerging markets.

American Funds EuroPacific A — Categorized by Morningstar as “Foreign Large Blend,” this fund seeks long-term growth of capital and normally invests primarily in growth-oriented, equity-type securities of insurers located in Europe and the Pacific basin. The fund may also hold cash, money market instruments and fixed-income securities.

Columbia Intermediate Bond A — Categorized by Morningstar as “Intermediate-Term Bond,” this fund seeks total return, consisting of current income and capital preservation and invests primarily in debt securities that, at the time of purchase, are rated in at least one of the three highest bond rating categories or are unrated securities determined to be of comparable equity.

Oppenheimer International Bond N — Categorized by Morningstar as “World Bond,” this fund invests 40% or more of their assets in foreign bonds. Some world bond funds follow a conservative approach, favoring high-quality bonds from developed markets while others own some lower-quality bonds from developed or emerging markets.

Metropolitan Life Stable Value Fund — This fund guarantees principal and credited interest. The rate of interest changes quarterly.

Rockville Financial, Inc. Common Stock Fund — The Rockville Financial, Inc. Common Stock Fund invests in the common stock of Rockville Financial, Inc., and will invest in the common stock of Rockville Financial New. Like any investment in stock, the value of investments in this fund can increase or decrease as the share price of Rockville Financial, Inc. stock changes. If you invest in this fund, you will have the voting rights with respect to the shares of stock attributable to your account balance. You will also be credited with any dividends declared based on your proportionate interest in the total value of the fund. Cash held in the fund will be placed in a money market account or equivalent investment pending investment in New Rockville Financial common stock.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

The following provides performance data with respect to the investment options available under the Plan:

Year-by-Year Total Returns

	December 31
	2009	2008	2007

Eaton Vance Large-Cap Value A	17.01%	(34.47)%	9.99%
American Funds Growth Fund of America A	34.48%	(39.07)%	10.95%
Columbia Acorn A	39.26%	(38.72)%	7.39%
Davis New York Venture R	31.56%	(40.23)%	4.62%
American Funds Fundamental Investors A	33.36%	(39.70)%	13.55%
Frank Russell Life Points Equity Growth R2	30.76%	(42.11)%	7.39%
Oppenheimer Main St. Small Cap N	36.55%	(38.41)%	(1.86)%
Alliance Bernstein Small-Mid Cap Value A	41.81%	(34.56)%	2.32%
Frank Russell Life Points Conservative R2	20.02%	(15.42)%	5.41%
Frank Russell Life Points Moderate R2	24.01%	(23.54)%	6.47%
American Funds American Balanced A	21.08%	(25.73)%	6.60%
Frank Russell Life Points Balanced R2	26.65%	(29.94)%	6.72%
Frank Russell Life Points Growth R2	28.94%	(36.14)%	6.98%
Oppenheimer Global A	39.20%	(41.03)%	5.97%
American Funds EuroPacific A	39.10%	(40.53)%	18.96%
Columbia Intermediate Bond A	18.82%	(6.03)%	4.36%
Oppenheimer International Bond N	12.66%	(1.26)%	13.29
Metropolitan Life Stable Value Fund(1)	3.94%	3.72%	2.46%
Rockville Financial, Inc. Common Stock Fund	(24.84)%	14.51%	(31.65)%

(1)	Performance results for the Metropolitan Life Stable Value Fund represent the actual net interest rate credited to Participant accounts.

You may change the investment of your existing account balances on a monthly basis by directing the transfer of a specified percentage (in multiples of 1%) of your Plan account balance from one investment fund to another. Existing account balance transfer requests are processed at 12:00 p.m. noon on the last Wednesday of each month. On a daily basis, you can change the manner in which your future contributions and future Employer non-discretionary, matching and discretionary contributions will be divided among the Plan’s investment funds.

Although transfers among the Rockville Financial, Inc. Common Stock Fund and the other funds offered under the Plan will only be processed monthly as described above, contributions to the Plan including the amount of the salary reduction you elect to defer each payroll period will be invested on a biweekly basis.

As a participant in the Plan, you are entitled to receive quarterly statements reporting the value of your account, the value of each investment option in which your account is invested and your vested interest in your account.

Benefits Under Your Plan

Distribution of Benefits Upon Retirement or Termination of Employment

You are always entitled to 100% of your account balance. Payment of your benefits will, at your election, occur as soon as practicable following your retirement or termination of employment. You may elect to delay payment of your benefits until your Normal Retirement Age, which is age 65; however, if the value of your account is less than a certain dollar threshold, a distribution will automatically be made to you within a reasonable time after you terminate employment. (See the Section entitled “Benefit Payment Method.”) If you do not select an earlier date, as a rule, distribution of your account balance must be made or commence not later than April 1 of the year following the later of (a) the year in which you attain age 70 1/2, or (b) the year in which your employment terminates. If you are a 5% owner of the Employer, payment of your benefits cannot be deferred past the April 1st following the end of the year in which you attain age 70 1/2.

Note that pursuant to a change in the law, required minimum distributions (i.e., annual distributions of the minimum required amount to participants who have terminated employment and are at least 70 1/2) were suspended for 2009 and will resume for 2010.

Distribution of Benefits Upon Death

Your beneficiary will be entitled to a single lump-sum distribution of 100% of your account balance upon your death. For purposes of the preceding sentence, effective with respect to death occurring on or after January 1, 2007, a participant who dies while performing qualified military service will be treated as having resumed and then terminated employment with his or her employer on account of death.

You may elect to have life insurance purchased on your behalf by the Administrator with a portion of your Employer’s contribution. If you elect to have a life insurance policy purchased on your behalf with a portion of your Employer’s contribution made to your account, your account will be reduced by the amount of the premiums and credited with any policy dividends.

If you are married at the time of your death, your spouse will be the beneficiary of the death benefit, unless you otherwise elect in writing on a form to be furnished to you by the Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, HOWEVER, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE’S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

If, however, (i) your spouse has validly waived any right to the death benefit in the manner outlined above; (ii) your spouse cannot be located; (iii) you are not married at the time of your death; or (iv) you are legally separated or have been abandoned and have a court order to such effect (and there is no qualified domestic relations order that provides otherwise) (See the Section entitled “Domestic Relations Orders”), then your death benefit will be paid to the beneficiary of your own choosing in a single lump sum. You may designate the beneficiary on a form to be supplied to you by the Administrator. If you change your designation, your spouse must again consent to the change. If no valid beneficiary exists at the time of your death, the death benefit will be payable to your estate.

Minimum distributions of your death benefit must generally begin within one year of your death and must be paid over a period not extending beyond your beneficiary’s life expectancy. If your spouse is the beneficiary, the start of payments may be delayed until the year in which you would have attained age 70 1/2.

Since your spouse has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

Benefit Payment Method

At the time you are entitled to receive a distribution under the Plan, the Administrator will direct the trustee to pay your benefits to you in one lump sum cash payment or in property. Payment in a cash lump sum is the only form of distribution available under the Plan; however, if part of your Plan account balance is invested in the Rockville Financial, Inc. Common Stock Fund, you may elect to receive whole shares of common stock for that portion of the distribution.

If your benefit under the Plan does not exceed $1,000 (disregarding any amount in your rollover account), the Administrator will direct the trustee to distribute your benefit to you if the distribution occurs prior to your Normal Retirement Age.

If your benefit under the Plan exceeds $1,000 (disregarding any amount in your rollover account), you must give written consent before the distribution may be made.

In addition to the benefit payment mentioned above, there are rules which require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the later of the April 1st following the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you feel you may be affected by these rules.

Pre-Retirement Distribution of Benefits

You may be entitled to receive a pre-retirement distribution of your account balance if you have reached the age of 59 1/2. However, any distribution will reduce the value of the benefits you will receive at normal retirement. This distribution is made at your election.

Also, the law restricts any pre-retirement distribution from certain accounts which are maintained for you under the Plan before you reach age 59 1/2. These accounts are generally the ones set up to receive your salary reduction contributions and other Employer contributions which are used to satisfy special rules for 401(k) plans. Ask your Administrator if you need more details.

Hardship Distribution of Benefits

The Administrator may direct the trustee to distribute up to 100% of your account balance attributable to your salary reduction election and your rollover account in the event of immediate and heavy financial need. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at normal retirement.

Withdrawal is deemed to be on account of an immediate and heavy financial need if the withdrawal is to be used for one of the following purposes:

(a) The payment of expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you, your spouse, your dependent or your primary beneficiary under the Plan or necessary for you, your spouse, your dependent or your primary beneficiary under the Plan to obtain medical care;

(b) The costs directly related to the purchase of your principal residence (excluding mortgage payments);

(c) The payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for you, your spouse, your dependent or your primary beneficiary under the Plan;

(d) The payment necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence;

(e) The payment of burial or funeral expenses for your deceased parent, spouse, child, dependent or your primary beneficiary under the Plan; or

(f) The payment of certain expenses for the repair of damage to your principal residence.

A distribution will be made from your account, but only if you certify and agree that all of the following conditions are satisfied:

(a) The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(b) You have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by your Employer; and

(c) That your Elective Contributions (pre-tax and Roth) and employee contributions will be suspended for at least six (6) months after your receipt of the hardship distribution.

Any hardship distribution from your account balance attributable to your salary reduction election will be limited, as of the date of distribution, to your total salary reduction contributions, reduced by the amount of any previous distributions made to you from this account, and will not include earnings on your contributions. Ask your Administrator if you need further details.

Treatment of Distributions From Your Plan

You pay federal income tax currently on Roth contributions (i.e., Elective Contributions made on an after-tax basis) that your Employer makes to the Plan on your behalf. Earnings on Roth contributions to the Plan are not includable in your gross income (and therefore not subject to federal income tax) if they are paid out after a 5-taxable year period of participation and after you have reached age 59 1/2, become disabled or died.

That said, whenever you receive a distribution of non-Roth contributions from your Plan, it will normally be subject to income taxes. You may, however, reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

(a) The rollover of all or a portion of the distribution to an Individual Retirement Account (IRA), another qualified employer plan, a “403(b)” tax deferred annuity or a “457” retirement plan, or, effective for distributions made from the Plan after December 31, 2006, a Roth IRA (collectively referred to as “other plans”). This will result in no tax being due until you begin withdrawing funds from the other plans. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution (such as a hardship distribution from your salary reduction contributions) may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to rollover all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

(b) You may request for most distributions that a direct transfer of all or a portion of your distribution amount be made to other plans willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the other plans. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer, e.g., a distribution of less than $500 will not be eligible for a direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.

(c) The election of favorable income tax treatment under the “ten-year averaging” or “capital gains” method of taxation, if you qualify.

(d) If a distribution includes the common stock of Rockville Financial, Inc., the taxable amount of your distribution may be reduced by the amount of any net unrealized appreciation with respect to that common stock, i.e., the excess of the value of such common stock at the time of the distribution over its cost to the Plan. Your tax basis in the common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the common stock. You may elect to include the amount of any net unrealized appreciation in the total taxable amount of your distribution to the extent allowed by the regulations issued by the Internal Revenue Service.

With respect to paragraphs (a) and (b) above, a surviving spouse or a spouse or former spouse who is an alternate payee under a qualified domestic relations order may also be considered distributees eligible to rollover or directly transfer distributions. In addition, effective January 1, 2007, a nonspouse beneficiary may make a direct transfer to a certain type of Individual Retirement Account known as an “inherited IRA.”

WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

Loans

You can borrow money for any reason from your Plan account and pay your account back with interest through convenient payroll deductions. Initiating a loan is permitted only while you are actively employed by the Employer.

The maximum amount you can borrow is the lesser of:

•	50% of your account balance; or

•	$50,000 reduced by the excess, if any, of your highest outstanding balance of loans from the Plan during the one-year period prior to the date of the loan over your current outstanding balance of loans.

The minimum amount you can borrow is $1,000. A loan administration fee of $150 is payable at the time the loan is requested. There are two types of loans: general purpose loans and principal residence loans. You can only have one loan outstanding at any one time. All loans are secured by your account balances and by your promissory note.

Interest is fixed at the time the loan is granted at the three-year Certificate of Deposit rate then payable by Rockville Bank plus 1%.

A repayment schedule will be established when the loan is made. For principal residence loans, the maximum repayment period is 15 years. For any other loan, the maximum repayment period is five years. However, no loan period may extend beyond your normal retirement age of 65. (You must provide documentation of your principal residence purchase to qualify for the longer repayment period.)

Regardless of the type of loan, you can prepay all or any portion of the outstanding balance at any time by certified check.

The amount you borrow is converted into a promissory note within your account balance. Your promissory note is accepted as an asset of the Plan in your account replacing each investment fund on a proportionate basis and the amount of your promissory note is reallocated to a separate loan account. As you repay the loan, the outstanding account balance on the note is reduced and your repayments (of both principal and interest) reinvested according to your investment elections at the time you repay the loan.

Loan repayments are made through payroll deductions beginning as soon as administratively possible after the loan proceeds are mailed.

Retired or terminated participants must pay off the balance of the loan plus accrued interest within 45 days after the end of the payroll period in which they retire or terminate employment; otherwise, their loans will be in default and they will be deemed to have received a distribution equal to the unpaid balance of the loan plus accrued interest, if any, which will be reported on Form 1099-R in the year of the default. Any outstanding loan balance included in such a deemed distribution will be subject to income tax and a possible 10% penalty tax for premature distribution. The unpaid balance of the loan, plus accrued interest, if any, will be deducted from their account by the Plan Administrator as soon as they are eligible to receive a distribution of their before-tax contributions.

Repayment of your loan payments may be suspended during the time you are on qualified military leave. If you think you will be affected, please ask the Plan Administrator for details.

Domestic Relations Orders

As a general rule, your interest in your account may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

There are two exceptions, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a “qualified domestic relations order.” A “qualified domestic relations order” is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation and payment may be made immediately even if you are not then eligible to receive a distribution from the Plan. The Administrator will determine the validity of any domestic relations order received. You and your beneficiaries can obtain, without charge, a copy of the QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURE from the Administrator.

The second exception permits the Administrator to offset your benefits against an amount that you are ordered or required to pay the Plan as the result of a judgment, order or decree issued against you, or settlement you entered into. All or a portion of your benefits will be used to satisfy any such obligation to the Plan.

Pension Benefit Guaranty Corporation

Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to profit sharing plans such as your Plan.

Location of Participant or Beneficiary Unknown

If, at your Normal Retirement Date, all or a portion of a distribution payable to you or your beneficiary remains unpaid because of the Administrator’s inability, after diligent efforts, to locate you or your beneficiary, the amount of the distribution will be treated as a forfeiture. In the event you or your beneficiary are located after the forfeited amount is reallocated, the benefit will be restored unadjusted for earnings or losses.

Restrictions on Resale of Stock

Participants in the Plan who are officers or directors of Rockville Bank or Rockville Financial, Inc. are required to adhere to the insider trading policies of Rockville Bank and Rockville Financial, Inc. with respect to their participation in the Rockville Financial, Inc. Common Stock Fund, as well as the re-sale of shares distributed to them from the Plan. For information concerning these policies and their application to the Rockville Financial, Inc. Common Stock Fund, please contact the Vice President Treasury Officer, Rockville Bank, 1645 Ellington Road, South Windsor, CT 06074, (860) 291-3600.

Executive officers and directors of Rockville Bank or Rockville Financial, Inc., as well as persons who hold 10% or more of the common stock of Rockville Financial, Inc., are subject to restrictions on transactions in the Plan under Section 16 of the Exchange Act. Transfers into or out of the Rockville Financial, Inc. Common Stock Fund, as well as other so-called “discretionary transactions” in the Rockville Financial, Inc. Common Stock Fund are immediately reportable on a “Form 4” that is filed with the SEC under Section 16. In addition, such discretionary transactions are subject to so-called “short swing” profits liability provisions of Section 16 of the Exchange Act if they can be matched with another purchase or sale by the participant within six months of the discretionary transaction. A discretionary transaction can be made exempt from short swing profits liability, however, if it is made by irrevocable election at least six months in advance. These provisions may restrict:

•	The reallocation of existing account balances into or out of the Rockville Financial, Inc. Common Stock Fund.

•	Volitional cash withdrawals from the Rockville Financial, Inc. Common Stock Fund.

•	The resale of common stock of Rockville Financial, Inc. delivered from the Rockville Financial, Inc. Common Stock Fund to any such person.

For further information about these rules, please contact the VP Treasury Officer, Rockville Bank, 1645 Ellington Road, South Windsor, CT 06074, (860) 291-3600.

Routine investments in the Rockville Financial, Inc. Common Stock Fund by executive officers and directors of Rockville Bank or Rockville Financial, Inc. are not immediately reportable on a Form 4, but should be reported on the next Form 4 or Form 5 filed by the executive officer or director.

In addition, shares of Rockville Financial, Inc. common stock received by a person deemed an “affiliate” of Rockville Financial, Inc. under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 promulgated under the Securities Act.

The foregoing is not intended to be a complete statement of applicable law and any person to whom the foregoing may apply should obtain legal advice.

  Voting of Stock and Tender Rights

Each participant may instruct the Trustee as to the manner in which any shares of Rockville Financial, Inc. common stock held in any account designated to invest in securities of Rockville Financial, Inc. (or securities of an unrelated company that may be distributed with respect to the securities of Rockville Financial, Inc. by reason of a spin-off or otherwise). The trustee will vote shares for which no instructions are received in the same proportion as shares for which instructions were received. A participant may also direct the trustee as to how to respond to a tender or exchange offer with respect to such securities. The Plan Administrator will notify each participant and distribute in a timely manner any information that will be distributed to shareholders in connection with any such tender or exchange offer. If the participant does not so direct the trustee, the participant will be considered to have given the trustee a direction not to sell, and such shares will not be tendered or exchanged. Any shares which are not subject to instructions will be tendered by the trustee only in the same proportion as the stock for which instructions to tender are received.

A participant’s instructions with respect to such voting, tender or similar rights shall be confidential and shall not be disclosed to the Employer, Rockville Financial, Inc. or to the Plan Administrator.

Service Rules

Predecessor Employer

For the purposes of the Plan, your Hours of Service with First National Bank of New England or an affiliated employer will be recognized. In addition, effective January 18, 2010, hours of service credited under the 401(k) plan maintained (or formerly maintained) by Family Choice Mortgage will be treated as Hours of Service under this Plan.

Hour of Service

You will be credited with an Hour of Service for purposes of eligibility for participation for:

(a) each hour for which you are directly or indirectly compensated by your Employer for the performance of duties during the Plan Year;

(b) each hour for which you are directly or indirectly compensated by your Employer for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year); and

(c) each hour for back pay awarded or agreed to by your Employer.

You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

1-Year Break in Service

A 1-Year Break in Service for purposes of eligibility for participation is a computation period during which you have not completed more than 500 Hours of Service with your Employer.

A 1-Year Break in Service does NOT occur, however, in the computation period in which you enter or leave the Plan for reasons of:

(a) an authorized leave of absence; or

(b) certain maternity or paternity absences.

The Administrator will be required to credit you with Hours of Service for a maternity or paternity absence. These are absences taken on account of pregnancy, birth, or adoption of your child. No more than 501 Hours of Service shall be credited for this purpose and these Hours of Service shall be credited solely to avoid your incurring a 1-Year Break in Service. The Administrator may require you to furnish proof that your absence qualifies as a maternity or paternity absence.

Special Rules for Certain Employees of Family Choice Mortgage

Effective January 18, 2010, an employee of Family Choice Mortgage who is compensated solely on a commission basis will be credited with service on an “elapsed time basis,” which means he or she will be credited with service for the period of time beginning on the first date such employee performs an hour of service and ending on such employee’s “severance date,” as defined in the Plan document.

Uniformed Services Employment and Reemployment Rights Act

If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. Effective January 1, 2009, an individual is treated as having severed employment during any period such individual is performing in the uniformed services. If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make pre-tax or Roth contributions during the six-month period beginning on the date of the distribution.

If you may be affected by this law, ask your Administrator for further details.

Your Plan’s Top Heavy Rules

Explanation of “Top Heavy Rules”

A 401(k) plan that primarily benefits “key employees” is called a “top heavy plan.” Key employees are certain owners or officers of your Employer. A Plan is a “top heavy plan” when more than 60% of the contributions or benefits have been allocated to key employees.

Each year, the Administrator is responsible for determining whether your Plan is a “top heavy plan.” If your Plan becomes top heavy in any Plan Year, then non-key employees will be entitled to certain “top heavy minimum benefits,” and other special rules will apply. Among these top heavy rules are the following:

(a) Your Employer may be required to make a contribution to your account in order to provide you with at least “top heavy minimum benefits.”

(b) If you are a participant in more than one plan, you may not, however, be entitled to “top heavy minimum benefits” under all plans.

Claims by Participants and Beneficiaries

If you believe you are entitled to a benefit that has not been paid, you should notify the Plan Administrator of all relevant facts about your claim. The Plan Administrator will notify you of the status of your claim within 90 days of receiving your claim. If more than the 90 days is needed to process the claim, the Plan Administrator will notify you in writing of the special circumstances requiring the extension and of the date a decision is expected to be made. An extension will not be more than 180 days from the receipt of the claim.

Denial of Claim

If your claim for benefits is denied, you will receive a written notice from the Plan Administrator with the following information:

(a) the specific reason or reasons for the denial;

(b) reference to the specific Plan provisions on which the determination is based;

(c) a description of any additional material or information you must submit to have the claim reconsidered and why such additional information is required; and

(d) appropriate information as to the steps you must take if you wish to appeal the decision and an explanation of your right to bring a civil action under Section 502(a) of ERISA if your claim is denied on review.

Review of Denied Claims and Decision

If your claim for benefits is denied, in whole or in part, you or your authorized representative have the right to appeal the decision. You must appeal a denied claim in accordance with these procedures before you are permitted to bring a civil action for benefits. The appeal must be submitted in writing and filed with the Administrator within 60 days after your claim was denied.

The Administrator will conduct a full and fair review of the denial of your claim that takes into account all comments, documents, records and other information submitted by you or your authorized representative relating to your claim, without regard to whether such information was submitted or considered in the initial benefit determination.

When the review has been completed you will be notified in writing of the final decision. As part of the review, you or your authorized representative also have the right to request (free of charge) reasonable access to, and copies of, all documents, records and other information relevant to your claim for benefits. Such notice will state the specific reasons for the decision and will include specific references to the pertinent Plan provisions upon which the decision was based. The final decision will also describe your right to bring a civil action under Section 502(a) of ERISA and your right to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to your claim for benefits. A document is relevant to your claim for benefits if it was relied upon in making the determination, or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants. The decision will be furnished to you no later than 60 days after the receipt of your request for a review, unless special circumstances require an extension of time for processing. In this case, the Administrator will notify you in writing of the special circumstances requiring the extension and of the date a decision is expected to be made. An extension will not be more than 120 days from the receipt of your appeal.

You may not bring a lawsuit on a claim for benefits unless you have exhausted the claim and appeal procedures described above. Any lawsuit must be brought within 3 years after the date of the final disposition of the claim under these procedures.

Statement of ERISA Rights

ERISA provides that all Plan participants shall be entitled to:

Examine, without charge, at the Plan Administrator’s office and at other specified work site locations, all Plan documents, including insurance contracts, and copies of the latest annual report (Form 5500 Series) filed on behalf of the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain copies of all Plan documents and other Plan information, including insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description, upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Receive quarterly statements reporting the value of your account, the value of each investment option in which your account is invested and your vested interest in your account. The Plan Administrator is required by law to furnish these statements to you.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.

The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Amendment and Termination of Your Plan

Amendment

Your Employer has the right to amend your Plan at any time. In no event, however, will any amendment:

(a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries; or

(b) cause any reduction in the amount credited to your account.

Termination

Your Employer has the right to terminate the Plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested. Your Employer will direct the distribution of your accounts as soon as practicable, in a lump sum.

Payment of Plan Expenses

The expenses of administering the Plan may be paid out of the Trust unless paid by the Employer. The accounts of former employees who do not elect to take a distribution when they terminate employment, “alternate payees” who are entitled to a distribution from a participant’s account pursuant to a “qualified domestic relations order” and beneficiaries of deceased participants will be charged a pro rata share of the Plan’s reasonable administrative expenses even if such expenses are not charged to the accounts of active employees.

LEGAL OPINION

The validity of the issuance of New Rockville Financial Common Stock has been passed upon by Hinckley, Allen & Snyder LLP, Hartford, Connecticut, which firm acted as counsel to Rockville Bank and New Rockville Financial, Inc. in connection with New Rockville Financial’s stock offering.

PROSPECTUS

(Proposed Holding Company for Rockville Bank)
Up to 14,950,000 Shares of Common Stock
(Subject to increase to up to 17,192,500 shares)

$10.00 per Share

Rockville Financial New, Inc., a newly formed Connecticut stock corporation (“New Rockville Financial”), is offering for sale up to 14,950,000 shares of common stock in connection with the “second-step” conversion of Rockville Financial MHC, Inc. from the mutual holding company form of organization to the stock holding company form of organization. The shares of common stock we are offering represents the ownership interest in Rockville Financial, Inc. (“Existing Rockville Financial”), a Connecticut stock corporation, now owned by Rockville Financial MHC, Inc. The remaining ownership interest in Existing Rockville Financial common stock is currently held by the general public and will be exchanged for shares of common stock of New Rockville Financial in connection with the conversion. Existing Rockville Financial currently owns 100.0% of the capital stock of Rockville Bank, a Connecticut-chartered stock savings bank. Upon the completion of the conversion, both Existing Rockville Financial and Rockville Financial MHC, Inc. will cease to exist and Rockville Bank will be wholly-owned by New Rockville Financial. Existing Rockville Financial’s common stock is currently traded on the NASDAQ Global Select Market under the symbol “RCKB” and we expect that shares of New Rockville Financial common stock will trade under the symbol “RCKBD” for a period of 20 trading days after the completion of the offering. Thereafter, New Rockville Financial’s trading symbol will revert to “RCKB”. In addition, New Rockville Financial’s name will be changed to “Rockville Financial, Inc.” upon the completion of the conversion and the offering.

We are offering for sale up to 14,950,000 shares of common stock on a best efforts basis. In the event of a greater demand for shares of our common stock or a change in financial or market conditions, with the Connecticut Banking Commissioner’s approval, we may sell up to 17,192,500 shares without giving you further notice or providing you with the opportunity to change or cancel your order. We must sell a minimum of 11,050,000 shares in the offering in order to complete the conversion and the offering.

We are offering shares of our common stock in a subscription offering to eligible depositors and our tax-qualified employee stock benefit plans. Shares of common stock not subscribed for in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in Hartford, New London and Tolland Counties in Connecticut, then to the public shareholders of Existing Rockville Financial and then to all other natural persons residing in Connecticut. We also may offer for sale shares of common stock not subscribed for in the subscription offering or community offering in a syndicated community offering through a syndicate of selected dealers. New Rockville Financial also intends to contribute cash equal to 3.0% of the net proceeds from the offering to Rockville Bank Foundation, Inc, a charitable foundation.

In addition to the shares of common stock we are selling, the remaining interest in Existing Rockville Financial currently held by the public will be exchanged for shares of common stock of New Rockville Financial using an exchange ratio so that the existing public shareholders of Existing Rockville Financial will own 41.81% of New Rockville Financial common stock after the conversion, without giving effect to cash paid in lieu of any fractional shares or shares that they may purchase in the offering. We will issue up to 10,741,700 shares of common stock in the exchange, which may be increased to up to 12,352,955 shares if we sell 17,192,500 shares of common stock in the offering.

The minimum number of shares you may order is 25 shares. The offering is expected to expire at 12:00 noon, Eastern Time, on [Date 1], but we may extend this expiration date without notice to you until [Date 2] or longer if the Connecticut Banking Commissioner approves a later date. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [Date 2], or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to less than 11,050,000 shares, in which event we will resolicit subscribers, and you will have the opportunity to confirm, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest. Funds received prior to the completion of the offering will be held in a segregated account at Rockville Bank. All subscriptions received will bear interest at Rockville Bank’s passbook savings rate, which is currently     % per annum.

OFFERING SUMMARY
Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum

Number of shares:	11,050,000	13,000,000	14,950,000	17,192,500
Gross offering proceeds:	$110,500,000	$130,000,000	$149,500,000	$171,925,000
Estimated offering expenses, excluding selling agent fees:	$1,748,870	$1,748,870	$1,748,870	$1,748,870
Selling agent fees(1):	$4,095,125	$4,791,275	$5,487,425	$6,287,998
Estimated net proceeds:	$104,656,005	$123,460,855	$142,263,705	$163,888,133
Estimated net proceeds per share:	$9.47	$9.50	$9.52	$9.53

(1)	Includes: (i) a management fee payable by us to Keefe, Bruyette & Woods, Inc. of $30,000; (ii) fees payable by us to Keefe, Bruyette & Woods, Inc. in connection with the subscription and community offerings equal to 0.75% of the aggregate amount of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan and other tax-qualified employee stock benefit plans); and (iii) a fee payable by us of 5.5% of the aggregate dollar amount of common stock sold in the syndicated community offering to Keefe, Bruyette & Woods, Inc., which will be allocated to dealers in accordance with the actual number of shares of common stock sold by such dealers, assuming that 40.0% of the shares are sold in the subscription and community offerings and the remaining 60.0% of the shares are sold in the syndicated community offering. See “PRO FORMA DATA” and “THE CONVERSION AND OFFERING — Marketing Arrangements”.

THESE SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

THESE SECURITIES INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. PLEASE READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 20 OF THIS PROSPECTUS.

NEITHER THE STATE OF CONNECTICUT DEPARTMENT OF BANKING, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Keefe, Bruyette & Woods, Inc.

For assistance, please contact the Stock Information Center at (877)           -          .

The date of this prospectus is          , 2010.

SUMMARY

The following summary explains the significant aspects of the conversion and reorganization and the related offering. It may not contain all of the information that is important to you. For additional information and before making an investment decision, you should read this entire document carefully, including the CONSOLIDATED FINANCIAL STATEMENTS and the section entitled “RISK FACTORS”.

The Companies

New Rockville Financial

Rockville Financial New, Inc., referred to in this prospectus as New Rockville Financial, is a newly formed Connecticut stock corporation that will own all of the outstanding common stock of Rockville Bank upon completion of the conversion and the offering. New Rockville Financial will be the successor to Existing Rockville Financial. It will be regulated by the State of Connecticut Department of Banking (the “Connecticut Department of Banking”) and the Federal Reserve Board. New Rockville Financial will change its name to Rockville Financial, Inc. upon completion of the conversion and the offering.

Rockville Financial MHC, Inc.

Rockville Financial MHC, Inc. (“Rockville Financial MHC”) is the Connecticut-chartered mutual holding company of Existing Rockville Financial. Rockville Financial MHC is regulated by the Connecticut Department of Banking and the Federal Reserve Board. Rockville Financial MHC’s principal business activity is the ownership of 10,689,250 shares of common stock of Existing Rockville Financial, or 56.7% of the issued and outstanding shares as of the date of this prospectus. Upon completion of the conversion and offering, Rockville Financial MHC will cease to exist.

Existing Rockville Financial

Rockville Financial, Inc., referred to in this prospectus as Existing Rockville Financial, is a Connecticut stock corporation that currently owns all of the issued and outstanding capital stock of Rockville Bank, a Connecticut-chartered stock savings bank. It is regulated by the Connecticut Department of Banking and the Federal Reserve Board. At June 30, 2010, Existing Rockville Financial had consolidated assets of $1.60 billion, deposits of $1.15 billion and stockholders’ equity of $162.4 million. As of June 30, 2010, Existing Rockville Financial had 18,853,112 shares of common stock issued and outstanding, excluding shares held in treasury, of which 56.7% was owned by Rockville Financial MHC and the remaining 43.3% was owned by public shareholders. After the completion of the conversion and offering Existing Rockville Financial will cease to exist and will be succeeded by New Rockville Financial.

Rockville Bank

Rockville Bank is a state-chartered stock savings bank organized in Connecticut in 1858 that provides a full range of banking services to consumer and commercial customers primarily located in the north-central part of Connecticut. Rockville Bank is regulated by the Connecticut Department of Banking and the Federal Deposit Insurance Corporation (“FDIC”). Rockville Bank’s deposits are insured to the maximum allowable amount under the Deposit Insurance Fund, which is administered by the FDIC. Rockville Bank is a member of the Federal Home Loan Bank of Boston (“FHLBB”).

Our executive offices are located at 25 Park Street, Rockville, Connecticut 06066. Our telephone number at this address is (860) 291-3600 and our website address is www.rockvillebank.com. Information on this website is not and should not be considered to be a part of this prospectus.

Our Business

We provide a full range of banking services to consumer and commercial customers through our main office in Rockville, Connecticut, 20 1/2 other branches located in Hartford, New London and Tolland Counties in Connecticut and 42 ATMs, including 13 stand-alone ATM facilities. The “1/2” branch refers to an “in school” branch located at South Windsor High School in South Windsor, Connecticut, which serves only the school’s students, faculty and administrative staff and is not open to the general public.

We strive to remain a leader in meeting the financial service needs of our local community and to provide quality service to the individuals, families, professionals and businesses in the market areas we serve. We are a community-oriented provider of traditional banking products and services to business organizations and individuals, offering products such as residential mortgage, commercial real estate, commercial business and consumer loans and a variety of deposit products.

We employed 216 full-time equivalent employees as of June 30, 2010. Existing Rockville Financial does not currently own or lease any property but instead uses the premises, equipment and furniture of Rockville Bank.

SEE “BUSINESS OF EXISTING ROCKVILLE FINANCIAL AND ROCKVILLE BANK” for a more detailed discussion of our business.

Our Business Strategy

Our goal is to continue to operate and grow as a well capitalized, profitable and competitive financial institution. We seek to accomplish this goal by:

•	remaining an independent community-oriented institution;

•	continuing our emphasis on one-to four family residential real estate lending;

•	continuing our emphasis on commercial real estate lending;

•	increasing our emphasis on commercial business lending;

•	expanding our banking franchise; and

•	growing our deposit base.

See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — Our Business Strategy” for a more detailed discussion of our business strategy.

Our Market Area

We operate in a primarily suburban market area that has a stable population and household base. All of our current offices are located in Connecticut in Hartford, New London and Tolland Counties. Our primary market area is located in the north-central part of Connecticut including, in part, the eastern portion of the greater Hartford metropolitan area. Our main office is located in Rockville and is located approximately 15 miles from Hartford. Hartford, New London and Tolland Counties have a mix of industry groups and employment sectors, including services, wholesale and retail trade and manufacturing as the basis of the local economy. Our primary market area for deposits includes the communities in which we maintain our banking office locations. Our primary lending area is broader than our primary deposit market area and includes all of Connecticut’s Hartford, New London and Tolland Counties, and parts of the adjacent Windham and Middlesex Counties.

Description of the Conversion

In 2005, Rockville Financial MHC and Existing Rockville Financial reorganized into the mutual two-tier holding company form of organization. In connection with this reorganization, Existing Rockville Financial sold 45% of its common stock to the public, including depositors of Rockville Bank, the Rockville Bank employee stock ownership plan and Rockville Bank Foundation, Inc. Existing Rockville Financial issued the remaining 55% of its common stock to Rockville Financial MHC, our mutual holding company.

Pursuant to the terms of our plan of conversion and reorganization, which is referred to in this prospectus as the plan of conversion, Rockville Financial MHC will convert from a partially public mutual holding company structure to a fully public stock holding company structure. As part of the conversion, we are offering for sale the ownership interest in Existing Rockville Financial that is currently held by Rockville Financial MHC. In addition, the public shareholders of Existing Rockville Financial will receive shares of common stock of New Rockville Financial in exchange for their existing shares of common stock of Existing Rockville Financial pursuant to an exchange ratio, adjusted as required by regulatory authorities. See “IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY STOCK OWNERSHIP”. We also plan to contribute cash equal to 3.0% of the net proceeds from the offering to Rockville Bank Foundation, Inc.

The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Upon the completion of the conversion and offering, both Rockville Financial MHC and Existing Rockville Financial will cease to exist, and Rockville Bank will be a wholly-owned subsidiary of New Rockville Financial. Please see “THE CONVERSION AND OFFERING” for a more detailed discussion of the terms of the conversion.

Reasons for the Conversion

The purpose of converting to the fully public stock form of ownership and conducting the offering at this time is to provide us with additional capital to support our continued planned growth, to take advantage of potential growth and strategic opportunities, and to successfully implement our business strategies. In addition, the conversion is a necessary and appropriate response to the changing market and regulatory conditions and will allow us to continue to compete effectively in the changing financial services marketplace. The conversion and offering also provides our employees and customers with the opportunity to share in our success through the ownership of our stock, and our shareholders will benefit from the more active and liquid trading market that will exist when Rockville Bank’s holding company is 100.0% publicly owned. For more information regarding the reasons for the conversion see “THE CONVERSION AND OFFERING — Reasons for the Conversion”.

Terms of the Offering

We are first offering shares of our common stock in a subscription offering to eligible depositors and our tax-qualified employee stock benefit plans. Shares of common stock not subscribed for in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in Hartford, New London and Tolland Counties in Connecticut, then to the public shareholders of Existing Rockville Financial and then to all other natural persons residing in Connecticut. We also may offer for sale shares of common stock not subscribed for in the subscription offering or community offering in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc.

We are offering for sale up to 14,950,000 shares of common stock on a best efforts basis. All shares of common stock are being offered for sale at a price of $10.00 per share. All investors will pay the same purchase price per share and will not be charged a commission to purchase shares of common stock in the offering. The amount of capital being raised is based on an independent appraisal of New Rockville Financial. In the event of a greater demand for shares of our common stock or a change in financial or market conditions, with the Connecticut Banking Commissioner’s approval, we may sell up to 17,192,500 shares without giving you further notice or providing you with the opportunity to change or cancel your order.

The offering is expected to expire at 12:00 noon, Eastern Time, on [Date 1], but we may extend this expiration date without notice to you until [Date 2] or longer if the Connecticut Banking Commissioner approves a later date. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [Date 2], or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to less than 11,050,000 shares. In the event the offering is extended beyond [Date 2] or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to less than 11,050,000 shares, we will resolicit subscribers, and you will have the opportunity to confirm, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest. Funds received prior to the completion of the offering will be held in a segregated account at Rockville Bank. All subscriptions received will bear interest at Rockville Bank’s passbook savings rate, which is currently     % per annum.

Keefe, Bruyette & Woods, Inc., our marketing advisor and sales agent in the offering, will use its best efforts to assist us in selling shares of our common stock. However, Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares of common stock in the offering.

How We Intend to Use the Proceeds From the Offering

The following table summarizes how we will use the proceeds of the offering, based on the sale of shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming that 40.0% of the shares of common stock will be sold in the subscription and community offerings and 60.0% of the shares will be sold in a syndicated community offering.

				Adjusted
	Minimum	Midpoint	Maximum	Maximum
	11,050,000	13,000,000	14,950,000	17,192,500
	Shares at	Shares at	Shares at	Shares at
	$10.00	$10.00	$10.00	$10.00
	per Share	per Share	per Share	per Share
	(In thousands)

Gross offering proceeds	$110,500	$130,000	$149,500	$171,925
Less: offering expenses	5,844	6,540	7,236	8,037

Net offering proceeds	104,656	123,460	142,264	163,888
Distribution of net proceeds:
Proceeds contributed to Rockville Bank	52,328	61,730	71,132	81,944
Loan to employee stock ownership plan	4,420	5,200	5,980	6,877
Proceeds contributed to foundation	3,140	3,704	4,268	4,917

Proceeds retained by New Rockville Financial	$44,768	$52,826	$60,884	$70,150

Initially, we intend to invest the proceeds retained in the offering by New Rockville Financial in short-term liquid investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. In the future, New Rockville Financial may use the funds for general corporate purposes, including, among other things, paying cash dividends to shareholders, repurchasing shares of its common stock, contributing additional capital to Rockville Bank and financing strategic growth opportunities, such as the acquisition of other financial institutions or related banking businesses. Rockville Bank will initially invest the proceeds contributed to it by New Rockville Financial in short-term liquid investments. Rockville Bank also plans to pay off certain Federal Home Loan Bank advances totaling $32.3 million that are scheduled to mature between January 2011 and August 2011. In the future, the funds may be used by Rockville Bank to fund new loans and deposit generation, invest in securities, hire additional personnel to support growth, including new lending personnel, and finance capital improvements and strategic growth opportunities, such as branch expansion and bank and branch acquisitions. We have no agreements or understandings with respect to any expansion or acquisitions at this time.

Please see the section of this prospectus entitled “HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING” for more information on the proposed use of the proceeds from the offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering is based on an independent appraisal of the estimated market value of New Rockville Financial, assuming the conversion and offering are completed. RP Financial, LC. (“RP Financial”), our independent appraiser, has estimated that as of August 26, 2010, our market value ranged from $189.9 million to $295.45 million, with a midpoint of $223.41 million. Based on this valuation, the $10.00 per share price and the 58.2% pro forma ownership interest of Rockville Financial MHC being sold in the offering, the number of shares of common stock being offered for sale by New Rockville Financial will range from 11,050,000 shares to 14,950,000 shares. The $10.00 per share price was determined by us, taking into account, among other factors, the market price of our stock before we adopted the plan of conversion, the requirement under Connecticut regulations that the common stock be offered in a manner to promote widespread distribution of the stock, and desired liquidity in our common stock after the offering. In addition, the $10.00 per share price was selected because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The exchange ratio will range from 0.9725 at the minimum of the offering range to 1.3158 at the maximum of the offering range, and has been designed to preserve the existing percentage of ownership held by the public shareholders of Existing Rockville Financial, adjusted for the assets held by Rockville Financial MHC, which results in a 41.81% ownership interest (excluding any additional shares purchased by shareholders in the offering and their receipt of cash in lieu of fractional shares). If a greater demand for shares of our common stock or a change in financial or market conditions warrant, the offering range may be increased by 15.0%, which would result in an offering range from 11,050,000 shares to 17,192,500 shares and an exchange ratio of 1.5131 at the adjusted maximum of the offering range. The independent appraisal will be updated prior to the completion of the conversion and offering. If the appraised value changes to either below $189.9 million or above $295.5 million, we will resolicit persons who submitted stock orders and you will have the opportunity to confirm, change or cancel your order.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•	our historical, present and projected operating results and financial condition;

•	the economic, demographic and competition characteristics of our market area;

•	a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings and thrift holding companies;

•	the effect of the capital raised in this offering on our net worth and earnings potential; and

•	the trading market for our securities and comparable institutions and general economic conditions in the market for such securities.

The appraisal was based in part on Existing Rockville Financial’s analysis of a peer group of 13 publicly traded savings bank and thrift holding companies that RP Financial considers comparable to Existing Rockville Financial, as listed below. The total assets of our peer group are presented as of June 30, 2010.

				Operating	Total
Ticker	Financial Institution	Exchange	Primary Market	Strategy	Assets
					(In thousands)

PBNY	Provident New York Bancorp, Inc. of NY	NASDAQ	Montebello, NY	Thrift	$2,964
BRKL	Brookline Bancorp, Inc. of MA	NASDAQ	Brookline, MA	Thrift	2,660
DNBK	Danvers Bancorp, Inc. of MA	NASDAQ	Danvers, MA	Thrift	2,529
OCFC	OceanFirst Financial Corp of NJ	NASDAQ	Toms River, NJ	Thrift	2,220
ESBF	ESB Financial Corp. of PA	NASDAQ	Ellwood City, PA	Thrift	1,948
UBNK	United Financial Bancorp, Inc. of MA	NASDAQ	W. Springfield, MA	Thrift	1,545
WFD	Westfield Financial Inc. of MA	NASDAQ	Westfield, MA	Thrift	1,235
BFED	Beacon Federal Bancorp Inc. of NY	NASDAQ	East Syracuse, NY	Thrift	1,072
ESSA	ESSA Bancorp, Inc. of PA	NASDAQ	Stroudsburg, PA	Thrift	1,067
NHTB	New Hampshire Thrift Bancshares Inc. of NH	NASDAQ	Newport, NH	Thrift	993
HIFS	Hingham Institution for Savings of MA	NASDAQ	Hingham, NH	Thrift	972
HARL	Harleysville Savings Financial Corp. of PA	NASDAQ	Harleysville, PA	Thrift	867
THRD	TF Financial Corp. of PA	NASDAQ	Newtown, PA	Thrift	721

The following are average financial ratios for the peer group companies:

•	average assets of $1.6 billion;

•	average non-performing assets of 0.96% of total assets;

•	average loans of 64.5% of total assets;

•	average equity of 11.9% of total assets; and

•	average net income of 0.65% of average assets.

The following table presents a summary of selected pricing ratios for us (on a pro forma basis) and the peer group companies, utilized by RP Financial in its appraisal report dated August 26, 2010. These ratios are based on earnings for the 12 months ended June 30, 2010 and stock price information as of August 26, 2010.

	Price-to-	Price-to-	Price-to-
	Earnings	Book Value	Tangible Book
	Multiple	Ratio	Value Ratio

New Rockville Financial (on a pro forma basis, assuming completion of the conversion)
Minimum	17.13	71.99	72.31
Midpoint	20.29	79.62	79.94
Maximum	23.50	86.36	86.66
Adjusted Maximum	27.24	93.20	93.55
Valuation of peer group companies, all of which are fully converted (on an historical basis)
Average	16.88	92.57	103.83
Median	14.37	91.33	107.99

Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a 39.2% premium on a price-to-earnings basis, a discount of 6.7% on a price-to-book basis and a discount of 16.5% on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Compared to the median pricing ratios of the peer group, our pro form pricing ratios at the maximum of the offering range indicated a 63.5% premium on a price-to earnings basis, a discount of 5.4% on a price-to-book basis and a 19.8% discount on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis. For more information, see “PRO FORMA DATA”.

Our Board of Directors determined that the offering range was reasonable and appropriate after considering the different elements of the appraisal, the methodology utilized by RP Financial and the conclusions set forth in the appraisal report. The Board considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering, but did not consider one valuation approach to be more important than the others. Rather, in approving the appraisal, the Board concluded that these ranges represented the appropriate balance of the approaches to establishing our valuation and the number of shares to be sold in comparison to the peer group institutions. The estimated appraised value took into consideration the potential financial impact of the conversion and the offering, as well as the trading price of Existing Rockville Financial common stock. The closing price of the common stock was $11.80 per share on September 15, 2010, the last trading day immediately preceding the announcement of the conversion, and $11.43 per share on August 26, 2010, the effective date of the appraisal.

The independent appraisal also reflects the cash contribution to the charitable foundation. The cash contribution to the charitable foundation will reduce our estimated pro forma market value.

The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The independent appraisal does not indicate market value. You should not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you.

Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion and Offering

We intend to maintain and adopt the stock benefit plans described in more detail below. No stock benefit plan will be adopted earlier than six months after the completion of the conversion. We will recognize additional compensation expense related to expanding our existing employee stock ownership plan and adopting one or more new stock benefit plans. The actual expense will depend on the market value of our common stock and will increase or decrease as the value of our common stock increases or decreases. If awards under the new stock benefit plans are funded from authorized but unissued stock, your ownership interest would be diluted by up to 7.53%. See “PRO FORMA DATA” for an illustration of the effects of each of these plans.

Employee Stock Ownership Plan.  Our existing employee stock ownership plan, the Rockville Bank Employee Stock Ownership Plan, currently expects to purchase up to 4.0% of the shares of common stock sold in the offering, or 520,000 shares of common stock, assuming we sell shares up to the maximum of the offering range. When combined with shares to be issued by New Rockville Financial in exchange for shares of Existing Rockville Financial, the employee stock ownership plan will own 5.91% of our issued and outstanding common stock following the conversion. In the event we increase the maximum amount of common stock offered after receiving the Connecticut Banking Commissioner’s approval of an increase in the stock valuation range, our employee stock ownership plan and our other tax-qualified employee stock benefit plans will have first priority to purchase shares offered over the maximum, up to a total of 10.0% of the shares of common stock sold in the offering. In the event our employee stock ownership plan chooses not to purchase shares in the offering, with the prior approval of the Connecticut Banking Commissioner, it may purchase shares in the open market or authorized but unissued shares of our common stock. We also reserve the right to have our employee stock ownership plan purchase more than 4.0% of the shares of common stock sold in the offering if necessary to complete the offering at the minimum of the offering range. The employee stock ownership plan will use the proceeds from a 30-year loan from New Rockville Financial to purchase these shares in the offering. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation (subject to compensation caps established by law) as a percentage of total plan compensation. Non-employee directors are ineligible to participate in the employee stock ownership plan.

Stock Benefit Plans.  We intend to implement one or more new stock benefit plans no earlier than six months after the completion of the conversion and offering. We will submit any such plans to our shareholders for their approval. The terms and conditions of such stock benefit plans, including the number of shares available per award and the types of awards, have not been determined at this time. However, if we do implement one or more stock benefit plans within 12 months following the completion of the conversion and offering, with the Connecticut Banking Commissioner’s approval, the plans will reserve a number of shares up to 4.0% of the shares of common stock sold in the offering for awards to key employees and directors, at no cost to the recipients and a number of shares up to 10.0% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options. The Connecticut Department of Banking regulations impose the above percentage limitations on all stock benefit plans implemented within 12 months of the conversion and offering. The following are other limitations imposed by these regulations on stock benefit plans implemented within 12 months of the completion of the conversion and offering: (i) an individual may not receive more than 25.0% of the shares under any plan; (ii) non-employee directors may not receive more than 5.0% of the shares of any plan individually, or 30.0% of the shares of any one or more plans in the aggregate; (iii) stock options may not be granted at less than the market price of such options at the time of grant; (iv) the grants may not vest earlier than one year after the plan is approved by shareholders or at a rate exceeding 20.0% per year; (v) management and employee stock benefit plans may not be funded with shares issued at the time of the conversion; and (vi) officers and directors must exercise or forfeit their options if we become critically undercapitalized, are subject to an enforcement action by the Connecticut Banking Commissioner or receive a capital directive from the Connecticut Banking Commissioner. In the event the stock benefit plans are adopted more than 12 months after the completion of the conversion and the offering, we will not be subject to certain of the limitations set forth above. We have not yet determined when these plans will be adopted.

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants under the stock benefit plans at each point in the offering range if such plans reserve a number of shares of common stock equal to 4.0% of the shares sold in the offering for restricted stock awards to key employees and directors and a number of shares of common stock equal to 10.0% of the shares sold in the offering for stock options. Also set forth below is the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees. The following table also shows the dilution to shareholders if shares are issued from authorized but unissued shares, instead of shares purchased in the open market.

				Maximum
				Dilution
	Number of Shares or Options to be Granted			Resulting
			As a	from
			Percentage	Issuance	Fair Value of New Available Grants, in Thousands
	At	At Adjusted	of Common	of Shares	At	At Adjusted
	Minimum of	Maximum of	Stock to be	for Stock	Minimum of	Maximum of
	Offering	Offering	Issued in the	Benefit	Offering	Offering
	Range	Range	Offering	Plans(2)	Range	Range
	(Dollars in thousands)

Employee stock ownership plan	442,000	687,700	4.00%	0.00%	$4,420	$6,877
Restricted stock awards	442,000	687,700	4.00	2.27	4,420	6,877
Stock options(1)	1,105,000	1,719,250	10.00	5.50	4,497	6,997

Total	1,989,000	3,094,650	18.00%	7.53%	$13,337	$20,751

(1)	For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.07 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option life of five years; a dividend yield of 1.8%; an interest rate of 1.79%; and a volatility rate of 47.54%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(2)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our stock benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing stock incentive plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares, as Connecticut Department of Banking regulations do not permit us to repurchase our shares during the first year following the completion of the conversion and offering, except under certain limited circumstances, including funding tax-qualified employee stock benefit plans or management recognition plans that have been approved by shareholders.

The following table presents information as of June 30, 2010 regarding the Rockville Bank Employee Stock Ownership Plan, the Rockville Financial, Inc. 2006 Stock Incentive Award Plan, and our proposed stock benefit plans. The table below assumes that 25,691,700 shares are outstanding after the offering, which includes the sale of 14,950,000 shares in the offering at the maximum of the offering range and the issuance of shares in exchange for shares of Existing Rockville Financial using an exchange ratio of 1.3158. It also assumes that the value of the stock is $10.00 per share.

						Percentage of
						Shares
		Shares at				Outstanding
		Maximum of		Estimated Value of		After the
Existing and New Stock Benefit Plans	Participants	Offering Range		Shares		Conversion

Employee Stock Ownership Plan:
Shares purchased in 2005 offering(1)	Employees	920,611	(2)	$9,206,110		3.58%
Shares to be purchased in this offering	Employees	598,000		5,980,000		2.33

Total employee stock ownership plan shares	Employees	1,518,611		$15,186,110		5.91	(2)

Restricted Stock Awards:
2006 Stock Incentive Award Plan(1)	Directors, Officers and Employees	460,306	(3)	4,603,063	(4)	1.79
New shares of restricted stock	Directors,	598,000		5,980,000		2.33

	Officers and Employees
Total shares of restricted stock	Directors,	1,058,306		$10,583,063		4.12

	Officers and Employees
Stock Options:
2006 Stock Incentive Award Plan(1)	Directors, Officers and Employees	1,150,766	(5)	2,336,055	(6)	4.48
New stock options	Directors,	1,495,000		3,034,850		5.82

	Officers and Employees
Total stock options	Directors,	2,645,766		$5,370,905		10.30	(7)

	Officers and Employees
Total of Stock Benefit Plans		5,222,683		$31,140,078		20.33%

(1)	The number of shares indicated has been adjusted for the 1.3158 exchange ratio at the maximum of the offering range. The valuation and ownership ratios reflect the dilutive impact of Rockville Financial MHC’s assets upon completion of the conversion. See “IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY STOCK OWNERSHIP” for more information regarding the dilutive impact of Rockville Financial MHC’s assets on the valuation and ownership ratios.

(2)	As of June 30, 2010, 904,349 shares, or 687,300 shares prior to adjustment for the exchange, have been allocated or 5.85% after the conversion.

(3)	As of June 30, 2010, 41,770 shares, or 31,745 shares prior to adjustment for the exchange have been awarded and 41,983, or 31,907 shares prior to adjustment for the exchange remain available for future awards. As of June 30, 2010, 9,950 shares vested and the shares have been distributed.

(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)	As of June 30, 2010, options to purchase 586,682 shares, or 445,875 shares prior to adjustment for the exchange were outstanding, and 548,293 options, or 416,700 options prior to adjustment for the exchange remain available for future grants. At June 30, 2010, 363,155 unexercised and fully vested options were outstanding under this plan prior to adjustment for the exchange.

(6)	The weighted-average fair value of stock options has been estimated at $4.08 per option, adjusted for the exchange rate, using the Black-Scholes option pricing model.

(7)	The number of stock options set forth in the table would exceed regulatory limits if a stock benefit plan was adopted within one year of the completion of the conversion. Accordingly, the number of new stock options set forth in the table would have to be reduced such that the aggregate amount of stock options would be 10.0% or less, unless we obtain a waiver from the Connecticut Department of Banking, or we implement the plan after twelve months following the completion of the conversion. Our current intention is to implement a new stock benefit plan no earlier than six months after completion of the conversion

The grant-date fair value of the options granted under the new stock benefit plans, which will not be implemented until at least six months after the completion of the conversion, will be based in part on the price of shares of common stock of New Rockville Financial at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated fair value of the options to be available for grant under the stock benefit plan using the Black-Scholes option pricing model, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

					1,719,250
		1,105,000	1,300,000	1,495,000	Options at
	Grant-Date	Options at	Options at	Options at	Adjusted
	Fair Value per	Minimum of	Midpoint of	Maximum of	Maximum of
Exercise Price	Option	Range	Range	Range	Range

$8.00	1.62	1,790,100	2,106,000	2,421,900	2,785,185
$10.00	2.03	2,243,150	2,639,000	3,034,850	3,490,078
$12.00	2.44	2,696,200	3,172,000	3,647,800	4,194,970
$14.00	2.84	3,138,200	3,692,000	4,245,800	4,882,670

The value of the restricted shares awarded under the stock benefit plans, which will not be implemented until at least six months after completion of the conversion and offering, will be based on the market value of our common stock at the time the shares are awarded. The following table presents the total value of all restricted stock that would be available for award and issuance under the new stock benefit plan, assuming the market price of our common stock ranges from $8.00 per share to $14.00 per share.

			598,000	687,700
	442,000	520,000	Shares Awarded at	Shares Awarded at
	Shares Awarded at	Shares Awarded at	Maximum of	Adjusted
Share Price	Minimum of Range	Midpoint of Range	Range	Maximum of Range

$8.00	3,536,000	4,160,000	4,784,000	5,501,600
$10.00	4,420,000	5,200,000	5,980,000	6,877,000
$12.00	5,304,000	6,240,000	7,176,000	8,252,400
$14.00	6,188,000	7,280,000	8,372,000	9,627,800

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “RISK FACTORS” beginning on page 20.

The Exchange of Existing Shares of Existing Rockville Financial Common Stock

If you are currently a shareholder of Existing Rockville Financial, your shares will be canceled at the conclusion of the conversion and offering and become the right to receive shares of common stock of New Rockville Financial. The number of shares of common stock you receive will be based on an exchange ratio determined as of the closing of the conversion and offering, which will depend on our final appraised value. The following table shows how the exchange ratio will adjust based on the valuation of New Rockville Financial and the number of shares of common stock issued in the offering. The table also shows the number of shares of New Rockville Financial common stock a hypothetical owner of Existing Rockville Financial common stock would receive in exchange for 100 shares of Existing Rockville Financial common stock owned at the consummation of the conversion, depending on the number of shares of common stock issued in the offering.

					Total
					Shares of
					Common
			Shares of New Rockville		Stock to be
			Financial to be Issued		Issued in			Equivalent Pro	Shares to be
	Shares to be Sold in		for Shares of Existing		Conversion			Forma Book	Received for
	This Offering		Rockville Financial		and	Exchange	Equivalent per	Value Per	100 Existing
	Amount	Percent	Amount	Percent	Offering(1)	Ratio	Share Value(2)	Exchanged Share	Shares

Minimum	11,050,000	58.19%	7,939,517	41.81%	18,989,517	0.9725	$9.73	$13.51	97
Midpoint	13,000,000	58.19	9,340,608	41.81	22,340,608	1.1441	11.44	14.37	114
Maximum	14,950,000	58.19	10,741,700	41.81	25,691,700	1.3158	13.16	15.24	131
Adjusted Maximum	17,192,500	58.19	12,352,955	41.81	29,545,455	1.5131	15.13	16.24	151

(1)	Valuation and ownership ratios reflect dilutive impact of Rockville Financial MHC’s assets upon completion of the conversion. See “IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY STOCK OWNERSHIP” for more information regarding the dilutive impact of Rockville Financial MHC’s assets on the valuation and ownership ratios.

(2)	Represents the value of shares of New Rockville Financial common stock received in the conversion by a holder of one share of Existing Rockville Financial common stock, at the exchange ratios assuming the price of $10.00 per share.

If you own shares of Existing Rockville Financial common stock in a brokerage account in “street name,” you do not need to take any action to exchange your shares of common stock, as the exchange will occur automatically on or about the effective date of the conversion. If you own shares in the form of Existing Rockville Financial stock certificates, you will receive a transmittal form with instructions to surrender your stock certificates as soon as practicable after consummation of the conversion. New certificates of New Rockville Financial common stock will be mailed to you within five business days after our exchange agent receives your properly executed transmittal forms and your Existing Rockville Financial stock certificates.

You should not submit a stock certificate until you receive a transmittal form.

No fractional shares of New Rockville Financial common stock will be issued to any public shareholder of Existing Rockville Financial. For each fractional share that otherwise would be issued, New Rockville Financial will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share purchase price.

Outstanding shares of restricted stock and options to purchase shares of Existing Rockville Financial common stock also will convert automatically into and become shares of restricted stock and options to purchase shares of New Rockville Financial common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted pursuant to the exchange ratio. The aggregate exercise price, duration and vesting schedule of these awards will not be affected by the conversion. Because the Connecticut Department of Banking regulations do not permit us to repurchase our shares during the first year following the completion of the conversion and offering except under limited circumstances, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised for authorized but unissued shares of common stock following the conversion, shareholders would experience dilution of     % at both the minimum and the maximum of the offering range.

Impact of Rockville Financial MHC’s Assets on Minority Stock Ownership

In the exchange, the public shareholders of Existing Rockville Financial will receive shares of common stock of New Rockville Financial in exchange for their shares of common stock of Existing Rockville Financial pursuant to an exchange ratio that ensures, subject to adjustment, that the shareholders will own the same percentage of the common stock of New Rockville Financial after the conversion as they held in Existing Rockville Financial immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, in accordance with the policies of the FDIC and Federal Reserve Board, the exchange ratio must be adjusted downward to reflect the aggregate amount of Existing Rockville Financial dividends paid to Rockville Financial MHC and the initial capitalization of Rockville Financial MHC. Dividends were paid to Rockville Financial MHC because the Federal Reserve Board’s dividend policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Rockville Financial MHC had assets of $7.685 million as of June 30, 2010, not including Existing Rockville Financial common stock. The adjustments described above will decrease Existing Rockville Financial’s shareholders’ ownership interest in New Rockville Financial from 43.30% to 41.81%.

Our Contribution to Rockville Bank Foundation, Inc.

In connection with the conversion and offering and in furtherance of our commitment to our community, we intend to use a portion of the proceeds from the offering to make a cash contribution to Rockville Bank Foundation, Inc. The amount to be contributed will equal 3.0% of the net proceeds of the offering.

The foundation was established in May 2005 in connection with Existing Rockville Financial’s minority stock issuance. The foundation, which is not a subsidiary, provides grants to not-for-profit organizations within the communities that we serve. We believe that funding the foundation will allow our community to benefit from our growth and financial success. At June 30, 2010, the foundation had assets of $4.5 million, which included Existing Rockville Financial common stock with a value of $3.8 million.

The cash contribution to the foundation has been approved by the Boards of Directors of Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial and Rockville Bank. The contribution was also approved by the corporators of Rockville Financial MHC at a special meeting held to consider and vote upon the plan of conversion.

We considered the impact to our shareholders resulting from our contribution of cash to the foundation. We believe that if our contribution to the foundation exceeds the 10.0% annual limitation on charitable deductions described below, the excess is justified given our capital position and earnings, the substantial additional capital being raised in the offering and the potential benefits of the foundation to our community. In addition, the amount of the contribution will not adversely affect our financial condition. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position and that it does not raise safety and soundness concerns.

Without the contribution to the charitable foundation, RP Financial estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering. RP Financial will update its appraisal of our estimated pro forma market value at the conclusion of the offering. The pro forma market value reflected in that updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and financial conditions, as well as whether we will make the proposed contribution to the charitable foundation.

We have received an opinion from our independent tax advisor that our contribution of cash to the foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the cash contribution at the time of the contribution. We are permitted to deduct only an amount equal to 10.0% of our annual taxable income in any one year. We are permitted under the Internal Revenue

Code to carry over the excess contribution for the five-year period following the contribution to the foundation. We estimate that substantially all of the contribution should be deductible over the six-year period. However, even if the contribution is deductable, we may not have sufficient earnings to be able to use the deduction in full. We do not expect to make any further contributions to the foundation within the first five years following the conversion, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our shareholders and Rockville Bank’s depositors, and the financial condition and operations of the foundation.

See “RISK FACTORS — The Contribution To The Charitable Foundation Will Adversely Affect Net Income” and “ROCKVILLE BANK FOUNDATION, INC.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering shares of New Rockville Financial common stock in a subscription offering in the following descending order of priority:

(1) First, to depositors with accounts at Rockville Bank with aggregate balances of at least $50.00 at the close of business on June 30, 2009.

(2) Second, to our tax-qualified employee stock benefit plans (including our employee stock ownership plan and 401(k) plan), who will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10.0% of the shares of common stock sold in the offering. Our employee stock ownership plan currently intends to purchase up to 4.0% of the shares of common stock sold in the offering, with the remaining shares in this purchase priority allocated to our 401(k) plan and any other tax-qualified employee stock benefit plan.

(3) Third, to depositors with accounts at Rockville Bank with aggregate balances of at least $50.00 at the close of business on September 30, 2010.

We may offer for sale shares of common stock not subscribed for in the subscription offering to the general public in a community offering, with a preference given to the below groups in the following descending order of priority:

(1) First, to natural persons residing in Hartford, New London and Tolland Counties in Connecticut.

(2) Second, to Existing Rockville Financial public shareholders as of [Shareholder Record Date].

(3) Third, to other natural persons residing in Connecticut.

The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of our common stock not subscribed for in the subscription offering or community offering through a syndicated community offering managed by Keefe, Bruyette & Woods, Inc.

The syndicated community offering, if held, will begin during or promptly after the subscription offering as we may determine at any time.

We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. We have not established any set criteria for determining whether to accept or reject a purchase order in the community offering or the syndicated community offering and, accordingly, any determination to accept or reject purchase orders will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of share allocation procedures can be found in the section of this prospectus entitled “THE CONVERSION AND OFFERING”.

You May Not Sell or Transfer Your Subscription Rights

You are prohibited by law from transferring your subscription rights. If you order stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or gives away their subscription rights. Civil suits and criminal prosecutions have been brought against individuals transferring or participating in the transfer of subscription rights in connection with other conversion transactions. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights. In addition, on the order form, you may not add the name of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those persons who were eligible to purchase shares of common stock in the subscription offering on your eligibility date. The stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

Limits on How Much Common Stock You May Purchase

In connection with the conversion and offering, our Board of Directors has established the following purchase limitations:

•	The minimum number of shares of common stock that may be purchased is 25.

•	The maximum number of shares of common stock that may be purchased by an individual or an individual, together with any of the following persons, cannot exceed 5.0% of the shares of common stock sold in the offering:

•	a person who is related by blood or marriage to you and who lives in the same home as you;

•	corporations and organizations in which you are an officer or partner or have a 10.0% or more ownership interest;

•	trusts or other estates in which you have a substantial beneficial interest or for which you are a trustee or fiduciary; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to this overall purchase limitation of 5.0% of the shares of common stock sold in the offering.

In addition, no person, together with any associate or persons acting in concert may purchase shares of common stock, that when combined with any shares of common stock received in exchange for shares of Existing Rockville Financial, would exceed 5.0% of the total number of shares of New Rockville Financial outstanding after the consummation of the offering and the conversion; provided, however, that this limitation does not require a shareholder to divest any shares of New Rockville Financial received in exchange for shares of Existing Rockville Financial or otherwise limit the amount of shares to be issued to such shareholders in the exchange.

Subject to receipt of the Connecticut Banking Commissioner’s approval, we may increase or decrease the purchase and ownership limitations at any time. We may further increase the maximum purchase limitation to 10.0%, provided that orders for common stock exceeding 5.0% of the shares of common stock sold in the offering may not exceed in the aggregate 10.0% of the total shares of common stock sold in the offering. Our tax-qualified employee stock benefit plans, including our stock ownership plan, are authorized to purchase up to 10.0% of the shares sold in the offering, without regard to these purchase limitations.

See the detailed description of “acting in concert” and “associate” in the section of this prospectus headed “THE CONVERSION AND OFFERING — Limitations on Common Stock Purchases”.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 11,050,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase and ownership limitations, subject to regulatory approval;

•	seek regulatory approval to extend the offering beyond the [Date 2] expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering; and/or

•	increase the number of shares to be purchased by our employee stock ownership plan.

How You May Purchase Shares of Common Stock:

To purchase shares you must deliver a properly completed and signed original stock order form, accompanied by payment or Rockville Bank deposit account withdrawal authorization, as described below. You may submit your order form in one of the following ways: by mail, using the stock order reply envelope provided, by overnight delivery to the Stock Information Center at the address indicated on the stock order form or by hand-delivery to the Stock Information Center, located at 1645 Ellington Road, South Windsor, Connecticut. Stock order forms will not be accepted by mail or by hand-delivery at any of our branch offices. We are not required to accept copies or facsimiles of order forms.

In the subscription offering and community offering, you may pay for your shares only by:

1. Personal Check, bank check or money order.  Personal checks, bank checks and money orders, payable to New Rockville Financial will be immediately cashed and will be deposited in a separate account with Rockville Bank. Third party and Rockville Bank line of credit checks may not be remitted as payment for your order. We will pay interest in these funds at our passbook savings rate from the date payment is received until completion or termination of the conversion and offering. Wire transfers as payment for shares of common stock ordered will not be permitted or accepted as proper payment. Cash will be accepted but you should not mail cash.

2. Authorized account withdrawal.  The stock order form outlines the types of Rockville Bank deposit accounts that you may authorize for direct withdrawal. You may not request a direct withdrawal from any checking account. A hold will be placed on these funds when your stock order form is received, making the funds unavailable to you, provided, however, these funds will not be withdrawn from your accounts until the completion or termination of the conversion and offering and will earn interest at the applicable deposit account rate until then. The funds you authorize must be in your account at the time your stock order form is received. You may authorize funds from your certificate of deposit accounts without incurring an early withdrawal penalty, with the agreement that the withdrawal is being made for the purchase of shares in the offering. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. You may not authorize direct withdrawals from retirement accounts held by Rockville Bank. Funds withdrawn from deposit accounts at Rockville Bank may reduce or eliminate a depositor’s liquidation rights. Please see the section of this prospectus entitled “THE CONVERSION AND OFFERING — Liquidation Rights” for further information.

Rockville Bank may not lend funds or extend a line of credit (including line of credit or overdraft checking) to anyone for the purpose of purchasing shares in the offering.

We reserve the right to waive, or permit the correction of, incomplete or improperly executed stock order forms on a case by case basis, but do not represent that we will do so. Once your order is received by us, you may not change, modify or cancel your order. Our employees and Stock Information Center staff are not responsible for correcting or completing the information provided on the stock order forms we receive, including the account information requested for the purpose of verifying subscription rights.

By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Rockville Bank, New Rockville Financial or any government agency.

Using IRA Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. However, shares of common stock must be held in a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. Rockville Bank’s individual retirement accounts are not self-directed, so funds in such accounts cannot be invested in our common stock. You may transfer some or all of the funds in your Rockville Bank individual retirement account to a self-directed account maintained by an unaffiliated institutional trustee or custodian. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Because individual circumstances differ and processing of retirement account transactions takes additional time, we recommend that you promptly contact (preferably at least two weeks before the [Date 1] offering deadline) our Stock Information Center for assistance with purchases using your individual retirement account or other retirement account that you may have at Rockville Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held. See “THE CONVERSION AND OFFERING — Using IRA Funds to Purchase Shares of Common Stock”.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock, the Stock Information Center must receive (not postmarked) a properly completed and signed original stock order form, together with full payment for the shares of common stock, no later than 12:00 noon, Eastern Time, on [Date 1], unless we extend this deadline. We expect that the community offering, if held, will terminate at the same time, although it may continue until [Date 2] or longer if the Connecticut Banking Commissioner approves a later date. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond [Date 2] or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to fewer than 11,050,000 shares. In either of these cases, you will have the opportunity to confirm, change or cancel your order. If we do not receive a written response from you regarding your intent, we will cancel your order, promptly return to you all funds received by us with interest at Rockville Bank’s passbook savings rate, and cancel any deposit account withdrawal authorizations. No single extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond [Date 3].

Delivery of Prospectus

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the offering deadline in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we will not mail a prospectus any later than five days prior to such date or hand-deliver a prospectus later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than United States mail.

We will make reasonable attempts to deliver a prospectus and offering materials to holders of subscription rights. However, the subscription offering and all subscription rights will expire at 12:00 noon, Eastern Time, on [Date 1], 2010 whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on their order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. If you are currently a shareholder of Existing Rockville Financial, see “THE CONVERSION AND OFFERING — Exchange of Existing Shareholders’ Stock Certificates”.

Market for Common Stock

Existing publicly held shares of Existing Rockville Financial’s common stock are traded on the NASDAQ Global Select Market under the symbol “RCKB”. Upon completion of the conversion, Existing Rockville Financial’s common stock will be replaced by the common stock of New Rockville Financial. We expect the New Rockville Financial’s common stock will trade on the NASDAQ Global Select Market under the symbol “RCKBD” for a period of 20 trading days after the completion of the offering. Thereafter, our trading symbol will revert to “RCKB”. New Rockville Financial’s name will be changed to “Rockville Financial, Inc.” upon completion of the conversion and offering. In order to list our stock on the NASDAQ Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. Existing Rockville Financial currently has more than three market makers, including Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so. See “MARKET FOR THE COMMON STOCK” for more information regarding the market for our common stock.

Our Dividend Policy

We have paid quarterly cash dividends since the fiscal quarter ended June 30, 2006. For the fiscal quarter ended June 30, 2010 we paid a quarterly cash dividend of $0.06 per share, or $0.24 on an annualized basis. After we complete the conversion and offering, we intend to continue to pay dividends on our outstanding shares of common stock. We expect that the level of cash dividends per share after the conversion and offering will be consistent with the current amount of dividends per share we pay on our common stock, as adjusted for the additional shares issued pursuant to the exchange and offering. For example, based on the current annualized cash dividend of $0.24 per share and an assumed exchange ratio of 1.3158 at the maximum of the offering range, the annualized cash dividend, if paid, would be $0.18 per share, which represents an annual dividend yield of 1.80% at the maximum of the offering range, based upon a stock price of $10.00 per share. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, the rate of tax on dividends, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

See “SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF EXISTING ROCKVILLE FINANCIAL AND SUBSIDIARIES” and “MARKET FOR THE COMMON STOCK” for information regarding our historical dividend payments.

Tax Consequences

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Rockville Financial MHC, Existing Rockville Financial, Rockville Bank, New Rockville Financial, persons eligible to subscribe in the subscription offering or existing shareholders of Existing Rockville Financial. However, shareholders of Existing Rockville Financial who receive cash in lieu of fractional interests in shares of New Rockville Financial will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	We shall sell at least the minimum number of shares of common stock offered;

•	The plan of conversion is approved by at least a majority of the outstanding shares of common stock of Existing Rockville Financial as of [the shareholder record date], including shares held by Rockville

Financial MHC Because Existing Rockville Financial MHC owns 56.7% of the outstanding shares of Existing Rockville Financial common stock, Rockville Financial MHC will have control over the outcome of this vote;

•	The plan of conversion is approved by at least a majority of the outstanding shares of common stock of Existing Rockville Financial as of [the shareholder record date], excluding those shares held by Rockville Financial MHC;

•	We receive the final approval of the Connecticut Banking Commissioner to complete the conversion and the offering and receive no objection to the conversion and offering by the FDIC; and

•	We receive the final approval from the Federal Reserve Board for New Rockville Financial to become a bank holding company and own 100.0% of Rockville Bank’s capital stock.

Subject to regulatory approvals, we also intend to make a cash contribution to Rockville Bank Foundation, Inc. in connection with the conversion and offering. However, approval of the contribution to the foundation is not a condition to the completion of the conversion and offering.

Rockville Financial MHC intends to vote its ownership interest in favor of adoption of the plan of conversion and funding the charitable foundation. At September 16, 2010, our directors and executive officers and their affiliates owned 4.22% shares of Existing Rockville Financial, or 9.75% of the outstanding shares of common stock, excluding shares owned by Rockville Financial MHC. Our directors and executive officers intend to vote their shares in favor of the plan of conversion.

How You Can Obtain Additional Information — Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center, Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays. The toll-free phone number is (          )          -          . In addition, a representative of Keefe, Bruyette and Woods, Inc. will be available to meet with you in person between 10:00 a.m. and 5:00 p.m. at our administrative office at 1645 Ellington Road, South Windsor, Connecticut 06074.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in shares of our common stock. An investment in our common stock is subject to risks inherent in our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all other information included in this prospectus.

Risks Related to Our Business

Our success depends on our key personnel, including our executive officers, and the loss of key personnel or the transition of key personnel, including our Chief Executive and our former Chief Operating Officer, could disrupt our business.

Our success greatly depends on the contributions of our senior management and other key personnel. In June 2009, we announced that William J. McGurk, our longstanding President and Chief Executive Officer, will retire at the annual meeting of shareholders to be held in April, 2011. Mr. McGurk will remain on our Board of Directors until his term expires in 2013. The Board and Mr. McGurk have had preliminary discussions regarding a possible continuing consulting role after his retirement. In addition, our Executive Vice President and Chief Operating Officer, Joseph F. Jeamel, Jr. retired on June 30, 2010. Mr. Jeamel remains on the Board until 2011 when his current term expires. The Board intends to nominate him for an additional one-year term until 2012 to facilitate transition issues and to amend the Board of Director’s policy on mandatory retirement to allow him to serve the additional year. Mr. Jeamel currently consults for Rockville Bank as well. His former Chief Operating Officer responsibilities were assumed by Executive Vice Presidents, Christopher E. Buchholz and Richard J. Trachimowicz. Mr. McGurk and Mr. Jeamel have been key contributors in our successful growth and operation, and Mr. McGurk is frequently referred to as “the face” of Rockville Bank. We are currently engaged in a search for Mr. McGurk’s successor and expect to identify Mr. McGurk’s replacement in January 2011. A new Chief Operating Officer may be named after consultation with the new Chief Executive Officer. While we will strive to make this transition as smooth as possible, this leadership change may result in disruptions to our business or operations. In addition, our success will depend on our ability to recruit and retain additional highly-skilled personnel.

We are subject to lending risk and could incur losses in our loan portfolio despite our underwriting practices.

Rockville Bank originates commercial and industrial loans, commercial real estate loans, consumer loans, and residential mortgage loans primarily within its market area. Commercial and industrial loans, commercial real estate loans, and consumer loans may expose a lender to greater credit risk than loans secured by residential real estate because the collateral securing these loans may not be sold as easily as residential real estate. In addition, commercial real estate and commercial and industrial loans may also involve relatively large loan balances to individual borrowers or groups of borrowers. These loans also have a greater credit risk than residential real estate for the following reasons:

•	Commercial and Industrial Loans. Repayment is generally dependent upon the successful operation of the borrower’s business.

•	Commercial Real Estate Loans. Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

•	Consumer Loans. Consumer loans are collateralized, if at all, with assets that may not provide an adequate source of payment of the loan due to depreciation, damage or loss.

Due to the economic recession and slow economic recovery, the real estate market and local economy are continuing to deteriorate, which has adversely affected the value of the properties securing the loans or revenues from borrowers’ businesses, thereby increasing the risk of non-performing loans. The decreases in real estate values have adversely affected the value of property used as collateral for our commercial real estate loans. The continued deterioration in the economy and slow economic recovery may also have a negative effect on the ability of our commercial borrowers to make timely repayments of their loans, which could have an adverse impact on our earnings. In addition, if poor economic conditions continue to result in decreased demand for loans, our profits may decrease because our alternative investments may earn less income than loans.

All of these factors could have a material adverse effect on our financial condition and results of operations. See further discussion on the commercial loan portfolio in “Lending Activities” within “BUSINESS OF EXISTING ROCKVILLE FINANCIAL AND ROCKVILLE BANK”.

Because we intend to continue to increase our commercial real estate and commercial business loan originations, our lending risk will increase, and downturns in the real estate market or local economy could adversely affect our earnings.

Commercial real estate and commercial business loans generally have more risk than residential mortgage loans. Because the repayment of commercial real estate and commercial business loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the real estate market or the local economy. Commercial real estate and commercial business loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely affect the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. As our commercial real estate and commercial business loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

If Rockville Bank’s allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. Recent declines in real estate values have impacted the collateral values that secure our real estate loans. The impact of these declines on the original appraised values of secured collateral is difficult to estimate. In determining the amount of the allowance for loan losses, we review our loss and delinquency experience on different loan categories, and we evaluate existing economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance, which would decrease our net income. Our allowance for loan losses amounted to 0.94% of total loans outstanding and 91.49% of nonperforming loans and troubled debt restructurings at June 30, 2010. The aggregate amount of loans with extended terms or otherwise modified and that were not considered impaired, nonperforming or troubled debt restructurings amounted to $2.3 million at June 30, 2010. Although we are unaware of any specific problems with our loan portfolio that would require any increase in our allowance at the present time, it may need to be increased further in the future due to our emphasis on loan growth and on increasing our portfolio of commercial business and commercial real estate loans.

In addition, banking regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in the allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations and financial condition.

Future changes in interest rates may reduce our profits which could have a negative impact on the value of our stock.

Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between the interest income Rockville Bank earns on its interest-earning assets, such as loans and securities, and the interest expense Rockville Bank pays on its interest-bearing liabilities, such as deposits and borrowings. Increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. In addition, as market interest rates rise, we will have competitive pressures to increase the rates paid on deposits, which will result in a decrease in our net interest income.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates earned on the prepaid loans or securities.

Continued or further declines in the value of certain investment securities could require write-downs, which would reduce our earnings.

The unrealized losses within our investment securities portfolio are due to an increase in credit spreads and liquidity issues in the marketplace. We have concluded these unrealized losses are temporary in nature since they are not related to the underlying credit quality of the issuers, and we have the intent and ability to hold these investments for a time necessary to recover our cost at stated maturity (at which time, full payment is expected). However, a continued decline in the value of these securities or other factors could result in an other-than-temporary impairment write-down which would reduce our earnings.

If dividends paid on our investment in the Federal Home Loan Bank of Boston continue to be suspended, or if our investment is classified as other-than-temporarily impaired or as permanently impaired, our earnings and/or stockholders’ equity could decrease.

We own common stock of the Federal Home Loan Bank of Boston (“FHLBB”) to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the FHLBB’s advance program. There is no market for our FHLBB common stock. The FHLBB also announced that the dividend paid on its common stock has been suspended indefinitely. The continued suspension of the dividend will decrease our income. Further, recent or future legislation regarding the Federal Home Loan Banks may cause a decrease in the value of the FHLBB stock we hold.

It is possible that the capitalization of a Federal Home Loan Bank, including the FHLBB, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in FHLBB common stock could be deemed other-than-temporarily impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the after-tax amount of the impairment charge.

Our stock value may be negatively affected by regulations restricting takeovers.

The Change in Bank Control Act and the Bank Holding Company Act, together with Federal Reserve Board regulations promulgated under those laws, require that a person obtain the consent of the Federal Reserve Board before attempting to acquire control of a bank holding company. In addition, the approval of the Connecticut Banking Commissioner is required prior to an offer being made to purchase or acquire 10.0% or more of our common stock for a period of three years from the completion of the conversion and offering.

Rockville Bank has opened new branches and expects to open additional new branches which may incur losses during their initial years of operation as they generate new deposit and loan portfolios.

Rockville Bank opened new branch offices in Glastonbury in 2005, in South Glastonbury in 2006, in Enfield and East Windsor in 2007, in Colchester in 2008 and in Manchester and South Windsor in 2009. Rockville Bank intends to continue to explore opportunities to expand its branch network. Losses are expected in connection with these new branches for some time, as the expenses associated with them are largely fixed and are typically greater than the income earned at the outset as the branches build up their customer bases.

Strong competition within Rockville Bank’s market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to compete successfully in our market area. The greater resources and deposit and loan products offered by our competitors may limit our ability to increase our interest-earning assets.

Risks Related to the Financial Services Industry

The United States economy remains weak and unemployment levels are high. A prolonged economic downturn will adversely affect our business and financial results.

The financial industry experienced unprecedented turmoil in 2008, 2009 and continuing into 2010 as some of the world’s major financial institutions collapsed, were seized or were forced into mergers as the credit markets tightened and the economy headed into a recession, eroding confidence in the world’s financial system. As we have seen in the past year, there have been unintended consequences from the measures taken by the federal government in an effort to stabilize the economy. The United States economy remains weak and unemployment levels are high. Worsening of these conditions may adversely affect our business by materially decreasing our net interest income or materially increasing our loan losses.

Passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.

On July 21, 2010, the President of the United States signed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). This new law will significantly change the current bank regulatory structure and affect the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

The Dodd-Frank Act creates a new Consumer Financial Protection Bureau (“CFPB”) with broad powers to supervise and enforce consumer protection laws. The CFPB has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The CFPB has examination and enforcement authority over all banks with more than $10 billion in assets. Rockville Bank, as a bank with $10 billion or less in assets, will continue to be examined for compliance with the consumer laws by our primary bank regulators. The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws.

The Dodd-Frank Act requires minimum leverage (Tier 1) and risk based capital requirements for bank and savings and loan holding companies that are no less than those applicable to banks, which will exclude certain instruments that previously have been eligible for inclusion by bank holding companies as Tier 1 capital, such as trust preferred securities.

A provision of the Dodd-Frank Act, which will become effective one year after enactment, eliminates the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest-bearing checking accounts. Depending on competitive responses, this significant change to existing law could have an adverse impact on our interest expense.

The Dodd-Frank Act also broadens the base for FDIC deposit insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution, rather than deposits. The Dodd-Frank Act also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009, and non-interest-bearing transaction accounts have unlimited deposit insurance through December 31, 2012. The legislation also increases the required minimum reserve ratio for the Deposit Insurance Fund, from 1.15% to 1.35% of insured deposits, and directs the FDIC to offset the effects of increased assessments on depository institutions with less than $10 billion in assets.

The Dodd-Frank Act will require publicly traded companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate their own candidates using a company’s proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and the yet to be written implementing rules and regulations will have on community banks. However, it is expected that at a minimum they will increase our operating and compliance costs and could increase our interest expense.

Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.

The FDIC increased deposit insurance premium expense effective June 30, 2009 in the form of a special assessment. The FDIC has exercised its authority to raise assessment rates beginning in 2009, and may impose another special assessment in the future. If such action is taken by the FDIC it could have an adverse effect on our earnings. At present, the FDIC has not required an additional assessment in 2010, but rather required prepayment in 2009 of deposit insurance premiums for 2010 through 2012.

We operate in a highly regulated environment and our business may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Connecticut Banking Commissioner, as Rockville Bank’s chartering authority, by the FDIC, as insurer of deposits, and by the Federal Reserve Board as the regulator of Existing Rockville Financial and New Rockville Financial. Such regulation and supervision govern the activities in which a financial institution and its holding company may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, may have a material impact on our operations.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of New Rockville Financial and the outlook for the financial services industry in general. Price fluctuations may be unrelated to the operating performance of particular companies.

Our failure to deploy the net proceeds effectively may have an adverse impact on our financial performance and the value of our common stock.

We intend to invest between $52.3 million and $71.1 million of the net proceeds of the offering (or $81.9 million at the adjusted maximum of the offering range) in Rockville Bank. Rockville Bank may use the net proceeds it receives to repay approximately $40.0 million of maturing FLBB advances, to fund new loans, to purchase investment securities, to pursue strategic growth opportunities or for other general corporate purposes. We may use the net proceeds retained at New Rockville Financial to invest in short-term liquid investments, to repurchase shares of common stock, to pay dividends to our shareholders, to pursue strategic growth opportunities or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan to purchase our common stock and the funding of the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long reinvesting the net proceeds will require.

You may not revoke your decision to purchase New Rockville Financial common stock in the subscription or community offering after you send us your order.

Orders and funds submitted or automatic withdrawals authorized in connection with a purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to regulatory approvals and a reconfirmation of the independent appraisal, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond [Date 2], 2010, or the number of shares to be sold in the offering is increased to more than 17,192,500 shares or decreased to less than 11,050,000 shares of common stock.

Our return on equity will be low following the stock offering compared to our historical performance. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as return on equity, is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on average equity ratio, annualized, for the six months ended June 30, 2010 was 7.84% compared to a median return on equity of (2.45)% based on trailing twelve-month earnings for all publicly traded fully converted savings institutions as of December 31, 2009. Following the stock offering, we expect our consolidated equity to be between $258.9 million at the minimum of the offering range and $312.0 million at the adjusted maximum of the offering range. Based upon our income for the year ended December 31, 2009 and assuming the sale of shares at the maximum of the offering range, our return on equity would be 3.15%. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be negatively affected by higher expenses from the costs of being a fully public company and added expenses associated with expanding our existing employee stock ownership plan and adopting one or more new stock benefit plans. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to remain low, which may reduce the market price of our shares of common stock.

The implementation of one or more new stock benefits plans may dilute your ownership interest.

We intend to adopt one or more new stock benefit plans following the conversion and offering, subject to receipt of shareholder approval. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of New Rockville Financial. While our intention is to fund these plans through open market purchases, shareholders would experience a 7.53% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted stock under the plans in an amount equal to 10.0% and

4.0%, respectively, of the shares sold in the offering. In the event we adopt the plans more than one year following the conversion, the plans will not be subject to certain limitations imposed by Connecticut regulations, including limits on the total number of options or restricted shares available for award under the plans.

The expansion of our existing employee stock ownership plan and implementation of one or more new stock benefit plans will increase our compensation and benefit expenses and adversely affect our profitability.

We intend to adopt one or more new stock benefit plans after the conversion and offering, subject to shareholder approval, which will increase our annual employee compensation and benefit expenses related to the restricted stock awards and stock options granted to participants under such plans. The actual amount of the additional compensation and benefit expenses will depend on the number of restricted shares and options actually granted under the plans, the fair market value of our shares of common stock at specific points in the future, the applicable vesting periods and other factors which we cannot predict at this time; however, we expect them to be material. If a stock benefit plan is implemented within one year of the completion of the conversion and offering, the number of shares of common stock reserved for issuance for grants of options and restricted stock awards under such stock benefit plan may not exceed 10.0% and 4.0% of the shares sold in the offering, respectively. If we award options or other stock awards in excess of these amounts under a stock benefit plan adopted more than one year after the completion of the offering, our costs would increase further.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for stock options and restricted stock over the vesting period of awards made to recipients. The expense in the first year following the offering has been estimated to be $199,000 ($132,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “PRO FORMA DATA,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock on the grant date. For further discussion of our proposed stock benefit plans, see “MANAGEMENT — Compensation Discussion and Analysis — Long-Term Share-Based Compensation”.

Various factors may make takeover attempts more difficult to achieve.

Our Board of Directors has no current intention to sell control of New Rockville Financial. Provisions of our certificate of incorporation and bylaws, federal regulations, Connecticut law and various other factors may make it more difficult for companies or persons to acquire control of New Rockville Financial without the consent of our Board of Directors and the Connecticut Banking Commissioner. You may want a takeover attempt to succeed because, for example, a potential acquirer could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

•	Connecticut Banking Regulations. Connecticut banking regulations prohibit, for a period of three years following the completion of a conversion, the direct or indirect acquisition of more than 10.0% of any class of our equity securities without the prior approval of the Connecticut Banking Commissioner.

•	Certificate of Incorporation. Provisions of the certificate of incorporation and bylaws of New Rockville Financial may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our shareholders. These provisions also would make it more difficult to remove our current Board of Directors or management, or to elect new directors. Specifically, our certificate of incorporation prohibits for a period of five years following the completion of a conversion, subject to certain limitations, the direct or indirect acquisition of more than 10.0% of any class of our equity securities without the prior approval of the Connecticut Banking Commissioner. Additional provisions include the election of directors to staggered terms of four years, the prohibition of cumulative voting in the election of directors and the requirement that a director may be removed from office only upon the affirmative vote of at least two-thirds of the directors then in office or by the affirmative vote of the holders of at least 80.0% of the voting power of the issued and outstanding shares entitled to vote for the election of directors. Our bylaws also contain provisions regarding the timing and content of shareholder proposals and nominations and qualification for service on the Board of Directors.

•	Issuance of stock options. We intend to adopt one or more stock benefit plans no earlier than six months after the completion of the conversion and offering, pursuant to which we will grant stock options to key employees and directors that will require payments to these persons in the event of a change in control of New Rockville Financial. These payments may have the effect of increasing the costs of acquiring New Rockville Financial, thereby discouraging future takeover attempts.

•	Employment and change in control agreements. Existing Rockville Financial has employment agreements with certain of its executive and other officers that will remain in effect following the stock offering. New Rockville Financial intends to enter into an employment agreement and change in control agreement with its new Chief Executive Officer and new Chief Operating Officer following the stock offering. These agreements may have the effect of increasing the costs of acquiring New Rockville Financial, thereby discouraging future takeover attempts.

See “RESTRICTIONS ON ACQUISITION OF NEW ROCKVILLE FINANCIAL” for more information regarding the factors that may make takeover attempts more difficult to achieve.

There will be a decrease in stockholders’ rights for existing stockholders of Existing Rockville Financial.

As a result of the conversion, shareholders of Existing Rockville Financial will become Shareholders of New Rockville Financial. Some rights of shareholders of New Rockville Financial will be reduced compared to the rights shareholders currently have in Existing Rockville Financial. The reduction in shareholder rights results from differences between the certificates of incorporation and bylaws of New Rockville Financial and Existing Rockville Financial. The differences between the provisions in the certificates of incorporation and bylaws are not mandated by law, but have been selected by management as being in the best interests of New Rockville Financial and its shareholders. See “COMPARISON OF SHAREHOLDERS’ RIGHTS FOR SHAREHOLDERS OF EXISTING ROCKVILLE FINANCIAL AND NEW ROCKVILLE FINANCIAL” for a discussion of these differences.

Our contribution to the charitable foundation will adversely affect net income.

We intend to contribute cash equal to 3.0% of the net proceeds from the offering to Rockville Bank Foundation, Inc., subject to receipt of corporator approval. The contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income by $      million at the maximum of the offering range, assuming that 40.0% of the shares of common stock will be sold in the subscription and community offerings and 60.0% of the shares will be sold in a syndicated community offering.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF EXISTING ROCKVILLE FINANCIAL AND SUBSIDIARY

The summary financial information presented below is derived in part from the consolidated financial statements of Existing Rockville Financial. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived in part from the audited consolidated financial statements of Existing Rockville Financial that appear in this prospectus. The information at December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The information at and for the six months ended June 30, 2010 is unaudited.

	At June 30,	At December 31,
	2010	2009	2008	2007	2006	2005
		(Dollars in thousands)
	(Unaudited)

Selected Financial Condition Data:
Total assets	$1,602,014	$1,571,134	$1,533,073	$1,327,012	$1,232,836	$1,056,169
Available for sale securities	114,047	102,751	141,250	136,372	132,467	129,049
Held to maturity securities	16,747	19,074	24,138	—	—	—
Federal Home Loan Bank stock	17,007	17,007	17,007	11,168	9,836	8,498
Loans receivable, net	1,383,036	1,361,019	1,291,791	1,116,327	1,033,355	859,700
Cash and cash equivalents	19,536	19,307	14,901	23,998	22,381	23,611
Deposits	1,150,379	1,129,108	1,042,508	951,038	884,511	761,396
Mortgagors’ and investors’ escrow accounts	5,175	6,385	6,077	5,568	5,320	4,794
Advances from the Federal Home Loan Bank	272,501	263,802	322,882	201,741	178,110	130,867
Total stockholders’ equity	162,384	157,428	145,777	156,373	155,064	150,905
Allowance for loan losses	13,144	12,539	12,553	10,620	9,827	8,675
Non-performing loans(1)	14,366	12,046	10,435	1,569	1,493	7,177	(2)

(1)	Non-performing loans include loans for which Rockville Bank does not accrue interest (non-accrual loans), loans 90 days past due and still accruing interest, and loans that have gone through troubled debt restructurings.

(2)	Balance includes a $4.9 million fully guaranteed United States Department of Agriculture loan that was past due 90 days and still accruing as of December 31, 2005 which was repaid in full in January 2006.

	Six Months
	Ended June 30,		For the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Unaudited)		(In thousands)

Selected Operating Data:
Interest and dividend income	$37,561	$38,438	$76,062	$77,545	$73,877	$63,952	$48,600
Interest expense	11,004	15,874	29,775	34,946	35,577	27,649	16,514

Net interest income	26,557	22,564	46,287	42,599	38,300	36,303	32,086
Provision for loan losses	1,812	603	1,961	2,393	749	1,681	2,700

Net interest income after provision for loan losses	24,745	21,961	44,326	40,206	37,551	34,622	29,386
Non-interest income (loss)	4,052	3,573	6,972	(8,987)	5,194	4,625	4,076
Non-interest expense	19,027	18,819	36,631	33,762	30,301	29,025	24,616
Contribution to charitable foundation	—	—	—	—	—	—	3,887

Income (loss) before income taxes	9,770	6,715	14,667	(2,543)	12,444	10,222	4,959
Income tax expense (benefit)	3,452	2,205	4,935	(956)	4,116	3,368	1,533

Net income (loss)	$6,318	$4,510	$9,732	$(1,587)	$8,328	$6,854	$3,426

							For the
							Period
							May 20,
	2010 Six Months		For the Years Ended December 31,				2005 to
	Ended June 30,		(Dollars in thousands except per share data)				December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Unaudited)

Net income (loss)(1)	$6,318	$4,510	$9,732	$(1,587)	$8,328	$6,854	$1,669

Earnings per share(1)
Basic	$.34	$.24	$0.53	$(0.09)	$0.44	$0.36	$0.09

Diluted	$.34	$.24	$0.53	$(0.09)	$0.44	$0.36	$0.09

Dividends per share	$.12	$.10	$0.20	$0.20	$0.16	$0.08	$—

(1)	The earnings for the period prior to the mutual holding company reorganization which was completed on May 20, 2005, were excluded when calculating the earnings per share since shares of common stock were not issued until May 20, 2005.

	At or for the
	Six Months
	Ended June 30,		At or for the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Unaudited)

Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets	0.80%	0.58%	0.63%	(0.11)%	0.65%	0.59%	0.36%
Return on average equity	7.84	6.09	6.44	(1.03)	5.32	4.42	2.88
Interest rate spread(1)	3.23	2.65	2.73	2.63	2.52	2.75	3.10
Net interest margin(2)	3.53	3.03	3.10	3.09	3.13	3.30	3.49
Non-interest expense to average assets	2.42	2.43	2.36	2.35	2.37	2.52	2.95
Efficiency ratio(3)	62.16	72.00	68.78	100.45	69.67	70.92	78.82
Efficiency ratio, excluding foundation contribution	62.16	72.00	68.78	100.45	69.67	70.92	68.07
Average interest-earning assets to average interest-bearing liabilities	120.36	117.50	118.55	118.50	120.77	122.01	121.51
Dividend payout ratio(4)	0.36	0.42	0.38	—	0.36	0.22	—
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.94	0.98	0.91	0.96	0.94	0.94	1.00
Allowance for loan losses as a percent of non-performing loans	91.49	89.51	104.09	120.30	676.86	658.20	120.87	(5)
Net charge-offs to average loans	0.09	0.01	0.16	0.04	0.00	0.05	0.05
Non-performing loans as a percent of total loans	1.03	1.09	0.88	0.80	0.14	0.14	0.83
Non-performing assets as a percent of total assets	1.08	0.95	.96	0.68	0.12	0.12	0.68
Capital Ratios:
Capital to total assets at end of period	10.1	9.7	10.0	9.5	11.8	12.6	14.3
Average capital to average assets	10.3	9.5	9.7	10.8	12.3	13.5	12.4
Total capital to risk-weighted assets	14.0	14.0	14.1	14.2	16.6	18.0	20.4
Tier I capital to risk-weighted assets	12.9	12.8	13.0	12.9	15.5	16.9	19.3
Tier I capital to total average assets	10.3	9.9	10.1	10.4	11.7	12.8	14.3
Other Data:
Number of full service offices	18	18	18	17	16	14	13
Number of limited service offices	4	3	4	4	4	4	4

(1)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(2)	Represents (annualized) net interest income as a percent of average interest-earning assets.

(3)	Represents (annualized) non-interest expense divided by the sum of net interest income and non-interest income.

(4)	Represents the amount of dividends paid as a percentage of net income.

(5)	The ratio at December 31, 2005 is 380.48 when excluding the $4.9 million fully guaranteed United States Department of Agriculture loan that was past due 90 days and still accruing as of December 31, 2005, which was repaid in full in January, 2006.

RECENT DEVELOPMENTS

The summary financial information presented below is derived in part from the consolidated financial statements of Existing Rockville Financial. The following is only a summary and you should read it in conjunction with “Management Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto contained elsewhere in the prospectus. The information at December 31, 2009 is derived in part from the audited consolidated financial statements of Existing Rockville Financial that appear in this prospectus. The information at September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is unaudited. In the opinion of management, all normal and recurring adjustments which are considered necessary to fairly present the results for the interim periods presented have been included.

	September 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands)

Selected Financial Condition Data:
Total assets	$1,639,768	$1,571,134
Available for sale securities	126,143	102,751
Held to maturity securities	15,431	19,074
Federal Home Loan Bank stock	17,007	17,007
Loans receivable, net	1,388,516	1,361,019
Cash and cash equivalents	37,426	19,307
Deposits	1,174,978	1,129,108
Mortgagors’ and investors’ escrow accounts	3,191	6,385
Advances from the Federal Home Loan Bank	276,428	263,802
Total stockholders’ equity	165,139	157,428
Allowance for loan losses	14,094	12,539
Non-performing loans(1)	11,579	12,046

(1)	Non-performing loans include loans for which Rockville Bank does not accrue interest (non-accrual loans), loans 90 days past due and still accruing interest, and loans that have gone through troubled debt restructurings.

	For the Nine Months Ended
	September 30,
	2010	2009
	(Unaudited)
	(In thousands, except per share data)

Selected Operating Data:
Interest and dividend income	$56,630	$57,122
Interest expense	16,520	23,258

Net interest income	40,110	33,864
Provision for loan losses	3,114	1,303

Net interest income after provision for loan losses	36,996	32,561
Non-interest income	6,798	5,382
Non-interest expense	28,903	27,661
Income before income taxes	14,891	10,282
Income tax expense	5,314	3,432

Net income	$9,577	$6,850

Earnings per share:
Basic	$0.52	$0.37

Diluted	$0.52	$0.37

Dividends per share	$0.18	$0.15

Weighted average shares outstanding:
Basic	18,527,501	18,460,244
Diluted	18,541,739	18,466,638

	At or For the Nine Months Ended September 30,
	2010	2009
	(Unaudited)

Selected Financial Ratios and Other Data:
Return on average assets	0.81%	0.59%
Return on average equity	7.86	6.11
Interest rate spread(1)	3.23	2.65
Net interest margin(2)	3.53	3.03
Non-interest expense to average assets	2.43	2.38
Efficiency ratio(3)	61.62	70.48
Average interest-earning assets to average interest-bearing liabilities	120.53	118.06
Dividend payout ratio(4)	35.43	41.30
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.01	0.92
Allowance for loan losses as a percent of non-performing loans	121.72	81.27
Net charge-offs to average loans	0.11	0.09
Non-performing loans as a percent of total loans	0.83	1.13
Non-performing assets as a percent of total assets	1.07	1.13

	At or For the Nine Months Ended September 30,
	2010	2009
	(Unaudited)

Capital Ratios:
Capital to total assets at end of period	10.1	9.8
Average capital to average assets	10.3	9.7
Total capital to risk-weighted assets	14.0	14.0
Tier I capital to risk-weighted assets	12.8	12.9
Tier I capital to total average assets	10.0	10.0
Other Data:
Number of full service offices	18	18
Number of limited service offices	4	4

(1)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(2)	Represents (annualized) net interest income as a percent of average interest-earning assets.

(3)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

(4)	Represents the amount of dividends paid as a percentage of net income.

Comparison of Financial Condition at December 31, 2009 and September 30, 2010

Total assets increased $68.6 million, or 4.4%, to $1.64 billion at September 30, 2010, from $1.57 billion at December 31, 2009, primarily due to a $27.5 million, or 2.0%, increase in loans receivable, and an increase in available for sale securities of $23.4 million, or 22.8%, which was partially offset by a reduction of $3.6 million, or 19.1%, in held to maturity securities. Cash and cash equivalents increased $18.1 million to $37.4 million at September 30, 2010. In the first quarter of 2009, we began selling residential mortgages in the secondary market to Freddie Mac. During the nine months ended September 30, 2010, we sold $46.4 million of loans originated for sale in the secondary market.

Deposits increased $45.9 million, or 4.1%, from December 31, 2009, to $1.17 billion at September 30, 2010. Interest-bearing deposits grew $31.8 million in the first nine months of 2010 to $1.01 billion from $978.6 million at December 31, 2009. Non-interest-bearing deposits totaled $164.6 million at September 30, 2010, an increase of $14.1 million from the year end 2009. Deposit growth was attributable to, among other things, our continued focus on deposit gathering activities, which included running several promotional programs, and taking advantage of financial institution consolidations within our market area. Federal Home Loan Bank advances increased $12.6 million, or 4.8%, to $276.4 million at September 30, 2010 from $263.8 million at December 31, 2009.

Total stockholders’ equity increased $7.7 million, or 4.9%, to $165.1 million at September 30, 2010 compared to $157.4 million at December 31, 2009. This was primarily due to increased retained earnings of $6.2 million, consisting of $9.6 million of net income offset by dividend payments totaling $3.4 million.

Results of Operations for the Nine Months Ended September 30, 2010 and 2009

Earnings Summary:  Net income increased by $2.7 million to $9.6 million for the nine months ended September 30, 2010 compared to $6.9 million for the same period the year before. The increase in net income primarily resulted from an increase in net interest income of $6.2 million, which was partially offset by increases in the provision for loan loss expense of $1.8 million, non-interest expense of $1.2 million and income tax provision of $1.9 million. The increase in net interest income was due to a reduction of deposit expense of $6.8 million, offset by lower interest and dividend income of $492,000 and higher borrowing expense of $33,000. Non-interest income increased by $1.4 million, the result of earning $1.3 million of loan fee income generated by Rockville Bank Mortgage, Inc., a net increase of $536,000 in gains on the sale of loans and the absence of additional other-than-temporary impairment charges compared to $357,000 for the same period a year earlier. Partially offsetting these improvements was a reduction of $746,000 in securities gains for the period ended September 30, 2010 compared to the same period ended in 2009. Increases of $954,000 in other real estate owned expense, $487,000 in salary related expense and $468,000 of all other expenses was partially offset by a decline in FDIC assessment expense of $667,000, accounting for much of the year over year increase in non-interest expense. Income before income taxes increased $4.6 million to $14.9 million in the first nine months of 2010 from $10.3 million compared to the same period in the prior year.

Net Interest Income:  Net interest income before the provision for loan losses was $40.1 million for the nine months ended September 30, 2010, compared to $33.9 million for the same period in 2009. The $6.2 million, or 18.4%, increase in net interest income was primarily due to a $30.3 million, or 13.3%, increase in average net interest-earning assets, in combination with a 50 basis point increase in our net interest margin to 3.53%. Average interest-earning assets increased by $25.9 million, or 1.7%, to $1.5 billion. The increase in the average net interest-earning assets reflected the net impact of continued strong loan growth funded primarily by NOW and money market accounts. Our net interest rate spread increased 58 basis points to 3.23% from 2.65% for the same period in the prior year due to a 71 basis point decline in our average cost of funds partially offset by a 13 basis point decrease in our average interest-earning asset yield resulting from the decline in interest rates.

Interest and Dividend Income:  For the nine months ended September 30, 2010, interest and dividend income decreased $492,000, or 0.9%, to $56.6 million from $57.1 million for the same period in the prior year. Our average interest-earning assets grew $25.9 million while the yield on average interest-earning assets decreased 13 basis points to 4.98% from 5.11%. A decline of $23.1 million of average available for sale securities coupled with a 59 basis point decline in yield accounted for a $1.4 million reduction in interest and dividend income. Interest income on loans receivable increased $866,000, or 1.7%, to $52.8 million compared to $52.0 million for the nine months ended September 30, 2009. The increase in loan interest income was due to growth in average loans for the period of $43.4 million, or 3.3% offset by a 9 basis point reduction on average loan yields.

Interest Expense:  Interest expense for the nine months ended September 30, 2010 decreased $6.7 million, or 29.0%, to $16.5 million from $23.3 million compared to nine months ended September 30, 2009. The savings resulted from a decrease of 71 basis points paid on average interest-bearing liabilities in combination with a $4.4 million, or a 0.4%, decrease in the balance of average interest-bearing liabilities. The decrease in the cost of funds was primarily due to the impact the sustained low interest rate environment had on our time deposits during the first nine months of 2010, resulting in expense savings of $5.9 million. Average balances on interest-bearing deposits rose to $990.9 million, an increase of $21.8 million, as the growth in NOW and money market accounts of $43.5 million and savings accounts of $24.1 million offset the reduction of $45.8 million in time deposits. Average outstanding advances from the Federal Home Loan Bank were $266.2 million, a decrease of $26.2 million as the increase in deposits were used to fund loan demand and for liquidity purposes. The interest rate on these borrowings averaged 3.93%, 36 basis points higher than the average rate of 3.57% for the same period in 2009. The increase in the average rate for FHLB borrowings resulted from a reduced use of lower-cost overnight borrowings in the first nine months of 2010 compared to the first nine months of 2009.

Provision for Loan Losses:  At September 30, 2010, the allowance for loan losses totaled $14.1 million, which represented 1.01% of total loans and 121.72% of non-performing loans compared to an allowance for loan losses of $12.6 million, which represented 0.92% of total loans and 81.27% of non-performing loans at September 30, 2009. The increase in the allowance for loan losses in the fiscal quarter ended September 30, 2010 primarily reflects an increase in the general reserve to account for continued weakness in the economy and its affect on the residential housing portfolio. This level of reserve is deemed an appropriate estimate of probable losses inherent in the portfolio as of September 30, 2010 based on the analysis conducted and given the portfolio composition, delinquencies, charge offs and risk rating changes experienced during the first nine months of 2010 and the five year evaluation period utilized in the analysis. On September 30, 2010, Rockville Bank completed a $3.4 million debt restructuring in connection with a borrower’s business restructuring. The obligation was not classified as a TDR, as the loans were performing with no delinquency history or impairment issues at the time of the restructuring, and the restructuring did not occur as a result of the borrower’s financial condition.

Potential Problem Loans:  At September 30, 2010, $14.4 million of commercial loans and $500,000 of residential and consumer loans were included on our internally monitored criticized list that were not considered impaired. At December 30, 2009, $15.8 million of commercial loans and $1.5 million of residential and consumer loans were included on our internally monitored criticized list that were not considered impaired.

Non-Interest Income:  Non-interest income increased by $1.4 million to $6.8 million for the nine months ended September 30, 2010, compared to $5.4 million for the same period in 2009. During 2010, Rockville Bank Mortgage, Inc. collected $1.3 million in loan fees in its first nine months of operations. There were gains from the sale of securities of $190,000 compared to $936,000 of gains in the nine months ended September 30, 2009, a reduction of $746,000. ATM fees increased $303,000, the gain on the sale of fixed rate residential mortgage loans increased $536,000, the collection of insufficient funds fees decreased $187,000, and Infinex fees decreased $60,000 in the nine months ended September 30, 2010 compared to the same period of 2009. There was no other-than-temporary impairment of securities in the nine months ended September 30, 2010 compared to $357,000 in the nine months ended September 30, 2009.

Non-Interest Expense:  Non-interest expense increased $1.2 million, or 4.5%, to $28.9 million for the nine months ended September 30, 2010 compared to $27.7 million for the same period in the prior year. Salary and employee benefits expense increased $487,000 which was mainly attributable to the addition of employees of Rockville Bank Mortgage Company when acquired in January 2010. Occupancy expense declined $86,000 mainly due to reductions in depreciation expense. All other expense increased $841,000 which consisted primarily of increases in other real estate owned expense of $954,000 due to increased expenses on residential and commercial properties and a write-down of $380,000 on one commercial property, audit and consulting service fees of $233,000 and marketing expense of $151,000 which were partially offset by a decrease of $667,000 in FDIC assessments resulting from a special assessment of $700,000 incurred in 2009 which was partially offset by deposit growth.

Income Tax Provision:  Year to date income tax provision is $5.3 million, an increase of $1.9 million from the same period last year. Income taxes are provided on an interim basis using the estimated annual effective tax rate. The effective tax rate was 35.7% and 33.4% of pretax income for the nine months ended September 30, 2010 and 2009, respectively. The increase in the effective tax rate was attributable in part to additional state income taxes which make up 0.5% of the effective tax rate of 35.7%. Due to recent changes in statutes of various nearby states, in 2010 we reviewed our filing requirements and revenues received from customers from other states. It is anticipated that we will file a corporation income tax return for 2010 with the Commonwealth of Massachusetts. The remaining increase in the effective tax rate was due to an increase in fully taxable income while maintaining static levels of tax-advantaged income.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” and similar expressions, and future or conditional verbs, such as “will,” “would,” “should,” “could” or “may” are intended to identify forward-looking statements but are not the only means to identify these statements. Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by a forward-looking statement. Factors that could cause this difference — many of which are beyond our control — include without limitation the following:

•	Local, regional and national business or economic conditions may differ from those expected.

•	The effects of and changes in trade, monetary and fiscal policies and laws, including the U.S. Federal Reserve Board’s interest rate policies, may adversely affect our business.

•	The ability to increase market share and control expenses may be more difficult than anticipated.

•	Changes in laws and regulatory requirements (including those concerning taxes, banking, securities and insurance) may adversely affect us or our businesses.

•	Changes in accounting policies and practices, as may be adopted by regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board, may affect expected financial reporting.

•	Future changes in interest rates may reduce our profits which could have a negative impact on the value of our stock.

•	We are subject to lending risk and could incur losses in our loan portfolio despite our underwriting practices. Changes in real estate values could also increase our lending risk.

•	Changes in demand for loan products, financial products and deposit flow could impact our financial performance.

•	Our inability to recruit and retain additional high-skilled personnel, in particular the new Chief Executive Officer, could result in disruptions to our business or operations.

•	Strong competition within our market area may limit our growth and profitability.

•	We may not manage the risks involved in the foregoing as well as anticipated.

•	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

•	Our stock value may be negatively affected by federal regulations and certificate of incorporation provisions restricting takeovers.

•	Further implementation of our stock benefit plans will increase our costs, which will reduce our income.

•	Because we intend to continue to increase our commercial real estate and commercial business loan originations, our lending risk may increase, and downturns in the real estate market or local economy could adversely affect our earnings.

•	The Emergency Economic Stabilization Act (“EESA”) of 2008 has and may continue to have a significant impact on the banking industry. The Dodd-Frank Act was signed into law on July 21, 2010 and is expected to result in dramatic regulatory changes that will affect the industry in general, and impact our competitive position in ways that can’t be predicted at this time.

Any forward-looking statements made by or on behalf of us in this Prospectus speak only as of the date of this Prospectus. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should; however, consult any further disclosures of a forward-looking nature we may make in future filings.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we are unable to determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the conversion and the offering is completed, we anticipate that the net proceeds will be between $104.7 million and $142.3 million, or up to $163.9 million if the offering range is increased by 15.0%, assuming that 40.0% of the shares of common stock will be sold in the subscription and community offerings and 60.0% of the shares will be sold in a syndicated community offering.

A summary of the anticipated net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range and of the distribution of the net proceeds is as follows:

			Based Upon the Sale at $10.00 per Share of
	Minimum		Midpoint		Maximum		Adjusted Maximum
	11,050,000 Shares		13,000,000 Shares		14,950,000 Shares		17,192,500 Shares(1)
		Percent of		Percent of		Percent of		Percent of
		Net		Net		Net		Net
	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds
	(Dollars in thousands)

Gross offering proceeds	$110,500		$130,000		$149,500		$171,925
Less offering expenses	5,844		6,540		7,236		8,037

Net offering proceeds	104,656	100.0%	123,460	100.0%	142,264	100.0%	163,888	100.0%
Distribution of net proceeds:
Proceeds contributed to Rockville Bank	52,328	50.0	61,730	50.0	71,132	50.0	81,944	50.0
Loan to employee stock ownership plan	4,420	4.2	5,200	4.2	5,980	4.2	6,877	4.2
Proceeds contributed to foundation	3,140	3.0	3,704	3.0	4,268	3.0	4,917	3.0

Proceeds retained by New Rockville Financial(1)	$44,768	42.8%	$52.826	42.8%	$60,884	42.8%	$70,150	42.8%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15.0% increase in the offering range to reflect a greater demand for the shares or changes in market or financial conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Rockville Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings. The above table assumes that 40.0% of the shares of common stock will be sold in the subscription and community offerings and 60.0% of the shares will be sold in a syndicated community offering.

New Rockville Financial May Use the Proceeds it Retains From the Offering:

•	to pay cash dividends to shareholders;

•	to repurchase shares of our common stock;

•	to invest in securities;

•	to loan or provide additional contributions to Rockville Bank;

•	to finance strategic growth opportunities, such as acquisitions of other financial institutions and related banking businesses, although we do not currently have any agreements or understandings regarding any specific expansion or acquisition opportunities; and

•	for other general corporate purposes.

New Rockville Financial expects to fund a loan to Rockville Bank’s employee stock ownership plan to purchase up to 4.0% of the shares of common stock sold in the offering (between $4.4 million and $6.0 million, or $6.9 million if the offering is increased by 15.0%). New Rockville Financial also expects to contribute cash equal to 3.0% of the net offering proceeds to the charitable foundation. Initially, New

Rockville Financial intends to invest the proceeds retained in the offering by New Rockville Financial in short-term liquid investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. Under Connecticut banking regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and the offering, except under limited circumstances, such as to fund tax-qualified employee stock benefit plans or management recognition plans that have been approved by shareholders.

Rockville Bank May Use the Net Proceeds it Receives From the Offering:

•	to fund new loans and otherwise increase our loan portfolio;

•	to pay off approximately $40.0 million in Federal Home Loan Bank advances that are scheduled to mature between January 2011 and August 2011;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in securities;

•	to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other banking related companies, although we do not currently have any agreements or understandings with respect to any specific expansion or acquisition opportunities; and

•	for other general corporate purposes.

Similar to New Rockville Financial, Rockville Bank initially intends to invest a substantial portion of the proceeds it receives from the offering in short-term liquid investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents.

The use of the proceeds outlined above may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “RISK FACTORS — Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock”.

OUR DIVIDEND POLICY

We have paid quarterly cash dividends since the fiscal quarter ended June 30, 2006. We currently pay a quarterly cash dividend of $0.06 per share, or $0.24 on an annualized basis. After we complete the conversion, we intend to continue to pay dividends on our outstanding shares of common stock. We expect that the level of cash dividends per share after the conversion and offering will be consistent with the current amount of dividends per share we pay on our common stock, as adjusted for the additional shares issued pursuant to the exchange ratio. For example, based on the current annualized cash dividend of $0.24 per share and an assumed exchange ratio of 1.3158 at the maximum of the offering range, the annualized cash dividend, if paid, would be $0.18 per share, which represents an annual dividend yield of 1.80% based upon a stock price of $10.00 per share. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

Under Connecticut law and regulations, Rockville Bank may pay cash dividends out of its net profits. For purposes of this restriction, “net profits” represents the remainder of all earnings from current operations. Further, the total amount of all dividends declared by Rockville Bank in any year may not exceed the sum of its net profits for the year in question combined with its retained net profits from the preceding two years.

Federal law also prevents Rockville Bank from paying dividends or making other capital distributions that, if by doing so, would cause it to become “undercapitalized.” The FDIC may limit Rockville Bank’s ability to pay dividends. For information concerning additional federal and state law and regulations regarding the ability of Rockville Bank to make capital distributions, including the payment of dividends to Existing Rockville Financial, see “SUPERVISION AND REGULATION”.

Unlike Rockville Bank, New Rockville Financial is not restricted by the FDIC’s regulations on the payment of dividends to its shareholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and dividends from Rockville Bank. Pursuant to Connecticut banking regulations, during the three-year period following the conversion and the offering, no dividend will be paid to our shareholders if such dividends would reduce our stockholders’ equity below the amount of the liquidation account required to be established in connection with the conversion. In addition, New Rockville Financial will be subject to state law limitations on the payment of dividends. Connecticut law generally restricts dividends from being made if we would not be able to pay our debts as they become due in the usual course or our total assets would be less than our total liabilities plus any payments that would be owed upon dissolution to our shareholders whose preferential rights upon dissolution are superior to those receiving the dividend.

See “SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF EXISTING ROCKVILLE FINANCIAL AND SUBSIDIARIES” and “MARKET FOR THE COMMON STOCK” for information regarding our historical dividend payments.

MARKET FOR THE COMMON STOCK

Existing Rockville Financial’s common stock is currently traded on the NASDAQ Global Select Market under the symbol “RCKB”. Upon completion of the conversion, the shares of common stock of New Rockville Financial will replace the shares of Existing Rockville Financial. We expect the new shares will trade on the NASDAQ Global Select Market under the symbol “RCKBD” for a period of 20 trading days after the completion of the offering. Thereafter, our trading symbol will revert to “RCKB”. New Rockville Financial’s name will also be changed upon completion of the conversion and the offering to “Rockville Financial, Inc.” In order to list our stock on the NASDAQ Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. Existing Rockville Financial currently has more than three market makers, including Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent.

The following table sets forth the high and low trading prices for shares of Existing Rockville Financial common stock and cash dividends paid per share for the periods indicated. As of June 30, 2010, there were 8,163,862 publicly held shares of Existing Rockville Financial common stock issued and outstanding (excluding shares held by Rockville Financial MHC). In connection with the conversion, each existing publicly held share of common stock of Existing Rockville Financial will be converted into a right to receive a number of shares of New Rockville Financial common stock, based upon the exchange ratio that is described in other parts of this prospectus. See “THE CONVERSION AND OFFERING — Share Exchange Ratio for Current Shareholders”.

At the close of business on August 31, 2010, there were 18,853,112 shares issued and outstanding. The high and low closing prices for the quarterly periods noted below were obtained from NASDAQ Global Select Market.

	Price per Share				Cash
	High		Low		Dividend Declared

2010
Fourth quarter (through , , 2010)	$	[ ]	$	[ ]	—
Third quarter		12.91		11.06	[ ]
Second quarter		12.64		10.50	0.06
First quarter		12.42		8.82	0.06
2009
Fourth quarter		$11.68		$9.68	$0.05
Third quarter		14.79		9.88	0.05
Second quarter		12.50		8.44	0.05
First quarter		14.46		6.17	0.05
2008
Fourth quarter		$15.50		$8.80	$0.05
Third quarter		17.00		12.00	0.05
Second quarter		14.50		12.51	0.05
First quarter		13.88		9.75	0.05

On September 15, 2010, the business day immediately preceding the public announcement of the conversion, and on August 26, 2010, the date of the independent appraisal, the closing prices of Existing Rockville Financial common stock as reported on the NASDAQ Global Select Market were $11.80 per share and $11.43 per share, respectively. At August 31, 2010, Existing Rockville Financial had approximately 3,853 shareholders of record. On the effective date of the conversion, all publicly held shares of Existing Rockville Financial common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Rockville Financial common stock determined pursuant to the exchange ratio. See “THE CONVERSION AND OFFERING — Share Exchange Ratio for Current Shareholders” and “THE IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY STOCK OWNERSHIP”.

Restricted stock and options to purchase shares of Existing Rockville Financial common stock will be converted into restricted stock and options to purchase a number of shares of New Rockville Financial common stock determined pursuant to the exchange ratio. See “OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS”.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2010, Rockville Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized” under prompt corrective action provisions. The table below sets forth the historical equity capital and regulatory capital of Rockville Bank at June 30, 2010, and the pro forma regulatory capital of Rockville Bank, after giving effect to the sale of shares of common stock at a $10.00 per share purchase price and assuming the receipt by Rockville Bank of between $44.6 million and $69.9 million of the net offering proceeds at the minimum and adjusted maximum of the offering range, respectively. The table assumes the receipt by Rockville Bank of 50.0% of the net offering proceeds and that 40.0% of the shares of common stock will be sold in the subscription and community offerings and 60.0% of the shares will be sold in a syndicated community offering.

	Rockville Bank		Pro Forma at June 30, 2010, Based Upon the Sale in the Offering of
	Historical at		Minimum		Midpoint		Maximum		Adjusted Maximum
	June 30, 2010		11,050,000 Shares		13,000,000 Shares		14,950,000 Shares		17,192,500 Shares(1)
		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)
	(Dollars in thousands)

Equity capital	$152,495	9.64%	$203,668	12.40%	$211,510	12.80%	$219,352	13.20%	$228,370	13.66%
Total risk-based capital(3)	165,854	13.20	217,027	17.11	224,869	17.70	232,711	18.30	241,729	18.97
Total risk-based requirement(4)	125,622	10.00	126,822	10.00	127,010	10.00	127,198	10.00	127,414	10.00

Excess	$40,233	3.20%	$90,205	7.11%	$97,859	7.70%	$105,513	8.30%	$114,315	8.97%

Tier 1 (leverage) capital(5)	$152,037	9.61%	$203,210	12.38%	$211,052	12.79%	$218,894	13.19%	$227,912	13.64%
Tier 1 (leverage) requirement(4)	63,252	4.00	65,653	4.00	66,029	4.00	66,029	4.00	66,837	4.00

Excess	$88,785	5.61%	$137,557	8.38%	$145,023	8.79%	$152,865	9.19%	$161,075	9.90

Tier 1 risk-based capital(3)	$152,037	12.10%	$203,210	16.02%	$211,052	16.62%	$218,894	17.21%	$227,912	17.89%
Tier 1 risk-based requirement	50,249	4.00	50,729	4.00	50,804	4.00	50,879	4.00	50,966	4.00

Excess	$101,788	8.10%	$152,481	12.02%	$160,248	12.62%	$168,015	13.21%	$176,946	13.89%

Reconciliation of capital infused into to Rockville Bank:
Net Proceeds			$52,328		$61,730		$71,132		$81,944
Add: MHC capital contribution			7,685		7,685		7,685		7,685
Less: ESOP			(4,420)		(4,420)		(4,420)		(4,420)
Less: Restricted Stock			(4,420)		(4,420)		(4,420)		(4,420)

Pro Forma increase in Tier 1 risk-based capital			$51,173		$60,575		$69,977		$80,789

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15.0% increase in the offering range to reflect a greater demand for the shares or changes in market or financial conditions following the commencement of the offering.

(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. Pro forma amounts and percentages assume that funds infused into Rockville Bank are invested in assets that carry a 20.0% risk weighting.

(3)	Pro forma capital levels assume that the employee stock ownership plan purchases 4.0% of the shares of common stock sold in the offering with funds we lend. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund this plan. See “MANAGEMENT” for a discussion of our employee stock ownership plan.

(4)	The current core capital requirement for financial institutions is 4.0% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4.0% to 5.0% core capital ratio requirement for all other financial institutions. In addition, the FDIC requires a Tier 1 risk-based capital ratio of 4.0% or greater.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Existing Rockville Financial at June 30, 2010 and the pro forma consolidated capitalization of New Rockville Financial after giving effect to the conversion and offering, based upon the assumptions set forth in the “PRO FORMA DATA” section.

	Pro Forma at June 30, 2010, Based Upon the Sale at $10.00 per Share of
	Existing
	Rockville
	Financial				Adjusted
	Historical	Minimum	Midpoint	Maximum	Maximum
	at June 30,	11,050,000	13,000,000	14,950,000	17,192,500
	2010	Shares	Shares	Shares	Shares(1)
	(Dollars in thousands)

Deposits(2)	$1,150,379	$1,142,673	$1,142,673	$1,42,673	$1,42,673
Borrowed funds	272,501	272,501	272,501	272,501	272,501

Total deposits and borrowed funds	$1,422,880	$1,415,174	$1,415,174	$1,415,174	$1,415,174

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized (post-conversion)(3)	$—	$—	$—	$—	$—
Common stock, no par value, 29,000,000 shares authorized (post-conversion); shares to be issued as reflected(3)(4)	85,249	—	—	—	—
Paid-in capital(3)	4,354	190,431	209,235	228,039	249,663
Retained earnings(5)	87,027	87,027	87,027	87,027	87,027
Accumulated other comprehensive loss	(755)	(755)	(755)	(755)	(755)
Plus:
MHC capital contribution(3)	—	7,685	7,685	7,685	7,685
Less:
Treasury stock, at cost	(9,663)	(9,663)	(9,663)	(9,663)	(9,663)
After-tax expense of foundation(6)	—	(2,072)	(2,445)	(2,817)	(3,245)
Unearned compensation — ESOP(7)	(3,828)	(4,420)	(5,200)	(5,980)	(6,877)
Common stock acquired by Restricted Stock Plan	—	(4,420)	(5,200)	(5,980)	(6,877)

Total stockholders’ equity	$162,384	$263,813	$280,684	$297,556	$316,958

Pro Forma Shares Outstanding
Total shares outstanding	18,853,112	18,989,517	22,340,608	25,691,700	29,545,455
Exchange shares issued	—	7,939,517	9,340,608	10,741,700	12,352,955
Shares offered for sale	—	11,050,000	13,000,000	14,950,000	17,192,500
Total stockholders’ equity as a percentage of total assets(2)	10.14%	15.49%	16.32%	17.13%	18.04%
Tangible equity ratio	10.07%	15.43%	16.26%	17.07%	17.99%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15.0% increase in the offering range to reflect a greater demand for shares or changes in market or general financial conditions following the commencement of the offering.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals. On a pro forma basis, reflects elimination of $7.7 million of cash in Rockville Financial MHC held as deposits of Rockville Bank.

(3)	Existing Rockville Financial currently has 1.0 million authorized shares of preferred stock and 29.0 million authorized shares of common stock, no par value. On a pro forma basis, New Rockville Financial common stock and additional paid-in capital have been revised to reflect the number of shares of New Rockville Financial common stock to be outstanding, which is 18,989,517 shares, 22,340,608 shares, 25,691,700 shares and 29,545,455 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. On a pro forma basis, reflects transfer to equity of $7.7 million of net assets in Rockville Financial MHC.

(4)	No effect has been given to the issuance of additional shares of New Rockville Financial common stock pursuant to the vesting of restricted stock awards or the exercise of options under a stock benefit plan. If this plan is implemented within the first year after the closing of the offering, an amount up to 4.0% and 10.0% of the shares of New Rockville Financial common stock sold in the offering will be reserved for issuance upon the vesting and exercise of restricted stock and options under the plan, respectively. No effect has been given to the restricted stock or options currently outstanding. See “MANAGEMENT”.

(5)	The retained earnings of Rockville Bank will be substantially restricted after the conversion. See “THE CONVERSION AND OFFERING — Liquidation Rights” and “SUPERVISION AND REGULATION — Federal Banking Regulation”.

(6)	Represents the expense of contribution to the charitable foundation based on a 34.0% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable contributions equal to 10% of our annual taxable income, subject to our ability to carry forward for federal or state purposes any unused portion of the deduction for the five years following the year in which the contribution is made.

(7)	Assumes that 4.0% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Rockville Financial. The loan will be repaid principally from Rockville Bank’s contributions to the employee stock ownership plan. Since New Rockville Financial will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Rockville Financial’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(8)	Tangible equity ratio is a non-GAAP ratio.

IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY
STOCK OWNERSHIP

The public shareholders of Existing Rockville Financial will receive shares of common stock of New Rockville Financial in exchange for their shares of common stock of Existing Rockville Financial pursuant to an exchange ratio. Subject to adjustment, the exchange ratio ensures that the public shareholders will own the same percentage of the common stock of New Rockville Financial after the conversion as they held in Existing Rockville Financial immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, pursuant to FDIC and Federal Reserve Board policies, the exchange ratio must be adjusted downward to reflect the aggregate amount of Existing Rockville Financial dividends paid to Rockville Financial MHC and the initial capitalization of Rockville Financial MHC. Dividends were paid to Rockville Financial MHC because the Federal Reserve Board’s dividend policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Rockville Financial MHC had assets of $7.685 million as of June 30, 2010, not including Existing Rockville Financial common stock.

The adjustments described above will decrease Existing Rockville Financial’s shareholders’ ownership interest in New Rockville Financial from 43.30% to 41.81%.

In accordance with the process described above, the independent appraiser determined New Rockville Financial’s pro forma market value by adjusting the exchange ratio downward to account for the assets held by Rockville Financial MHC and decreasing the ownership interest held by the public shareholders of Existing Rockville Financial accordingly.

PRO FORMA DATA

The following table summarizes historical data of Existing Rockville Financial and pro forma data at and for the fiscal year ended December 31, 2009 and at and for the six months ended June 30, 2010. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Rockville Bank, to the tax effect of the recapture of the bad debt reserve. See “THE CONVERSION AND OFFERING — Liquidation Rights”.

The net proceeds in the tables are based upon the following assumptions:

(i) 40.0% of the shares of common stock will be sold in the subscription and community offerings and 60.0% of the shares will be sold in a syndicated community offering;

(ii) 63,000 shares of common stock will be purchased by our executive officers and directors;

(iii) our employee stock ownership plan will purchase 4.0% of the shares of common stock sold in the offering, with a loan from New Rockville Financial. The loan will be repaid in substantially equal payments of principal and interest over a period of 30 years;

(iv) New Rockville Financial will contribute cash equal to 3.0% of the net offering proceeds to the charitable foundation;

(v) Keefe, Bruyette & Woods, Inc. will receive a fee equal to 0.75% of the dollar amount of shares of common stock sold in the subscription offering and the community offering and 5.5% of the dollar amount of shares sold in the syndicated offering. No fee will be paid to Keefe, Bruyette & Woods, Inc. with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(vi) total expenses of the offering, including the marketing fees to be paid to Keefe, Bruyette & Woods, Inc., will be between $5.8 million at the minimum of the offering range and $8.0 million at the adjusted maximum of the offering range.

We calculated pro forma consolidated net earnings for the six months ended June 30, 2010 and for the fiscal year ended December 31, 2009 as if the estimated net proceeds we received had been invested at the beginning of the applicable period at an assumed interest rate of 1.79% (1.18% on an after-tax basis), which represented the yield on the five-year Treasury Bond as of June 30, 2010. This method reflects the approximate use of proceeds anticipated by New Rockville Financial. The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.

The pro forma table gives effect to the implementation of one or more stock benefit plans. Subject to the receipt of shareholder approval, we have assumed that the stock benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4.0% of the shares of common stock sold in the offering at a price of $10.00 per share and that such shares of common stock granted under the plans will vest over a five-year period. We have also assumed that the stock benefit plans will grant options to acquire shares of common stock equal to 10.0% of the shares of common stock sold in the offering. In preparing the table below, we have assumed that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of five years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.07 for each option. Finally, we assumed that 25.0% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34%) for a deduction equal to the grant date fair value of the options.

We may grant restricted stock or options under a stock benefit plan in excess of 4.0% and 10.0%, respectively, of the shares sold in the offering if the stock benefit plan is adopted more than 12 months following the stock offering. In addition, we may grant options that vest sooner than over a five-year period if the stock benefit plan is adopted more than 12 months following the stock offering.

The pro forma table also gives effect to the estimated after-tax expense associated with the cash contribution to the charitable foundation. The pro forma data assumes that we will realize 100.0% of the income tax benefit as a result of the contribution to the foundation based on a 34.0% tax rate. The realization of the tax benefit is limited annually to 10% of our annual taxable income. However for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

The pro forma net income does not give effect to the non-recurring expense that will be recognized in 2010 as a result of the contribution to the Rockville Bank Foundation, Inc. The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the foundation was expensed for the six months ended June 30, 2010.

				15% Above
	Minimum	Midpoint	Maximum	Maximum
	of Offering	of Offering	of Offering	of Offering
	Range	Range	Range	Range
	(Dollars in thousands, except per share amounts)
After-tax expense of contribution to foundation:
Period ended June 30, 2010	$(2,072)	$(2,445)	$(2,817)	$(3,245)

Pro forma net income:
Period ended June 30, 2010	$4,086	$3,681	$3,273	$2,806

Pro forma net income per share:
Period ended June 30, 2010	$0.22	$0.17	$0.13	$0.10

As discussed under “HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING,” we intend to contribute cash equal to 3.0% of the net proceeds from the stock offering to the Rockville Bank Foundation, Inc. and at least 50.0% of the net proceeds to Rockville Bank. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan, and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with Generally Accepted Accounting Principles. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to shareholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

	At or for the Six Months Ended June 30, 2010
	Based Upon the Sale at $10.00 per Share of
	Minimum	Midpoint	Maximum	Adjusted Maximum
	11,050,000	13,000,000	14,950,000	17,192,500
	Shares	Shares	Shares	Shares
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$110,500	$130,000	$149,500	$171,925
Plus: market value of shares issued in the exchange	79,395	93,406	107,417	123,530

Pro forma market capitalization	$189,895	$223,406	$256,917	$295,455

Gross proceeds of offering	110,500	130,000	149,500	171,925
Less: Expenses	5,844	6,540	7,236	8,037

Estimated Net Proceeds	104,656	123,460	142,264	163,888
Less: Common stock purchased by employee stock ownership plan	(4,420)	(5,200)	(5,980)	(6,877)
Less: Cash contribution to charitable foundation	(3,140)	(3,704)	(4,268)	(4,917)
Less: common stock purchased by the RRP	(4,420)	(5,200)	(5,980)	(6,877)
Plus: MHC cash contribution	7,706	7,706	7,706	7,706

Estimated net proceeds, as adjusted	$100,382	$117,062	$133,742	$152,923

Consolidated Net Income:
Historical	$6,318	$6,318	$6,318	$6,318
Pro forma income on net proceeds	593	692	790	903
Pro forma employee stock ownership plan adjustment	(49)	(57)	(66)	(76)
Pro forma RRP adjustment	(292)	(343)	(395)	(454)
Pro forma stock option plan adjustment	(412)	(484)	(557)	(640)

	At or for the Six Months Ended June 30, 2010
	Based Upon the Sale at $10.00 per Share of
	Minimum	Midpoint	Maximum	Adjusted Maximum
	11,050,000	13,000,000	14,950,000	17,192,500
	Shares	Shares	Shares	Shares
	(Dollars in thousands, except per share amounts)

Pro forma net income	$6,158	$6,126	$6,090	$6,051

Per share net income (reflects ASC 260-10-55)
Historical	$0.34	$0.29	$0.25	$0.22
Pro forma income on net proceeds	0.03	0.03	0.03	0.03
Pro forma employee stock ownership plan adjustment	—	—	—	—
Pro forma RRP adjustment	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock option plan adjustment	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share	$0.33	$0.28	$0.24	$0.21

Stock price as a multiple of pro forma earnings per share	15.15	17.86	20.83	23.81

Shares used for calculating pro forma earnings per share	18,554,884	21,829,275	25,103,667	28,869,217

	At or for the Six Months Ended June 30, 2010
	Based Upon the Sale at $10.00 per Share of
	Minimum	Midpoint	Maximum	Adjusted Maximum
	11,050,000	13,000,000	14,950,000	17,192,500
	Shares	Shares	Shares	Shares
	(Dollars in thousands, except per share amounts)

Stockholders’ equity:
Historical	162,384	162,384	162,384	162,384
Estimated net proceeds	104,656	123,460	142,264	163,888
Plus: MHC capital contribution	7,685	7,685	7,685	7,685
Plus: tax benefit of contribution to charitable foundation	1,068	1,259	1,451	1,672
Less: common stock acquired by employee stock ownership plan	(4,420)	(5,200)	(5,980)	(6,877)
Less: common stock acquired by RRP	(4,420)	(5,200)	(5,980)	(6,877)
Less: expense of contribution to charitable foundation	(3,140)	(3,704)	(4,268)	(4,917)

Pro forma stockholders’ equity	263,813	280,684	297,556	316,958
Intangible assets	(1,149)	(1,149)	(1,149)	(1,149)

Pro forma tangible stockholders’ equity	$262,664	$279,535	$296,407	$315,809

Stockholders’ equity per share:
Historical	$8.55	$7.26	$6.31	$5.48
Estimated net proceeds	5.51	5.53	5.54	5.55
Plus: MHC capital contribution	0.40	0.34	0.30	0.26
Plus: tax benefit of contribution to charitable foundation	0.06	0.06	0.06	0.06
Less: common stock acquired by employee stock ownership plan	(0.23)	(0.23)	(0.23)	(0.23)
Less: common stock acquired by RRP	(0.23)	(0.23)	(0.23)	(0.23)
Less: expense of contribution to charitable foundation	(0.17)	(0.17)	(0.17)	(0.17)

Pro forma stockholders’ equity per share	13.89	12.56	11.58	10.72
Intangible assets	(0.06)	(0.05)	(0.04)	(0.04)

Pro forma tangible stockholders’ equity per share	$13.83	$12.51	$11.54	$10.68

Offering price as percentage of equity per share	71.99%	79.62%	86.36%	93.28%

Offering price as percentage of tangible equity per share	72.31%	79.94%	86.66%	93.63%

Shares used for pro forma stockholders’ equity per share	18,989,517	22,340,608	25,691,700	29,545,455

	At or for the Year Ended December 31, 2009
	Based Upon the Sale at $10.00 per Share of
	Minimum	Midpoint	Maximum	Adjusted Maximum
	11,050,000	13,000,000	14,950,000	17,192,500
	Shares	Shares	Shares	Shares
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$110,500	$130,000	$149,500	$171,925
Plus: market value of shares issued in the exchange	79,395	93,406	107,417	123,530

Pro forma market capitalization	$189,895	$223,406	$256,917	$295,455

Gross proceeds of offering	$110,500	$130,000	$149,500	$171,925
Less: Expenses	5.844	6,540	7,236	8,037

Estimated Net Proceeds	104,656	123,460	142,264	163,888
Less: Common stock purchased by employee stock ownership plan	(4,420)	(5,200)	(5,980)	(6,877)
Less: Cash contribution to charitable foundation	(3,140)	(3,704)	(4,268)	(4,917)
Less: common stock purchased by the RRP	(4,420)	(5,200)	(5,980)	(6,877)
Plus: MHC cash contribution	7,706	7,706	7,706	7,706

Estimated net proceeds, as adjusted	$100,382	$117,062	$133,742	$152,923

Consolidated Net Income:
Historical	$9,732	$9,732	$9,732	$9,732
Pro forma income on net proceeds	1,186	1,383	1,580	1,807
Pro forma employee stock ownership plan adjustment	(97)	(114)	(132)	(151)
Pro forma RRP adjustment	(583)	(686)	(789)	(908)
Pro forma stock option plan adjustment	(823)	(968)	(1,113)	(1,281)
Pro forma net income	9,415	9,347	9,278	9,199
Per share net income (reflects ASC 260-10-55)
Historical	0.53	0.45	0.39	0.34
Pro forma income on net proceeds	0.06	0.06	0.06	0.06
Pro forma employee stock ownership plan adjustment	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma RRP adjustment	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock option plan adjustment	(0.04)	(0.04)	(0.04)	(0.04)

Pro forma net income per share	$0.51	$0.43	$0.37	$0.32

Stock price as a multiple of pro forma earnings per share	19.61	23.26	27.03	31.25

Shares used for calculating pro forma earnings per share	18,562,250	21,837,941	25,113,633	28,880,678

	At or for the Year Ended December 31, 2009
	Based Upon the Sale at $10.00 per Share of
	Minimum	Midpoint	Maximum	Adjusted Maximum
	11,050,000	13,000,000	14,950,000	17,192,500
	Shares	Shares	Shares	Shares
	(Dollars in thousands, except per share amounts)

Stockholders’ equity:
Historical	$157,428	$157,428	$157,428	$157,428
Estimated net proceeds	104,656	123,460	142,264	163,888
Plus: MHC capital contribution	7,685	7,685	7,685	7,685
Plus: tax benefit of contribution to charitable foundation	1,068	1,259	1,451	1,672
Less: common stock acquired by employee stock ownership plan	(4,420)	(5,200)	(5,980)	(6,877)
Less: common stock acquired by RRP	(4,420)	(5,200)	(5,980)	(6,877)
Less: expense of contribution to charitable foundation	(3,140)	(3,704)	(4,268)	(4,917)

Pro forma stockholders’ equity	258,857	275,728	292,600	312,002
Intangible assets	(1,070)	(1,070)	(1,070)	(1,070)

Pro forma tangible stockholders’ equity	$257,787	$274,658	$291,530	$310,932

Stockholders’ equity per share:
Historical	$8.29	$7.04	$6.12	$5.32
Estimated net proceeds	5.51	5.53	5.54	5.55
Plus: MHC capital contribution	0.40	0.34	0.30	0.26
Plus: tax benefit of contribution to charitable foundation	0.06	0.06	0.06	0.06
Less: common stock acquired by employee stock ownership plan	(0.23)	(0.23)	(0.23)	(0.23)
Less: common stock acquired by RRP	(0.23)	(0.23)	(0.23)	(0.23)
Less: expense of contribution to charitable foundation	(0.17)	(0.17)	(0.17)	(0.17)

Pro forma stockholders’ equity per share	13.63	12.34	11.39	10.56
Intangible assets	(0.06)	(0.05)	(0.04)	(0.04)

Pro forma tangible stockholders’ equity per share	$13.57	$12.29	$11.35	$10.52

Offering price as a percentage of equity per share	73.37%	81.04%	87.80%	94.70%

Offering price as a percentage of tangible equity per share	73.69%	81.37%	88.11%	95.06%

Shares used for pro forma stockholders’ equity per share	18,989,517	22,340,608	25,691,700	29,545,455

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Existing Rockville Financial, Inc. is a state-chartered mid-tier stock holding company formed on December 17, 2004. Rockville Financial MHC holds 56.7% percent of Existing Rockville Financial’s common stock, and Existing Rockville Financial, Inc. holds of all the common stock of Rockville Bank. Rockville Bank provides a full range of banking services to consumer and commercial customers through its main office in Rockville, 20 1/2 other branches located in Hartford, New London and Tolland Counties in Connecticut and 42 ATMs, including 13 stand-alone ATM facilities. The “1/2” branch refers to an “in school” branch located at South Windsor High School in South Windsor, Connecticut, which only serves the school’s students, faculty and administrative staff and is not open to the general public. Rockville Bank’s deposits are insured under the Deposit Insurance Fund, which is administered by the FDIC.

We strive to remain a leader in meeting the financial service needs of the local community and to provide quality service to the individuals and businesses in the market areas that we have served since 1858. We are a community-oriented provider of traditional banking products and services to business organizations and individuals, offering products such as residential and commercial real estate loans, consumer loans and a variety of deposit products. Our business philosophy is to remain a community-oriented franchise and continue to focus on providing superior customer service to meet the financial needs of the communities in which we operate.

Our Business Strategy

Our goal is to continue to operate and grow as an independent, well capitalized, profitable and competitive financial institution.

Highlights of our business strategy are as follows:

Remaining an Independent Community-Oriented Institution.  We were established in Rockville, Connecticut in 1858, and we have been operating continuously since that time. We have been, and continue to be, committed to meeting the financial needs of the communities in which we operate. Our focus will be to reinvest the proceeds of the offering consistent with our historical, community-oriented focus and to remain an independent institution.

Continuing our Emphasis on One-to-Four Family Residential Real Estate Lending.  Historically, our principal lending activity has been the origination of first mortgage loans for the purchase or refinancing of one-to-four family residential real estate. We will continue to emphasize this business. As of June 30, 2010 residential mortgage loans, including one-to-four family mortgage loans, home equity loans and home equity lines of credit, represented $747.4 million, or 53.6% of our loan portfolio. In furtherance of this strategy, in 2009 we established Rockville Bank Mortgage, Inc. to expand our mortgage origination capabilities.

Continuing our Emphasis on Commercial Real Estate Lending.  More recently, we have placed an emphasis on commercial real estate lending within and outside our market area. Commercial real estate loans totaled $449.5 million, or 32.2% of our loan portfolio at June 30, 2010. In 2005, we introduced a regional commercial real estate lending program that provides permanent and construction to permanent loans to qualified borrowers with properties located in New England, New York, New Jersey, Delaware, and Pennsylvania. The commercial real estate portfolio had $155.1 million in loans outstanding under our regional commercial real estate lending program as of June 30, 2010.

Increasing our Emphasis on Commercial Business Lending.  Commercial business loans totaled $127.8 million, or 9.2% of our total loan portfolio at June 30, 2010. Although we have engaged in commercial lending for a number of years, and our commercial lending portfolio has increased in recent years, we plan to increase our commercial lending as a percentage of total loans. The capital raised in the offering will enable us to expand our commercial lending capacity, in part through the hiring of additional commercial lending personnel.

Expanding our Banking Franchise.  Our growth in recent years has been achieved through expansion of our branch network and taking advantage of consolidations in our market place. Rockville Bank opened new branch offices in Glastonbury in 2005, in South Glastonbury in 2006, in Enfield and East Windsor in 2007, in Colchester in 2008 and in Manchester and South Windsor in 2009. We expect to continue to expand our banking franchise in the next few years through de novo branching, and, on an opportunistic basis, through available acquisition opportunities. The additional capital raised in the offering will provide support for further growth and allow for capital improvements to be made to certain branches already a part of our franchise.

Growing our Deposit Base.  We continue to offer a variety of deposit products to our customers and to promote competitive rate deposit accounts to individuals and businesses in our market area. We plan to grow our deposit base by taking advantage of financial institution consolidations in our market area, and in particular, acquisitions of banks in our market area by financial institutions headquartered outside of the market.

Critical Accounting Policies

The accounting policies followed by us conform with accounting principles generally accepted in the United States of America and general practices within the banking industry. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions. We believe that our most critical accounting policies, which involve the most complex subjective decisions or assessments, relate to allowance for loan losses, other-than-temporary impairment of investment securities, income taxes, pension and other post-retirement benefits and share-based compensation. The following is a description of our critical accounting policies and an explanation of the methods and assumptions underlying their application.

Allowance for Loan Losses:  The allowance for loan losses is the amount estimated by management as necessary to cover probable credit losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. Management believes the policy is critical because determination of the amount of the allowance involves significant judgments and assumptions.

Management performs a quarterly evaluation of the adequacy of the allowance for loan losses and presents the evaluation to both the Board of Director’s Lending Committee and the Board of Directors. In addition, the credit department of Rockville Bank is responsible for the accuracy of loan risk ratings and prepares an asset quality report on a quarterly basis and provides summary reports to the Lending Committee on a monthly basis. A variety of factors are considered in establishing this estimate including, but not limited to, historical loss and charge off data, current economic conditions, historical and current delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of our borrowers, results of internal and external loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates by management that may be susceptible to significant change.

The analysis has three components: specific, general and unallocated allowances. The specific allowance relates to loans classified as impaired where an allowance is measured by determining an expected shortfall in collection or, for collateral-dependent loans, the shortfall of the fair value of the collateral adjusted for market conditions and selling expenses compared to the outstanding loan balance. These loans include those in non-accrual status, restructured loans or loans which may be collateral dependent. Individual evaluations of cash flow or the fair value of collateral supporting these obligations are performed in order to determine the most probable level of loss or impairment. Based on this analysis, specific reserves are assigned to the impaired loan and are incorporated in the calculation of the allowance for loan losses.

The general allowance is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. The unallocated allowance represents the results of an analysis that measures the probable losses inherent in each portfolio. Homogenous loan pools are determined by loan type and are comprised of: 1) residential first mortgages, 2) commercial real estate mortgages, 3) residential second mortgages, 4) commercial loans, 5) construction loans, 6) Small Business Administration and United States Department of Agriculture guaranteed loans, as well as, smaller loan pools consisting of unsecured consumer loans, collateral loans and auto loans. Each of these loan types is evaluated on a quarterly basis to determine historical loss rates; delinquency; growth and composition trends within the portfolio; the impact of management and underwriting changes; shifts in risk ratings; and regional and economic conditions influencing portfolio performance with management allocating loss factors based on these evaluations. This analysis establishes factors that are applied to the loan groups to determine the amount of this component of the allowance.

The unallocated allowance represents the results of an analysis that measures the probable losses inherent in each portfolio. If the allowance for loan losses is too low, we may incur higher provisions for loan loss expense in the future resulting in lower net income. If an estimate of the allowance for loan losses is too high, we may experience lower provisions for loan loss expense resulting in higher net income. The unallocated allowance decreased to $61,000 as of June 30, 2010 from $209,000 as of December 31, 2009. The unallocated allowance supports the loss that exists in emerging problem loans that cannot be fully quantified or disposition costs that may be affected by conditions not fully understood at this time. Based on the qualitative assessment of the portfolio and in thorough consideration of non-performing loans, management believes that the allowance for loan losses properly supports the level of associated loss and risk.

Other-than-Temporary Impairment of Securities:  On a quarterly basis, securities with unrealized losses are reviewed as deemed appropriate to assess whether the decline in fair value is temporary or other-than-temporary. An assessment is made as to whether the decline in value results from company-specific events, industry developments, general economic conditions, credit losses on debt or other reasons. After the reasons for the decline are identified, further judgments are required as to whether those conditions are likely to reverse and, if so, whether that reversal is likely to result in a recovery of the fair value of the investment in the near term. If it is judged not to be near-term, a charge is taken which results in a new cost basis. Declines in the fair value of available for sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings for equity securities and for debt securities that have an identified credit loss. Losses on debt securities with no identified credit loss component are reflected in other comprehensive income. Held to maturity securities are comprised of U.S. government-sponsored mortgage-backed securities with no unrealized losses at June 30, 2010. Management believes the policy for evaluating securities for other-than-temporary impairment is critical because it involves significant judgments by management and could have a material impact on our net income.

Income Taxes:  We recognize income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by an allowance when, in the opinion of management, it is more likely than not that all or some portion of the deferred tax assets will not be realized.

In 1998, we created and have since maintained a “passive investment company” (“PIC”), as permitted by Connecticut law. At June 30, 2010 there were no material uncertain tax positions related to federal and state income tax matters. We are currently open to audit under the statute of limitations by the Internal Revenue Service and state taxing authorities for the years ended December 31, 2006 through 2009. If the state taxing authority were to determine that the PIC was not in compliance with statutory requirements, a material amount of taxes could be due. As of June 30, 2010, management believes it is more likely than not that the deferred tax assets will be realized through future reversals of existing taxable temporary differences. As of June 30, 2010, our net deferred tax asset was $10.5 million and there was no valuation allowance.

Pension and Other Post-retirement Benefits:  We have a noncontributory defined benefit pension plan that provides benefits for substantially all employees hired before January 1, 2005 who meet certain requirements as to age and length of service. The benefits are based on years of service and average compensation, as defined in the plan. Our funding policy is to contribute annually the maximum amount that could be deducted for federal income tax purposes, while meeting the minimum funding standards established by the Employee Retirement Security Act of 1974.

In addition to providing pension benefits, we provide certain health care and life insurance benefits for retired employees. Participants or eligible employees hired before March 1993 become eligible for the benefits if they retire after reaching age 62 with five or more years of service. A fixed percent of annual costs are paid depending on length of service at retirement. We accrue for the estimated costs of these other post-retirement benefits through charges to expense during the years that employees render service. We make contributions to cover the current benefits paid under this plan. Management believes the policy for determining pension and other post-retirement benefit expenses is critical because judgments are required with respect to the appropriate discount rate, rate of return on assets, salary increases and other items. Management reviews and updates the assumptions annually. If our estimate of pension and post-retirement expense is too low we may experience higher expenses in the future, reducing our net income. If our estimate is too high, we may experience lower expenses in the future, increasing our net income.

Stock-based Compensation:  We account for stock options and restricted stock based on the grant date fair value of the award. These compensation costs are recognized over the period during which an employee is required to provide services in exchange for the award, the requisite service period (usually the vesting period). We expense the grant date fair value of our stock options and restricted stock with a corresponding increase in equity or a liability, depending on whether the instruments granted satisfy the equity or liability classification criteria. We use the Black-Scholes option valuation model to value stock options. Determining the appropriate fair-value model and calculating the estimated fair value of share-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life, expected dividend rate, risk-free interest rate and expected forfeiture rate. We develop estimates based on historical data and market information which can change significantly over time.

Recent Accounting Pronouncements:  For a discussion of Recent Accounting Pronouncements, see “CONSOLIDATED FINANCIAL STATEMENTS — Notes to Consolidated Financial Statements — Note 3 — Recent Accounting Pronouncements”.

Comparison of Financial Condition at June 30, 2010 and December 31, 2009

Summary:  Total assets increased $30.9 million, or 2.0%, to $1.60 billion at June 30, 2010, from $1.57 billion at December 31, 2009, primarily due to a $22.0 million, or 1.6%, increase in loans receivable, and an increase of available for sale securities of $11.3 million, or 11.0%, which was partially offset by a reduction of $2.3 million, or 12.2%, in held to maturity securities. Cash and cash equivalents increased $229,000 to $19.5 million at June 30, 2010. In the first quarter of 2009, we began selling residential mortgages in the secondary market to Freddie Mac. During the first six months of 2010, we sold $26.1 million of loans originated for sale in the secondary market. At June 30, 2010, there were no loans held for sale.

Deposits increased $21.3 million, or 1.9%, from December 31, 2009, to $1.15 billion at June 30, 2010. Interest-bearing deposits grew $14.4 million in the first six months of 2010 to $993.0 million from $978.6 million at December 31, 2009. Non-interest-bearing deposits totaled $157.4 million at June 30, 2010, an increase of $6.9 million from the year end 2009. Federal Home Loan Bank advances increased $8.7 million, or 3.3%, to $272.5 million at June 30, 2010 from $263.8 million at December 31, 2009.

Total stockholders’ equity increased $5.0 million, or 3.2%, to $162.4 million at June 30, 2010 compared to $157.4 million at December 31, 2009. This was due to increased retained earnings of $4.1 million, consisting of $6.3 million of net income offset by dividend payments totaling $2.3 million. Also contributing to the increase in equity was an increase in additional paid-in capital of $272,000, a decrease of $278,000 in the accumulated other comprehensive loss, net of tax, and a reduction in unallocated stock held by our employee stock ownership plan totaling $350,000.

Investment Securities:  At June 30, 2010, our investment portfolio of $130.8 million, or 8.2% of total assets, consisted of available for sale securities of $114.0 million and held to maturity securities of $16.7 million. The increase in available for sale securities of $11.3 million from year end was mainly due to the purchase of $22.0 million of U.S. Government-sponsored enterprise investments offset by $11.2 million of principal payments of government-sponsored enterprise mortgage-backed securities. At June 30, 2010, the available for sale securities portfolio was comprised of $29.2 million in U.S. Government and U.S. Government-sponsored enterprise securities, $4.7 million in corporate bonds, $254,000 in municipal bonds, $65.5 million in U.S. Government-sponsored mortgage-backed securities and $14.4 million in marketable equity securities. The net unrealized gains on available for sale securities increased $220,000 to $6.3 million at June 30, 2010 from $6.1 million at December 31, 2009. The increase in the net unrealized gains on investment securities available for sale reflects the positive impact that decreasing long-term investment market rates had on the debt securities portfolio during the first six months of 2010. The held to maturity securities portfolio had an amortized cost of $16.7 million comprised of U.S. Government-sponsored mortgage-backed securities that had a fair market value of $18.1 million at June 30, 2010. Principal payments totaling $2.4 million were made in held to maturity securities during the six months ended June 30, 2010; there were no purchases.

Lending Activities:  Net loans receivable increased $22.0 million to $1.38 billion at June 30, 2010. The increase was primarily due to increases in commercial real estate loans of $23.5 million and commercial business loans of $14.5 million. Residential real estate loans decreased $7.4 million to $747.4 million due to our decision to sell fixed rate residential loans in the secondary market as a result of the historically low market rates. Real estate construction loans decreased $7.3 million to $63.8 million from year end. As of June 30, 2010 and December 31, 2009, commercial business loans consisted of $21.9 million and $22.8 million, respectively, of loans fully guaranteed by the United States Department of Agriculture.

Deposits:  Deposits increased $21.3 million to $1.15 billion at June 30, 2010 compared to $1.13 billion at December 31, 2009. At June 30, 2010, non-interest-bearing deposits were $157.4 million, an increase of $6.9 million and interest-bearing deposits were $993.0 million, an increase of $14.4 million, compared to December 31, 2009. Money market and investment savings account balances were $240.2 million, an increase of $5.5 million, regular savings and club account balances were $160.5 million, an increase of $16.7 million, and NOW account balances were $111.8 million, an increase of $3.7 million, as compared to December 31, 2009. Certificates of deposit balances were $480.5 million, a decrease of $11.5 million in the first six months of 2010 compared to year end resulting from deposit runoff and lower than average market rates. At June 30, 2010, core deposits were $669.9 million, an increase of $32.7 million compared to December 31, 2009. We have been promoting competitive rate shorter-term time deposits and money market accounts in response to the competition within our marketplace to maintain existing market share and to fund loan growth and reduce borrowings.

Liquidity and Capital Resources:  We maintain liquid assets at levels we consider adequate to meet our liquidity needs. We adjust our liquidity levels to fund loan commitments, repay our borrowings, fund deposit outflows, pay escrow obligations on all items in the loan portfolio and to fund operations. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans, the sale in the secondary market of loans held for sale, maturities and sales of investment securities and other short-term investments, periodic pay downs of mortgage-backed securities, and earnings and funds provided from operations. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements.

A portion of our liquidity consists of cash and cash equivalents, which are a product of our operating, investing and financing activities. At June 30, 2010, $19.5 million of our assets were invested in cash and cash equivalents compared to $19.3 million at December 31, 2009. Our primary sources of cash are principal repayments on loans, proceeds from the calls and maturities of investment securities, increases in deposit accounts, proceeds from residential loan sales and advances from the FHLBB.

For the six months ended June 30, 2010, net loans receivable increased $22.0 million due to increased levels of commercial real estate and commercial business loans. Total net loan originations declined $8.8 million from the same period in the prior year. We purchased $23.0 million of available for sale investment securities during the six months ended June 30, 2010. Sales of available for sale securities in the first six months of 2010 were $399,000. We received $11.2 million in net principal reductions on available for sale mortgage-backed securities and $2.4 million in principal payments on held to maturity securities during the six months ended June 30, 2010. Calls and maturities of investment securities during the six months ended June 30, 2010 totaled $470,000.

Liquidity management is both a daily and longer-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the FHLBB, which provide an additional source of funds. At June 30, 2010, we had $272.5 million in advances from the FHLBB and an additional available borrowing limit of $134.3 million based on collateral requirements of the FHLBB. Internal policies limit borrowings to 30.0% of total assets, or $480.6 million at June 30, 2010.

At June 30, 2010, we had outstanding commitments to originate loans of $70.8 million and unfunded commitments under construction loans, lines of credit and stand-by letters of credit of $266.4 million. At June 30, 2010, time deposits scheduled to mature in less than one year totaled $305.9 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained by us, we will have to utilize other funding sources, such as FHLBB advances in order to maintain our level of assets. Alternatively, we would reduce our level of liquid assets, such as our cash and cash equivalents in order to meet funding needs. In addition, the cost of such deposits may be significantly higher if market interest rates are higher or if there is an increased amount of competition for deposits in our market area at the time of renewal.

Comparison of Operating Results for the Six Months Ended June 30, 2010 to the Six Months Ended June 30, 2009

Our results of operations depend primarily on net interest income, which is the difference between the interest income from earning assets, such as loans and investments, and the interest expense incurred on interest-bearing liabilities, such as deposits and borrowings. We also generate non-interest income, including service charges on deposit accounts, mortgage servicing income, bank-owned life insurance income, safe deposit box rental fees, brokerage fees, insurance commissions and other miscellaneous fees. Our non-interest expense primarily consists of employee compensation and benefits, occupancy and equipment, service bureau fees, and other non-interest expenses. Our results of operations are also affected by our provision for loan losses.

The following discussion provides a summary and comparison of our operating results for the six months ended June 30, 2010 and 2009.

Earnings Summary:  From June 30, 2009 to June 30, 2010, net income increased by $1.8 million to $6.3 million compared to $4.5 million for the same period the year before. The increase in net income primarily resulted from an increase in net interest income of $4.0 million, which was partially offset by increases in the provision for loan loss expense of $1.2 million, non-interest expense of $208,000 and income tax provision of $1.2 million. The increase in net interest income was due to a reduction of deposit and borrowing expense of $4.8 million and $91,000, respectively, offset by lower interest and dividend income of $877,000. Non-interest income increased by $479,000, the result of earning $720,000 of loan fee income generated by Rockville Bank Mortgage, Inc., a net increase of $195,000 in gains on the sale of loans and the absence of additional other-than-temporary impairment charges compared to $357,000 for the same period a year earlier.

Offsetting these improvements was a reduction of $748,000 in securities gains for the period ending in 2010 compared to the same period ending in 2009. Increases of $467,000 in other real estate owned, $239,000 in salary related expense and $200,000 of all other expenses was offset by a decline in FDIC assessment expense of $698,000, accounting for much of the year over year increase in non-interest expense. Income before income taxes increased $3.1 million to $9.8 million in the first half of 2010 from $6.7 million compared to the same period the prior year.

Income Statement Summary:

	Six Months Ended June 30,
	2010	2009	Change
	(In thousands)

Net interest income	$26,557	$22,564	$3,993
Provision for loan losses	1,812	603	1,209
Non-interest income	4,052	3,573	479
Non-interest expense	19,027	18,819	208

Income before income taxes	9,770	6,715	3,055
Income tax provision	3,452	2,205	1,247

Net income	$6,318	$4,510	$1,808

Net Interest Income:  Net interest income before the provision for loan loss was $26.6 million for the six months ended June 30, 2010, compared to $22.6 million for the same period in 2009. The $4.0 million, or 17.7%, increase in net interest income was primarily due to a $32.4 million, or 14.6%, increase in average net interest-earning assets, in combination with a 50 basis point increase in our net interest margin to 3.53%. Average earning assets increased by $13.1 million, or 0.9%, to $1.5 billion. The increase in the average net interest-earning assets reflected the net impact of continued strong loan growth funded primarily by NOW and money market accounts. Our net interest rate spread increased 58 basis points to 3.23% from 2.65% for the same period in the prior year due to a 74 basis point decline in our average cost of funds partially offset by a 16 basis point decrease in our average earning asset yield resulting from the decline in interest rates.

Interest and Dividend Income:  For the six months ended June 30, 2010, interest and dividend income decreased $877,000, or 2.3%, to $37.6 million from $38.4 million for the same period in the prior year. Our interest-earning assets grew $13.1 million while the yield on interest-earning assets decreased 16 basis points to 4.99% from 5.15%. A decline of $33.1 million of average available for sale securities coupled with a 56 basis point decline in yield accounted for a $1.1 million reduction in interest and dividend income. Interest income on loans receivable increased $255,000, or 0.7%, to $35.0 million compared to $34.7 million for the six months ended June 30, 2009. The increase in loan interest income was due to growth in average loans for the period of $39.6 million, or 3.0% offset by an 11 basis point reduction on average loan yields.

Interest Expense:  Interest expense for the six months ended June 30, 2010 decreased $4.9 million, or 30.7%, to $11.0 million from $15.9 million compared to six months ended June 30, 2009. The savings resulted from a decrease of 74 basis points paid on average interest-bearing liabilities in combination with a $19.3 million, or a 1.5%, decrease in average interest-bearing liabilities. The decrease in the cost of funds was primarily due to the impact the sustained low interest rate environment had on our time deposits during the first six months of 2010, resulting in expense savings of $4.1 million. Average balances on interest-bearing deposits rose to $987.3 million, an increase of $28.3 million, as the growth in NOW and money market accounts of $50.8 million and savings accounts of $23.5 million offset the reduction of $45.9 million in time deposits. Average outstanding advances from the Federal Home Loan Bank were $262.9 million, a decrease of $47.7 million. The interest rate on these borrowings averaged 3.92%, 54 basis points higher than the average rate of 3.38% for the same period in 2009. The increase in the average rate for FHLB borrowings resulted from a reduced use of lower-cost overnight borrowings in the first six months of 2010 compared to the first six months of 2009.

Provision for Loan Losses:  The allowance for loan losses is maintained at a level management determined to be appropriate to absorb estimated credit losses that are both probable and reasonably estimable at the dates of the financial statements. Management evaluates the adequacy of the allowance for loan losses on a quarterly basis and charges any provision for loan losses needed to current operations. The assessment considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. The repayment of these impaired loans is largely dependent upon the sale and value of collateral that may be impacted by current real estate conditions. At June 30, 2010, the allowance for loan losses totaled $13.1 million, which represented 0.94% of total loans and 91.49% of non-performing loans compared to an allowance for loan losses of $13.1 million, which represented 0.98% of total loans and 89.51% of non-performing loans at June 30, 2009.

Potential Problem Loans:  We perform an internal analysis of the loan portfolio in order to identify and quantify loans with higher than normal risk. Loans having a higher risk profile are assigned a risk rating corresponding to the level of weakness identified in the loan. All loans risk-rated Special Mention, Substandard or Doubtful are listed on our “watchlist” and are reviewed by management on a quarterly basis to assess the level of risk and to ensure that appropriate actions are being taken to minimize potential loss exposure. Loans identified as “Loss” are normally fully charged off. In addition, we maintain a listing of “criticized loans” consisting of Substandard and Doubtful loans which are transferred to the Special Assets area which totaled $29.9 million at June 30, 2010.

We closely monitor the watchlist for signs of deterioration to mitigate the growth in non-accrual loans. At June 30, 2010, $14.5 million of commercial loans and $1.0 million of residential and consumer loans were included on the criticized list that were not considered impaired. At December 31, 2009, $15.8 million of commercial loans and $1.5 million of residential and consumer loans were included on the criticized list that were not considered impaired.

Non-Interest Income:  We have the following sources of non-interest income: banking service charges on deposit accounts, ATM fees, bank-owned life insurance, mortgage servicing income, loan fee income, sales of investment securities, derivative financial instruments and brokerage and insurance fees from Infinex, Inc., our on-premise provider of non-deposit investment services.

Non-interest income increased by $479,000 to $4.1 million for the six months ended June 30, 2010, compared to $3.6 million for the same period in 2009. During 2010, Rockville Bank Mortgage, Inc. collected $720,000 in loan fees in its first six months of operations. There were gains from the sale of securities of $188,000 compared to $936,000 of gains in the six months ended June 30, 2009, a reduction of $748,000. ATM fees increased $222,000, the gain on the sale of fixed rate residential mortgage loans increased $195,000, the collection of insufficient funds fees decreased $64,000, and Infinex fees decreased $77,000 in the six months ended June 30, 2010 compared to the same period of 2009. There was no other-than-temporary impairment of securities in the six months ended June 30, 2010 compared to $357,000 in the six months ended June 30, 2009.

Non-Interest Expense:  The following table summarizes non-interest expense for the six months ended June 30, 2010 and June 30, 2009:

	Six Months Ended June 30,
	2010	2009	$ Change	% Change
	(Dollars in thousands)

Salaries and employee benefits	$9,621	$9,382	$239	2.54%
Service bureau fees	1,986	1,972	14	0.71
Occupancy and equipment	2,182	2,197	(15)	(0.67)
Professional fees	758	701	57	8.01
Marketing and promotions	671	618	53	8.58
FDIC assessments	801	1,499	(698)	(46.56)
Other real estate owned	467	—	467	100.00
Other	2,541	2,450	91	3.73

Total non-interest expense	$19,027	$18,819	$208	1.10%

Non-interest expense increased $208,000, or 1.1%, to $19.0 million for the six months ended June 30, 2010 compared to $18.8 million for the same period in the prior year. Salary and employee benefits expense increased $239,000 which was mainly attributable to increases in salary expense of $844,000, health insurance of $79,000, 401(k) contribution expense of $51,000, employee bonus expense of $38,000, temporary help expense of $30,000 and employee stock ownership plan expense of $29,000 which were offset by reductions in pension and retirement expense of $601,000 and stock incentive awards of $242,000. The increase in the discount rate for the qualified pension plan expense was one of the key reasons for the overall decrease in the 2010 pension and retirement expense. Stock incentive award expense decreased due to the absence of new 2010 incentive awards. Service bureau fees increased $14,000 as the result of higher ATM servicing fees of $11,000 and service bureau fees of $51,000 offset by $48,000 of reductions in wide-area network servicing fees. Occupancy and equipment expense was slightly lower due to reductions in depreciation expense of $71,000 and utilities expense of $25,000 which was offset by increases in maintenance expense of $34,000, rent expense of $23,000 and janitorial service and supplies expense of $27,000. Professional fees increased $57,000 due to increases in consulting fees of $121,000 resulting from additional loan review documentation, possible branch expansion and human resource related issues which were offset by reductions in audit fees of $58,000 and legal fees of $6,000. Marketing and promotions expense increased $53,000 due to an increase in radio and television advertising. The decrease in FDIC assessments resulted from a special assessment of $700,000 incurred in 2009. Other real estate owned expense totaling $467,000 consisted of $135,000 of residential properties and $332,000 of commercial properties. There was no other real estate owned property in the first six months of 2009. Other expense increased $91,000 as shown in the table below.

The following table summarizes significant components of other non-interest expense for the six months ended June 30, 2010 and 2009:

	Six Months Ended June 30,
	2010	2009	Change
	(In thousands)

Directors fees	$333	$397	$(64)
Collections	257	190	67
Telephone	110	84	26
Postage	211	190	21
Courier	156	164	(8)
Dues and subscriptions	105	120	(15)
Mortgage loan servicing	136	153	(17)
Mortgage appraisal / credit reports	152	175	(23)
Off balance sheet provision expense	(4)	(38)	34
Printing and forms	154	172	(18)
Other	931	843	88

Total other non-interest expense	$2,541	$2,450	$91

Income Tax Provision:  Income tax provision for the six months ended June 30, 2010 was $3.5 million, an increase of $1.2 million from the same period in 2009. Income taxes are provided on an interim basis using the estimated annual effective tax rate. The effective tax rate was 35.3% and 32.8% of pretax income for the six months ended June 30, 2010 and 2009, respectively.

Comparison of Financial Condition at December 31, 2009 and December 31, 2008

Summary:  Our total assets increased $38.1 million, or 2.5%, to $1.6 billion at December 31, 2009, as compared to $1.5 billion at December 31, 2008, primarily due to a $69.2 million, or 5.4%, increase in net loans which were funded primarily with the proceeds received from additional deposits of $86.6 million, or 8.3%, which was offset by a $59.1 million reduction of Federal Home Loan Bank advances at December 31, 2009, an 18.3% decrease over December 31, 2008. Total capital increased $11.7 million, or 8.0%, to $157.4 million at December 31, 2009 from $145.8 million at December 31, 2008.

Investment Securities:  Available for sale investment securities decreased $38.5 million or 27.3% to $102.8 million at December 31, 2009 from $141.3 million at December 31, 2008. We started purchasing held to maturity securities in 2008 consisting of long term mortgage-backed securities and at December 31, 2009 had $19.1 million in securities held to maturity compared to $24.1 million at December 31, 2008. At December 31, 2009, the net unrealized gain on investment securities available for sale was $4.0 million, net of taxes, compared to $3.6 million as of December 31, 2008. The low interest rate environment during 2009 had a negative effect on the fair value of our LIBOR-based variable rate debt securities during the period. That impact was offset by increased unrealized gains on marketable equity securities.

Lending Activities:  Net loans receivable increased $69.2 million, or 5.4%, to $1.4 billion at December 31, 2009 from $1.3 billion at December 31, 2008, primarily due to increases in commercial real estate loans and residential mortgages.

Residential real estate loans increased $8.8 million, or 1.2%, to $754.8 million at December 31, 2009. This increase in loans reflected continued demand for loans in a favorable interest rate environment and a no-closing costs loan program for refinanced residential loans offset by the sales of $44.0 million of fixed rate residential loans in the secondary market to Freddie Mac. Commercial real estate loans increased $74.6 million, or 21.2%, to $426.0 million at December 31, 2009. This increase in commercial real estate loans reflects the expansion of existing borrowing relationships and the continued success of the regional commercial real estate lending program.

The allowance for loan losses decreased $14,000 to $12.5 million at December 31, 2009 from $12.6 million at December 31, 2008. The decrease in the allowance for loan losses resulted from a $2.0 million provision for loan losses for the year ended December 31, 2009 which equaled net charge-offs. The allowance was deemed adequate based upon management’s estimate of probable estimated loan losses inherent in the loan portfolio and the growth of the loan portfolio. At December 31, 2009, the allowance for loan losses represented 0.91% of total loans and 104.1% of non-performing loans, compared to 0.96% of total loans and 120.3% of non-performing loans as of December 31, 2008.

Deposits:  Deposits increased $86.6 million, or 8.3%, to $1.1 billion at December 31, 2009 from $1.0 billion at December 31, 2008. The growth was principally attributable to a $46.6 million increase in money market and investment savings. Demand deposits grew $34.4 million to $150.5 million at December 31, 2009, up 29.6% over the prior year end. NOW accounts grew $21.2 million to $108.1 million, at December 31, 2009, up 24.3% from the prior year end. Regular savings accounts increased $22.1 million to $143.6 million at December 31, 2009. Time deposits totaled $491.9 million at December 31, 2009, a decrease of $37.6 million, or 7.1%, over the prior year end. The funds generated from the increases in deposits were used to fund loan growth and reduce FHLBB advances during the period.

Liquidity and Capital Resources:  Liquid assets are maintained at levels considered adequate to meet our liquidity needs. Liquidity levels are adjusted to fund loan commitments, repay borrowings, fund deposit outflows and pay real estate taxes on mortgage loans held for investment. Liquidity is also adjusted as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, advances from the FHLBB, amortization and prepayment of loans, maturities of investment securities and other short-term investments, periodic principal repayments on mortgage-backed securities and earnings and funds provided from operations. Although not currently utilized, we also have available lines of credit with two deposit brokers, as well as, for unsecured federal funds. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. Interest rates on deposits are priced to maintain a desired level of total deposits.

A portion of our liquidity consists of cash and cash equivalents, which are a product of operating, investing and financing activities. At December 31, 2009 and 2008, respectively, $19.3 million and $14.9 million of our assets were invested in cash and cash equivalents. The primary sources of cash are principal repayments on loans, proceeds from the calls and maturities of investment securities, increases in deposit accounts and advances from the FHLBB.

During the years ended December 31, 2009 and 2008, loan originations and purchases, net of collected principal and loan sales, totaled $78.0 million and $178.0 million, respectively, reflecting continued growth in the loan portfolio due to a favorable interest rate environment, a no-closing cost residential loan program targeted at the refinance market and the use of two established local mortgage banking firms to originate adjustable rate hybrid residential loans. Cash received from the calls and maturities of investment securities totaled $2.5 million and $14.9 million during the years ended December 31, 2009 and 2008, respectively. We purchased $8.1 million and $57.0 million and received proceeds from the sale of available for sale investment securities of $21.2 million and $5.9 million during the years ended December 31, 2009 and 2008, respectively. We started purchasing held to maturity securities in 2008 consisting of long term mortgage-backed securities and at December 31, 2009 had $19.1 million in securities held to maturity compared to $24.1 million at December 31, 2008.

Deposit flows are generally affected by the level of our interest rates, the interest rates and products offered by local competitors, and other factors. The net increases in total deposits were $86.6 million and $91.5 million for the years ended December 31, 2009 and 2008, respectively. We experienced increasing deposit levels in 2009 due to new branch promotions and disintermediation from investment firms due to increasing uncertainty in the financial markets and an historically low interest rate environment.

Liquidity management is both a daily and a longer-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the FHLBB, which provide an additional source of funds. At December 31, 2009, we had $263.8 million in advances from the FHLBB and an additional available borrowing limit of $146.5 million based on collateral requirements of the FHLBB. Our internal policies limit borrowings to 30% of total assets, or $471.3 million at December 31, 2009.

At December 31, 2009, we had outstanding commitments to originate loans of $36.7 million and unfunded commitments under lines of credit and stand-by letters of credit of $280.4 million. At December 31, 2009, time deposits scheduled to mature in less than one year totaled $359.8 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained by us, other funding sources will be utilized, such as the FHLBB advances, brokered deposits from two available lines, and an unsecured federal funds line of credit in order to maintain the level of assets. Alternatively, we would reduce the level of liquid assets, such as cash and cash equivalents in order to meet funding needs. In addition, the cost of such deposits may be significantly higher if market interest rates are higher or there is an increased amount of competition for deposits in our market area at the time of renewal.

Comparison of Operating Results for the Year Ended December 31, 2009 to the Year Ended December 31, 2008

The following discussion provides a summary and comparison of our operating results for the years ended December 31, 2009 and 2008.

Income Statement Summary:

	Years Ended December 31,
	2009	2008	$ Change
	(In thousands)

Net interest income	$46,287	$42,599	$3,688
Provision for loan losses	1,961	2,393	(432)
Non-interest income (loss)	6,972	(8,987)	15,959
Non-interest expense	36,631	33,762	2,869

Income (loss) before income taxes	14,667	(2,543)	17,210
Income tax provision (benefit)	4,935	(956)	5,891

Net income (loss)	$9,732	$(1,587)	$11,319

Earnings Summary:  We had net income of $9.7 million for the year ended December 31, 2009 compared to a net loss of $1.6 million for 2008. When comparing 2009 to 2008, net interest income increased $3.7 million, or 8.7%, the provision for loan losses decreased by $432,000 or 18.1%, and non-interest income increased $16.0 million. Non-interest expense increased by $2.9 million, or 8.5%. In 2009, we earned $0.53 per share on both a basic and diluted earnings per share basis. In 2008, we lost $0.09 per share on both a basic and diluted earnings per share basis.

Income before taxes increased $17.2 million to $14.7 million for the year ending December 31, 2009 from a loss before taxes of $2.5 million for the same period in the prior year. Losses from other-than-temporary impairment of securities were $362,000 for the year ended December 31, 2009 compared to $14.9 million for the year ended December 31, 2008, and were the primary change in non-interest income (loss) between both periods. Expenses relating to the issuance of restricted stock and stock options decreased $905,000 to $838,000 for the year ended December 31, 2009 when compared to $1.7 million for the year ended December 31, 2008. The decrease in restricted stock expense from the prior year reflects the fact that a significant portion of the expense related to the 2008 stock grant, which vests over a four-year period, was accelerated for retirement-eligible officers who had constructively earned the award granted.

The increase in net interest income was primarily due to an $18.2 million, or 8.7%, increase in average net interest-earning assets and a one basis point increase in the net interest margin. The $432,000 decrease in the provision for loan losses from the prior year was attributable to a decrease in the provision deemed necessary as a result of our evaluation of the required allowance amount based upon probable and reasonably estimable losses in our loan portfolio.

At December 31, 2008, we had established an allowance for loan losses of $12.6 million that was disbursed between an allocated $11.9 million to cover embedded risk in the homogenous pool evaluation, a $473,000 allocation to $10.1 million portfolio component that was segregated for specific impairment analysis and a $212,000 allocation for imprecision. During 2009, the impaired loans increased from $10.4 million at December 31, 2008 to a high of $15.4 million at September 30, 2009 with the related impairment reserve rising from $473,000 to $1.1 million, respectively. Collateral values were reassessed under current market conditions and the specific impairment allocation in relation to the total principal balance of loans tested rose from 4.70% at December 31, 2008 to 7.20% at September 30, 2009. During this same period, the allocated reserve for the performing pools fell slightly from $11.9 million at December 31, 2008 to $11.4 million or from a 92 basis point allocation to an 85 basis point allocation as some embedded risk was more specifically identified in the rising level of non-performing loans.

In the last quarter of 2009 charge-offs in excess of $700,000 were recognized on loans specifically tested for impairment at September 30, 2009. This reduction in conjunction with transfer of a large sub-division loan into other real estate owned during the quarter, significantly reduced the impaired loan total from $15.4 million at September 30, 2009 to $12.0 million at December 31, 2009 and resulted in a lower specific reserve of $381,000 at year-end.

At December 31, 2009, allowance for loan losses totaled $12.5 million or 91 basis points of gross loans as compared with 96 basis points at the prior year end. The majority of this decrease was attributable to the homogeneous pool allocation that fell from 92 basis points at December 31, 2008 to 88 basis points at December 31, 2009 as the level of embedded risk migrated to specific non-performance and our subsequent recognition of loss. Management reviewed the factors affecting the homogenous pool allocations and believes that the allocations accurately reflect loss exposure based on current portfolio performance and market conditions.

The $16.0 million increase in non-interest income was due to a $14.5 million decrease in the other-than-temporary impairment of securities, a $555,000 increase in gains on sales of securities and a $782,000 increase in gains sales of loans. The program to sell fixed rate residential mortgages in the secondary market began in 2009 driven by historically low mortgage interest rates.

The $2.9 million increase in non-interest expense was primarily due to an increase of $1.6 million in FDIC assessments for 2009, an increase of $1.4 million in salaries and employee benefits, and a $277,000 increase in occupancy costs. Expense reductions in professional fees and marketing expenses of $353,000 and $159,000, respectively, were realized.

Net Interest Income:  Net interest income before the provision for loan loss increased 8.7% to $46.3 million for the year ended December 31, 2009, compared to $42.6 million for the year ended December 31, 2008. The increase was primarily due to an $18.2 million, or 8.5% increase in average net interest-earning assets and a one basis point increase in the net interest margin to 3.10% for the year ended December 31, 2009 from 3.09% for the year ended December 31, 2008. Average net interest-earning assets increased to $233.5 million for the year ended December 31, 2009 from $215.2 million for the prior year.

Interest and Dividend Income:  Interest and dividend income decreased 1.9% to $76.1 million for the year ended December 31, 2009 from $77.5 million for the year ended December 31, 2008. Interest income on loans receivable increased by 1.5% to $69.5 million for the year ended December 31, 2009 from $68.5 million for the year ended December 31, 2008 primarily due to an 11.8% increase in average loans receivable which was offset by a 53 basis point decline in the average yield. The average loan yield for the year ended December 31, 2009 decreased to 5.21% from 5.74% compared to the same period in the prior year. The prime rate used as an index to re-price various commercial and home equity adjustable rate loans was 3.25%, unchanged from December 31, 2008. Interest and dividend income on securities decreased to $6.5 million for the year ended, December 31, 2009 from $8.6 million for the year ended December 31, 2008 attributable to both a $28.4 million decrease in average securities and a 42 basis point decrease in the average yield on securities for the year ended December 31, 2009 compared to the year ended December 31, 2008.

Interest Expense:  Interest expense for the year ended December 31, 2009 decreased 14.8% to $29.8 million from $34.9 million for the year ended December 31, 2008. The decrease in interest expense for the year ended December 31, 2009 compared to the same period in the prior year was attributable to a decline in the weighted-average rate paid due to a falling rate environment offset by an increase in average outstandings. For the year ended December 31, 2009, average interest-bearing liabilities rose 8.2% to $1.3 billion from $1.2 billion for the year ended December 31, 2008. The average rate paid on interest-bearing liabilities for the year ended December 31, 2009 decreased 63 basis points to 2.37% from 3.00% for the year ended December 31, 2008. For the year ended December 31, 2009, average core deposits increased to $564.2 million from $474.4 million for the year ended December 31, 2008.

Provision for Loan Losses:  Management recorded a provision of $2.0 million for the year ended December 31, 2009, a decrease of $432,000 compared to the year ended December 31, 2008 as a result of an evaluation of the loan portfolio and estimated allowance requirements. A significant portion of the decline was due to a decrease in the level of growth during the year. In 2008, total loans increased $178 million while in 2009, total loans increased $70 million. At December 31, 2009, the allowance for loan losses totaled $12.5 million, or 104.1% of non-performing loans and 0.91% of total loans, compared to $12.6 million at December 31, 2008, or 120.3% of non-performing loans and 0.96% of total loans. We experienced net loan charge-offs of $2.0 million in 2009 compared with net charge-offs of $460,000 in 2008. The increase in loan charge-offs was primarily attributable to two borrowers and the recognition of collateral impairment on two sub-division projects during 2009.

Non-interest Income (Loss):  Sources of non-interest income primarily include banking service charges on deposit accounts, Infinex brokerage and insurance fees, bank-owned life insurance and mortgage servicing income. Other-than-temporary impairment of securities are also included in non-interest income (loss).

Non-interest income (loss) was $7.0 million for the year ended December 31, 2009, and included other-than-temporary impairment charges totaling $362,000 compared to $14.9 million of other-than-temporary impairment charges during the year ended December 31, 2008. Other-than-temporary impairment charges in 2009 were comprised of $297,000 related to five common stocks and $65,000 related to one mutual fund.

Service charges and fees increased $90,000 which was primarily comprised of an increase of $294,000 in ATM fees due to increased volume in debit card transactions and a $64,000 increase in safe deposit fees. Service charge fee reductions were recorded in Infinex brokerage and insurance fees of $163,000, overdraft fees of $70,000 and $33,000 in reverse mortgage commissions and fees.

Non-interest Expense:  Non-interest expense increased by $2.9 million, or 8.5%, to $36.6 million for the year ended December 31, 2009 from $33.8 million for the year ended December 31, 2008.

The following table summarizes non-interest expense for the years ended December 31, 2009 and 2008:

	Years Ended December 31,
	2009	2008	$ Change	% Change
	(Dollars in thousands)

Salaries and employee benefits	$18,571	$17,150	$1,421	8.3%
Service bureau fees	3,872	3,808	64	1.7
Occupancy and equipment	4,380	4,103	277	6.8
Professional fees	1,131	1,484	(353)	(23.8)
Marketing and promotions	1,156	1,315	(159)	(12.1)
FDIC assessments	2,222	654	1,568	239.8
Other(1)	5,299	5,248	51	1.0

Total non-interest expense	$36,631	$33,762	$2,869	8.5%

(1)	Includes directors’ fees and expenses for the years ended December 31, 2009 and 2008 of $769,000 and $829,000, respectively.

The $1.4 million increase in salary and employee benefits includes a $1.2 million increase in pension expense, a $443,000 increase in bonuses, offset by an $821,000 decrease in restricted stock compensation expense. The increase in pension costs was the result of higher net periodic benefit costs in 2009 than in 2008 as calculated by our benefit consultant and actuary firm. Bonuses increased in 2009 over 2008 as a result of our loss incurred in 2008 which reduced the payout in 2008.

The $821,000 decrease in restricted stock expense from the prior year reflects the fact that a significant portion of the expense related to the 2008 stock grant that vests over a four-year period was accelerated for retirement-eligible officers in 2008 who had constructively earned the award granted.

Occupancy and equipment expense increased $277,000, or 6.8%, over the prior year due to increases in rent expense, utilities, property taxes, and depreciation expense on our buildings and furniture and equipment attributable to the June 2008 opening of the new Colchester Branch and January 2009 opening of the Manchester Branch.

FDIC assessments expense increased $1.6 million, or 239.8%, in 2009 from 2008 caused by a special assessment of $700,000, increased assessments resulting from a greater level of deposits and higher FDIC assessment rates in 2009.

Other non-interest expense increased $51,000, or 1.0%, in 2009 over the prior year. Significant components of other non-interest expense were as follows:

	Years Ended December 31,
	2009	2008	$ Change	% Change
	(Dollars in thousands)

Directors fees and expenses	$769	$829	$(60)	(7.2)%
Collections	463	29	434	1,496.6
Off-balance sheet provision	(47)	230	(277)	(120.4)
Telephone	174	202	(28)	(13.9)
Postage	395	383	12	3.1
Courier	331	344	(13)	(3.8)
Dues and subscriptions	215	228	(13)	(5.7)
Service charges	188	183	5	2.7
Printing and forms	328	431	(103)	(23.9)
Other	2,483	2,389	94	3.9

Total other non-interest expense	$5,299	$5,248	$51	1.0%

Collection expense was $463,000 in 2009 compared to $29,000 in 2008, an increase of $434,000 due to legal and other third-party costs associated with five commercial loans prior to foreclosure. Off-balance sheet provision declined $277,000, as compared to 2008, due to a reduction of off-balance sheet unfunded commitments for 2009 compared to the total unfunded commitments for 2008. Other expense was $2.5 million in 2009 compared to $2.4 million in 2008, an increase of $94,000, or 3.9%. The increase in 2009 included $60,000 of additional appraisal and credit report expense, $69,000 of other real estate owned expense, of which there was none in 2008, and $46,000 of additional mortgage loan servicing expense. These increases were partially offset by expense reductions in travel expense of $60,000.

Income Tax Expense:  Due to net income of $9.7 million in 2009, we had income tax expense of $4.9 million compared to an income tax benefit of $956,000 in 2008. The effective tax rate was 33.6% and 37.6% for the years ended December 31, 2009 and 2008, respectively. The effective tax rate differed from the statutory rate of 34% for the years ended December 31, 2009 and 2008 primarily due to the preferential tax treatment of the corporate dividends received and non-taxable earnings on bank-owned life insurance and municipal investments.

Comparison of Operating Results for the Year Ended December 31, 2008 to the Year Ended December 31, 2007

The following discussion provides a summary and comparison of our operating results for the years ended December 31, 2008 and 2007.

Income Statement Summary:

	Years Ended December 31,
	2008	2007	$ Change	% Change
	(Dollars in thousands)

Net interest income	$42,599	$38,300	$4,299	11.2%
Provision for loan losses	2,393	749	1,644	219.5
Non-interest (loss) income	(8,987)	5,194	(14,181)	(273.0)
Non-interest expense	33,762	30,301	3,461	11.4

(Loss) income before income taxes	(2,543)	12,444	(14,987)	(120.4)
(Benefit) provision for income taxes	(956)	4,116	(5,072)	(123.2)

Net (loss) income	$(1,587)	$8,328	$(9,915)	(119.1)%

Earnings Summary:  We experienced a net loss of $1.6 million for the year ended December 31, 2008 compared to net income of $8.3 million for 2007. When comparing 2008 to 2007, net interest income increased $4.3 million, or 11.2%, the provision for loan losses increased by $1.6 million or 219.5%, and non-interest income decreased $14.2 million, or 273.0%. Other non-interest expense increased by $3.5 million, or 11.4%. In 2008, we lost $0.09 per share on both a basic and diluted earnings per share basis. In 2007, basic and diluted earnings per share were $0.44.

Income before taxes decreased $15.0 million, or 120.4%, to a loss of $2.5 million for the year ending December 31, 2008 from income before taxes of $12.4 million for the same period in the prior year. When excluding from both periods losses from other-than-temporary impairment of securities and expenses relating to the issuance of restricted stock and stock options, income before taxes would have increased $2.7 million, or 9.1% for the year ending December 31, 2008 when compared to the same period in the prior year. Losses from other-than-temporary impairment of securities were $14.9 million for the year ended December 31, 2008 compared to $233,000 for the year ended December 31, 2007, and were the primary change in non-interest (loss) income between both periods. Expenses relating to the issuance of restricted stock and stock options increased $791,000 to $1.7 million for the year ended December 31, 2008 when compared to $952,000 for the year ended December 31, 2007.

The increase in net interest income was primarily due to a $4.6 million, or 2.2%, increase in average net interest-earning assets offset by a four basis point decrease in the net interest margin. The $1.6 million increase in the provision for loan losses from the prior year was attributable to an increase in the provision deemed necessary as a result of our evaluation of the required allowance amount based upon probable and reasonably estimable losses in our loan portfolio. The increase in the provision reflects the decline in economic activity within our market area as evidenced by our increase in non-performing loans to 0.80% of total loans as of December 31, 2008 from 0.14% as of December 31, 2007.

The $14.2 million decrease in non-interest income was due to a $14.6 million increase in the other-than-temporary impairment of securities, a $127,000 reduction in gains on sales of securities partially offset by an increase of $594,000 in service charges and fee income. The increase in service charges and fees was primarily comprised of a $311,000 increase in insufficient funds charges as a result of the growth in demand deposit accounts, an increase of $205,000 in ATM fees due to increased volume in debit card transactions and additions made to our ATM network, and an increase in Infinex brokerage fees of $95,000.

Net Interest Income:  Net interest income before the provision for loan loss increased 11.2% to $42.6 million for the year ended December 31, 2008, compared to $38.3 million for the year ended December 31, 2007. The increase was primarily due to a $4.6 million, or 2.2% increase in average net interest-earning assets offset by a 4 basis point decrease in the net interest margin. Our net interest margin decreased to 3.09% for the year ended December 31, 2008 from 3.13% for the year ended December 31, 2007. Average net interest-earning assets increased to $215.2 million for the year ended December 31, 2008 from $210.6 million for the prior year.

Interest and Dividend Income:  Interest and dividend income increased 5.0% to $77.5 million for the year ended December 31, 2008 from $73.9 million for the year ended December 31, 2007. Interest income on loans receivable increased by 2.2% to $68.5 million for the year ended December 31, 2008 from $67.0 million for the year ended December 31, 2007 primarily due to a 10.8% increase in average loans receivable which was offset by a 48 basis point decline in the average yield. The average loan yield for the year ended December 31, 2008 decreased to 5.74% from 6.22% compared to the same period in the prior year. The prime rate used as an index to re-price various commercial and home equity adjustable rate loans decreased 400 basis points during the year to 3.25% at December 31, 2008 from 7.25% at December 31, 2007. Interest and dividend income on available for sale securities increased to $8.6 million for the year ended December 31, 2008 from $6.1 million for the year ended December 31, 2007 attributable to both a 25.1% increase in average available for sale securities and a 55 basis point increase in the average yield on available for sale investment securities for the year ended December 31, 2008 compared to the year ended December 31, 2007.

Interest Expense:  Interest expense for the year ended December 31, 2008 decreased 1.8% to $34.9 million from $35.6 million for the year ended December 31, 2007. The decrease in interest expense for the year ended December 31, 2008 compared to the same period in the prior year was attributable to an increase in average outstandings offset by a decline in the weighted average rate paid due to a falling rate environment. For the year ended December 31, 2008, average interest-bearing liabilities rose 14.7% to $1.2 billion from $1.0 billion for the year ended December 31, 2007. The average rate paid on interest-bearing liabilities for the year ended December 31, 2008 decreased 51 basis points to 3.00% from 3.51% for the year ended December 31, 2007. For the year ended December 31, 2008, average core deposits increased to $474.4 million from $408.7 million for the year ended December 31, 2007.

Provision for Loan Losses:  Management recorded a provision of $2.4 million for the year ended December 31, 2008, an increase of $1.6 million compared to the year ended December 31, 2007 as a result of an evaluation of the loan portfolio and estimated allowance requirements. At December 31, 2008, the allowance for loan losses totaled $12.6 million, or 120.3% of non-performing loans and 0.96% of total loans, compared to $10.6 million at December 31, 2007, or 676.9% of non-performing loans and 0.94% of total loans. We experienced net loan charge-offs of $460,000 in 2008 compared with net recoveries of $44,000 in 2007. The increase in loan charge-offs was attributable to the decline in our current economic environment.

Non-interest Income (Loss):  Sources of non-interest income primarily include banking service charges on deposit accounts, Infinex brokerage and insurance fees, bank-owned life insurance and mortgage servicing income. Other-than-temporary impairment of securities are also included in non-interest income.

Non-interest loss was $9.0 million for the year ended December 31, 2008, and included other than temporary impairment of securities totaling $14.9 million compared to $5.2 million non-interest income earned during the year ended December 31, 2007. Other-than-temporary impairment charges included $11.6 million related to preferred stock of Freddie Mac and Fannie Mae, $1.1 million related to a AAA rated pooled trust preferred security, $1.1 million related to eleven common stocks, $587,000 related to one mutual fund and $493,000 related to one AAA rated corporate debt security.

Service charges and fees increased $594,000 which was primarily comprised of an increase of $205,000 in ATM fees due to increased volume in debit card transactions and additions made to our ATM network, a $311,000 increase in insufficient funds charges as a result of the growth in demand deposit accounts, and a $95,000 increase in Infinex brokerage fees.

Non-interest Expense:  Non-interest expense increased by $3.5 million, or 11.4%, to $33.8 million for the year ended December 31, 2008 from $30.3 million for the year ended December 31, 2007.

The following table summarizes non-interest expense for the years ended December 31, 2008 and 2007:

	Years Ended December 31,
	2008	2007	$ Change	% Change
	(Dollars in thousands)

Salaries and employee benefits	$17,150	$16,082	$1,068	6.6%
Service bureau fees	3,808	3,361	447	13.3
Occupancy and equipment	4,103	3,594	509	14.2
Professional fees	1,484	1,550	(66)	(4.3)
Marketing and promotions	1,315	1,131	184	16.3
FDIC assessments	654	229	425	185.6
Other(1)	5,248	4,354	894	20.5

Total non-interest expense	$33,762	$30,301	$3,461	11.4%

(1)	Includes directors’ fees and expenses for the years ended December 31, 2008 and 2007 of $829,000 and $755,000, respectively.

The $3.5 million increase in non-interest expense was primarily due to an increase of $1.1 million in salaries and employee benefits, a $509,000 increase in occupancy costs and a $437,000 increase in insurance and FDIC assessments. Also contributing to the rise in non-interest expense was a $253,000 increase in off balance sheet provision for credit loss, a $447,000 increase in service bureau fees, and a $184,000 increase in marketing costs.

The $1.1 million increase in salary and employee benefits includes a $1.0 million increase in salary costs and a $984,000 increase in restricted stock compensation expense offset by a $234,000 decrease in bonuses, a $190,000 net increase in the amount of loan fees deferred under SFAS 91, a $239,000 decrease in stock option compensation and a $115,000 decrease in expense related to our employee stock ownership plan, when compared to the prior year. The increase in salary costs was primarily due to the growth in the number of full-time equivalent employees, which increased to 219 as of December 31, 2008 from 205 as of December 31, 2007 as a result of the expansion of branch facilities.

The $984,000 increase in restricted stock expense from the prior year reflects the fact that a significant portion of the expense related to the 2008 stock grant that vests over a four-year period was accelerated for retirement-eligible officers who had constructively earned the award granted. The decrease of $239,000 in stock option compensation expense when compared to the prior year was primarily due to the immediate recognition of $110,000 of unrecognized stock option compensation expense as a result of a tender offer consummated in 2007 to purchase 43,100 of options issued in the prior year to non-executive officers and $232,000 in expense recorded for a new stock option grant made to executive officers during 2007, as compared to $174,000 of expense recorded for a new stock grant made to executive officers in 2008 and $99,000 in stock option expense for the 2007 and 2006 grants. Stock compensation expense is discussed in detail in Note 14 in the “Share-Based Compensation” footnote in the financial statements.

The increase in service bureau fees of $447,000 was primarily due to increases in ATM servicing, core processing services and wide area network costs, due to increases in fees charged by our core processor and additions made to our ATM, branch and wide area network.

Occupancy and equipment expense increased $509,000, or 14.2%, over the prior year primarily due to the expansion of our branch and ATM network. This was attributable to an increase of $185,000 for rent expense, an increase of $159,000 in utilities, maintenance contracts and janitorial services and an increase of $167,000 in depreciation expense on our buildings and furniture and equipment. In June 2008, the new Colchester Branch opened contributing the above expense increases.

Insurance and FDIC assessments expense increased $437,000, or 121.1%, in 2008 from 2007 caused primarily by a $425,000 increase in FDIC assessments. Increased assessments resulted from a greater level of deposits coupled with a higher FDIC assessment rate.

Other expense increased $882,000, or 20.9%, in 2008 over the prior year. Significant components of other non-interest expense were as follows:

	Years Ended December 31,
	2008	2007	$ Change	% Change
	(Dollars in thousands)

Directors fees and expenses	$829	$755	$74	9.8%
Telephone	202	217	(15)	(6.9)
Postage	383	369	14	3.8
Courier	344	302	42	13.9
Dues and subscriptions	228	235	(7)	(3.0)
Service charges	183	128	55	43.0
Printing and forms	431	392	39	9.9
Other	2,504	1,824	680	37.3

Total other non-interest expense	$5,104	$4,222	$882	20.9%

Other expense was $2.5 million in 2008 compared to $1.8 million in 2007, an increase of $680,000, or 37.3%. The increase in 2008 included $253,000 in off balance sheet provision for credit loss expense, $139,000 in Human Resource expense, $109,000 in annual meeting expense, and $80,000 in sales training expense which was partially offset by a reduction of $62,000 in directors’ deferred compensation expense.

Income Tax Expense:  Due to the net loss in 2008, we received a tax benefit of $956,000 compared to income tax expense of $4.1 million in 2007. The effective tax rate was 37.6% and 33.1% for the years ended December 31, 2008 and 2007, respectively. The effective tax rate differed from the statutory rate of 34% for the years ended December 31, 2008 and 2007 primarily due to the preferential tax treatment of the corporate dividends received, non-taxable earnings on bank-owned life insurance and municipal investments offset by the non-deductibility of the excess book basis of employee stock ownership plan expense that was recorded at the average market price for book purposes and is only deductible at cost basis for tax purposes and the non-deductibility of $715,000 of employee benefits expense that exceeded the Federal compensation limit and the impact of the compensation deduction limits.

Management of Market and Interest Rate Risk

General:  The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, in general have longer contractual maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our Board of Directors has established an Asset/Liability Committee which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors. Management monitors the level of interest rate risk on a regular basis and the Asset/Liability Committee meets at least quarterly to review our asset/liability policies and interest rate risk position.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. During the low interest rate environment that has existed in recent years, we have implemented the following strategies to manage our interest rate risk: (i) emphasizing adjustable rate loans including, adjustable rate one-to-four family, commercial and consumer loans, (ii) reducing and shortening the expected average life of the investment portfolio, and (iii) periodically lengthening the term structure of our borrowings from the FHLBB. Additionally, in the first quarter of 2009, we began selling fixed rate residential mortgages to the secondary market. These measures should serve to reduce the volatility of our future net interest income in different interest rate environments.

Quantitative Analysis:  Simulation analysis is used to estimate our interest rate risk exposure at a particular point in time. It is a dynamic method in that it incorporates our forecasted balance sheet growth assumptions under the different interest rate scenarios tested. We utilize the income simulation method to analyze our interest rate sensitivity position and to manage the risk associated with interest rate movements. At least quarterly, our Asset/Liability Committee reviews the potential effect that changes in interest rates could have on the repayment or repricing of rate sensitive assets and the funding requirements of rate sensitive liabilities. Our most recent simulation uses projected repricing of assets and liabilities on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rate assumptions can have a significant impact on interest income simulation results. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates may have a significant impact on the actual prepayment speeds of our mortgage related assets that may in turn effect our interest rate sensitivity position. When interest rates rise, prepayment speeds slow and the average expected life of our assets would tend to lengthen more than the expected average life of our liabilities and therefore would most likely result in a decrease to our asset sensitive position.

Our Asset/Liability policy currently limits projected changes in net interest income to a maximum variance of (5.0%) for every 100 basis point interest rate change measured over a 12 month and a 24 month period when compared to the flat rate scenario. In addition, our policy limits change in return on assets by a maximum of 15 basis points for every 100 basis point interest rate change when compared to the flat rate scenario, or the change will be limited to 20.0% of the flat rate scenario return on assets (for every 100 basis point interest rate change), whichever is less. These policy limits are re-evaluated on a periodic basis (not less than annually) and may be modified, as appropriate. Because of the asset-sensitivity of our balance sheet, coupled with little opportunity to decrease deposit rates further due to their current low nominal level, income is projected to decrease if interest rates fall. Also included in the decreasing rate scenario is the assumption that further declines are reflective of a deeper recession as well as narrower credit spreads from federal market intervention.

At December 31, 2009, income at risk (i.e., the change in net interest income) decreased 1.87% and decreased 3.50% based on a 300 basis point average increase or a 50 basis point average decrease, respectively. At June 30, 2010, income at risk decreased 0.17% and decreased 0.61% based on a 400 basis point average increase or a 50 basis point average decrease, respectively. At December 31, 2009, return on assets was modeled to decrease by 5 basis points and decrease by 6 basis points based on a 300 basis point increase or a 50 basis point decrease, respectively. At June 30, 2010, return on assets was modeled to decrease by 5 basis points and increase by 8 basis points based on a 400 basis point increase or a 50 basis point decrease, respectively. The following table depicts the percentage decrease in estimated net interest income over twelve months for the periods presented based on these scenarios:

	Percentage Decrease in Estimated
	Net Interest Income Over 12 Months
	At June 30, 2010	At December 31, 2009

300 basis point increase	—	1.87%
400 basis point increase	0.17%	—
50 basis point decrease	0.61	3.50

Net Interest Income Analysis: Average Balance Sheets, Interest and Yields/Costs

The following tables present for the periods set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of net deferred costs and premiums that are amortized to interest income or expense.

	Six Months Ended June 30,
	2010			2009
	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
			(Dollars in thousands)

Interest-earning assets:
Loans receivable, net	$1,359,526	$34,998	5.15%	$1,319,911	$34,743	5.26%
Investment securities	120,860	2,560	4.24	153,957	3,695	4.80
Federal Home Loan Bank stock	17,007	—	—	17,007	—	—
Other earning assets	7,316	3	0.08	711	—	—

Total interest-earning assets	1,504,709	37,561	4.99	1,491,586	38,438	5.15

Non-interest-earning assets	66,684			59,501

Total assets	$1,571,393			$1,551,087

Interest-bearing liabilities:
NOW and money market accounts	$346,874	793	0.46	$296,108	1,439	0.97
Savings accounts(1)	156,983	274	0.35	133,518	326	0.49
Time deposits	483,414	4,786	1.98	529,323	8,867	3.35

Total interest-bearing deposits	987,271	5,853	1.19	958,949	10,632	2.22
Advances from the Federal Home Loan Bank	262,882	5,151	3.92	310,535	5,242	3.38

Total interest-bearing liabilities	1,250,153	11,004	1.76%	1,269,484	15,874	2.50%

Non-interest-bearing liabilities	160,141			133,541

Total liabilities	1,410,294			1,403,025
Stockholders’ Equity	161,099			148,062

Total liabilities and stockholders’ equity	$1,571,393			$1,551,087

Net interest income		$26,557			$22,564

Net interest rate spread(2)			3.23%			2.65%
Net interest-earning assets(3)	$254,556			$222,102

Net interest margin(4)			3.53%			3.03%
Average interest-earning assets to average interest-bearing liabilities			120.36%			117.50%

(1)	Includes mortgagors’ and investors’ escrow accounts.

(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents the annualized net interest income divided by average total interest-earning assets.

	For the Years Ended December 31,
	2009			2008			2007
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost
	(Dollars in thousands)

Interest-earning assets:
Loans receivable, net	$1,333,770	$69,517	5.21%	$1,193,416	$68,458	5.74%	$1,076,674	$66,995	6.22%
Total investment securities	140,494	6,544	4.66	168,913	8,580	5.08	135,059	6,122	4.53
Federal Home Loan Bank stock	17,007	—	0.00	13,812	473	3.42	10,248	658	6.42
Other earning assets	931	1	0.11	2,376	34	1.43	2,443	102	4.18

Total interest-earning assets	1,492,202	76,062	5.10	1,378,517	77,545	5.63	1,224,424	73,877	6.03

Non-interest-earning assets	59,606			57,255			52,460

Total assets	$1,551,808			$1,435,772			$1,276,884

Interest-bearing liabilities:
NOW and money market accounts	$312,439	2,494	0.80	$249,038	4,728	1.90	$191,192	3,323	1.74
Savings accounts(1)	136,981	607	0.44	128,467	824	0.64	130,734	835	0.64
Time deposits	524,041	16,270	3.10	514,222	19,517	3.80	508,672	22,923	4.51

Total interest-bearing deposits	973,461	19,371	1.99	891,727	25,069	2.81	830,598	27,081	3.26
Advances from the Federal Home Loan Bank	285,258	10,404	3.65	271,545	9,877	3.64	183,219	8,496	4.64

Total interest-bearing liabilities	1,258,719	29,775	2.37%	1,163,272	34,946	3.00%	1,013,817	35,577	3.51%

Non-interest-bearing liabilities	142,017			117,983			106,398

Total liabilities	1,400,736			1,281,255			1,120,215
Stockholders’ equity	151,072			154,517			156,669

Total liabilities and stockholders’ equity	$1,551,808			$1,435,772			$1,276,884

Net interest income		$46,287			$42,599			$38,300

Net interest rate spread(2)			2.73%			2.63%			2.52%
Net interest-earning assets(3)	$233,483			$215,245			$210,607

Net interest margin(4)			3.10%			3.09%			3.13%
Average interest-earning assets to average interest-bearing liabilities			118.55%			118.50%			120.77%

(1)	Includes mortgagors’ and investors’ escrow accounts

(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents the annualized net interest income divided by average total interest-earning assets.

Rate Volume Analysis

The following tables set forth the effects of changing rates and volumes on net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the volume and rate columns. For purposes of this table, changes attributable to both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Six Months Ended June 30, 2010 Compared to June 30, 2009
	Increase (Decrease)		Total
	Due to		Increase
	Volume	Rate	(Decrease)
	(In thousands)

Interest and dividend income:
Loans receivable	$1,011	$(756)	$255
Securities interest, dividends & income from other assets	(581)	(551)	(1,132)

Total earning assets	430	(1,307)	(877)

Interest expense:
NOW and money market accounts	214	(860)	(646)
Savings accounts	51	(103)	(52)
Time deposits	(714)	(3,367)	(4,081)

Total interest-bearing deposits	(449)	(4,330)	(4,779)
FHLBB Advances	(868)	777	(91)

Total interest-bearing liabilities	(1,317)	(3,553)	(4,870)

Change in net interest income	$1,747	$2,246	$3,993

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Compared to December 31, 2008			Compared to December 31, 2007
	Increase (Decrease)			Increase (Decrease)
	Due to			Due to
	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)

Interest and dividend income:
Loans receivable	$7,637	$(6,578)	$1,059	$5,235	$(3,772)	$1,463
Securities interest, dividends & income from other assets	(1,210)	(1,332)	(2,542)	1,817	388	2,205

Total earning assets	6,427	(7,910)	(1,483)	7,052	(3,384)	3,668

Interest expense:
NOW and money market accounts	991	(3,225)	(2,234)	1,076	329	1,405
Savings accounts	52	(269)	(217)	(15)	4	(11)
Time deposits	367	(3,614)	(3,247)	253	(3,659)	(3,406)

Total interest-bearing deposits	1,410	(7,108)	(5,698)	1,314	(3,326)	(2,012)
FHLBB Advances	500	27	527	2,498	(1,117)	1,381

Total interest-bearing liabilities	1,910	(7,081)	(5,171)	3,812	(4,443)	(631)

Change in net interest income	$4,517	$(829)	$3,688	$3,240	$1,059	$4,299

The following tables present information indicating various obligations and commitments made by us as of December 31, 2009 and the respective maturity dates:

Contractual Obligations

			More than	More than
		One	One Year	Three Years
		Year or	Through	Through	Over Five
	Total	Less	Three Years	Five Years	Years
	(In thousands)

Federal Home Loan Bank advances(1)	$263,802	$40,170	$110,720	$89,912	$23,000
Interest expense payable on Federal Home Loan Bank Advances	30,693	9,952	13,849	4,808	2,084
Operating leases(2)	13,682	787	1,511	1,383	10,001
Deposits	1,150,379	976,926	129,359	42,659	1,435
Other liabilities(3)	2,876	28	547	646	1,655

Total Contractual Obligations	$1,461,432	$1,027,863	$255,986	$139,408	$38,175

(1)	Secured under a blanket security agreement on qualifying assets, principally, mortgage loans.

(2)	Represents non-cancelable operating leases for offices and office equipment.

(3)	Consists of estimated benefit payments over the next 10 years to retirees under unfunded nonqualified pension plans.

Other Commitments

			More than	More than
		One	One Year	Three Years
		Year or	Through	Through	Over Five
	Total	Less	Three Years	Five Years	Years
	(In thousands)

Real estate loan commitments(1)	$35,330	$27,270	$—	$—	$8,060
Commercial business loan commitments(1)	1,320	698	350	272	—
Commercial business loan lines of credit	57,713	7,929	3,714	—	46,070
Unused portion of home equity lines of credit(2)	125,511	378	3,619	17,965	103,549
Unused portion of construction loans	86,492	37,711	35,365	1,893	11,523
Unused checking overdraft lines of credit(3)	94	94	—	—	—
Standby letters of credit	10,555	9,065	890	600	—

Total Other Commitments	$317,015	$83,145	$43,938	$20,730	$169,202

General:  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract and generally have fixed expiration dates or other termination clauses.

(1)	Commitments for loans are extended to customers for up to 180 days after which they expire.

(2)	Unused portions of home equity lines of credit are available to the borrower for up to 10 years.

(3)	Unused portion of checking overdraft lines of credit are available to customers in “good standing”.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, other than noted above, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

BUSINESS OF NEW ROCKVILLE FINANCIAL

New Rockville Financial is a Connecticut stock corporation that was organized in September, 2010. Upon completion of the conversion and offering, New Rockville Financial will become the holding company of Rockville Bank and will succeed to all of the business and operations of Existing Rockville Financial and Rockville Financial MHC, both of which will cease to exist.

Following the completion of the conversion, New Rockville Financial will not have significant assets other than owning 100.0% of the issued and outstanding capital stock of Rockville Bank, the net proceeds it retains from the offering and certain liquid assets. It will have no significant liabilities. New Rockville Financial intends to use the premises, equipment, staff and offices of Rockville Bank following the completion of the offering; however, if its business purposes change, New Rockville Financial may hire its own employees in the future.

New Rockville Financial intends to invest the net proceeds of the offering as discussed under “HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING”. In addition to using the proceeds to contribute to the charitable foundation and to fund a loan to our employee stock ownership plan to purchase shares of New Rockville Financial common stock, New Rockville Financial may use the proceeds for general corporate purposes, including, among other things, paying cash dividends to shareholders, repurchasing shares of its common stock, contributing additional capital to Rockville Bank and financing strategic growth opportunities.

BUSINESS OF EXISTING ROCKVILLE FINANCIAL AND ROCKVILLE BANK

Rockville Bank, a state-chartered stock savings bank organized in Connecticut in 1858, provides a full range of banking services to consumer and commercial customers through our main office in Rockville, Connecticut, 20 1/2 other branches located in Hartford, New London and Tolland Counties in Connecticut and 42 ATMs, including 13 stand-alone ATM facilities. The “1/2” branch refers to an “in school” branch located at South Windsor High School in South Windsor, Connecticut, which only serves the school’s students, faculty and administrative staff and is not open to the general public. Rockville Bank is regulated by the Connecticut Department of Banking and the FDIC. Rockville Bank is also a member of the FHLBB.

Existing Rockville Financial was formed as a Connecticut mid-tier stock holding company on December 17, 2004 to hold all of the common stock of Rockville Bank. It does not own or lease any property, but rather uses the premises, equipment, staff and offices of Rockville Bank. We employed 216 full-time equivalent employees at June 30, 2010 and 211 at December 31, 2009. Management of Existing Rockville Financial and Rockville Bank are substantially identical.

We strive to remain a leader in meeting the financial service needs of the local community and to provide quality service to the individuals, families, professionals and businesses in the market areas we serve. We are a community-oriented provider of traditional banking products and services to business organizations and individuals, offering products such as residential, commercial real estate, commercial business and consumer loans and a variety of deposit products.

Our business philosophy is to continue to operate and grow as a well capitalized, profitable and competitive financial institution. Current strategies include remaining an independent community-oriented institution; continuing our emphasis on one-to four family residential real estate lending; continuing our emphasis on commercial real estate lending; increasing our emphasis on commercial business lending; expanding our banking franchise; and growing our deposit base.

Our success greatly depends on the contributions of our executive management and other key personnel. In June 2010, we announced that William J. McGurk, our longstanding President and Chief Executive Officer, will retire at the annual meeting of shareholders to be held in April 2011. Mr. McGurk will remain on our Board of Directors until his term expires in 2013. Our Board of Directors and Mr. McGurk have had preliminary discussions regarding a possible continuing consulting role after his retirement. In addition, our Executive Vice President and Chief Operating Officer, Joseph F. Jeamel, Jr. retired on June 30, 2010.

Mr. Jeamel remains on the Board until 2011 when his current term expires. Our Board of Directors intends to nominate him for an additional two-year term until 2013 to facilitate transition issues and to amend the Board’s policy on mandatory retirement to allow him to serve the additional year. Mr. Jeamel currently consults for Rockville Bank as well. His former Chief Operating Officer responsibilities were assumed by Executive Vice Presidents, Christopher E. Buchholz and Richard J. Trachimowicz.

The timeframe for these announced retirements was designed to allow our Board of Directors to consider and determine successors for these positions in an orderly and deliberate process. We are currently engaged in a search for Mr. McGurk’s successor and expect to identify Mr. McGurk’s replacement in January 2011. A new Chief Operating Officer may be named after consultation with the new Chief Executive Officer. We have retained Kaplan Associates to assist us in identifying Mr. McGurk’s successor. Our Succession Committee, composed of six independent directors and Mr. McGurk and Mr. Jeamel, has been working closely with Kaplan Associates over the past three months to identify external and internal potential candidates for the position of President and Chief Executive Officer. Our Board of Directors and management is committed to employing a President and Chief Executive Officer who will contribute to the continued successful operation and strategic growth of our financial institution, including the effective deployment of the capital raised in this offering, while remaining true to our philosophy to remain an independent, community-oriented franchise, focused on providing superior customer services to meet the needs of our communities. Mr. McGurk and Mr. Jeamel have each been instrumental in the success of Rockville Bank and are working with our Succession Committee and Kaplan Associates to identify qualified candidates. While we will strive to make this transition as smooth as possible, this leadership change may result in disruptions to our business or operations. In addition, our success will depend on our ability to recruit and retain additional highly-skilled personnel.

In addition to having a strong executive management team and Board of Directors, the corporators of Rockville Financial MHC and our local advisory boards assist management in strengthening our business and meeting our short and long-term corporate objectives. The corporators and members of the advisory boards act as our eyes and ears in our community, providing management with advice and feedback with respect to our products and services, the quality of our customer service, marketing initiatives and competition in our market area. They also assist in the growth of our business through referrals and representing us at community events.

There are currently 81 corporators of Rockville Financial MHC, each of whom is serving a one-year term. As the governing board of Rockville Financial MHC, the corporators currently have authority to amend the bylaws and certificate of incorporation of Rockville Financial MHC. In addition, their approval is needed to complete the conversion and offering. Upon the completion of the conversion and offering, Rockville Financial, MHC will cease to exist. We believe, however, that the corporators serve an important advisory role to our institution and their continued involvement after the completion of the conversion will provide additional value to our business. While the corporators will no longer have any policy making authority, they will act as a corporator advisory board and meet with our Board of Directors and management on a bi-annual basis to provide non-binding informed guidance to management with respect to issues facing our franchise on an institution-wide level. The corporators will continue to be paid a per meeting fee for their services.

Our 21 local advisory boards, each comprised of between two and ten members, serve our branch offices located throughout our market area. Each advisory board member is assigned to a specific branch advisory board and serves a two-year term. With the exception of only one branch, each branch has its own advisory board that meets between two to three times per year and each member provides a monthly update to his or her branch manager. The structure and role of our local advisory boards will remain the same after the completion of the conversion and offering.

Market Area

We operate in a primarily suburban market area that has a stable population and household base. All of our current offices are located in Connecticut, in Hartford, New London and Tolland Counties. Our market area is located in the north central part of Connecticut including, in part, the eastern part of the greater Hartford metropolitan area. Our main office is located in Rockville and is located approximately 15 miles from Hartford. Hartford, New London and Tolland Counties have a mix of industry groups and employment sectors, including services, wholesale and retail trade, and manufacturing as the basis of the local economy. Our primary market area for deposits includes the communities in which we maintain our banking office locations. Our primary lending area is broader than our primary deposit market area and includes all of Hartford, New London and Tolland Counties, and parts of the adjacent Windham and Middlesex Counties in Connecticut. In addition to our primary lending areas, we have expanded lending activities to include an out of state regional commercial real estate lending program, which currently operates in the New England States, New York, New Jersey, Delaware and Pennsylvania. We may expand our focus to other areas of the Mid-Atlantic region as new quality lending opportunities arise.

Competition

We face competition within our market area both in making loans and attracting deposits. Hartford, New London and Tolland Counties have a high concentration of financial institutions including large commercial banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking.

The following table sets forth our deposit market share in Tolland, New London and Hartford Counties as of June 30, 2009, based on the most recent data available from the FDIC:

	Market	Market	Institutions in
Market Area	Share	Share Rank	Market

Tolland County, Connecticut	25.1%	2	12
Hartford County, Connecticut	2.0%	9	25
New London County, Connecticut	.36%	16	16

Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms and credit unions. We face additional competition for deposits from money market funds, brokerage firms, mutual funds and insurance companies. Our primary focus is to build and develop profitable customer relationships across all lines of business while continuing to support the communities within our service area.

Properties

At June 30, 2010, we operated through our main office at 25 Park Street, Rockville, Connecticut, 21 additional banking offices, including a special-need limited services branch and our 42 ATMs, including 13 stand-alone ATM facilities. The special-need limited services banking office opened in September 2009. Of the 22 banking offices, seven are owned and 15 are leased. Lease expiration dates of our branches range from seven months to 18 years with renewal options of one to 20 years. We continue to make lease payments for one stand-alone ATM closed in January 2010, the lease for which expires in March 2011. We sub-lease part of two of our locations to third parties.

Our banking offices are located as follows:

Number of
Office Locations	Offices

Hartford County, Connecticut	13
New London County, Connecticut	1
Tolland County, Connecticut	8

Total:	22

Lending Activities

Summary:  Historically, our principal lending activity has been the origination of first mortgage loans for the purchase or refinancing of one-to-four family residential real estate. Residential mortgage loans, including one-to-four family mortgage loans, home equity loans and home equity lines of credit, represented $747.4 million and $754.8 million, or 53.6% and 55.0% of our loan portfolio at June 30, 2010 and December 31, 2009, respectively. We also offer commercial real estate loans, commercial business loans, construction mortgage loans and consumer loans. Commercial real estate loans totaled $449.5 million and $426.0 million, or 32.2% and 31.0%, of our loan portfolio at June 30, 2010 and December 31, 2009, respectively. Construction loans, which include commercial construction and residential construction loans, totaled $63.8 million and $71.1 million, or 4.6% and 5.2%, of our loan portfolio at June 30, 2010 and December 31, 2009, respectively. Commercial business loans totaled $127.8 million and $113.2 million, or 9.2% and 8.3%, of our total loan portfolio at June 30, 2010 and December 31, 2009, respectively. Installment, collateral and other loans, consisting primarily of loans on new and used automobiles, loans secured by deposit accounts and unsecured personal loans, totaled $7.1 million and $7.7 million, or 0.5% and 0.6%, of our total loan portfolio at June 30, 2010 and December 31, 2009, respectively. Our net deferred loan fees and premiums totaled $631,000 and $632,000 at June 30, 2010 and December 31, 2009, respectively.

The composition of our loan portfolio was as follows at the dates indicated:

	At June 30, 2010
	Amount	Percent
	(Dollars in thousands)

Real estate loans:
Residential(1)	$747,421	53.55%
Commercial	449,534	32.21
Construction(2)	63,778	4.57
Commercial business loans	127,758	9.16
Installment, collateral and other loans	7,058	0.51

Total loans	1,395,549	100.00%

Net deferred loan costs and premiums	631
Allowance for loan losses	(13,144)

Loans, net	$1,383,036

(1)	Residential mortgage loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

(2)	Construction loans include commercial and residential loans and are reported net of undisbursed construction loans of $62.7 million as of June 30, 2010.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate loans:
Residential(1)	$754,838	54.98%	$746,041	57.26%	$666,003	59.18%	$640,076	61.46%	$557,306	64.31%
Commercial	426,028	31.03	351,474	26.97	284,460	25.28	232,550	22.33	149,006	17.19
Construction(2)	71,078	5.18	89,099	6.84	70,617	6.27	63,902	6.14	47,105	5.44
Commercial business loans	113,240	8.25	106,684	8.19	92,869	8.25	97,234	9.34	109,099	12.59
Installment, collateral and other loans	7,742	0.56	9,629	0.74	11,469	1.02	7,607	0.73	4,119	0.47

Total loans	1,372,926	100.00%	1,302,927	100.00%	1,125,418	100.00%	1,041,369	100.00%	866,635	100.00%

Net deferred loan costs and premiums	632		1,417		1,529		1,813		1,740
Allowance for loan losses	(12,539)		(12,553)		(10,620)		(9,827)		(8,675)

Loans, net	$1,361,019		$1,291,791		$1,116,327		$1,033,355		$859,700

(1)	Residential mortgage loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

(2)	Construction loans include commercial and residential loans and are reported net of undisbursed construction loans of $86.5 million, $93.9 million, $96.8 million, $93.6 million and $64.1 million as of December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

Major loan customers:  Our ten largest lending relationships are with commercial borrowers with loans totaling $149.4 million or 10.7% of our loan portfolio as of June 30 2010. These relationships consist of:

(i) $19.4 million extended to a large retail developer on three properties in the greater Hartford, Connecticut area. The first loan, originated in November 2005, is a permanent mortgage facility on a retail development in South Windsor, Connecticut. The second loan was a permanent mortgage facility on a retail development in Manchester, Connecticut that originated in March 2006. The third loan was originated in December 2008 and was used to finance the acquisition and development of a multi-use commercial development in South Windsor, Connecticut;

(ii) $17.8 million extended to a commercial real estate investor headquartered in Florida with regional offices in Buffalo, New York, Rochester, New York and South Orange, New Jersey. Two loans were originated in March 2006 and August 2009 and are secured by retail properties in New Jersey and New York, respectively;

(iii) $15.9 million extended to a commercial real estate investor based in Amherst, New York secured by two office buildings located in Amherst, New York and Fairport, New York. These two credit facilities were originated in March, 2006 and January, 2009;

(iv) $15.3 million extended to a real estate investor based in Hartford, Connecticut. The loans are secured by a 25,000 square foot retail plaza in Tolland, Connecticut and an apartment complex in Norwich, Connecticut. The loans were originated in March 2007 and July 2007, respectively;

(v) $15.2 million extended to a New Jersey based real estate developer secured by an office building located in Englewood Cliffs, New Jersey. This permanent mortgage loan was originated in July 2006;

(vi) $13.7 million extended to an Illinois based real estate investor secured by five industrial buildings in Pennsylvania and New Jersey. This loan was originated in September 2009;

(vii) $13.4 million extended to Massachusetts based real estate investors secured by six retail centers in Massachusetts, New Hampshire and Connecticut. This facility was originated in April 2007.

(viii) $13.4 million extended to a Connecticut based real estate developer. Four loans are secured by four retail properties in Connecticut and Massachusetts and were originated in September 2006, November 2007, January 2008 and August 2009;

(ix) $13.0 million extended to a New York based real estate investor secured by a 163,000 square foot retail center in Dover, New Hampshire. This credit facility was originated in May, 2010; and

(x) $12.4 million extended to New Jersey based real estate investors secured by two retail properties in New Jersey. These loans were originated in September 2007 and June 2010.

Of the $149.4 million extended to the ten largest borrowers as of June 30, 2010, there was one relationship of $15.3 million that was classified as substandard. The $15.3 million exposure consisted of a $3.7 million mortgage on a retail plaza in Tolland, Connecticut and an $11.2 million mortgage on an apartment complex in Norwich, Connecticut. The $3.7 million loan was carried in non-accrual status as of June 30, 2010 and we took title to the property in July, 2010 through foreclosure. That property is now carried in other real estate owned. The $11.2 million mortgage is current and performing in accordance with the terms of the loan. All other credit facilities described above are current and performing in accordance with their respective terms.

For further information on credit quality, see the discussion under the headings “Non-performing and Problem Assets,” “Classified Assets,” “Loan Delinquencies,” “Potential Problem Loans,” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.

Residential Real Estate Loans:  One of our primary lending activities consists of the origination of one-to-four family residential real estate loans that are primarily secured by properties located in Hartford, New London and Tolland Counties. Of the $747.4 million and $754.8 million one-to-four family residential loans at June 30, 2010 and December 31, 2009, respectively, $558.5 and $566.5 were first mortgage loans, $62.2 million and $69.6 million were fixed rate home equity loans and $126.7 and $118.7 million consisted of balances outstanding on home equity lines of credit. Generally, residential real estate loans are originated in amounts up to 80.0% of the lesser of the appraised value or purchase price of the property, with private mortgage insurance required on loans with a loan-to-value ratio in excess of 80.0%. We usually do not make loans with a loan-to-value ratio in excess of 97.0% for loans secured by single-family homes. Fixed rate mortgage loans generally are originated for terms of 10, 15, 20, 25 and 30 years. Typically, all fixed rate residential mortgage loans are underwritten according to Federal Home Loan Mortgage Corporation (“Freddie Mac”) policies and procedures. Fixed rate residential mortgage loans are periodically sold in the secondary market. We will usually retain the servicing rights for all loans that we sell in the secondary market. We originated $42.4 million of fixed rate one-to-four family residential loans during the six months ended June 30, 2010, $26.1 million of which were sold in the secondary market. We originated $132.4 million of fixed rate one-to-four family residential loans during the year ended December 31, 2009, $44.0 million of which were sold in the secondary market.

We also offer adjustable-rate mortgage loans for one-to-four family properties, with an interest rate which adjusts annually based on the one-year Constant Maturity Treasury Bill Index, after either a one-, three-, four-, five-, seven-, or nine-year initial fixed rate period. We originated $45.4 million of adjustable rate one-to-four family residential loans during the six months ended June 30, 2010 and $71.7 million in the year ended December 31, 2009. Additionally, we purchased $2.5 million in adjustable rate mortgages from two local mortgage banking firms during the year ended December 31, 2009. During the six months ended June 30, 2010 we purchased $82,000 in adjustable rate mortgages. Our adjustable rate mortgage loans generally provide for maximum rate adjustments of 200 basis points per adjustment, with a lifetime maximum adjustment up to 6.0%, regardless of the initial rate. Our adjustable rate mortgage loans amortize over terms of up to 30 years.

Adjustable rate mortgage loans decrease the risk associated with changes in market interest rates by periodically repricing, but involve other risks because as interest rates increase, the underlying payments by the borrower increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustments permitted by our loan documents and, therefore, the effectiveness of adjustable rate mortgage loans may be limited during periods of rapidly rising interest rates. Of our one-to-four family residential loans, $165.5 million, or 29.7%, and $178.7 million, or 31.5%, had adjustable rates of interest at June 30, 2010 and December 31, 2009, respectively and $86.4 million of these loans will see a rate reset on or before December 31, 2010. Continued declines in real estate values and the slowdown in the housing market may make it more difficult for borrowers experiencing financial difficulty to sell their homes or refinance their debt due to their declining collateral values.

In an effort to provide financing for low and moderate income home buyers, we offer a first time home buyer program at reduced rates and favorable closing costs. This program allows first time home buyers to borrow with lower down payment requirements, lower origination points and reduced fees. These loans are offered with adjustable rates of interest at terms of up to 30 years. Such loans are secured by one-to-four family residential properties. All of these loans are originated using government agency underwriting guidelines.

All residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property. We also require homeowner’s insurance and, where circumstances warrant, flood insurance on properties securing real estate loans. At June 30, 2010 and December 31, 2009, respectively, our largest residential mortgage loan had a principal balance of $1.1 million and $1.6 million. This loan is performing in accordance with the agreed repayment terms.

We also offer home equity loans and home equity lines of credit, both of which are secured by owner-occupied one-to-four family residences. At June 30, 2010 and December 31, 2009, home equity loans and equity lines of credit totaled $188.9 million and $188.3 million, or 13.5% or 13.7%, of total loans, respectively. At December 31, 2009, the unadvanced amounts of home equity lines of credit totaled $125.5 million, as compared to $135.2 million at June 30, 2010. The underwriting standards utilized for home equity loans and home equity lines of credit include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity loans are offered with fixed rates of interest and with terms of up to 15 years. The loan-to-value ratio for our home equity loans and our lines of credit, including any first mortgage, is generally limited to no more than 90.0%. Our home equity lines of credit have ten-year terms and adjustable rates of interest which are indexed to the prime rate, as reported in The Wall Street Journal. Interest rates on home equity lines of credit are generally limited to a maximum rate of 18.0% per annum.

Commercial Real Estate Loans:  We originate commercial real estate loans and loans on owner- occupied properties used for a variety of business purposes including small office buildings, industrial facilities and retail facilities. At June 30, 2010 and December 31, 2009, commercial mortgage loans totaled $449.5 million and $426.0 million, or 32.2% and 31.0%, respectively, of total loans. Our commercial real estate underwriting policies provide that typically such real estate loans may be made in amounts of up to 80.0% of the appraised value of the property. Our commercial real estate loans may be made with terms of up to 20 years and amortization schedules up to 30 years and are offered with interest rates that are fixed or adjust periodically and are generally indexed to the Federal Home Loan Bank of Boston Classic Advance Rates. In reaching a decision on whether to make a commercial real estate loan, we consider gross revenues and the net operating income of the property, the borrower’s expertise, business cash flow and credit history, and the appraised value of the underlying property. In addition, with respect to commercial real estate rental properties, we will also consider the terms and conditions of the leases and the credit quality of the tenants. We typically require that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before interest, taxes, depreciation and amortization divided by interest expense and current maturities of long term debt) of at least 1.15 times. Environmental surveys are generally required for commercial real estate loans. Generally, a commercial real estate loan made to a corporation, partnership or other business entity requires personal guarantees by the principals and owners of 20.0% or more of the entity.

A commercial borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates and payment history reviews and typically includes periodic face-to-face meetings between us and the borrower. We generally require commercial borrowers to provide updated financial statements and federal tax returns annually. These requirements also apply to all guarantors of commercial loans. We also require borrowers with rental investment property to provide an annual report of income and expenses for the property, including a tenant list and copies of leases, as applicable. The largest commercial real estate loan or commitment as of June 30, 2010 was a loan for $19.4 million, which was performing in accordance with its terms.

Loans secured by commercial real estate, including multi-family properties, generally involve larger principal amounts and a greater degree of risk than one-to-four family residential mortgage loans. Because payments on loans secured by commercial real estate, including multi-family properties, are often dependent on successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy.

In late 2006, we introduced a regional commercial real estate lending program that provides permanent and construction to permanent loans to qualified borrowers with properties located in New England, New York, New Jersey, Delaware, and Pennsylvania. The program was initiated and is run by an experienced lender who ran a similar program at another Connecticut bank for a number of years. These loans are typically referred through correspondent relationships that the bank has established with reputable mortgage brokerage companies throughout the markets covered. The program focuses on commercial mortgages which are evaluated on the basis of the appraised value of the property, ability of existing or projected cash flows to cover loan payments, and overall track record and financial strength of the borrower and guarantors. By expanding the lending areas under this program, our overall portfolio is benefited by geographic diversification as well as increased opportunities to make loans. At June 30, 2010 and December 31, 2009, the portfolio had $155.1 and $140.6 million in real estate loans outstanding under our regional commercial real estate lending program. With the exception of one loan for $3.7 million which has become other real estate owned, all loans in the portfolio are performing as agreed. We may expand our focus to other areas of the Mid-Atlantic region as new lending opportunities arise.

The following table presents the amounts and percentages of commercial real estate loans held by type as of June 30, 2010 and December 31, 2009.

	At June 30, 2010		At December 31, 2009
	Amount	Percentage	Amount	Percentage
	(Dollars in thousands)

Type of Commercial Real Estate Loan
Regional CRE Program	$155,069	34.5%	$140,566	33.0%
Owner Occupied	37,401	8.3	31,968	7.5
Industrial	37,736	8.4	29,952	7.0
Office	51,645	11.5	45,454	10.7
Retail	61,660	13.7	58,011	13.6
Multi-Family	38,378	8.5	38,719	9.1
Subdivisions	7,437	1.7	8,132	1.9
Land	12,579	2.8	3,270	0.8
Other	47,629	10.6	69,956	16.4

Total Commercial Real Estate Loans	$449,534	100.0%	$426,028	100.0%

The following table presents the amounts and percentages of commercial real estate loans held by geographic location of the real property securing the loan as of June 30, 2010 and December 31, 2009.

	At June 30, 2010		At December 31, 2009
	Amount	Percentage	Amount	Percentage
	(Dollars in thousands)

Geographic Region
Connecticut	$312,849	69.6%	$300,334	70.5%
Western/Upstate New York	51,736	11.5	52,738	12.4
Metropolitan New York	4,919	1.1	2,984	0.7
Northern/Central New Jersey	35,922	8.0	42,280	9.9
Southern New Jersey/Pennsylvania	29,653	6.6	21,313	5.0
New England (not including Connecticut)	14,455	3.2	6,379	1.5

Total Commercial Real Estate Loans	$449,534	100.0%	$426,028	100.0%

Given our level of commercial real estate exposure, an enhanced commercial real estate portfolio risk management program has been established to better enable us to evaluate the risk in our current portfolio and to implement changes toward future lending so as to minimize overall portfolio risk. As part of this program, the commercial real estate portfolio is subject to concentration limit and market analyses, stress testing and is subject to monitoring, reporting and underwriting standards.

Construction Loans:  We offer commercial construction loans including real estate subdivision development loans to licensed contractors and builders for the construction and development of commercial real estate projects and one-to-four family residential properties. At June 30, 2010 and December 31, 2009, respectively, commercial construction loans outstanding totaled $58.3 million and $62.6 million, which amounted to 4.2% and 4.6%, of total loans outstanding. At June 30, 2010, the unadvanced portion of these construction loans totaled $58.8 million, as compared to $83.6 million at December 31, 2009. Our commercial real estate underwriting policies provide that typically such real estate loans may be made in amounts of up to 80% of the appraised value of the property. We extend loans to residential subdivision developers for the purpose of land acquisition, the development of infrastructure and the construction of homes. Advances are determined as a percentage of cost or appraised value (whichever is less) and the project is physically inspected prior to each advance. We typically limit the numbers of model homes financed by a customer, with the majority of construction advances supported by purchase contracts.

As of June 30, 2010, the largest outstanding commercial construction lending relationship with a single borrower totaled $14.8 million. The first loan, a $10 million credit facility with $6.3 million outstanding as of June 30, 2010, was for the development of property located in Middlesex County, Connecticut. The property is pre-leased to a major regional tenant. The loan is secured partially by an interest reserve; however, the interest reserve for this loan was funded by the borrower rather than by us, in an amount to provide sufficient time for the tenant to take occupancy. The second loan, in the amount of $4.8 million, is secured by property located in New London County, Connecticut. There is no interest reserve on the $4.8 million loan. Both loans are current and performing according to their respective terms.

Commercial real estate subdivision loans and commercial and residential real estate loans to contractors entail significant additional risks as compared to single-family residential mortgage lending to owner-occupants. These loans typically involve large loan balances concentrated in single borrowers or groups of related borrowers. A continued economic downturn could have an additional adverse impact on the value of the properties securing construction loans and on our borrowers’ ability to sell their units for the amounts necessary to complete their projects and repay their loans.

We also originate construction loans to individuals and contractors for the construction and acquisition of personal residences. At June 30, 2010 and December 31, 2009, residential construction mortgage loans outstanding amounted to $5.5 million, or 0.4%, and $8.5 million, or 0.6%, respectively, of total loans. The unadvanced portion of these construction loans totaled $3.9 million and $2.9 million at June 30, 2010 and December 31, 2009, respectively.

Our residential construction mortgage loans generally provide for the payment of interest only during the construction phase, which is typically up to nine months, although our policy is to consider construction periods as long as 12 months. At the end of the construction phase, the construction loan converts to a long-term owner-occupied residential mortgage loan. Construction loans can be made with a maximum loan-to-value ratio of 80%. Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser. We also review and inspect each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method. Construction loans to individuals are generally made on the same terms as our one-to-four family mortgage loans.

Our largest residential construction mortgage loan commitment was for $940,000 as of June 30, 2010, all of which had been disbursed. At December 31, 2009, our largest residential construction mortgage loan commitment was for $2.0 million, all of which had been disbursed. These loans are performing according to their terms.

Construction financing is generally considered to involve a higher degree of credit risk than longer-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the actual cost (including interest) of construction and other assumptions. If the estimate of construction cost is too low, we may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value is too high, we may be confronted with a project, when completed, with a value that is insufficient to assure full payment. Construction lending contains a unique risk characteristic as loans are originated under market and economic conditions that may change between the time of origination and the completion and subsequent purchaser financing of the property.

Commercial Business Loans:  We had $127.8 million and $113.2 million in commercial business loans, of which $23.8 million and $24.5 million were guaranteed by either the Small Business Administration (“SBA”) or the United States Department of Agriculture (“USDA”) at June 30, 2010 and December 31, 2009, respectively. We occasionally purchase USDA guaranteed loans in the secondary loan market from various experienced brokers. These loans carry a variable rate and adjust on a quarterly basis using the prime rate as the base index. There is no risk of loss of principal or accrued interest up to loan payment dates, as we purchase only the guaranteed portion of the loan. The guarantee is that of the full faith and credit of the United States of America. We determine the loans to be purchased based on net yield, borrower credit rating, size and the business segment composition of the existing portfolio. Monthly payments are received directly from the original lending institution. As of June 30, 2010, of the $23.8 million of guaranteed loans, $1.9 million were SBA loans originated by us and $21.9 million were purchased and fully guaranteed by USDA. As of December 31, 2009, of the $24.5 million of guaranteed loans, $1.8 million were SBA loans originated by us and $22.7 million were purchased and fully guaranteed by USDA. In addition to SBA and USDA loans, our commercial business loan portfolio at June 30, 2010 and December 31, 2009 included $45.1 million and $33.8 million in revolving business lines of credit with an additional $57.7 million and $57.7 million of unused lines of credit commitments and $58.9 million and $54.9 million in commercial business term loans, respectively. Total commercial business loans amounted to 9.2% of total loans as of June 30, 2010 and 8.3% of total loans as of December 31, 2009.

We make commercial business loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. Commercial business lending products include term loans and revolving lines of credit. The maximum amount of a commercial business loan is limited by our loans-to-one-borrower limit (15.0% of equity capital and our allowance for loan losses, pursuant to Connecticut law). Such loans are generally used for longer-term working capital purposes such as purchasing equipment or financing short-term cash needs. Commercial business loans are made with either adjustable or fixed rates of interest. Variable rates are based on the prime rate, as published in The Wall Street Journal, plus a margin. Fixed rate commercial loans are set at a margin above the Federal Home Loan Bank of Boston Classic Advance Rates.

When making commercial business loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial business loans are typically made up to 80.0% of the value of the loan collateral. We do not typically make unsecured commercial business loans greater than $100,000.

Commercial business loans generally have greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself. Further, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At December 31, 2009, our largest commercial business loan commitment totaled $15.0 million with $12.9 million of advances drawn as of December 31, 2009, which was performing according to its terms. As of June 30, 2010, our largest commercial business loan commitment totaled $18.9 million with $12.3 million of advances drawn as of June 30, 2010, which was performing according to its terms. In addition to the commercial business loans discussed above, we had $10.7 million and $10.6 million in outstanding letters of credit as of June 30, 2010 and December 31, 2009, respectively.

Installment, Collateral and Other Loans:  We offer a limited range of installment and collateral consumer loans, principally to customers residing in our primary market area with acceptable credit ratings. Our installment and collateral consumer loans generally consist of loans on new and used automobiles, including indirect automobile loans, loans collateralized by deposit accounts and unsecured personal loans. Installment and collateral consumer loans totaled $7.1 million and $7.7 million or 0.5% and 0.6% of our total loan portfolio at June 30, 2010 and December 31, 2009, respectively. This portfolio included $2.1 million of fully secured collateral loans, $4.2 million of direct and indirect auto loans and $787,000 of other consumer unsecured loans at June 30, 2010, and $2.0 million of fully secured collateral loans, $5.0 million of direct and indirect auto loans and $754,000 of other consumer unsecured loans at December 31, 2009. While the asset quality of these portfolios is currently good, there is increased risk associated with auto and consumer loans during economic downturns as increased unemployment and inflationary costs may make it more difficult for some borrowers to repay their loans.

Origination, Purchasing and Servicing of Loans:  All loans originated by us are underwritten pursuant to our policies and procedures. We originate both adjustable rate and fixed rate loans. Our ability to originate fixed or adjustable rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.

Generally, we retain in our portfolio all loans that we originate. However, for strategic reasons, including our interest rate risk management objectives, we periodically sell fixed rate residential mortgage loans which conform to the underwriting standards specified by Freddie Mac. We also sell all mortgage loans insured by the Connecticut Housing Finance Authority. All one-to-four family loans that we sell are sold pursuant to master commitments negotiated with Freddie Mac and on a non-recourse basis. Historically, in such instances, our loans have been typically sold to either Federal National Mortgage Association (“Fannie Mae”) or Freddie Mac, and we have retained the rights to service those loans. We currently have no reason to believe our practices will change in the near future. Depending on interest rate levels at the time of any such sale, loans may be sold at either a net gain or a net loss. Additionally, there is no guarantee we will be able to reinvest the proceeds from any future loan sales at interest rates comparable to the interest rates on the loans that are sold. Reinvestment in loans with lower interest rates would result in lower interest income on the reinvested proceeds compared to the interest income previously generated by the loans that were sold.

At June 30, 2010 and December 31, 2009, we were servicing loans sold in the amount of $81.4 million and $57.7 million, respectively. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans.

In addition to purchasing loans guaranteed by USDA or SBA, we purchase adjustable rate one-to-four family residential mortgage loans from two local mortgage banking firms licensed with the Connecticut Department of Banking. These local mortgage bankers are not employed by us and sell their loans based on competitive pricing. During the six months ended June 30, 2010, we purchased $82,000 in adjustable rate loans and during the year ended December 31, 2009, we purchased $2.5 million in adjustable rate loans from these firms. The loans are underwritten to the same credit specifications as our internally originated loans.

Loan Maturity Schedule:  The following table sets forth the loan maturity schedule at December 31, 2009:

	Loans Maturing
		After One
	Within One	But Within	After Five
	Year	Five Years	Years	Total
	(In thousands)

December 31, 2009
Real estate loans:
Residential(1)	$1,329	$27,178	$726,331	$754,838
Commercial	8,063	76,036	341,929	426,028
Construction	11,130	21,400	38,548	71,078
Commercial business loans	2,378	33,970	76,892	113,240
Installment, collateral and other loans	228	5,603	1,911	7,742

Total	$23,128	$164,187	$1,185,611	$1,372,926

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

Loans Contractually Due Subsequent to December 31, 2010:  The following table sets forth the scheduled repayments of fixed rate and adjustable rate loans at December 31, 2009 that are contractually due after December 31, 2010:

	Due After December 31, 2010
	Fixed	Adjustable	Total
	(In thousands)

Real estate loans:
Residential(1)	$456,689	$296,820	$753,509
Commercial	164,693	253,272	417,965
Construction	—	59,948	59,948
Commercial business loans	17,520	93,342	110,862
Installment, collateral and other loans	6,941	573	7,514

Total loans	$645,843	$703,955	$1,349,798

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

Loan Approval Procedures and Authority:  Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our Board of Directors. The loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan, and the adequacy of the value of the property that will secure the loan, if applicable. To assess the borrower’s ability to repay, we review the employment and credit history and information on the historical and projected income and expenses of borrowers.

Our policies and loan approval limits are established by our Board of Directors. Our Board of Directors has designated lending authority based on officer level and loan type to a limited group of officers to approve loans of various amounts up to $500,000. Our President, Executive Vice Presidents and Senior Vice President, Commercial Banking Officer can approve loans for up to and including $1.5 million. Loans above $1.5 million up to $5.0 million are approved by the Board of Directors’ Lending Committee. Loans above $5.0 million must be approved by the Board of Directors.

Non-performing and Problem Assets:  Delinquency notices are mailed monthly to all delinquent borrowers, advising them of the amount of their delinquency. When a loan becomes more than 30 days delinquent, we send a letter advising the borrower of the delinquency. The borrower is given 30 days to pay the delinquent payments or to contact us to make arrangements to bring the loan current over a longer period of time. If the borrower fails to bring the loan current within 90 days from the original due date or to make arrangements to cure the delinquency over a longer period of time, the matter is referred to legal counsel and foreclosure or other collection proceedings are started. We may consider forbearance in select cases where a temporary loss of income is the primary cause of the delinquency, if a reasonable plan is presented by the borrower to cure the delinquency in a reasonable period of time after his or her income resumes.

All non-commercial mortgage loans are reviewed on a regular basis, and such loans are placed on non-accrual status when they become more than 90 days delinquent. Commercial real estate and commercial business loans are evaluated for non-accrual status on a case-by-case basis, but are typically placed on a non-accrual status when they become more than 90 days delinquent. When loans are placed on non-accrual status, unpaid accrued interest is reversed, and further income is recognized only to the extent received. For the six months ended June 30, 2010, $201,000 of interest income related to non-accrual loans was reversed compared to $554,000 for the same period ended June 30, 2009. For the year ended December 31, 2009, $233,000 of interest income related to non-accrual loans was reversed compared to $237,000 recorded for 2008.

A loan is classified as a troubled debt restructuring if we grant a concession to the borrower due to the borrower’s financial difficulties. Concessions may include reducing an interest rate to below market terms, extending the maturity date with an interest rate lower than the existing contractual rate, capitalizing past due interest or granting partial forgiveness of indebtedness. In 2009 two residential mortgage loans totaling $823,000 were granted a maturity date extension without any interest rate concession, debt forgiveness or other modification of terms, and thus were not classified as troubled debt restructurings. These two residential mortgages, however, were carried in non-accrual status as of June 30, 2010 and an appropriate impairment allocation was assigned.

We will also consider short term modifications on residential mortgage loans to assist homeowners encountering unforeseen difficulties due to a medical condition, a change in employment or a change in household structure. Such modifications are temporary in nature and typically involve a three to twelve month deferment of the principal component of the monthly mortgage payment, without any reduction in interest rate or extension of the maturity date. As of June 30, 2010 there were fourteen loans aggregating $2.3 million that were deemed short term modifications, but were not considered impaired, non-performing or troubled debt restructurings.

Classified Assets:  Under our internal risk rating system, we currently classify loans and other assets considered to be of lesser quality as “substandard,” “doubtful,” “loss” or “impaired” assets. An asset is considered “substandard” if it is inadequately protected by either the current net worth or the paying capacity of the obligor or by the collateral pledged, if any. “Substandard” assets include those characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Assets classified as “loss” are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets classified as “impaired” are those that exhibit elevated risk characteristics that differentiate themselves from the homogeneous loan categories.

The loan portfolio is reviewed on a regular basis to determine whether any loans require risk classification or reclassification. Not all classified assets constitute non-performing assets.

Loan Delinquencies:  The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	Loans Delinquent for
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At June 30, 2010
Residential(1)	11	$1,228	15	$2,122	26	$3,350
Commercial	3	1,472	5	6,164	8	7,636
Construction	—	—	7	3,208	7	3,208
Commercial business loans	4	125	7	526	11	651
Installment, collateral and other loans	1	4	1	1	2	5

Total	19	$2,829	35	$12,021	54	$14,850

At December 31, 2009
Residential(1)	11	$2,072	17	$1,970	28	$4,042
Commercial	1	421	5	2,242	6	2,663
Construction	—	—	7	6,630	7	6,630
Commercial business loans	3	220	3	61	6	281
Installment, collateral and other loans	—	—	—	—	—	—

Total	15	$2,713	32	$10,903	47	$13,616

At December 31, 2008
Residential(1)	9	$1,237	14	$1,685	23	$2,922
Commercial	2	652	2	1,202	4	1,854
Construction	—	—	4	3,021	4	3,021
Commercial business loans	3	923	2	372	5	1,295
Installment, collateral and other loans	3	47	2	11	5	58

Total	17	$2,859	24	$6,291	41	$9,150

At December 31, 2007
Residential(1)	4	$389	6	$407	10	$796
Commercial	2	79	1	74	3	153
Construction	1	515	—	—	1	515
Commercial business loans	2	164	2	692	4	856
Installment, collateral and other loans	2	4	—	—	2	4

Total	11	$1,151	9	$1,173	20	$2,324

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

Non-performing Assets:  The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. Once a loan is 90 days delinquent or either the borrower or the loan collateral experiences an event that makes collectibility suspect, the loan is placed on “non-accrual” status. Our policy requires six months of continuous payments in order for the loan to be removed from non-accrual status.

	At June 30,	At December 31,
	2010	2009	2008	2007	2006	2005
	(Dollars in thousands)

Non-accrual loans:
Residential(1)	$4,031	$3,106	$2,607	$407	$422	$821
Commercial	6,507	2,242	2,726	74	311	667
Construction	3,208	6,630	4,385	—	—	—
Commercial business loans	614	61	334	692	114	172
Installment, collateral and other loans	6	7	11	5	8	6

Total non-accrual loans(2)	14,366	12,046	10,063	1,178	855	1,666
Accruing loans past due 90 days or more	—	—	—	—	—	4,897	(4)
Other accruing loans	—	—	—	—	78	—
Troubled debt restructurings(3)	—	—	372	391	560	614

Total non-performing loans	14,366	12,046	10,435	1,569	1,493	7,177
Other real estate owned	2,953	3,061	—	—	—	—
Other non-performing assets	—	—	—	—	—	—

Total non-performing assets	$17,319	$15,107	$10,435	$1,569	$1,493	$7,177

Total non-performing loans to total loans	1.03%	0.88%	0.80%	0.14%	0.14%	0.83	%(5)
Total non-performing loans to total assets	.90%	0.77%	0.68%	0.12%	0.12%	0.68	%(6)

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

(2)	The amount of income that was contractually due but not recognized on non-accrual loans totaled $201,000, $233,000 and $237,000, respectively, for the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008.

(3)	A loan whose terms have been modified due to the financial difficulties of a borrower is reported as a troubled debt restructuring (“TDR”). All TDRs are placed on non-accrual status until the loan qualifies for return to accrual status. Loans qualify for return to accrual status once they have demonstrated performance with the restructured terms of the loan agreement for a minimum of six months. TDRs are by definition non-performing loans and are reported separately from non-accrual loans within the non-performing loan category.

(4)	Balance represents a loan that was fully guaranteed by the United States Department of Agriculture and was repaid in full in January 2006.

(5)	The ratio is 0.26% when excluding the $4.9 million fully guaranteed United States Department of Agriculture loan that was past due 90 days and still accruing as of December 31, 2005 which was repaid in full in January, 2006.

(6)	The ratio is 0.22% when excluding the $4.9 million fully guaranteed United States Department of Agriculture loan that was past due 90 days and still accruing as of December 31, 2005 which was repaid in full in January, 2006.

Potential problem loans:  We perform an internal analysis of the loan portfolio in order to identify and quantify loans with higher than normal risk. Loans having a higher risk profile are assigned a risk rating corresponding to the level of weakness identified in the loan. All loans risk rated special mention, substandard or doubtful are reviewed by management on a quarterly basis to assess the level of risk and to ensure that appropriate actions are being taken to minimize potential loss exposure. Loans identified as being “loss” are normally fully charged off. Typically, loans risk rated substandard or more severe are transferred to the special assets area. All special mention, substandard and doubtful loans are included on our “watchlist” which is updated quarterly. See — “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” for further discussion of non-performing assets.

At June 30, 2010, $44.3 million of commercial loans and $6.5 million of residential loans were included on the watch list compared to $41.5 million of commercial and $6.3 million of residential loans at December 31, 2009. All watch list loans are individually reviewed and analyzed on at least a quarterly basis to assess risk and possible loss or impairment. Included in the watch list totals are loans risk rated substandard which totaled $29.9 million at June 30, 2010 and $29.4 million at December 31, 2009. These loans are further reviewed and $14.4 million at June 30, 2010 where considered to be impaired as compared with $12.0 million at December 31, 2009.

At June 30, 2010 there was only one loan commitment of $350,000 with an outstanding balance of $75,000 that included a bank funded interest reserve of $25,000. The loan to value ratio, based on commitment amount, was less than 65.0%. All other interest reserves held by the bank were derived from borrower funds independent of loan proceeds.

Allowance for Loan Losses

We maintain an allowance for loan losses to reflect the level of loss inherent in the loan portfolio. The assessment of loss is comprised of an evaluation of homogeneous loan pools, a specific analysis of loans that are impaired in order to assess the value of the underlying collateral or future cash flows in determining the amount of estimated loss and a general, unallocated pool. In 2007, we adopted certain changes to the allowance for loan and lease losses methodology in order to conform to the Interagency Policy Statement on the Allowance for Loan and Lease Losses that was published by federal bank regulatory agencies in December 2006. At December 31, 2006, the unallocated allowance totaled $1.6 million and decreased to $838,000 at December 31, 2007 as the revised methodology resulted in a more precise allocation based on the risk analysis by homogeneous loan type. Continued refinement of the methodology is primarily responsible for the subsequent decreases in the unallocated amount to $212,000 at December 31, 2008, to $209,000 at December 31, 2009 and to $61,000 at June 30, 2010.

General Reserve:  Homogenous loan pools are determined by loan type and are comprised of: i) residential first mortgages, ii) commercial real estate mortgages, iii) residential second mortgages, iv) commercial loans, v) construction loans, vi) SBA and USDA guaranteed loans, as well as, smaller loans pools consisting of unsecured consumer loans, collateral loans and auto loans. Each of these loan types is evaluated on a quarterly basis to determine historical loss rates; delinquency; growth and composition trends within the portfolio; the impact of management and underwriting changes; shifts in risk ratings; and regional and economic conditions influencing portfolio performance with management allocating loss factors based on these evaluations.

Specific Reserve:  Loans displaying risk characteristics that differentiate themselves from the homogeneous pool are tested separately for impairment. These loans include those in non-accrual status, restructured loans or loans which maybe collateral dependent. Individual evaluations of cash flow or the fair value of collateral supporting these obligations is performed in order to determine the most probable level of loss or impairment. Based on this analysis, specific reserves are assigned to the impaired loan and are incorporated in the calculation of the allowance for loan losses. The allowance includes a specific component for impaired loans, a general component for pools of outstanding loans and a small unallocated component for model imprecision.

Unallocated Reserve:  The unallocated allowance represents the results of an analysis that measures the probable losses inherent in each portfolio. If the allowance for loan losses is too low, we may incur higher provisions for loan loss expense in the future, resulting in lower net income. If an estimate of the allowance for loan losses is too high, we may experience lower provisions for loan loss expense, resulting in higher net income.

Review of Credit Quality:  At the time of loan origination, a risk rating based on a nine point grading system is assigned to each loan based on the loan officer’s assessment of risk. More complex loans, such as commercial business loans and commercial real estate, require that our internal independent credit area further evaluate the risk rating of the individual loan, with the credit area having final determination of the appropriate risk rating. These more complex loans and relationships receive an in-depth analysis and periodic review to assess the appropriate risk rating on a post-closing basis with changes made to the risk rating as the borrower’s and economic conditions warrant. The credit quality of our loan portfolio is reviewed by a third-party risk assessment firm and by our internal credit management function. Review findings are reported periodically to senior management, the Board of Directors’ Lending Committee and the Board of Directors. This process is supplemented with several risk assessment tools including monitoring of delinquency levels, analysis of historical loss experience by loan type, identification of portfolio concentrations by borrower and industry, and a review of economic conditions that might impact loan quality. Based on these findings the allowance for each loan type is evaluated. The allowance for loan losses is calculated on a quarterly basis and reported to the Board of Directors.

Any loan that is 90 or more days delinquent is placed on non-accrual status and classified as a non-performing asset. A loan is classified as impaired when it is probable that we will be unable to collect all amounts due in accordance with the terms of the loan agreement. An allowance is maintained for impaired loans to reflect the difference, if any, between the principal balance of the loan and the present value of projected cash flows, observable fair value or the loan’s collateral value. In addition, our bank regulatory agencies periodically review the adequacy of the allowance for loan losses as part of their review and examination processes. The regulatory agencies may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their review or examination.

Each quarter, management, in conjunction with the Board of Directors’ Lending Committee, evaluates the total balance of the allowance for loan losses based on several factors some of which are not loan specific, but are reflective of the inherent losses in the loan portfolio. This process includes, but is not limited to, a periodic review of loan collectability in light of historical experience, the nature and volume of loan activity, conditions that may affect the ability of the borrower to repay, underlying value of collateral, if applicable, and economic conditions in our immediate market area. First, loans are grouped by type within each risk weighting classification status. All loans 90 days or more delinquent or classified as trouble debt restructuring are evaluated individually, based primarily on the value of the collateral securing the loan and the ability of the borrower to repay as agreed.

Specific loan loss allowances are established as required by this analysis. All loans for which a specific loss allowance has not been assigned are segregated by loan type, delinquency status or loan risk rating grade and a loss allowance is established by using loss experience data and management’s judgment concerning other matters it considers significant including the current economic environment. The allowance is allocated to each category of loan based on the results of the above analysis.

This analysis process is both quantitative and subjective as it requires management to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance at levels to absorb probable losses, future additions may be necessary if economic or other conditions in the future differ from the current environment.

Schedule of Allowance for Loan Losses:  The following table sets forth activity in the allowance for loan losses for the periods indicated.

At or for the Six
Months Ended
June 30, 2010
(Dollars in thousands)

Balance at beginning of period	$12,539
Provision for loan losses	1,812
Charge-offs:
Real estate(1)	(1,155)
Commercial business loans	(13)
Installment and collateral loans	(51)

Total charge-offs	(1,219)

Recoveries:
Real estate(1)	3
Commercial business loans	—
Installment and collateral loans	9

Total recoveries	12

Net charge-offs	(1,207)

Allowance at end of period	$13,144

Ratios:
Allowance for loan losses to non-performing loans	91.49%
Allowance for loan losses to total loans outstanding	0.94%
Net charge-offs to average loans outstanding	0.09%

(1)	Real estate loans include one-to-four family residential mortgage loans, home equity loans, home equity lines of credit, commercial real estate loans and construction loans.

	At or for the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)

Balance at beginning of year	$12,553	$10,620	$9,827	$8,675	$6,371
Provision for loan losses	1,961	2,393	749	1,681	2,700
Charge-offs:
Real estate(1)	(1,471)	(257)	(21)	(45)	—
Commercial business loans	(593)	(314)	(76)	(498)	(591)
Installment and collateral loans	(49)	(50)	(76)	(78)	(55)

Total charge-offs	(2,113)	(621)	(173)	(621)	(646)

Recoveries:
Real estate(1)	8	9	5	5	31
Commercial business loans	114	122	191	70	209
Installment and collateral loans	16	30	21	17	10

Total recoveries	138	161	217	92	250

Net (charge-offs) recoveries	(1,975)	(460)	44	(529)	(396)

Allowance at end of year	$12,539	$12,553	$10,620	$9,827	$8,675

Ratios:
Allowance for loan losses to non-performing loans at end of year	104.09%	120.30%	676.86%	658.20%	120.87%
Allowance for loan losses to total loans outstanding at end of year	0.91%	0.96%	0.94%	0.94%	1.00%
Net charge-offs to average loans outstanding	0.15%	0.04%	0.00%	0.05%	0.05%

(1)	Real estate loans include one-to-four family residential mortgage loans, home equity loans, home equity lines of credit, commercial real estate loans and construction loans.

Allocation of Allowance for Loan Losses:  The following table sets forth the allowance for loan losses allocated by loan category, the percentage of allowance in each category to total allowance, and the percentage of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30, 2010
		% of	% of Loans
	Allowance	Allowance	in Category
	for Loan	for Loan	to Total
	Losses	Losses	Loans
	(Dollars in thousands)

Real Estate:
Residential(1)	$4,463	33.95%	53.55%
Commercial	4,838	36.81%	32.21%
Construction	1,443	10.98%	4.57%
Commercial business loans	2,245	17.08%	9.16%
Installment, collateral and other	94	0.72%	0.51%
Unallocated allowance	61	0.46%	—

Total allowance for loan losses	$13,144	100%	100%

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

	At December 31,
	2009			2008			2007
		% of	% of Loans		% of	% of Loans		% of	% of Loans
	Allowance	Allowance	in Category	Allowance	Allowance	in Category	Allowance	Allowance	in Category
	for Loan	for Loan	to Total	for Loan	for Loan	to Total	for Loan	for Loan	to Total
	Losses	Losses	Loans	Losses	Losses	Loans	Losses	Losses	Loans
	(Dollars in thousands)

Real Estate:
Residential(1)	$4,243	33.84%	54.97%	$3,952	31.48%	57.26%	$2,673	25.17%	59.18%
Commercial	4,662	37.18	31.03	3,978	31.69	26.97	3,387	31.89	25.28
Construction	1,490	11.88	5.18	1,925	15.33	6.84	1,285	12.10	6.27
Commercial business loans	1,832	14.61	8.25	2,180	17.37	8.19	2,102	19.79	8.25
Installment, collateral and other	103	0.82	0.57	306	2.44	0.74	335	3.16	1.02
Unallocated allowance	209	1.67	—	212	1.69	—	838	7.89	—

Total allowance for loan losses	$12,539	100.00%	100.00%	$12,553	100.00%	100.00%	$10,620	100.00%	100.00%

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

	At December 31,
	2006			2005
		% of	% of Loans		% of	% of Loans
	Allowance	Allowance	in Category	Allowance	Allowance	in Category
	for Loan	for Loan	to Total	for Loan	for Loan	to Total
	Losses	Losses	Loans	Losses	Losses	Loans
	(Dollars in thousands)

Real Estate:
Residential(1)	$1,051	10.70%	61.46%	$1,035	11.93%	64.31%
Commercial	4,241	43.16	22.33	3,459	39.88	17.19
Construction	959	9.76	6.14	707	8.15	5.44
Commercial business loans	1,959	19.93	9.34	1,541	17.76	12.59
Installment, collateral and other	55	0.56	0.73	27	0.31	0.47
Unallocated allowance	1,562	15.89	—	1,906	21.97	—

Total allowance for loan losses	$9,827	100.00%	100.00%	$8,675	100.00%	100.00%

(1)	Residential loans include one-to-four family mortgage loans, home equity loans, and home equity lines of credit.

Investment Activities

Our Chief Financial Officer is responsible for implementing our investment policy. The investment policy is reviewed annually by management and any changes to the policy are recommended to and are subject to the approval of our Asset Liability Committee, and subsequently the Board of Directors. Authority to make investments under the approved investment policy guidelines is delegated by the Board to the Investment Committee, comprised of our President and Chief Executive Officer, our Executive Vice Presidents, the Chief Financial Officer, our Vice President/Treasury Officer and our Assistant Vice President of Information Technology. While general investment strategies are developed and authorized by the Investment Committee, the execution of specific actions rests with our President, an Executive Vice President and the Chief Financial Officer who may act jointly or severally. In addition, two other officers under the supervision of the Chief Financial Officer have execution authority that is limited to cash management transactions. The Chief Financial Officer is responsible for ensuring that the guidelines and requirements included in the investment policy are followed and that all securities are considered prudent for investment.

In addition, we utilize the services of an independent investment advisor to assist in managing the investment portfolio. The investment advisor is responsible for maintaining current information regarding securities dealers with whom we are conducting business. A list of appropriate dealers is provided at least annually to the Board of Directors for approval and authorization, and new securities dealers are approved prior to the execution of trades. The investment advisor, through its assigned portfolio manager, must contact the Investment Committee to review all investment recommendations and transactions and receive approval from the Investment Committee prior to execution of any transaction.

Our investment policy requires that all securities transactions be conducted in a safe and sound manner. Investment decisions must be based upon a thorough analysis of each security instrument to determine its credit quality and fit within our overall asset/liability management objectives, its effect on our risk-based capital and the overall prospects for yield and/or appreciation.

Investment Securities Portfolio:  The following table sets forth the carrying values of our available for sale securities portfolio at the dates indicated.

	At June 30,		At December 31,
	2010		2009		2008		2007
	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value	Cost	Value
	(In thousands)

Available for Sale:
U.S. Government and government-sponsored enterprise obligations	$29,002	$29,150	$7,017	$7,052	$2,031	$2,048	$14,016	$14,036
Government-sponsored residential mortgage-backed securities	61,348	65,500	72,537	75,967	117,517	120,395	96,494	97,096
Corporate debt securities	5,881	4,720	5,879	4,656	4,831	4,887	4,068	3,863
Other debt securities	250	254	722	731	725	739	978	995
Marketable equity securities	11,259	14,423	10,509	14,345	10,437	12,940	15,744	20,141
Other equity securities	—	—	—	—	241	241	241	241

Total available for sale	$107,740	$114,047	$96,664	$102,751	$135,782	$141,250	$131,541	$136,372

During the year ended December 31, 2009, we recorded an other-than-temporary impairment charge of $65,000 related to one mutual fund. The charge for the impairment was computed using the closing price of the security as of the date of impairment. Our remaining investment in this mutual fund was $1.4 million with a $76,000 unrealized gain and $1.4 million with a $55,000 unrealized gain at June 30, 2010 and December 31, 2009, respectively. During the year ended December 31, 2009, we recorded an other-than-temporary impairment charge of $297,000 related to five common stock securities. The charge for the impairment was computed using the closing price of the securities as of the date of impairment. Our remaining investment in these five common stock securities was $781,000 with a $244,000 unrealized gain and $648,000 with a net $133,000 unrealized loss at June 30, 2010 and December 31, 2009, respectively. There have been no other-than-temporary impairment of securities in 2010. We will continue to review the entire portfolio for other-than-temporarily impaired securities with additional attention being given to high risk securities such as the one pooled trust preferred security that we own.

We implemented new accounting guidance during 2009 (See Note 2 — “Basis of Presentation, Principles of Consolidation and Significant Accounting Policies” in the accompanying consolidated financial statements) which was applied to existing debt securities we held as of December 31, 2008. For those debt securities for which the fair value of the security is less than its amortized cost and we do not intend to sell such security and it is not more likely than not that we will be required to sell such security prior to the recovery of its amortized cost basis less any credit losses, the credit component of the other-than-temporary impairment losses is recognized in earnings while the non-credit component is recognized in other comprehensive income, net of related taxes. As a result, we reclassified the non-credit component of the other-than-temporary impairment loss previously recognized in earnings during 2008 for two corporate debt securities — GE Capital Corporation and PRETSL XXVIII. The reclassification was reflected as a cumulative effect adjustment of $1.0 million ($1.6 million before taxes) that increased retained earnings and increased accumulated other comprehensive loss. The amortized cost basis of these debt securities for which other-than-temporary impairment losses were recognized during 2008 were adjusted by the amount of the cumulative effect adjustment before taxes.

During the year ended December 31, 2008, we recorded an other-than-temporary impairment charge of $11.6 million related to the preferred stock of Freddie Mac and Fannie Mae as a result of actions taken in the third quarter of 2008 to place those agencies into conservatorship. Our remaining investment in these securities was $283,000 with no unrealized gain or loss at December 31, 2008. During the year ended December 31, 2008, we recorded an other-than-temporary impairment charge of $1.1 million related to one AAA rated pooled trust preferred security. The charge for the impairment was based on a Level 3 price for the pooled trust preferred security as of the date of the impairment. Our remaining investment in this pooled trust preferred security was $1.8 million. During the year ended December 31, 2008, we recorded an other-than-temporary impairment charge of $587,000 related to one mutual fund. The charge for the impairment was computed using the closing price of the security as of the date of the impairment. Our remaining investment in this mutual fund was $1.7 million with no unrealized gain or loss at December 31, 2008. During the year ended December 31, 2008, we recorded an other-than-temporary impairment charge of $493,000 related to one AAA rated corporate debt security. The charge for the impairment was computed using the closing price of the security as of the date of the impairment. Our remaining investment in this corporate debt security was $2.4 million with no unrealized gain or loss at December 31, 2008. During the year ended December 31, 2008, we recorded an other-than-temporary impairment charge of $1.1 million related to eleven common stock securities. The charge for the impairment was computed using the closing prices of the securities as of the date of the impairment. Our remaining investment in these eleven common stock securities was $1.7 million with no unrealized gain or loss at December 31, 2008. We will continue to review our entire portfolio for other than temporarily impaired securities with additional attention being given to high risk securities such as the preferred stock of Freddie Mac and Fannie Mae and the one pooled trust preferred security that we own.

During the year ended December 31, 2007, we recorded an other-than-temporary impairment charge of $233,000 related to the preferred stock of a U.S. government-sponsored enterprise. The charge for the impairment was computed using the closing price of the security as of the date of the impairment. Our remaining investment in this security was $544,000 with no unrealized gain or loss at December 31, 2007.

Consistent with our overall business and asset/liability management strategy, which focuses on sustaining adequate levels of core earnings, most securities purchased were classified available for sale at June 30, 2010 and December 31, 2009.

U.S. Government and Government-Sponsored Enterprises:  At June 30, 2010 and December 31, 2009, our U.S. Government and government-sponsored enterprise portfolio totaled $29.2 million and $7.1 million, respectively, all of which were classified as available for sale. There were no structured notes or derivatives in the portfolio.

Government-Sponsored Enterprise Residential Mortgage-Backed Securities:  We purchase mortgage-backed securities insured or guaranteed by U.S. Government agencies and government-sponsored entities, including Fannie Mae, Freddie Mac and Ginnie Mae. We invest in mortgage-backed securities to achieve positive interest rate spreads with minimal administrative expense, and lower our credit risk as a result of the guarantees provided by Fannie Mae, Freddie Mac and Ginnie Mae.

Mortgage-backed securities are created by the pooling of mortgages and the issuance of a security with an interest rate which is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although we focus our investments on mortgage-backed securities backed by one-to-four family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as us and guarantee the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees, mortgage servicing and credit enhancements. However, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize our borrowing obligations.

At June 30, 2010, the carrying value of mortgage-backed securities totaled $82.2 million, or 5.1% of assets and 5.4% of interest earning assets, $65.5 million of which were classified as available for sale and $16.7 million of which were classified as held to maturity, compared to the carrying value of mortgage-backed securities at December 31, 2009 which totaled $95.0 million, or 6.1% of assets and 6.4% of interest-earning assets, $76.0 million of which were classified as available for sale and $19.0 million of which were classified as held to maturity. At June 30, 2010 and December 31, 2009, respectively, 14% and 13% of the mortgage-backed securities were backed by adjustable rate loans and 86% and 87% were backed by fixed rate mortgage loans. The available for sale mortgage-backed securities portfolio had a book yield of 5.13% at June 30, 2010, compared to a book yield of 5.16% at December 31, 2009 and the held to maturity mortgage-backed securities portfolio had a book yield of 5.36% at June 30, 2010 and December 31, 2009. The estimated fair value of our mortgage-backed securities at June 30, 2010 was $83.6 million, which is $5.5 million more than the amortized cost of $781 million, and at December 31, 2009 was $96.0 million, which is $4.4 million more than the amortized cost of $91.6 million at the date. Investments in mortgage-backed securities involve a risk that actual prepayments may differ from estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities. In addition, the market value of such securities may be adversely affected by changes in interest rates.

Our investment portfolio contained no mortgage-backed securities that are subject to the risk of “sub-prime” lending as of June 30, 2010 or December 31, 2009. Though we do not have a direct exposure to sub-prime related assets, the value and related income of our mortgage-backed securities are sensitive to changes in economic conditions, including delinquencies and/or defaults on the underlying mortgages. Though we have not been adversely affected by recent events affecting the mortgage industry, continuing shifts in the market’s perception of credit quality on securities backed by residential mortgage loans may result in increased volatility of market price and periods of illiquidity that can have a negative impact upon the valuation of certain securities held by us.

Corporate Bonds:  At June 30, 2010 and December 31, 2009, the carrying value of our corporate bond portfolio totaled $4.7 million, all of which was classified as available for sale. The corporate bond portfolio reprices quarterly to LIBOR and had a book yield of 0.81% at June 30, 2010 and 0.67% at December 31, 2009. Although corporate bonds may offer higher yields than U.S. Treasury or agency securities of comparable duration, corporate bonds also have a higher risk of default due to possible adverse changes in the credit-worthiness of the issuer. In order to mitigate this risk, our investment policy requires that corporate debt obligation purchases be rated “A” or better by a nationally recognized rating agency. A security that is subsequently downgraded below investment grade will require additional analysis of credit worthiness and a determination will be made to hold or dispose of the investment.

Other Debt Securities:  These securities consist primarily of obligations issued by states, counties and municipalities or their agencies and include general obligation bonds, industrial development revenue bonds and other revenue bonds. Our investment policy requires that such state agency or municipal obligation purchases be rated “A” or better by a nationally recognized rating agency. A security that is subsequently downgraded below investment grade will require additional analysis of credit worthiness and a determination will be made to hold or dispose of the investment. At June 30, 2010 and December 31, 2009, our state agency and municipal obligations portfolio totaled $254,000 and $731,000, respectively.

Marketable Equity Securities:  We currently maintain a diversified equity securities portfolio. At June 30, 2010, the fair value of our marketable equity securities portfolio totaled $14.4 million, or 0.9% of total assets, all of which were classified as available for sale, compared to the fair value of our marketable equity securities portfolio at December 31, 2009, which totaled $14.3 million, which was 0.9% of total assets, all of which were classified as available for sale. At June 30, 2010, the portfolio consisted of $11.4 million of diversified common stock, $0.2 million of preferred stock issued by government-sponsored entities and $2.8 million of mutual funds. The portfolio consisted of $11.1 million of diversified common stock, $0.5 million of preferred stock issued by government-sponsored entities and $2.7 million of mutual funds at December 31, 2009. At June 30, 2010 and December 31, 2009, the maximum investment in any single issuer was $2.5 million and $2.6 million, respectively. The industries represented by our common stock investments are diverse and include banking, insurance and financial services, integrated utilities and various industrial sectors. Our investments in preferred stock consisted of investments in two government-sponsored enterprises, and the maximum investment in any single issuer was $287,000 as of December 31, 2009 and $96,000 as of June 30, 2010. The total equity portfolio will not exceed 100% of the Tier I capital of Rockville Bank.

Investments in equity securities involve risk as they are not insured or guaranteed investments and are affected by stock market fluctuations. Such investments are carried at their market value and can directly affect our net capital position.

Portfolio Maturities and Yields:  The composition and maturities of the investment securities portfolio at June 30, 2010 and December 31, 2009 are summarized in the following tables. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State agency and municipal obligations as well as common and preferred stock yields have not been adjusted to a tax-equivalent basis. Certain mortgage-backed securities have interest rates that are adjustable and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. At June 30, 2010, mortgage-backed securities with adjustable rates totaled $11.7 million and at December 31, 2009, mortgage-backed securities with adjustable rates totaled $12.6 million.

			More than One Year		More than Five Years
	One Year or Less		Through Five Years		Through Ten Years		More than Ten Years		Total Securities
		Weighted-		Weighted-		Weighted-		Weighted-		Weighted-
	Fair	Average	Fair	Average	Fair	Average	Fair	Average	Fair	Average
June 30, 2010	Value	Yield	Value	Yield	Value	Yield	Value	Yield	Value	Yield
	(Dollars in thousands)

Available for Sale
Debt Securities:
U.S. Government and government-sponsored enterprise obligations	$2,009	.36%	$5,020	3.41%	$22,121	3.59%	$—	—%	$29,150	3.34%
Mortgage-backed securities	—	—	2,438	4.35	412	6.26	62,650	5.16	65,500	5.13
Corporate debt securities	100	4.91	2,895	.40	—	—	1,725	1.09	4,720	.81
Other debt securities	—	—	—	—	254	3.94	—	—	254	3.94

Total debt securities	$2,109	.58%	$10,353	2.79%	$22,787	3.64%	$64,375	5.05%	99,624	4.40%

Marketable equity securities									14,423

Total securities available for sale									$114,047

			More than One Year		More than Five Years
	One Year or Less		Through Five Years		Through Ten Years		More than Ten Years		Total Securities
		Weighted-		Weighted-		Weighted-		Weighted-		Weighted-
	Fair	Average	Fair	Average	Fair	Average	Fair	Average	Fair	Average
December 31, 2009	Value	Yield	Value	Yield	Value	Yield	Value	Yield	Value	Yield
	(Dollars in thousands)

Available for Sale
Debt Securities:
U.S. Government and government-sponsored enterprise obligations	$2,018	0.36%	$5,035	3.41%	$—	—%	$—	—%	$7,053	2.53%
Mortgage-backed securities	—	—	1,780	4.01	1,909	5.13	72,278	5.18	75,967	5.16
Corporate debt securities	—	—	2,971	0.55	—	—	1,684	0.80	4,655	0.67
Other debt securities	—	—	—	—	731	4.49	—	—	731	4.49

Total debt securities	$2,018	0.36%	$9,786	2.65%	$2,640	4.95%	$73,962	5.08%	88,406	4.70%

Marketable equity securities									14,345

Total securities available for sale									$102,751

Sources of Funds

General:  Deposits have traditionally been our primary source of funds for use in lending and investment activities. In addition to deposits, funds are derived from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — Liquidity and Capital Resources”.

Deposits:  A majority of our depositors are persons who work or reside in Hartford, New London and Tolland Counties and, to a lesser extent, other northeastern Connecticut communities. We offer a selection of deposit instruments, including checking, savings, money market savings accounts, negotiable order of withdrawal (“NOW”) accounts and fixed-rate time deposits. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We had $18.3 million and $14.3 million brokered deposits at June 30, 2010 and December 31, 2009, respectively, through participation in the Certificate of Deposit Account Registry Service reciprocal deposit program. We did not have any borrowings from deposit brokers at June 30, 2010 or December 31, 2009.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies, market rates, liquidity requirements, rates paid by competitors and growth goals. To attract and retain deposits, we rely upon personalized customer service, long-standing relationships and competitive interest rates.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on historical experience, management believes our deposits are relatively stable. Expansion of the branch network and the commercial banking division, as well as deposit promotions and disintermediation from investment firms due to increasing uncertainty in the financial markets, has provided us with opportunities to attract new deposit relationships.

It is unclear whether the recent growth in deposits will reflect our historical, stable experience with deposit customers. The ability to attract and maintain money market accounts and time deposits, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions. At June 30, 2010, $480.5 million or 41.8% of our deposits were time deposits, of which $307.0 million had maturities as of one year or less. At December 31, 2009, $491.9 million, or 43.6%, of our deposit accounts were time deposits, of which $359.8 million had maturities of one year or less.

The following table displays a summary of our deposits as of the dates indicated:

	At June 30, 2010			At December 31,
				2009			2008			2007
			Weighted-			Weighted-			Weighted-			Weighted-
			Average			Average			Average			Average
	Balance	Percent	Rate	Balance	Percent	Rate	Balance	Percent	Rate	Balance	Percent	Rate
	(Dollars in thousands)

Deposit type:
Demand deposits	$157,377	13.7%	0.00%	$150,484	13.3%	0.00%	$116,113	11.1%	0.00%	$99,378	10.5%	0.00%
NOW accounts	111,791	9.7	0.31	108,099	9.6	0.34	86,943	8.4	0.43	85,854	9.0	0.51
Regular savings	159,704	13.9	0.30	143,601	12.7	0.30	121,527	11.7	0.60	121,800	12.8	0.60
Money market and investment savings	240,194	20.9	0.52	234,737	20.8	0.65	188,110	18.0	1.78	120,971	12.7	3.15
Club accounts	834	0.1	2.04	247	0.0	2.04	227	0.0	2.04	216	0.0	2.04

Total core accounts	669,900	58.2	0.31	637,168	56.4	0.36	512,920	49.2	0.87	428,219	45.0	1.16
Time deposits	480,479	41.8	1.98	491,940	43.6	2.29	529,588	50.8	3.57	522,819	55.0	4.49

Total deposits	$1,150,379	100.0%	1.01%	$1,129,108	100.0%	1.20%	$1,042,508	100.0%	2.24%	$951,038	100.0%	2.99%

As of June 30, 2010, the aggregate amount of outstanding time deposits in amounts greater than or equal to $100,000 was $168.8 million. As of December 31, 2009, the aggregate amount of outstanding time deposits in amounts greater than or equal to $100,000 was $168.5 million. The following table sets forth the maturity of those time deposits as of June 30, 2010 and December 31, 2009, respectively:

	At	At
	June 30,	December 31,
	2010	2009
	(In thousands)

Three months or less	$34,864	$47,890
Over three months through six months	41,976	26,563
Over six months through one year	30,940	52,149
Over one year through three years	42,318	37,537
Over three years	18,711	4,338

Total	$168,809	$168,477

The following table sets forth the time deposits classified by interest rate as of the dates indicated:

	June 30,	At December 31,
	2010	2009	2008	2007
	(In thousands)

Interest Rate:
0.00% — 1.00%	$111,932	$56,155	$1,987	$1,178
1.01% — 2.00%	193,965	204,712	632	1,002
2.01% — 3.00%	94,531	101,412	132,356	60,161
3.01% — 4.00%	43,025	82,360	296,257	42,480
4.01% — 5.00%	33,047	42,259	87,475	327,519
5.01% — 6.00%	3,978	5,042	10,881	90,479

Total	$480,479	$491,940	$529,588	$522,819

The following table sets forth the amounts and maturities of time deposits at June 30, 2010:

			Over Two	Over				Percentage of
		Over One	Years to	Three	Over Four			Total Time
	One Year	Year to Two	Three	Years to	Years to			Deposit
	and Under	Years	Years	Four Years	Five Years	Thereafter	Total	Accounts
	(Dollars in thousands)

Interest Rate
0.00% — 1.00%	$111,268	$664	$—	$—	$—	$—	$111,932	23.30%
1.01% — 2.00%	143,200	50,258	506	—	—	—	193,964	40.37
2.01% — 3.00%	34,463	34,348	10,947	3,239	11,535	—	94,532	19.67
3.01% — 4.00%	5,786	2,836	8,724	3,118	22,529	32	43,025	8.95
4.01% — 5.00%	11,197	11,379	7,044	1,742	283	1,403	33,048	6.88
5.01% — 6.00%	1,113	1,946	706	213	—	—	3,978	0.83

Total	$307,027	$101,431	$27,927	$8,312	$34,347	$1,435	$480,479	100.00%

The following table sets forth the amounts and maturities of time deposits at December 31, 2009:

			Over Two	Over				Percentage of
		Over One	Years to	Three	Over Four			Total Time
	One Year	Year to Two	Three	Years to	Years to			Deposit
	and Under	Years	Years	Four Years	Five Years	Thereafter	Total	Accounts
	(Dollars in thousands)

Interest Rate
0.00% — 1.00%	$56,150	$5	$—	$—	$—	$—	$56,155	11.42%
1.01% — 2.00%	182,145	22,475	92	—	—	—	204,712	41.61
2.01% — 3.00%	40,919	47,703	4,552	767	7,471	—	101,412	20.62
3.01% — 4.00%	62,276	4,958	3,679	8,401	3,046	—	82,360	16.74
4.01% — 5.00%	16,238	9,242	10,306	4,435	461	1,577	42,259	8.59
5.01% — 6.00%	2,029	1,533	1,207	249	—	24	5,042	1.02

Total	$359,757	$85,916	$19,836	$13,852	$10,978	$1,601	$491,940	100.00%

The following table sets forth the interest-bearing deposit activities for the periods indicated:

	Six Months Ended
	June 30,	Years Ended December 31,
	2010	2009	2008	2007
	(In thousands)

Beginning balance	$978,624	$926,395	$851,660	$791,443
Net increase in deposits before interest credited	8,525	32,858	49,666	33,136
Interest credited	5,853	19,371	25,069	27,081

Net increase in deposits	14,378	52,229	74,735	60,217

Ending balance	$993,002	$978,624	$926,395	$851,660

Borrowed Funds

Our borrowings consist solely of advances from and a line of credit with the FHLBB. At June 30, 2010 at December 31, 2009, we had an available line of credit with the FHLBB in the amount of $10.0 million and access to additional Federal Home Loan Bank advances of up to $146.5 million. Internal policies limit borrowings to 30% of total assets, or $480.6 million and $471.3 million at June 30, 2010 and December 31, 2009, respectively.

Subsidiary Activities

Rockville Bank is currently the only subsidiary of Existing Rockville Financial and is incorporated in Connecticut. Rockville Bank currently has the following subsidiaries all of which are incorporated in Connecticut: SBR Mortgage Company, SBR Investment Corp., Inc., Rockville Financial Services, Inc., Rockville Bank Commercial Properties, Inc., Rockville Bank Residential Properties, Inc. and Rockville Bank Mortgage, Inc.

SBR Mortgage Company:  Established in December 1998, SBR Mortgage Company operates as Rockville Bank’s “passive investment company” (“PIC”) which exempts it from Connecticut income tax under current law.

SBR Investment Corp., Inc.:  Established in January 1995, SBR Investment Corp., Inc. was established to maintain an ownership interest in Infinex Investments, Inc. (“Infinex”), a third-party, non-affiliated registered broker-dealer. Infinex provides broker-dealer services for a number of banks, to their customers, including Rockville Bank’s customers through Rockville Financial Services, Inc.

Rockville Financial Services, Inc.:  Established in May 2002, Rockville Financial Services, Inc. currently offers brokerage and investment advisory services through a contract with Infinex. In addition, Rockville

Financial Services, Inc. offers customers a range of non-deposit investment products including mutual funds, debt, equity and government securities, retirement accounts, insurance products and fixed and variable annuities at all Rockville Bank locations. Rockville Financial Services, Inc. receives a portion of the commissions generated by Infinex from sales to customers. For the period ended June 30, 2010, Rockville Financial Services, Inc. received fees of $174,000 through its relationship with Infinex. For the year ended December 31, 2009, Rockville Financial Services, Inc. received fees of $404,000.

Rockville Bank Commercial Properties, Inc.:  Established in May 2009, Rockville Bank Commercial Properties, Inc. was established to hold certain commercial real estate acquired through foreclosures, deeds in lieu of foreclosure, or other similar means.

Rockville Bank Residential Properties, Inc.:  Established in May 2009, Rockville Bank Residential Properties, Inc. was established to hold certain residential real estate acquired through foreclosures, deeds in lieu of foreclosure, or other similar means.

Rockville Bank Mortgage, Inc.:  In September 2009, we entered into an agreement to purchase the assets of Family Choice Mortgage Company. The transaction closed in January 2010 and now operates through Rockville Bank Mortgage, Inc., doing business as “Family Choice Mortgage Company.” The acquisition was made to expand our mortgage origination business.

Charitable Foundation

Rockville Bank Foundation, Inc., a private charitable foundation, was established in May 2005 in connection with our minority stock issuance. This foundation, which is not a subsidiary, provides grants to non-profit organizations within the communities that we serve. In 2005, we contributed $3.9 million in stock to the foundation in connection with the minority stock issuance. No contributions were made to the foundation during 2009. The Chairman and Vice-Chairman of our Board of Directors currently serve on the board of directors of the foundation. Subject to shareholder, corporator and regulatory approval, we plan to contribute cash equal to 3.0% of the net offering proceeds to the charitable foundation.

Bank-Owned Life Insurance

We owned $10.3 million and $10.1 million Bank-Owned Life Insurance at June 30, 2010 and December 31, 2009, respectively. These policies were purchased in 2003 and 2004 for the purpose of protecting Rockville Bank against the cost/loss due to the death of key employees and to offset Rockville Bank’s future obligations to its employees under various retirement and benefit plans.

Legal Proceedings

We are subject to certain pending and threatened legal actions which arise out of the normal course of our business, including typical customer claims and counterclaims arising out of the retain banking and mortgage banking business. We believe that the resolution of any pending or threatened litigation will not have a material adverse effect on our consolidated financial condition or results of operations.

Personnel

At June 30, 2010, we had 216 full-time equivalent employees, none of whom are represented by a collective bargaining unit. We believe our relationship with our employees is good.

SUPERVISION AND REGULATION

General

Rockville Bank, a Connecticut-chartered stock savings bank, is subject to extensive regulation by the Connecticut Banking Department, as its chartering agency, and by the FDIC, as its deposit insurer. Rockville Bank’s deposits are insured up to applicable limits by the FDIC through the Federal Deposit Insurance Fund. Rockville Bank is required to file reports with, and is periodically examined by, the FDIC and the Connecticut Banking Department concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, such as mergers with, or acquisitions of, other financial institutions. Existing Rockville Financial, as a bank holding company is, and at the completion of the conversion, New Rockville Financial will be, subject to regulation by and required to file reports with the Connecticut Department of Banking, the FDIC, the Federal Reserve Board and the Securities and Exchange Commission.

The following discussion of other laws and regulations material to our operations is a summary and is qualified in its entirety by reference to such laws and regulations. Any change in such regulations, whether by the Connecticut Department of Banking, the FDIC, the Federal Reserve Board or the Securities and Exchange Commission, could have a material adverse impact on us.

Dodd-Frank Wall Street Reform and Consumer Protection Act

On July 21, 2010, the President of the United States signed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). This new law will significantly change the current bank regulatory structure and affect the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the rules and regulations, and consequently, many of the details and much of the impacts of the Dodd-Frank Act may not be known for many months or years.

The Dodd-Frank Act creates a new Consumer Financial Protection Bureau (“CFPB”) with broad powers to supervise and enforce consumer protection laws. The CFPB has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The CFPB has examination and enforcement authority over all banks with more than $10 billion in assets. Rockville Bank, as a bank with $10 billion or less in assets, will continue to be examined for compliance with the consumer laws by our primary bank regulators. The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorney generals the ability to enforce federal consumer protection laws.

The Dodd-Frank Act requires minimum leverage (Tier 1) and risk based capital requirements for bank and savings and loan holding companies that are no less than those applicable to banks, which will exclude certain instruments that previously have been eligible for inclusion by bank holding companies as Tier 1 capital, such as trust preferred securities.

A provision of the Dodd-Frank Act, which will become effective one year after enactment, eliminates the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest-bearing checking accounts. Depending on competitive responses, this significant change to existing law could have an adverse impact on our interest expense. The Dodd-Frank Act also broadens the base for FDIC deposit insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution, rather than deposits. The Dodd-Frank Act also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009, and non-interest-bearing transaction accounts have unlimited deposit insurance through December 31, 2012. The legislation also increases the required minimum reserve ratio for the Deposit Insurance Fund, from 1.15% to 1.35% of insured deposits, and directs the FDIC to offset the effects of increased assessments on depository institutions with less than $10 billion in assets.

Under the Dodd-Frank Act we will be required to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The Dodd-Frank Act also authorizes the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate their own candidates using our proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and the yet to be written implementing rules and regulations will have on community banks. However, it is expected that at a minimum they will increase our operating and compliance costs and could increase our interest expense.

Connecticut Banking Laws and Supervision

Connecticut Banking Commissioner:  The Connecticut Banking Commissioner regulates internal organization as well as the deposit, lending and investment activities of state chartered banks, including Rockville Bank. The approval of the Connecticut Banking Commissioner is required for, among other things, the establishment of branch offices and business combination transactions. The Commissioner conducts periodic examinations of Connecticut-chartered banks. The FDIC also regulates many of the areas regulated by the Connecticut Banking Commissioner, and federal law may limit some of the authority provided to Connecticut-chartered banks by Connecticut law.

Lending Activities:  Connecticut banking laws grant banks broad lending authority. With certain limited exceptions, secured and unsecured loan of any one obligor under this statutory authority may not exceed 10.0% and 15.0%, respectively, of a bank’s capital and allowance for loan losses.

Dividends:  Rockville Bank may pay cash dividends out of its net profits. For purposes of this restriction, “net profits” represents the remainder of all earnings from current operations. Further, the total amount of all dividends declared by a savings bank in any year may not exceed the sum of a bank’s net profits for the year in question combined with its retained net profits from the preceding two years. Federal law also prevents an institution from paying dividends or making other capital distributions that, if by doing so, would cause it to become “undercapitalized.” The FDIC may limit a savings bank’s ability to pay dividends. No dividends may be paid to Rockville Bank’s shareholder if such dividends would reduce stockholders’ equity below the amount of the liquidation account required by the Connecticut conversion regulations.

Powers:  Connecticut law permits Connecticut banks to sell insurance and fixed and variable rate annuities if licensed to do so by the Connecticut Insurance Commissioner. With the prior approval of the Connecticut Banking Commissioner, Connecticut banks are also authorized to engage in a broad range of activities related to the business of banking, or that are financial in nature or that are permitted under the Bank Holding Company Act or the Home Owners’ Loan Act, both federal statutes, or the regulations promulgated as a result of these statutes. Connecticut banks are also authorized to engage in any activity permitted for a national bank or a federal savings association upon filing notice with the Connecticut Banking Commissioner unless the Connecticut Banking Commissioner disapproves the activity.

Assessments:  Connecticut banks are required to pay annual assessments to the Connecticut Banking Department to fund the Department’s operations. The general assessments are paid pro-rata based upon a bank’s asset size.

Enforcement:  Under Connecticut law, the Connecticut Banking Commissioner has extensive enforcement authority over Connecticut banks and, under certain circumstances, affiliated parties, insiders, and agents. The Connecticut Banking Commissioner’s enforcement authority includes cease and desist orders, fines, receivership, conservatorship, removal of officers and directors, emergency closures, dissolution and liquidation.

Holding Company Regulation

General:  As a bank holding company, Existing Rockville Financial is, and New Rockville Financial will be upon completion of the conversion and offering, subject to comprehensive regulation and regular examinations by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank. As a bank holding company, New Rockville Financial must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5.0% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. Under Connecticut banking law, no person may acquire beneficial ownership of more than 10.0% of any class of voting securities of a Connecticut-chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by, the Connecticut Banking Commissioner.

The Banking Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5.0% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things: (i) operating a savings institution, mortgage company, finance company, credit card company or factoring company; (ii) performing certain data processing operations; (iii) providing certain investment and financial advice; (iv) underwriting and acting as an insurance agent for certain types of credit-related insurance; (v) leasing property on a full-payout, non-operating basis; (vi) selling money orders, travelers’ checks and United States savings bonds; (vii) real estate and personal property appraising; (viii) providing tax planning and preparation services; (ix) financing and investing in certain community development activities; and (x) subject to certain limitations, providing securities brokerage services for customers.

Dividends:  The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board’s view that a bank holding company should pay cash dividends only to the extent that the holding company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”

Pursuant to Connecticut banking regulations, during the three-year period following the conversion, no dividend will be paid to shareholders if such dividends would reduce our stockholders’ equity below the amount of the liquidation account required to be established in connection with the conversion. In addition, New Rockville Financial will be subject to state law limitations on the payment of dividends. Connecticut law generally restricts dividends from being made if a corporation is not able to pay its debts as they become due in the usual course or its total assets would be less than its total liabilities plus any payments that would be owed upon dissolution to shareholders whose preferential rights upon dissolution are superior to those receiving the dividend.

Redemption:  Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10.0% or more of the consolidated net worth of the bank holding company. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well capitalized standard for commercial banks, is “well managed” within the meaning of the Federal Reserve Board regulations and is not subject to any unresolved supervisory issues.

Federal Regulations

Capital Requirements:  Under FDIC regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as Rockville Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the FDIC to not be anticipating or experiencing significant growth and to be, in general, a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier I capital to total assets of 3.0%. For all other institutions, the minimum leverage capital ratio is 4.0%. Tier I capital is the sum of common stockholders’ equity, non-cumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

The FDIC regulations require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as a bank’s “risk-based capital ratio.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items (including recourse obligations, direct credit substitutes and residual interests) to four risk-weighted categories ranging from 0.0% to 100.0%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the FDIC’s risk-weighting system, cash and securities backed by the full faith and credit of the U.S. government are given a 0.0% risk weight, loans secured by one-to-four family residential properties generally have a 50.0% risk weight, and commercial loans have a risk weighting of 100.0%.

State non-member banks such as Rockville Bank, must maintain a minimum ratio of total capital to risk-weighted assets of 8.0%, of which at least one-half must be Tier I capital. Total capital consists of Tier I capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier I capital. Banks that engage in specified levels of trading activities are subject to adjustments in their risk based capital calculation to ensure the maintenance of sufficient capital to support market risk.

The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The FDIC, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The FDIC also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

As a bank holding company, Existing Rockville Financial is, and New Rockville Financial will be, subject to capital adequacy guidelines for bank holding companies similar to those of the FDIC for state-chartered banks. Existing Rockville Financial’s stockholders’ equity exceeds and, on a pro forma basis, New Rockville Financial’s stockholders’ equity will exceed these requirements.

Prompt Corrective Regulatory Action:  Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier I risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio of 4.0% or greater, and generally a leverage ratio of 4.0% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier I risk-based capital ratio of less than 4.0%, or generally a leverage ratio of less than 4.0%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier I risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of June 30, 2010 and December 31, 2009, Rockville Bank was a “well capitalized” institution.

“Undercapitalized” banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank’s compliance with such a plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates:  Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act (the “FRA”). In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in “covered transactions” with any one affiliate to 10.0% of such savings bank’s capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to 20.0% of capital stock and surplus. The term “covered transaction” includes, among other things, the making of loans or other extensions of credit to an affiliate and the purchase of assets from an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with non-affiliates.

Loans to Insiders:  Further, Section 22(h) of the FRA restricts an institution with respect to loans to directors, executive officers, and principal shareholders (“insiders”). Under Section 22(h), loans to insiders and their related interests may not exceed, together with all other outstanding loans to such persons and affiliated entities, the institution’s total capital and surplus. Loans to insiders above specified amounts must receive the prior approval of the Board of Directors. Further, under Section 22(h), loans to Directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons, except that such insiders may receive preferential loans made under a benefit or compensation program that is widely available to the bank’s employees and does not give preference to the insider over the employees. Section 22(g) of the FRA places additional limitations on loans to executive officers.

Enforcement:  The FDIC has extensive enforcement authority over insured savings banks, including Rockville Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices.

The FDIC has authority under Federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The FDIC may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution’s financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Insurance of Deposit Accounts:  The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution’s financial condition consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution’s primary federal regulator and information which the FDIC determines to be relevant to the institution’s financial condition and the risk posed to the Deposit Insurance Fund. An institution’s assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for insurance fund deposits range from 12 basis points for the strongest institution to 50 basis points for the weakest after a uniform increase of 7 basis points effective January 1, 2009. FDIC members are also required to assist in the repayment of bonds issued by the Financing Corporation in the late 1980’s to recapitalize the Federal Savings and Loan Insurance Corporation.

In October 2008, the FDIC approved the increased insurance limit of $250,000 per regular account and is currently effective through 2013, after which the standard coverage limit will return to $100,000 for all deposit categories except certain retirement accounts which will continue to be insured up to $250,000. Unlimited deposit insurance coverage was available through June 30, 2010, for non-interest-bearing transaction accounts at Rockville Bank, as it is participating in FDIC’s Temporary Liquidity Guarantee Program. Additionally, the FDIC approved a plan for rebuilding the Deposit Insurance Fund after several bank failures in 2008. The FDIC plan aims to rebuild the Deposit Insurance Fund within five years; the first assessment increase was a uniform seven basis points effective January 2009. For the years ended December 31, 2009, 2008 and 2007, the total FDIC assessments were $2.2 million, $654,000 and $229,000, respectively. In November 2009, the FDIC issued new regulations requiring insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. The prepaid assessments for these periods were collected on December 30, 2009 and totaled $5.9 million for Rockville Bank. The FDIC has exercised its authority to raise assessment rates for 2009, and may raise insurance premiums in the future. If such action is taken by the FDIC it could have an adverse effect on our earnings.

The FDIC may terminate insurance of deposits if it finds that the institution is in an unsafe or unsound condition to continue operations, has engaged in unsafe or unsound practices, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not know of any practice, condition or violations that might lead to termination of deposit insurance.

Federal Reserve System:  The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts. We are in compliance with these requirements.

Federal Home Loan Bank System:  Rockville Bank is a member of the Federal Home Loan Bank of Boston (“FHLBB”), which is one of the regional Federal Home Loan Banks composing the Federal Home Loan Bank System. Each Federal Home Loan Bank serves as a central credit facility primarily for its member institutions. Rockville Bank, as a member of the FHLBB, is required to acquire and hold shares of capital stock in the FHLBB. While the required percentages of stock ownership are subject to change by the FHLBB, we were in compliance with this requirement with an investment in FHLBB stock at December 31, 2009 and December 31, 2008. In the past, we had received dividends on our Federal Home Loan Bank stock. For the years ended December 31, 2008 and 2007, our cash dividends from the Federal Home Loan Bank amounted to approximately $473,000 and $658,000, respectively. On January 28, 2009, the FHLBB notified its members of its focus on preserving capital in response to the ongoing market volatility. The letter outlined that actions taken by the FHLBB included an excess stock repurchase moratorium, an increased retained earnings target, and suspension of its quarterly dividend payment. As such, there were no dividends received during the year ended December 31, 2009. There can be no assurance that such dividends will be reinstated in the future. Further, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks also will not cause a decrease in the value of the FHLBB stock held by us.

Financial Modernization:  The Gramm-Leach-Bliley Act permits greater affiliation among banks, securities firms, insurance companies, and other companies under a new type of financial services company known as a “financial holding company.” A financial holding company essentially is a bank holding company with significantly expanded powers. Financial holding companies are authorized by statute to engage in a number of financial activities previously impermissible for bank holding companies, including securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; and merchant banking activities. The act also permits the Federal Reserve Board and the Treasury Department to authorize additional activities for financial holding companies if they are “financial in nature” or “incidental” to financial activities. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized, well managed, and has at least a “satisfactory” Community Reinvestment Act rating. A financial holding company must provide notice to the Federal Reserve Board within 30 days after commencing activities previously determined by statute or by the Federal Reserve Board and Department of the Treasury to be permissible. Neither Existing Rockville Financial nor New Rockville Financial has submitted notice to the Federal Reserve Board of their intent to be deemed a financial holding company. However, New Rockville Financial is not precluded from submitting a notice in the future should it wish to engage in activities only permitted to financial holding companies.

Miscellaneous Regulation

Sarbanes-Oxley Act of 2002:  We are subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which implements a broad range of corporate governance and accounting measures for public companies designed to promote honesty and transparency in corporate America and better protect investors from corporate wrongdoing. In general, the Sarbanes-Oxley Act mandated important new corporate governance and financial reporting requirements intended to enhance the accuracy and transparency of public companies’ reported financial results. It established new responsibilities for corporate chief executive officers, chief financial officers and audit committees in the financial reporting process, and it created a new regulatory body to oversee auditors of public companies. It backed these requirements with new Securities and Exchange Commission enforcement tools, increased criminal penalties for federal mail, wire and securities fraud, and created new criminal penalties for document and record destruction in connection with federal investigations. It also increased the opportunity for more private litigation by lengthening the statute of limitations for securities fraud claims and providing new federal corporate whistleblower protection.

Section 402 of the Sarbanes-Oxley Act prohibits the extension of personal loans to directors and executive officers of issuers (as defined in the Sarbanes-Oxley Act). The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as those that are subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

The Sarbanes-Oxley Act also required that the various securities exchanges, including The NASDAQ Global Select Market, prohibit the listing of the stock of an issuer unless that issuer complies with various requirements relating to their committees and the independence of their directors that serve on those committees.

Community Reinvestment Act:  Under the Community Reinvestment Act (“CRA”), as amended as implemented by FDIC regulations, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA does require the FDIC, in connection with its examination of a bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Rockville Bank’s latest FDIC CRA rating was “outstanding.”

Connecticut has its own statutory counterpart to the CRA which is also applicable to Rockville Bank. The Connecticut version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Connecticut law requires the Connecticut Banking Commissioner to consider, but not be limited to, a bank’s record of performance under Connecticut law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Rockville Bank’s most recent rating under Connecticut law was “outstanding.”

Consumer Protection and Fair Lending Regulations:  We are is subject to a variety of federal and Connecticut statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

The USA Patriot Act:  On October 26, 2001, the USA Patriot Act (the “Patriot Act”) was enacted. The Patriot Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The Patriot Act also requires the federal banking regulators to take into consideration the effectiveness of controls designed to combat money-laundering activities in determining whether to approve a merger or other acquisition application of an FDIC-insured institution. As such, if New Rockville Financial or Rockville Bank were to engage in a merger or other acquisition, the effectiveness of its anti-money-laundering controls would be considered as part of the application process. We have established policies, procedures and systems to comply with the applicable requirements of the law. The Patriot Act was reauthorized and modified with the enactment of the USA Patriot Improvement and Reauthorization Act of 2005.

Federal Securities Laws:  Our common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

FEDERAL AND STATE TAXATION

Federal Taxation

General:  We are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Our tax returns have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to us.

Method of Accounting:  For Federal income tax purposes, we report income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing federal income tax returns.

Bad Debt Reserves:  Prior to the Small Business Protection Act of 1996 (the “1996 Act”), Existing Rockville Financial’s subsidiary, Rockville Bank, was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. As a result of the 1996 Act, Rockville Bank was required to use the specific charge-off method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). At December 31, 2009, the subsidiary had no reserves subject to recapture in excess of its base year.

Taxable Distributions and Recapture:  Prior to the 1996 Act, bad debt reserves created before January 1, 1988 were subject to recapture into taxable income if Rockville Bank failed to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift-related recapture rules. At December 31, 2009, our total federal pre-1988 base year reserve was $1.2 million. However, under current law, pre-1988 base year reserves remain subject to recapture if Rockville Bank makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

Alternative Minimum Tax:  The Internal Revenue Code of 1986, as amended (the “Code”), imposes an alternative minimum tax (“AMT”) at a rate of 20.0% on a base of regular taxable income plus certain tax preferences which we refer to as “alternative minimum taxable income.” The AMT is payable to the extent such alternative minimum taxable income is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90.0% of alternative minimum taxable income. Certain AMT payments may be used as credits against regular tax liabilities in future years. We have not been subject to the AMT and have no such amounts available as credits for carryover.

Net Operating Loss Carryovers:  A corporation may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2009, Existing Rockville Financial had no net operating loss carryforwards for federal income tax purposes.

Corporate Dividends-Received Deduction:  New Rockville Financial may exclude from its income 100.0% of dividends received from Rockville Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is 80.0% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20.0% of the stock of a corporation distributing a dividend may deduct only 70.0% of dividends received or accrued on their behalf.

Connecticut State Taxation

We are subject to the Connecticut corporation business tax. The Connecticut corporation business tax is based on the federal taxable income before net operating loss and special deductions and makes certain modifications to federal taxable income to arrive at Connecticut taxable income. Connecticut taxable income is multiplied by the state tax rate (7.5% for the fiscal year ending December 31, 2009 and 7.5% for the fiscal year ending December 31, 2010) to arrive at Connecticut income tax.

In 1998, the State of Connecticut enacted legislation permitting the formation of passive investment companies by financial institutions. This legislation exempts qualifying passive investment companies from the

Connecticut corporation business tax and excludes dividends paid from a passive investment company from the taxable income of the parent financial institution. Rockville Bank established a passive investment company, SBR Mortgage Company, in December 1998 and eliminated the state income tax expense of Rockville Bank effective December 31, 1998 through December 31, 2009.

We believe we are in compliance with the state passive investment company requirements and that no state taxes are due from December 31, 1998 through December 31, 2009; however, we have not been audited by the Department of Revenue Services for such periods. If the state were to determine that the passive investment company was not in compliance with statutory requirements, a material amount of taxes could be due. The State of Connecticut continues to be under pressure to find new sources of revenue, and therefore could enact legislation to eliminate the passive investment company exemption. If such legislation were enacted, we would be subject to additional state income taxes in Connecticut.

Rockville Bank, Rockville Financial MHC and Existing Rockville Financial are not currently under audit with respect to their income tax returns, and their state tax returns have not been audited for the past five years.

MANAGEMENT

Shared Management Structure

The Board of Directors of New Rockville Financial is comprised of 13 persons who are generally elected for terms of four years, approximately one-fourth of whom are elected annually. The current directors of New Rockville Financial are the same individuals who serve as directors of Rockville Bank, Existing Rockville Financial and Rockville Financial MHC In addition, certain executive officers of New Rockville Financial are also executive officers of Rockville Bank and Existing Rockville Financial. Both New Rockville Financial and Rockville Bank may choose to appoint additional or different persons as directors and executive officers in the future; however, we expect that New Rockville Financial and Rockville Bank will continue to have some common executive officers until there is a business reason to establish a separate management structure. To date, executive officers have only been compensated for their services to Rockville Bank and Existing Rockville Financial. Our directors will receive compensation for their services to New Rockville Financial in lieu of compensation for their services to Existing Rockville Financial.

Executive Officers

Our executive officers are elected annually by the Board of Directors and hold office until their respective successors have been duly elected or until death, resignation, retirement or removal by the Board of Directors or shareholders.

The following table sets forth the names, ages and positions of the individuals currently employed as executive officers of Existing Rockville Financial. These individuals will continue in the same positions at New Rockville Financial following the conversion and the offering.

Name(1)	Age(2)	Position

William J. McGurk	68	President and Chief Executive Officer
Christopher E. Buchholz	56	Executive Vice President
Richard J. Trachimowicz	56	Executive Vice President
John T. Lund	40	Senior Vice President, Chief Financial Officer and Treasurer
Judy L. Keppner Clark	51	Secretary

(1)	Joseph F. Jeamel, Jr. served as Executive Vice President of Existing Rockville Financial until his planned retirement, effective as of June 30, 2010.

(2)	Ages presented are as of June 30, 2010.

The following table sets forth the names, ages and positions of the individuals currently employed as executive officers of Rockville Bank.

Name(1)	Age(2)	Position

William J. McGurk	68	President and Chief Executive Officer
Christopher E. Buchholz	56	Executive Vice President
Richard J. Trachimowicz	56	Executive Vice President
John T. Lund	40	Senior Vice President, Chief Financial Officer and Treasurer
Richard C. DiChiara	59	Senior Vice President, Retail Banking Officer
Mark A. Kucia	46	Senior Vice President, Commercial Banking Officer
Laurie A. Rosner	46	Senior Vice President, Marketing and Administrative Services Officer
Darlene S. White	52	Senior Vice President, Operations Officer

(1)	Joseph F. Jeamel, Jr. served as Chief Operating Officer of Rockville Bank until his planned retirement, effective as of June 30, 2010.

(2)	Ages presented are as of June 30, 2010.

Retirement of our Chief Executive Officer and Chief Operating Officer

In June 2009, we announced that William J. McGurk, our longstanding President and Chief Executive Officer, will retire at the annual meeting of shareholders to be held in April 2011. Mr. McGurk will remain on our Board of Directors until his term expires in 2013. Our Board of Directors and Mr. McGurk have had preliminary discussions regarding a possible continuing consulting role after his retirement. In addition, our Executive Vice President and Chief Operating Officer, Joseph F. Jeamel, Jr. retired on June 30, 2010. Mr. Jeamel remains on the Board of Directors until 2011 when his current term expires. The Board intends to nominate him for an additional two-year term until 2013 to facilitate the transition of management and to amend our bylaws and the Board of Directors’ policy on mandatory retirement to allow him to serve the two additional years. Mr. Jeamel currently consults for Rockville Bank as well. His former Chief Operating Officer responsibilities were assumed by Executive Vice Presidents, Christopher E. Buchholz and Richard J. Trachimowicz. We are currently engaged in a search for Mr. McGurk’s successor and expect to identify Mr. McGurk’s replacement in January 2011. A new Chief Operating Officer may be named after consultation with the new Chief Executive Officer. For more information about our leadership please see “BUSINESS OF EXISTING ROCKVILLE FINANCIAL AND ROCKVILLE BANK — Our Leadership”.

Biographical Information of Executive Officers Who Are Not Directors

The business experience of each of our executive officers who are not directors for at least the past five years is set forth below.

Christopher E. Buchholz, Executive Vice President, joined Rockville Bank in June 2006 and served as the Commercial Banking Market Executive until he was appointed to the position of Senior Vice President, Senior Commercial Banking Officer in late 2006. He was promoted to his current position in July 2007. Prior to joining Rockville Bank, Mr. Buchholz served as Senior Vice President, Market Manager, Business Banking at Bank of America.

Richard J. Trachimowicz, Executive Vice President, joined Rockville Bank in May 1996 and served as the Senior Vice President, Retail Banking Officer until he was appointed to the position of Senior Vice President, Human Resources and Organizational Development in 2007. In April 2010, he was promoted to his current position. Prior to 1996, Mr. Trachimowicz served as Manager of Sales and Customer Service for Northeast Savings, located in Hartford, Connecticut.

John T. Lund, Senior Vice President, Chief Financial Officer and Treasurer, joined Rockville Bank in December 2008. Prior to joining Rockville Bank, Mr. Lund served as a Bank Examiner with the FDIC, out of the Hartford, Connecticut office since 1993.

Richard C. DiChiara, Senior Vice President, Retail Banking Officer, joined Rockville Bank in November 2007. Prior to joining Rockville Bank, Mr. DiChiara served as Senior Vice President, Business Banking at Bank of America. Prior to his transition to Bank of America in 2005, Mr. DiChiara served as Senior Vice President, Business and Professional Services at Webster Bank.

Mark A. Kucia, Senior Vice President, Commercial Banking Officer, joined Rockville Bank in October 2005 and served as the Vice President, Senior Commercial Real Estate Lender until he was promoted to his current position in August 2007. Prior to joining Rockville Bank, Mr. Kucia served as Vice President, Senior Commercial Real Estate Lender at Liberty Bank located in Middletown, Connecticut.

Laurie A. Rosner, Senior Vice President, Marketing and Administrative Services Officer, joined Rockville Bank in July 1991. She has served in various positions at Rockville Bank, including Assistant Corporate Secretary.

Darlene S. White, Senior Vice President, Operations Officer, joined Rockville Bank in April 2006. Prior to joining Rockville Bank, Ms. White served as Chief Operating Officer at the Polish National Credit Union, located in Chicopee, Massachusetts.

Our Directors

New Rockville Financial has 13 directors. Directors serve four-year staggered terms so that approximately one-fourth of the directors are elected at each annual meeting. Directors of Rockville Bank will be elected by New Rockville Financial as its sole shareholder. The following table states our directors’ names, their ages, the years when they began serving as directors of Rockville Bank and when their current term expires.

	Positions Held with		Director	Current Term
Name(1)	New Rockville Financial	Age(2)	Since	Expires

C. Perry Chilberg		62	1999	2011
Joseph F. Jeamel, Jr.		70	2007	2011
Kristen A. Johnson		44	2010	2011
Rosemarie Novello Papa		66	2007	2011
Michael A. Bars	Vice Chairman	54	2003	2012
Pamela J. Guenard		47	2007	2012
Thomas S. Mason		70	1989	2012
Peter F. Olson		70	1980	2012
Raymond H. Lefurge, Jr.	Chairman	61	2003	2013
Stuart E. Magdefrau		55	1995	2013
William J. McGurk	President/Chief Executive Officer	68	1981	2013
David A. Engelson		66	1998	2014
Richard M. Tkacz		57	2007	2014

(1)	The mailing address for each person listed is 1645 Ellington Road, South Windsor, Connecticut 06074. Each of the persons listed as a director is also a director of Rockville Bank, Existing Rockville Financial and Rockville Financial MHC

(2)	Ages as of June 30, 2010.

Biographical Information of our Directors

The business experience of each of our directors for at least the past five years is set forth below. Unless otherwise indicated, each director has held his or her current position for the past five years.

C. Perry Chilberg — Mr. Chilberg is the Vice President and majority owner of Bergson Tire, Co., Inc., an automotive tire retail business and a manufacturer of truck tire retreads, located in Ellington, Connecticut.

Joseph F. Jeamel, Jr. — Mr. Jeamel joined Rockville Bank in 1990. He served as Senior Vice President and Chief Financial Officer of Rockville Bank until 2003 when he was promoted to Executive Vice President. In 2005, he was promoted to Chief Operating Officer of Rockville Bank and was appointed Executive Vice President of Existing Rockville Financial. Mr. Jeamel retired from his positions with Rockville Bank and Existing Rockville Financial on June 30, 2010, but still consults for Rockville Bank.

Kristen A. Johnson — Ms. Johnson has worked for the Connecticut Water Company in Clinton, Connecticut since May 2007, and was promoted to Vice President of Human Resources in December 2007. Prior to joining Connecticut Water Company, she served as Senior Vice President, Human Resources and Organizational Development Officer, at Rockville Bank. Since joining Rockville Bank in December 1996, she also had served as Human Resources and Administrative Services Officer.

Rosemarie Novello Papa — Ms. Papa is Past Chair of the Board of Trustees for Eastern Connecticut Health Network and a member of the Board of Trustees for Manchester Community College Foundation.

Michael A. Bars — Mr. Bars is a partner with the law firm of Kahan, Kerensky & Capossela, LLP, a general practice law firm located in Vernon, Connecticut.

Pamela J. Guenard — Since 2004, Ms. Guenard has been a Vice President at Don Brooks & Associates, Inc, a firm specializing in income tax preparation, bookkeeping and payroll services, located in South Windsor, Connecticut. Ms. Guenard is also an owner of Dovetail Woodworks, Inc., a privately held manufacturer of cedar outdoor furniture, located in Ellington, Connecticut.

Thomas S. Mason — Mr. Mason was, for over 30 years, the owner, President and Treasurer of L. Bissell and Son, Inc., an insurance agency located in Rockville, Connecticut, until he retired in 1995.

Peter F. Olson — Mr. Olson is the owner of Ladd & Hall Co., Inc., a privately held retail furniture company located in Rockville, Connecticut.

Raymond H. Lefurge, Jr. — Mr. Lefurge is a certified public accountant. He is the majority shareholder of the auditing, tax and accounting services firm of Lefurge & Gilbert, PC, CPAs, located in Vernon, Connecticut, where he also holds the position of President.

Stuart E. Magdefrau — Mr. Magdefrau is a certified public accountant, practicing with the firm of Magdefrau, Renner & Ciaffaglione LLC, CPAs, located in Vernon, Connecticut. He was the founding partner of the firm but no longer has an ownership interest in it.

William J. McGurk — Mr. McGurk joined Rockville Bank in 1980, as President and Chief Executive Officer. In 1981, Mr. McGurk was elected to the Board of Directors. He has over 29 years of commercial and thrift banking experience with Rockville Bank and 44 years of banking experience. He has extensive experience in the areas of retail and business lending, retail banking, asset management and marketing.

David A. Engelson — Mr. Engelson was, for 19 years, the Supervisory Principal of Center Road Elementary School located in Vernon, Connecticut, until he retired in 2002. He is currently the Executive Director of Hockanum Valley Community Council, Inc., a social service agency, located in Vernon, Connecticut.

Richard M. Tkacz — Mr. Tkacz is the owner of Rich’s Oil Service, Inc. and Rich’s Plumbing, Heating and Air Conditioning, Inc., privately held oil distributing and HVAC companies located in Enfield, Connecticut.

Board Independence

It is the policy of the Board of Directors of Existing Rockville Financial that a majority of the directors be independent within the meaning of applicable laws and regulations and the listing standards of the NASDAQ Global Select Market.

Since Existing Rockville Financial’s formation in 2004 and for many years prior thereto as a mutual savings bank, the Board of Directors has been chaired by an independent member of the Board of Directors. This leadership structure reflects the Board of Directors’ philosophy that its responsibility to oversee the organization is most appropriately served by having a Board Chairman who is independent. The Chairman of the Board of Directors works with the President and Chief Executive Officer on Board procedures so as to maintain objectivity while at the same time taking advantage of the banking experience and insight of management in order to make effective use of the Board of Directors for the organization’s benefit. New Rockville Financial’s bylaws prohibit the offices of Chief Executive Officer and Chairman to be held by the same individual.

The Board of Directors of Existing Rockville Financial has affirmatively determined that all directors are independent, with the exception of William J. McGurk, President and Chief Executive Officer, and Joseph F. Jeamel, Jr., former Executive Vice President and Chief Operating Officer. The Board of Directors has also affirmatively determined in accordance with the Audit Committee’s independence determination policy that the Board of Directors’ Audit Committee is comprised entirely of independent directors within the meaning of applicable laws and regulations, the listing standards of the NASDAQ Global Select Market and the corporate guidelines as set forth in the Audit Committee Charter. In addition, Existing Rockville Financial’s Board of Directors has affirmatively determined that the Board of Directors’ Human Resources Committee is comprised entirely of independent directors within the meaning of applicable laws and regulations, and the listing standards of the NASDAQ Global Select Market.

Independence Standards

As described above, Existing Rockville Financial’s Board of Directors examines the independence of its members annually. In order for a director to be considered independent, the Board of Directors must determine that the director has no material relationship with Existing Rockville Financial, either directly or as a partner, shareholder or officer of an organization that has such a material relationship. At a minimum, a director will not be considered independent if, among other things, the director:

1. has been employed by Rockville Bank or its affiliates in the current year or past three years.

2. accepts directly or indirectly any consulting, advisory or other compensatory fee from Rockville Bank or any affiliate thereof, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee and other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Rockville Bank, provided such compensation is not contingent in any way on continued service.

3. has accepted, or has an immediate family member who has accepted, any payments from Rockville Bank or its affiliates in excess of $120,000 during the current or any of the three previous fiscal years (except for board services, retirement plan benefits, non-discretionary compensation or loans made by Rockville Bank in accordance with applicable banking regulations).

4. has an immediate family member who is, or has been in the past three years, employed by Rockville Bank or its affiliates as an executive officer.

5. has been or has an immediate family member who has been a partner, controlling shareholder or an executive officer of any “for profit” business to which Rockville Bank or its affiliates made or from which it or its affiliates received, payments (other than those which arise solely from investments in the our securities) that exceed five percent of the entity’s or Rockville Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, during any of the past three years.

6. has been or has an immediate family member who has been employed as an executive of another entity where any of Rockville Bank’s executives served on that entity’s compensation committee during any of the past three years.

7. has been or has an immediate family member who has been a current partner of Rockville Bank’s outside auditor, or was a partner or employee of Rockville Bank’s outside auditor, who worked on Rockville Bank’s audit at any time during any of the past three years.

Board Meetings and Committees

The business of our Boards of Directors is conducted through monthly meetings and activities of the Boards and their committees. The Board of Directors of Rockville Bank consists of those persons who serve as directors of Existing Rockville Financial and New Rockville Financial. Additionally, members of Existing Rockville Financial’s and Rockville Bank’s committees serve on the identical committees of Rockville Bank. During 2009, the Board of Directors held twelve regular meetings. No current director attended fewer than 75.0% of the aggregate of Rockville Bank’s and Existing Rockville Financial’s Board and committee meetings in 2009, of which he or she was a member, during the period he or she was a director and a committee member, with the exception of Mr. McGurk who attended 73.0% of the aggregate of Rockville Bank’s and Existing Rockville Financial’s Board and committee meetings in 2009.

Mr. McGurk was excused from certain Board meetings in 2009 pursuant to a succession planning exercise that was approved in advance by the Board of Directors. In connection with his announced intention to retire, several Board meetings in 2009 were conducted by a Rockville Bank senior officer selected in advance and briefed to serve in the Chief Executive Officer’s stead at the meeting. This program was to give internal potential successors to the position an opportunity to conduct Board meetings and lead discussions. The Chief

Executive Officer was fully aware of all agenda items for each missed meeting and individually briefed each presenter in preparation for the meeting. This program was completed and the Chief Executive Officer intends to be physically present at all future Board meetings. The standing committees of the Board are discussed below.

Director Attendance at Annual Meetings of Shareholders

It is our policy to encourage the attendance of each member of the Board of Directors at New Rockville Financial’s Annual Meeting of Shareholders. We expect all of our directors to attend the Annual Meetings. All of the directors attended the 2009 and 2010 Annual Meetings.

Committees of the Board of Directors

The Board of Directors has five committees: the Audit Committee (as described below), the Human Resources Committee (as described below), the Asset/Liability Committee, the Executive Committee and the Lending Committee. We also have a Nominating Committee, whose members include both members of our Board of Directors and individuals who are not directors, and a Succession Committee, whose members include six independent directors. See below “The Nominating Committee and Selection of Nominees for the Board”. Each of the above committees is a joint committee of Rockville Bank and Existing Rockville Financial. The Board of Directors may, by resolution, designate one or more additional committees.

The Audit Committee, consisting of directors Thomas S. Mason, Chairman, Stuart E. Magdefrau, Vice Chairman, David A. Engelson, and Raymond H. Lefurge, Jr., meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal audit, compliance and financial reporting matters. This committee met six times during the year ended December 31, 2009. Each member of the Audit Committee is independent in accordance with our Audit Committee’s independence determination policy, the listing standards of the NASDAQ Global Select Market and the Securities and Exchange Commission’s audit committee independence standards. The Board of Directors has determined that Mr. Lefurge and Mr. Magdefrau are audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee acts under a written charter adopted by the Board of Directors. All of the members of the Audit Committee have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements.

The Human Resources Committee currently consists of directors David A. Engelson, Chairman, C. Perry Chilberg, Vice Chairman, Raymond H. Lefurge, Jr. and Rosemarie Novello Papa. This committee met five times during the year ended December 31, 2009. Each member of the Human Resources Committee is independent in accordance with the listing standards of the NASDAQ Global Select Market. There were no Human Resources Committee “interlocks” during the six months ended June 30, 2010 and the year ended December 31, 2009, which generally means that no executive officer served as a member of the compensation committee or Board of Directors of another non-tax-exempt company, an executive officer of which serves on our Human Resources Committee. The Human Resources Committee acts under a written charter adopted by the Board of Directors.

The Nominating Committee and Selection of Nominees for the Board

We have adopted a director nominations policy, which sets forth the procedure for selecting (i) director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders, (ii) candidates to fill vacancies on the Board in between annual meetings of shareholders, and (iii) members for membership on Board committees. The director nomination policy includes a three-tier selection process, beginning with an advisory Nominating Committee, which does not have a formal charter.

The Nominating Committee is responsible for identifying and recruiting director candidates. The current members of the Nominating Committee are Michael A. Bars, C. Perry Chilberg, Raymond H. Lefurge, Jr., Peter F. Olson, William J. McGurk, members of Existing Rockville Financial’s Executive Committee, and David W. Miner, corporator of Rockville Financial MHC Director candidates are recommended based upon their character and track record of accomplishments in leadership roles as well as their professional and corporate experience, skills and expertise; and more specifically based upon their observance of the highest standards of business and personal ethics and integrity, their active support of community activities in our market area, and their willingness to participate in appropriate business development efforts and Bank outreach events. The Nominating Committee seeks to align Board composition with Rockville Bank’s strategic direction so that the Board of Directors’ members bring skills, experience and background that are relevant to the key strategic and operational issues that they will review, oversee and approve. Because being the best community bank in the market is a cornerstone of Rockville Bank’s strategic direction, community outreach and community leadership are important considerations in reviewing and selecting director candidates. Because we are a financial institution, familiarity with financial matters is another such important consideration. The Nominating Committee and the other members of the Board of Directors view the Board of Directors as a deliberative body and seek members who are willing to learn from each other and deliberate issues as they arise.

We do not have a diversity policy relating to Board of Directors membership, nor have we articulated a specific definition of diversity in this context.

The Nominating Committee makes its recommendations to the independent members of the Board of Directors. The independent members of the Board of Directors, by majority vote, recommend director nominees to the full Board for election and/or re-election to the Board at the annual meeting of shareholders and, if necessary, candidates to fill vacancies on the Board of Directors in between annual meetings of the shareholders. In making such recommendations, the independent directors consider the recommendations of the Nominating Committee, but may recommend director nominees not recommended or considered by the Nominating Committee.

The Board of Directors then recommends to the shareholders the director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders only from the candidates recommended by the independent directors and in accordance with the foregoing procedure.

The Nominating Committee also reviews and makes recommendations to the Board of Directors regarding the re-nomination of each of the current directors based on the director’s performance and the applicability and relevance of his or her background, skills and experience to our corporate strategy at that time.

The members of the Board of Directors are currently serving terms that expire in 2011, 2012, 2013, and 2014. In reviewing the candidates for nomination or re-nomination each year, the Nominating Committee and Board of Directors consider the mix of talents and experience of the entire Board of Directors. Among other things, the Nominating Committee and the Board of Directors consider the following qualities or experience of the members whose terms expire in 2011, 2012, 2013 or 2014 to be significant:

Mr. Chilberg is an entrepreneur who owns a business with both a consumer retail function and a manufacturing component. His business experience as an entrepreneur in the community is valuable to the Board’s overall capabilities.

Mr. Jeamel has been both a senior officer of Existing Rockville Financial since its formation in 2004 and Rockville Bank since 1990, and has had both operational and financial responsibilities at both institutions. Up until his retirement on June 30, 2010 he was one of two management directors on the Board. He is also active on the Board of Directors of a significant social services agency in the community. His banking and related business and leadership experience, as well as his community service experience, are valuable to the Board’s overall capabilities.

Ms. Papa has served as the Chairman and continues to serve as a member of the Board of Directors of the primary voluntary healthcare institution in the community. She also serves on the Board of Directors of the local community college. Her leadership and community service experience are valuable to the Board’s overall capabilities.

Mr. Bars is a partner with one of the largest law firms headquartered in the community and serves on the boards of directors of numerous community organizations. His legal and community service experience are valuable to the Board’s overall capabilities.

Mr. Mason was for over 30 years prior to his retirement the president and treasurer of a prominent insurance agency in the community. His long term experience as an entrepreneur in both the business and retail residential markets in the community are valuable to the Board’s overall capabilities.

Mr. Olson is the owner of a retail furniture business in the community. His long term experience as an entrepreneur in the retail business community is valuable to the Board’s overall capabilities.

Mr. Lefurge is a certified public accountant and the president of an accounting firm located in the community. He also is a financial expert. His financial and leadership experience are valuable to the Board’s overall capabilities.

Mr. Magdefrau is also a certified public accountant practicing with an accounting firm that he founded located in the community. He also is a financial expert. His financial and leadership experience are valuable to the Board’s overall capabilities.

Mr. McGurk has been Existing Rockville Financial’s President and CEO since its formation in 2004 and the President and CEO of Rockville Bank since 1980. He is the only remaining management director on the Board. He is active in numerous community non-profits. In addition to his intimate knowledge of our operations, his 45 years of banking experience and leadership qualities are valuable to the Board’s overall capabilities.

Mr. Engelson is the executive director of one of the community’s most active and visible social service agencies and is a prior elementary school principal in the community. His long time significant leadership and involvement in community service are valuable to the Board’s overall capabilities.

Ms. Guenard is an entrepreneur who built her own company in the community and then became a senior officer of a business with significant visibility in the business community. Her experience as an entrepreneur and participation in the business community are valuable to the Board’s overall capabilities.

Mr. Tkacz is an entrepreneur who owns two community businesses with a significant presence in the construction and residential homeowner markets. His experience as an entrepreneur and participation in the business community are also valuable to the Board’s overall capabilities.

Ms. Johnson has been a human resources executive both with Rockville Bank and now with a regulated public service company. Her human resources experience is valuable to the Board’s overall capabilities.

COMPENSATION DISCUSSION AND ANALYSIS

Our total assets increased $38.1 million, or 2.5%, to $1.6 billion at December 31, 2009 from December 31, 2008, primarily due to a $69.2 million, or 5.4%, increase in loans and additional deposits of $86.6 million, or 8.3%. We earned $9.7 million in 2009 compared to a net loss of $1.6 million for the year ended December 31, 2008. Our 2008 earnings results included charges for other- than-temporary-impairment of securities totaling $14.9 million, resulting primarily from an $11.6 million charge for preferred stock of Freddie Mac and the Fannie Mae as a result of the actions taken in the third quarter of 2008 to place those agencies into conservatorship.

Our performance in 2009 should be placed in the context of a year that saw many financial institutions incur sizable operating losses caused by sharp write-downs of asset valuations and rising loan losses. The ranks of failed banking institutions suffering from seriously impaired capital levels grew considerably throughout the year. There was also much scrutiny and heated debate as to the efficacy of government programs designed to stimulate the flow of credit and the degree of willingness by banks to participate in these efforts.

Throughout 2009 and despite the general banking environment, we maintained focus on our core business objectives. We believe that our compensation plans were a driving force behind our ability to remain focused and maintain shareholder value.

Executive Summary

We essentially met our performance goals for calendar year 2009 as outlined below. As a result of this performance, the executives received their base salaries and between 95% and 97% of their target bonus amounts. In addition, executives were granted both stock options and restricted stock in March of 2009. The options and restricted stock vested 20% immediately and will vest 20% annually over the next four years. The grant amounts were determined based on market recommendations provided by the Human Resources Committee’s independent compensation consultant, Pearl Meyer & Partners.

The Human Resources Committee felt that the cash compensation reflected our performance and the individuals and did not exercise any discretion as to the bonus amount, instead allowing the payouts based on the formulas approved at the beginning of 2009. In the prior fiscal year, the Human Resources Committee did exercise its discretion with regard to bonus payments for fiscal year 2008 by decreasing the amount payable under the bonus formula by 40% in light of the uncertain economic situation at the time. The Committee did not attempt to provide any amount in recognition of the lost bonus from fiscal year 2008, instead allowing the fiscal year 2009 bonus to pay out at formula.

The equity compensation granted during the year reflected market-based values as outlined by our independent compensation consultant. We continue to utilize time-based vesting schedules because it is felt to provide a balance of retention value (time-based restricted stock) and incentive (time-based stock options).

The Named Executive Officers continue to receive benefits that are typically provided to similar executives in the banking industry. These included for the fiscal year, welfare benefits, qualified retirement contributions and additional retirement benefits to make up for the limits placed on qualified contributions or benefits by the Internal Revenue Code. We understand that these supplemental retirement benefits are customarily provided throughout our industry and in many other industries.

The Human Resources Committee was satisfied that the compensation to the Named Executive Officers reflected the implementation of our stated compensation philosophy and that the resulting compensation continues to serve to motivate the executives to act in our interests and our shareholders’ interests.

Overview

The following discussion focuses on compensation practices related to our Named Executive Officers for the most recently completed calendar year. All Named Executive Officers of Existing Rockville Financial are also Named Executive Officers of Rockville Bank. Equity compensation for Named Executive Officers is paid by

Existing Rockville Financial while cash compensation and benefits are provided by Rockville Bank. We summarize below our philosophy and guiding principles as well as our decision process and the outcomes of that process.

Objectives of Our Compensation Programs and Compensation Philosophy

Our executive compensation philosophy is designed to support Rockville Bank’s business objectives to be “Connecticut’s Best Community Bank” by adopting a total compensation program that is attractive, market-based, tied to performance and aligned with shareholders’ interests. We believe Rockville Bank’s objective of remaining community centric; focusing on quality personal service, and expanding its lending activities, banking networks and consumer products, will be enhanced by this strategy.

Our compensation programs are designed to consider competitive market data, specific role functions that may be unique to our structure, internal equity and our performance and the individual’s performance. We believe this approach will help us attract, retain and reward the best employees, fulfill our growth objectives and promote shareholder value. The remainder of this Compensation Discussion and Analysis discusses our specific approach to achieving this overall strategy.

Role of the Human Resources Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Human Resources Committee

The Human Resources Committee of our Board of Directors is responsible for discharging the Board of Directors’ responsibilities in determining salaries, incentives and all other compensation awarded to, earned by or paid to our Named Executive Officers, as well as all other executive officers (other than payments or benefits that are generally available to all of our other employees). Four members of the Board of Directors sit on the Human Resources Committee, each of whom is an independent director under the NASDAQ Global Select Market listing requirements. To fulfill its responsibilities, the Human Resources Committee meets throughout the year (five times in 2009) and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of our Board.

Responsibilities of the Human Resources Committee include:

•	Setting the overall compensation philosophy for executive officers.

•	Evaluating the performance of the Chief Executive Officer and determining all elements of compensation.

•	Ensuring corporate goals and objectives for incentives are consistent with business and/or strategic plans approved by the Board of Directors.

•	Making decisions related to base salary, short-term and long-term incentives payable to executives officers.

•	Reviewing the mix of total compensation to ensure all elements meet desired objectives and overall compensation philosophy.

•	Assessing the material risks posed by our compensation plans.

•	Reviewing and approving all disclosures related to executive compensation contained in the proxy statement.

A committee of the Board of Directors, the Stock Awards Committee, comprised of all members of the Board of Directors, was developed during 2007 to assist in setting our equity grant strategy and approving our stock allocations. This was done to ensure the Board of Directors had proper education and information related to our stock practices. All members of the Human Resources Committee are members of the Stock Awards Committee which ensures that the Human Resources Committee has the information and continuity needed to review total compensation. The Stock Awards Committee met once during 2009, primarily for the purposes of setting equity grant strategy and approving stock allocation awards.

Both the Human Resources and Stock Awards Committees have the authority and resources to obtain advice and assistance from appropriate advisors in carrying out their responsibilities. Both Committees meet in executive session where the Committee deliberates independent of management.

Role of the Compensation Consultant

For 2009, the Human Resources Committee retained Pearl Meyer & Partners, an independent consulting firm to provide advice related to executive compensation and equity compensation, and has direct access to these advisors for issues related to executive compensation and benefits and periodically requests advisors to present findings or provide education on best practices and trends in the market related to executive compensation and benefits. Pearl Meyer & Partners does not provide any other services to us.

In 2009, the Human Resources Committee did not request that Pearl Meyer & Partners attend any meetings in person. Pearl Meyer & Partners attended one meeting telephonically to brief the Committee on trends and legislation in compensation that may affect us. The Committee did not request any other research or reports regarding executive compensation during the year.

Role of Management

Our management provides information and input, as requested by the Human Resources Committee to facilitate decisions related to executive compensation. At the start of each year, the Chief Executive Officer develops proposed goals and objectives that are reviewed and approved by the Board of Directors. Performance measures for the incentive plan are based on the Board approved goals.

Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Human Resources Committee. The Chief Executive Officer, the Chief Operating Officer and the Senior Vice President, Human Resources and Organizational Development Officer provide the Committee and other advisors with information related to the Committee’s needs.

The Human Resources Committee occasionally requests members of senior management to be present at Committee meetings where executive compensation and our performance or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only independent Committee members are allowed to vote on decisions regarding executive compensation.

Typically, following the Annual Meeting, the Chief Executive Officer reviews executive performance with the Human Resources Committee and makes recommendations relating to executive compensation decisions. The Human Resources Committee meets with the Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations. Decisions regarding other executives are made by the Human Resources Committee considering recommendations from the Chief Executive Officer. The Human Resources Committee also relies on data and advice provided by Pearl Meyer & Partners and its advisor.

Inputs to Committee Decisions

Competitive Benchmarking

Understanding the competitive landscape is a key element the Human Resources Committee considers in setting program targets and making compensation decisions. The Human Resources Committee relies on data and advice of Pearl Meyer & Partners, which provides benchmarking data, best practices information and general education to members of the Committee as needed throughout the year. Pearl Meyer & Partners completed a comprehensive market assessment in 2007 which the Committee used to make decisions in 2008. The purpose of the review was to provide an independent and objective analysis of all elements of compensation (by element and in aggregate).

A primary data source used in setting a competitive market for the Named Executive Officers is the information publicly disclosed by a custom peer group of twenty publicly traded banks of similar asset size and region. This peer group is recommended by Pearl Meyer & Partners and approved by the Human Resources Committee. The comparable companies are reviewed regularly and may change slightly depending on changes in the market place, acquisitions, divestures and our business focus. The following banks were included in the competitive assessment conducted by Pearl Meyer & Partners.

Brookline Bancorp, Inc.
Berkshire Hills Bancorp, Inc.
OceanFirst Financial Corp.
Kearny Financial Corp. (MHC)
ESB Financial Corporation
Omega Financial Corporation
Willow Financial Bancorp, Inc.
Arrow Financial Corporation
Bancorp Rhode Island, Inc.
Suffolk Bancorp
Alliance Financial Corporation
Center Bancorp, Inc.
Smithtown Bancorp, Inc.
Leesport Financial Corp.
United Financial Bancorp (MHC)
Westfield Financial, Inc.
Synergy Financial Group, Inc.
First of Long Island Corporation
Shore Bancshares, Inc.
Benjamin Franklin Bancorp, Inc.

In addition to the peer group, the Committee considers data from other industry surveys such as the Watson Wyatt Financial Institutions Benchmark Survey and Clark Northeast Banking Compensation Survey. Both surveys are broad-based compensation surveys with more than 100 financial institutions. The information from these competitive data sources were used to make 2008 base salary adjustments and to set the 2008 incentive plan award targets and ranges.

The comprehensive market assessment was not repeated in connection with the 2009 compensation determinations in light of the general economic climate, the uncertainty of the economy during 2009 and the limited salary increases as described below.

Performance Based Compensation

The total compensation program is designed to support our belief that all executives should have a significant portion of their compensation tied to performance. We define performance to reflect a balance of both our performance and individual performance on both a short- and long-term basis. In setting our total compensation guidelines, we target a significant portion of our compensation in the form of annual cash incentives and equity/long-term incentive awards that focus on performance-based, at-risk compensation.

2009 Executive Compensation Program Components and Decisions

Compensation paid to our executive officers in 2009 consisted of the following components: base salary, short-term cash bonuses paid pursuant to the Officer Incentive Compensation Plan (OICP), long-term equity awards paid pursuant to our 2006 Stock Incentive Award Plan, and participation in our employee and executive benefit plans.

Base Salaries

Base salaries provide compensation to our executives that reflect their role in our franchise. Base salaries are reviewed annually and adjusted as appropriate to reflect each executive’s performance, contribution, experience and pay relative to the market. We also consider internal responsibilities which may be unique to us.

We aim to set base salaries at a “conservatively competitive” level. This is in recognition of our philosophy to place more emphasis on incentive, or performance-based pay. In determining the 2009 base salaries for the Chief Executive Officer and other executive officers, the Human Resources Committee accepted the Chief Executive Officer’s recommendation that salaries for our executive officers not be increased at the beginning of the year, but that increases could be considered later in the year. In fact, increases as set forth below did go into effect as of the October 1, 2009 as recommended by the Chief Executive Officer and approved by the Committee. The increases were felt to be in line with general industry practice, and Pearl Meyer & Partners was not asked to provide an updated market assessment for this reason. The actual annual base salary for each officer was not determined on a formula basis or to equate with a certain percentiles of any peer data, but was based on the individual’s particular responsibilities, experience and contributions to us. The following summarizes the 2008 and 2009 salaries for our Named Executive Officers:

Named Executive Officer	2008 Base Salary	2009 Base Salary	% of Increase

William J. McGurk	$432,772	$432,772	—
Joseph F. Jeamel, Jr.(1)	$238,420	$238,420	—
Christopher E. Buchholz	$196,000	$203,840	4%
John T. Lund	n/a	$150,800	—
Richard J. Trachimowicz	141,000	146,640	4%

(1)	2009 base salaries reflect increases effective October 1, 2009.

(2)	Mr. Lund became a Named Executive Officer in 2009.

Incentive Compensation

All executives and officers participate in our OICP, which is administered by the Human Resources Committee. The OICP is a short-term compensation plan specifically designed to encourage participants to produce results that enable us to reach targeted levels of earnings for the fiscal year. The OICP provides participants with an opportunity to earn variable rewards that are contingent on our actual fiscal performance and the contribution that individual officers make toward that end. A significant portion of the overall annual cash compensation of the executives is provided from the OICP.

For 2009, the Committee established plan goals and award opportunities as recommended by the Chief Executive Officer. Other factors such as our profitability and long-term planning goals and other individual performance goals also were taken into consideration.

Each participant in 2009 had a defined incentive opportunity expressed as a percentage of base salary. The incentive opportunity defines the target award that will be paid based on achieving earnings goals and individual performance. The target incentive opportunity is 60% of base salary for the Chief Executive Officer; 50% for the Chief Operating Officer and Executive Vice President, and 40% for other Named Executive Officers.

The OICP is funded based on our net income (excluding security gains and/or losses). At the start of the fiscal year, the Human Resources Committee established earnings performance goals. A threshold level of 50% of the net income target must be achieved before any incentive awards are made available. Once 50% of the net income goal is achieved, the incentive pool funds at 50%. At the target level of earnings, 100% of the incentive pool is funded. At stretch, which is 110% of the target net income goal, 125% of the incentive pool is funded. This stretch level of performance is designed to be aggressive and have a low likelihood of achievement and is the level of earnings that is established in the annual business plan which must be achieved to fund the incentives at maximum levels.

As soon as practical following the end of the fiscal year, management determines our actual earnings performance and calculates the eligible incentive payouts for each executive. The actual payout is then determined based on the personal performance of each officer. With respect to executive officers, the President and Chief Executive Officer and Senior Vice President, Human Resources and Organizational Development Officer present the recommended incentive award payments to the Human Resources Committee for review and approval. In January 2009, we determined that although 2008 performance was near target, payouts under the plan would be reduced to 60% of target to account for the economic uncertainty laying ahead in 2009.

For fiscal year 2009, our target net income after tax was $10.31 million and actual performance was $10.03 million which resulted in funding of 97% of the executive incentive pool. Rather than utilize discretion to decrease the payouts, as was done in 2008, the Human Resources Committee felt that performance was strong and that the executives should be compensated as intended under the plan. There were no adjustments made to the target net income during the year 2009. Incentive awards were then allocated to participants based on their individual performance, as defined by goals set for each executive at the start of the fiscal year.

Individual goals vary by participants to reflect their role and responsibility. In fiscal year 2008, the Committee, at the request of the Chief Executive Officer, decreased the bonus payout for 2008 by 40% in recognition of the uncertain economic times facing us. The decrease was implemented even though the performance hurdles for the year were largely achieved. For fiscal year 2009, our performance has been relatively stable and the Committee felt a discretionary downward adjustment of the bonus amounts was not warranted. As a result, the following incentive awards were allocated to the Named Executive Officers based on our actual performance and the individuals during fiscal year 2009:

	2009 Incentive	2009 Incentive	% of Target
Named Executive Officer	Target	Actual	Incentive

William J. McGurk	$259,663	$247,600	95%
Joseph F. Jeamel, Jr.(1)	$119,210	$115,968	97%
Christopher E. Buchholz	$101,920	$99,148	97%
John T. Lund	$60,320	$58,679	97%
Richard J. Trachimowicz	$58,656	$57,061	97%

(1)	Joseph F. Jeamel, Jr. served as Chief Operating Officer of Rockville Bank until his planned retirement, effective as of June 30, 2010.

Stock Awards

We provide stock-based, long-term incentive compensation to our executive officers in the form of stock and restricted stock awards. Our stock plan is designed to align the financial interests of our officers with our shareholders, create significant ownership among our management team and assist in attracting and retaining executive officers.

During 2009, executives received stock options and shares of restricted stock that were designed to reflect each executive’s current and anticipated contributions to our franchise. The value that may be realized upon exercise of options depends upon the exercise price of the option and the price of our common stock at the time of exercise, while the value of restricted stock awards depends primarily on the price of our common stock at each vesting date. Following our minority stock issuance in 2005, we began issuing stock awards in 2006. At that time the Human Resources Committee decided to hold back a large pool of shares for future grants rather than allocate all the shares in the first year which is typical practice among converting banks. The intent was to divide the grants over multiple years in a manner more consistent with practices of established public banks. During 2007, the newly created Stock Awards Committee of the Board of Directors was convened to discuss our stock award strategy and define the process for allocating the awards going forward.

The Stock Awards Committee considered the goals for the plan, expense to us, size of the share pool and current stock holdings of the executives. As a result of lengthy discussion regarding the propriety of making grants in the face of a hard economic environment and weighing the philosophy of providing much of the executives’ compensation as incentive compensation (which we consider equity compensation to be), and in keeping with the original strategy from 2006, the Stock Awards Committee decided to grant stock options and restricted stock to our key officers in 2009. Had the Committee not approved such grants, executives’ total compensation opportunity would have decreased significantly which the Committee felt would not serve our interests or the interests of our shareholders. The amount of the grants was determined based on market data and recommendations provided by Pearl Meyer & Partners.

Stock option and restricted stock grants were made on March 16, 2009 with an exercise price equivalent to the fair market value ($9.24) per share of common stock on the date of Stock Allocation Committee approval. Stock options and restricted stock vest 20% immediately and 20% annually over the next four years. Stock options and restricted shares vest upon retirement in accordance with our Retirement Plan.

The Stock Awards Committee continues to retain a substantial number of shares (primarily stock options) in the equity incentive plan that it intends to use in subsequent years pursuant to its original strategy.

In conjunction with the granting of stock awards in 2006, we adopted a Stock Retention Policy which requires, absent an extraordinary circumstance, that directors and officers who receive stock awards retain at least 25% of the vested shares they receive as restricted stock and that they realize from the exercise of stock options, for as long as they are employed by us or in service as a director or officer. The Committee remains committed to this policy and monitors compliance by the executives.

Chief Executive Officer Compensation Review

The Human Resources Committee, in determining the compensation for Mr. McGurk, considered our financial performance, growth, financial and regulatory condition. As stated above, Mr. McGurk’s 2009 base salary of $432,772 was unchanged from the prior year. The Human Resources Committee, at Mr. McGurk’s recommendation, did not grant a salary increase for Mr. McGurk in 2009. This action was taken in recognition of uncertain economic conditions facing the banking industry. His annual bonus, determined under the OICP, was $247,600 for 2009 or approximately 95% of his target incentive. This award reflects our achievement of 97% of the target net income goal as well as individual performance. The Chief Executive Officer’s bonus was immaterially lower than that which our performance would have dictated at the request of the Chief Executive Officer. In accordance with Plan provisions, the bonus was paid in immediately available funds.

Mr. McGurk was granted 3,475 shares of restricted stock and stock options to purchase an aggregate of 31,100 shares of our common stock at an exercise price of $9.24 per share, the fair market value of the stock on the date of grant, March 16, 2009, vesting restrictions and other terms of the options are the same as other executives as outlined above. Similar to the other executives, the amount of the grant was based on market data and recommendation provided by Pearl Meyer & Partners.

Overall, the Committee believes this total compensation package achieves a sound balance between market competitive and individual recognition for Mr. McGurk’s performance.

Benefits and Supplemental Executive Retirement Plans

In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Ownership Plan, the Retirement Plan and life insurance. All of the executive officers are also eligible to participate in the Supplemental Savings and Retirement Plan. This Plan provides restorative payments to select highly compensated executives designated by the Human Resources Committee who are prevented from receiving the full benefits contemplated by the Retirement Plan, 401(k) Plan and Employee Stock Ownership Plan.

Mr. McGurk and Mr. Jeamel also receive certain benefits under Rockville Bank’s nonqualified supplemental retirement plans that are otherwise limited by Internal Revenue Code caps on qualified plans. Mr. Buchholz participates in an individual Supplemental Executive Retirement Plan designed to provide him with retirement benefits outside of the Retirement Plan of Rockville Bank which was closed to new entrants as of January 1, 2005. The Human Resources Committee believes this nonqualified supplemental retirement benefit is both appropriate and common for executives based on information reviewed by the Committee at the time the plans were established.

In addition, Mr. McGurk, Mr. Jeamel, Mr. Buchholz and Mr. Trachimowicz receive automobile allowances.

Death Benefits for Certain Officers

Rockville Bank maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance pursuant to which $25,000 is payable to a beneficiary designated by the officer upon the death of the officer while actively employed by Rockville Bank or after the officer’s retirement in accordance with the terms of Rockville Bank’s defined benefit Retirement Plan. The benefits of the plan are provided solely from Rockville Bank’s general assets.

Executive Employment/Severance Agreements

We have entered into employment agreements with change of control provisions with all of our Named Executive Officers and certain non-executive officers. All of these contracts reflect a term of one year. We believe these agreements are necessary and appropriate to provide a level of financial security to officers important to our success in the event a change of control affecting us occurs. All of the contracts providing change of control protection contain “double trigger” provisions. This means that the officer is entitled to change of control compensation only if there is both a change of control and the officer either has his or her employment terminated or he or she terminates with “good reason.”

Risk Assessment

Our executive compensation philosophy is meant to provide a balanced approach to rewarding performance across many different types of individual and financial performance measures. This approach also mitigates the risk to the business that the behaviors motivated by the compensation plans will be focused on one particular area of performance to the detriment of our health as a whole over the long- or short-term.

In addition, as a regulated community bank, Rockville Bank has always adhered to a conservative and balanced approach to risk in general. Our management and Board conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice. In addition, we are periodically examined by the FDIC and the Connecticut Department of Banking.

After a thorough review of our philosophy and evaluating the calendar year 2009 compensation plan results, we concluded that our compensation programs provide appropriate balance across many performance measures, controls on the range of payouts, and ultimately allows the Human Resources Committee discretion in making awards. Therefore, we do not believe that there is any material risk to us posed by our compensation plans.

Tax, Accounting and Other Considerations

The Human Resources Committee considers the effects of tax and accounting treatments when it determines executive compensation. For example, in 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring our compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. Also, the employment contracts for the Named Executive Officers contain change of control “tax gross up” provisions such that if the change of control payment to any of the executive officers exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G and thereby imposes an excise tax on the officer, us, or our successor, will pay such officer additional amounts to compensate for the excise tax. The Committee believes the change in control features are unlikely to be triggered given our desire to remain an independent, community-oriented institution, and that the “gross up” features of the contracts are consistent with that belief and strategy. The Human Resources Committee takes into consideration the accounting effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Rockville Financial, Inc. 2006 Stock Incentive Award Plan.

COMPENSATION OF EXECUTIVE OFFICERS
AND TRANSACTIONS WITH MANAGEMENT

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our principal executive officer, principal financial officer and three most highly compensated executive officers during 2009. Each individual listed in the table below may be referred to as a Named Executive Officer or Executive Officer. The material terms of each officer’s employment agreements are described below. No options or other equity-based awards were repriced or otherwise modified during 2009 for the Named Executive Officers. A portion of 2009 compensation as reflected in the following table is represented by the value attributable to restricted stock and stock options granted in the first quarter.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary(4)	Bonus	Awards(5)	Awards(6)	Compensation(7)	Earnings(8)	Compensation(9)	Total
(a)	(b)	( c)$	(d)$	(e)$	(f)$	(g)$	(h)$	(i)$	(j)$

William J. McGurk	2009	432,772	0	32,109	94,855	247,600	505,387	74,546	1,387,269
President and Chief	2008	426,954	0	503,160	81,600	124,638	579,973	101,199	1,817,524
Executive Officer	2007	403,471	0	0	122,400	242,676	0	77,177	845,724
Joseph F. Jeamel, Jr.(1)	2009	238,420	0	25,410	41,785	115,968	129,400	87,071	638,054
Chief Operating Officer	2008	234,439	0	323,460	32,640	64,373	192,856	1,589,475	2,437,243
	2007	219,881	0	0	48,960	99,189	258,106	51,587	677,723
Christopher E. Buchholz	2009	197,809	0	23,100	34,313	99,148	173,984	39,091	567,445
Executive Vice President	2008	192,662	0	119,800	27,200	44,100	50,042	47,678	481,482
	2007	168,318	0	0	40,800	59,129	77,466	30,562	376,275
John T. Lund(2)	2009	146,531	0	13,860	19,063	58,679	0	18,219	256,352
Senior Vice President, Chief Financial Officer and Treasurer
Richard J. Trachimowicz(3)	2009	142,302	0	20,790	18,605	57,061	66,554	25,600	330,912
Executive Vice President	2008	138,531	8,058	59,900	17,680	30,456	75,797	25,613	356,035

(1)	Mr. Jeamel retired as Executive Vice President and Chief Operating Officer of Existing Rockville Financial and Rockville Bank as of June 30, 2010.

(2)	Mr. Lund was hired on December 8, 2008 and became a Named Executive Officer in 2009.

(3)	Mr. Trachimowicz became a Named Executive Officer in 2008. He was promoted to Executive Vice President from Senior Vice President/Human Resources and Organizational Development Officer in 2010.

(4)	Reflects actual base salary amounts paid for fiscal year 2009. 2009 base salaries are follows: Mr. McGurk: $432,772, Mr. Jeamel: $238,420; Mr. Buchholz: $203,840; Mr. Lund: $150,800; and Mr. Trachimowicz: $146,640.

(5)	These amounts represent the aggregate grant date fair value of restricted stock awards made pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with FASB Topic 718. Prior years were restated in order to comply with the new reporting requirement. For the restricted stock awarded in December 2006, 20.0% vested on December 22, 2006, 20.0% vested on each December 13, 2007-2009 and 20.0% will vest on December 13, 2010; for the restricted stock awarded in February 2008, 20.0% vested on February 20, 2008-2010 and 20.0% vest on each February 20, 2011 and 2012; for the restricted stock awarded in March 2009, 20.0% vested on March 16, 2009 and 2010 and 20.0% vest on each March 16, 2011-2013. Mr. McGurk and Mr. Jeamel reached retirement age and unvested shares will be accelerated upon retirement; therefore, the awards were fully expensed at grant. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2009.

(6)	These amounts represent the aggregate grant date fair value of stock option awards made pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with FASB Topic 718. The stock options awarded in December 2006 vested on December 13, 2008. The stock options awarded in August 2007 vested 20.0% on August 14, 2007-2010 and vest 20.0% on August 14, 2011; for the stock options awarded in February 2008, 20.0% vested on February 20, 2008-2010 and 20.0% vest on each February 20, 2011-2012; for the stock options awarded in March 2009, 20.0% vested on each March 16, 2009 and 2010 and 20.0% vest on each March 16, 2011-2013. Mr. McGurk and Mr. Jeamel reached retirement age and unvested shares will be accelerated upon retirement; therefore, the awards were fully expensed at grant. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2009.

(7)	Reflects the annual incentives earned for fiscal year 2009 under the Rockville Bank Officer Incentive Compensation (OICP) Plan.

(8)	Reflects the change in the present value of the life annuity from fiscal year end 2008 to 2009 for both the qualified and non-qualified defined benefit retirement plans (the Retirement Plan of Rockville Bank, SERP, Supplemental Savings and Retirement Plan, and Supplemental Executive Retirement Agreement). Change in Pension Value is as follows:

		Supplemental		Supplemental
		Executive	Supplemental	Executive Ret.
	Retirement Plan	Retirement Plan	Savings &	Agreement
Name	(Pension)	(SERP)	Retirement Plan	(Flat $ Benefit)	Total

William J. McGurk	$133,921	$278,428	$93,038		$505,387
Joseph F. Jeamel, Jr.	119,288	0 (a)	—	$10,112 (b)	129,400
Christopher E. Buchholz	—	—	—	173,984 (c)	173,984
John T. Lund(d)	—	—	—	—	0
Richard J. Trachimowicz	66,554	—	—	—	66,554

(a)	Mr. Jeamel received a lump sum payout of this benefit during 2008. As of December 31, 2009, he is not entitled to any future payments from this plan.

(b)	Mr. Jeamel began receiving benefits from this plan during 2008. The present value increased due to the fact that discount rates have decreased to 5.55% from 6.40%.

(c)	Participant is vested in the benefit under this plan based on a plan change effective April 15, 2009.

(d)	Mr. Lund is not currently eligible to participate in the listed plans.

(9)	All Other Compensation includes 401(k) matching contributions, allocations to our employee stock ownership plan, Bank owned life insurance premiums, group term life insurance premiums, dividends paid, car allowance and contributions to our Supplemental Savings and Retirement Plan.

The following table shows individual amounts for 2009 included in the “All Other Compensation” column.

		Employee	Bank				Supplemental
		Stock	Owned	Group Term			Savings and
		Ownership	Life	Life	Dividend	Car	Retirement
Name and Principal Position	401(k)(1)	Plan(2)	Insurance(3)	Insurance(4)	Paid(5)	Allowance(6)	Plan	Other		Total

William J. McGurk	$7,350	$16,447	$105	$6,858	$9,237	$933	$33,616	$0		$74,546
Joseph F. Jeamel, Jr.	7,350	16,447	105	10,555	6,000	3,923	9,291	33,400	(7)	87,071
Christopher E. Buchholz	14,700	16,447	0	1,765	1,920	3,923	166	170	(8)	39,091
John T. Lund	7,864	9,958	0	199	180	0	0	18	(9)	18,219
Richard J. Trachimowicz	5,394	12,069	105	1,032	1,000	6,000	0	0		25,600

(1)	Our matching contributions to the qualified defined contribution 401(k) retirement plan.

(2)	Our contributions allocated under the employee stock ownership plan. Vesting is as follows: 100.0% for Mr. McGurk, Mr. Jeamel and Mr. Trachimowicz; 60.0% for Mr. Buchholz; and 0.0% for Mr. Lund.

(3)	The cost of a $25,000 death benefit through Bank Owned Life Insurance.

(4)	Group term life insurance premiums for coverage in excess of $50,000.

(5)	Dividend paid for unvested restricted stock.

(6)	Mr. McGurk’s car allowance reflects his personal use of a company car. Mr. Jeamel and Mr. Buchholz’s car allowances became effective in September, 2007. Mr. Trachimowicz’s car allowance became effective in November 2008.

(7)	Includes a life insurance premium gross-up reimbursement ($5,764), a payout from Mr. Jeamel’s SERP ($27,636).

(8)	Flex credit to offset the cost of health/dental insurance.

(9)	Volunteer pay.

Grants of Plan-Based Awards

The following table presents information on plan-based compensation in 2009 for the Named Executive Officers. The restricted stock and stock option awards were granted in 2009 under our 2006 Stock Incentive Award Plan, described below. These restricted stock and stock option awards vest over a five-year period.

					All Other	All Other
					Stock	Stock		Grant
					Awards:	Awards:	Exercise	Date Fair
		Estimated Possible Payouts			Number of	Number of	or Base	Value of
		Under Non-Equity			Shares of	Securities	Price of	Stock and
		Incentive Plan Awards(2)			Stock or	Under-lying	Option	Option
Name	Grant Date(1)	Threshold	Target	Maximum	Units	Options	Awards(3)	Awards(4)
		($)	($)	($)	(# )	(#)	($/Sh)	($/Sh)

William J. McGurk	3/16/09	129,832	259,663	324,579	3,475	31,100	9.24	126,964
Joseph F. Jeamel, Jr.	3/16/09	59,605	119,210	149,013	2,750	13,700	9.24	67,195
Christopher E. Buchholz	3/16/09	50,960	101,920	127,400	2,500	11,250	9.24	57,413
John T. Lund	3/16/09	30,160	60,320	75,400	1,500	6,250	9.24	32,923
Richard J. Trachimowicz	3/16/09	29,328	58,656	73,320	2,250	6,100	9.24	39,395

(1)	This column shows the date of the grant for all awards granted in 2009.

(2)	For Mr. McGurk, the Annual Incentive Compensation Plan target represents 60.0% of base salary. All other executives Annual Incentive Compensation Plan target as a percentage of base salary is as follows: Mr. Jeamel — 50.0%, Mr. Buchholz — 50.0%, Mr. Lund — 40.0% and Mr. Trachimowicz — 40.0%. Incentive opportunity ranges from 50.0% to 125.0% of the target.

(3)	Exercise price represents the closing price on the grant date.

(4)	For stock option awards, it reflects the grant date FASB Topic 718 fair value for awards disclosed in the column (j) the Black-Scholes value is $3.05 per share. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2009 as contained in Rockville’s Annual Report on Form 10-K, incorporated herein by reference.

2006 Stock Incentive Award Plan

Our Board of Directors and shareholders approved the Rockville Financial, Inc. 2006 Stock Incentive Award Plan in 2006. Our Board of Directors believes that the ability to grant stock options, stock awards, stock appreciation rights and/or performance awards is an important component of our overall compensation philosophy. In order to attract, retain and motivate qualified employees and Board members, our Board of Directors believes that we must offer market competitive, long-term compensation opportunities. Our Board of Directors believes that the availability of stock benefits is a key component in this strategy and that this strategy also furthers the objective of aligning the interests of management and our shareholders.

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to each Named Executive Officer as of December 31, 2009.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
	Number of	Number of	Incentive				Market	Unearned	Unearned
	Securities	Securities	Plan Awards			Number of	Value of	Shares,	Shares,
	Underlying	Underlying	Number of			Shares or	Shares or	Units or	Units or
	Unexercised	Unexercised	Securities			Units of	Units of	Other	Other
	Options	Options(1)	Underlying	Option	Option	Stock That	Stock That	Rights	Rights That
	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	Have Not
Name	Options	Options	Options	Price	Date	Vested(2)	Vested(3)	Not Vested	Vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)

William J. McGurk	6,220	24,880		9.24	3/16/2019	2,780	29,190	—	—
	12,000	18,000		11.98	2/20/2018	25,200	264,600	—	—
	18,000	12,000		14.35	8/14/2017	0	0	—	—
	30,000	0		17.77	12/13/2016	8,400	88,200	—	—
Joseph F. Jeamel, Jr.	2,740	10,960		9.24	3/16/2019	2,200	23,100	—	—
	4,800	7,200		11.98	2/20/2018	16,200	170,100	—	—
	7,200	4,800		14.35	8/14/2017	0	0	—	—
	12,000	0		17.77	12/13/2016	5,400	56,700	—	—
Christopher E. Buchholz	2,250	9,000		9.24	3/16/2019	2,000	21,000	—	—
	4,000	6,000		11.98	2/20/2018	6,000	63,000	—	—
	6,000	4,000		14.35	8/14/2017	0	0	—	—
	6,500	0		17.77	12/13/2016	800	8,400	—	—
John T. Lund	1,250	5,000		9.24	3/16/2019	1,200	12,600	—	—
Richard J. Trachimowicz	1,220	4,880		9.24	3/16/2019	1,800	18,900	—	—
	2,600	3,900		11.98	2/20/2018	3,000	31,500	—	—
	3,900	2,600		14.35	8/14/2017	0	0	—	—
	2,000	0		17.77	12/13/2016	200	2,100	—	—

(1)	The options granted at $17.77 vested on December 13, 2008, the options granted at $14.35 vested on each August 14, 2007-2010 and will vest on August 14, 2011, the options granted at $11.98 vested on each February 20, 2008-2010 and will vest on each February 20, 2011 and 2012 and the options granted at $9.24 vested on each March 16, 2009 and 2010 and will vest on each March 16, 2011-2013.

(2)	Vesting dates for the stock awards are as follows: for the restricted stock awarded in December 2006, 20.0% vested on December 22, 2006, and 20.0% on each December 13, 2007-2009 and 20% will vest on December 13, 2010; for the restricted stock awarded in February 2008, 20.0% vested on February 20, 2008-2010 and 20.0% on each February 20, 2011 and 2012; for the restricted stock awarded in March 2009, 20.0% vested on each March 16, 2009-2010 and 20.0% on each March 16, 2011-2013. Vesting is accelerated upon retirement. Mr. McGurk and Mr. Jeamel reached retirement age; therefore, unvested shares will vest on an accelerated basis upon retirement.

(3)	Market values are based on the closing market price of Existing Rockville Financial stock of $10.50 on December 31, 2009.

The following information sets forth the stock awards vested and stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized Upon	Acquired on	Realized on
Name	Exercise	Exercise ($)	Vesting	Vesting ($)(2)

William J. McGurk(1)	0	0	17,495	169,550
Joseph F. Jeamel, Jr. (1)	0	0	11,350	109,950
Christopher E. Buchholz	0	0	3,300	31,112
John T. Lund	0	0	300	2,772
Richard J. Trachimowicz	0	0	1,650	15,346

(1)	Vesting is accelerated upon retirement. Mr. McGurk and Mr. Jeamel reached retirement age; therefore, unvested shares will vest on an accelerated basis upon retirement.

(2)	Value reflects the vested shares at the vesting price on February 20, 2009 of $9.13, March 16, 2009 of $9.24 and December 14, 2009 of $10.29.

Supplemental Executive Retirement Plan

We have adopted the Supplemental Executive Retirement Plan (the “SERP”) for the purpose of providing designated executives of Rockville Bank with supplemental retirement benefits. Messrs. McGurk and Jeamel have been designated by the Human Resources Committee for participation in the SERP which provides them with a retirement benefit equal to 70.0% of the executive’s average annual earnings over the 12-month period during the last 120 months of employment producing the highest average or, if higher, the executive’s current annual earnings, which include base salary plus annual incentive compensation. The SERP benefit is offset by the executive’s benefits under the tax-qualified Retirement Plan and the Supplemental Savings and Retirement Plan. With respect to Mr. Jeamel, his SERP benefit is also offset by his benefits under his Supplemental Executive Retirement Agreement and his split dollar insurance policy.

Participants in the SERP are entitled to their benefit upon the later of termination of employment or attainment of age 60, subject to the completion of five years of service with Rockville Bank. Benefits under the SERP are payable in monthly installments in the form of a straight life annuity unless the participant has made a lump sum election in accordance with the terms of the SERP. A participant may elect to receive all, none or a specified portion of his or her retirement benefit as a lump sum determined on the basis of the interest rate and mortality assumptions used to calculate benefits under the tax-qualified Retirement Plan. Any such lump sum election must be made prior to the date of the participant’s commencement of participation in the SERP; otherwise, such an election becomes effective only if the participant remains in the employment of Rockville Bank for the full 12 calendar months immediately following the date of the election (except in the case of death or disability) and payment of such lump sum pursuant to such election is not made until the fifth anniversary of the date on which payment would otherwise have been made.

In the event that a participant who has made an election dies or becomes disabled during the 12-calendar month period following the election date, the requirement to remain employed during such 12-month period will be deemed to have been satisfied. Benefits under the SERP are not payable if barred by any action of the Connecticut Banking Commissioner or the FDIC. Moreover, benefits are not payable if the participant is in breach of any non-competition or other restrictive covenant agreement in such participant’s employment or change in control agreement or if the participant has been discharged from employment for cause. In the event of a participant’s death, the participant’s spouse will receive a benefit equal to 100.0% of the benefit that would have been provided from the SERP had the participant retired on the date of death and commenced benefits on the later of the date the participant would have attained age 60 or the date of the participant’s death; provided, however, that in calculating the participant’s benefit, the offset attributable to the participant’s tax-qualified Retirement Plan shall be determined on the basis of the 50.0% survivor annuity payable to the spouse under the tax-qualified Retirement Plan.

Upon the death of a participant after benefits commence under the SERP, 100.0% of the benefit that the participant was receiving at the time of death will be continued to his or her spouse; provided, however, that if a participant previously received a lump sum payment of all or a portion of the participant’s retirement benefit, such death benefit to the participant’s surviving spouse shall be proportionately reduced. In the event of the death of a participant who has one or more children who are dependents for federal income tax purposes and whose spouse dies while such child is a dependent, 100.0% of the benefit payable to the participant or the spouse, as the case may be, shall be continued to such dependent(s) for so long as any child remains a dependent. In 2008, the Human Resources Committee amended the SERP to comply with new Section 409A of the Internal Revenue Code and its regulations.

Supplemental Executive Retirement Agreement

We have established Supplemental Executive Retirement Agreements for Mr. Jeamel and Mr. Buchholz to supplement their retirement benefits from other sources. Under the Agreements, Mr. Jeamel is receiving an annual benefit of $27,636 and Mr. Buchholz may receive an annual benefit of $40,000, each for 20 years, payable in 240 monthly installments. Benefits payable under the Supplemental Executive Retirement Agreement will be forfeited in the event Mr. Buchholz is “terminated for cause” before a “change in control.” Mr. Jeamel retired effective June 30, 2010.

Pension Benefits

The following table provides information regarding the retirement benefits for the Named Executive Officer under our tax-qualified defined benefit and supplemental executive retirement plans, namely the Retirement Plan of Rockville Bank, Supplemental Executive Retirement Plan, Supplemental Executive Retirement Agreement, and Supplemental Savings and Retirement Plan, described below.

	Number of	Present	Payments
	Years	Value of	During
	Credited	Accumulated	Last Fiscal
Name	Service	Benefit ($)	Year ($)

William J. McGurk
Retirement Plan of Rockville Bank	29.00	1,784,290	0
Supplemental Executive Retirement Plan of Rockville Bank (70.0% SERP)	29.83	2,944,961	0
Supplemental Savings & Retirement Plan of Rockville Bank (Article V — Supplemental Pension Benefit)	29.00	917,493	0
Joseph F. Jeamel, Jr.
Retirement Plan of Rockville Bank	19.00	1,253,514	0
Supplemental Executive Retirement Agreement (Flat $ Benefit)	18.18 (1)	321,442 (2)	27,636
Christopher E. Buchholz(3)
Supplemental Executive Retirement Agreement (Flat $ Benefit)	3.58	301,492	0
John T. Lund(4)
Retirement Plan of Rockville Bank	0	0	0
Richard J. Trachimowicz
Retirement Plan of Rockville Bank	14.00	381,758	0

(1)	The Plan began paying out benefits to its incumbent; therefore, it does not credit years of service any more. The years of service shown are from Mr. Jeamel’s hiring date to December 31, 2009.

(2)	Mr. Jeamel began receiving benefits from the Supplemental Executive Retirement Agreement during 2008.

(3)	Mr. Buchholz is vested in the benefit under this plan based on a plan change effective April 15, 2009.

(4)	Mr. Lund is not eligible for a benefit under this plan.

Non-Qualified Deferred Compensation

We maintain one defined contribution plan, the Supplemental Savings and Retirement Plan, which provides for the deferral of compensation for executives on a basis that is not tax-qualified.

We adopted and implemented the Supplemental Savings and Retirement Plan in connection with the minority stock issuance in 2005. This plan provides restorative payments to executives designated by the Human Resources Committee who are prevented from receiving the full benefits contemplated by the tax-qualified Retirement Plan, 401(k) Plan and employee stock ownership plan. The Named Executive Officers participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan, deferrals and payments for employer safe harbor or matching contributions that cannot be made under the 401(k) Plan due to the legal limitations imposed on the 401(k) Plan, and payments for benefits that cannot be paid under the tax-qualified Retirement Plan due to legal limitations imposed on benefits payable from the Retirement Plan.

The following table provides information with respect to the Supplemental Savings and Retirement Plan.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2009($)	2009 ($)(1)	2009 ($)(2)	Distributions ($)	2009 ($)

William J. McGurk	43,277	33,616	84,357	0	373,647
Joseph F. Jeamel, Jr.	0	9,291	962	0	49,352
Christopher E. Buchholz	0	166	1,029	0	3,960
John T. Lund	0	0	0	0	0
Richard J. Trachimowicz	0	0	0	0	0

(1)	2009 deferred compensation match on current year deferrals.

(2)	2009 deferred compensation interest accrued on all deferrals.

Retiree Medical/Drug, Dental and Life Insurance Plans

Rockville Bank established the Retiree Medical/Drug Insurance Plan, the Retiree Dental Insurance Plan and the Retiree Life Insurance Plan to provide retiree welfare benefits to employees hired before March 1, 1993 who had at least five years of service at retirement and are age 62 or older. Participants in the Retiree Medical/Drug Insurance Plan and the Retiree Dental Insurance Plan may have to pay a percentage of the premiums payable under the plans, depending on their accumulated years of service and whether they retire before or after January 1, 1994.

Participants hired before March 1, 1993 who had at least five years of service at retirement and are age 62 or older are eligible for life insurance coverage equal to the lesser of their final salary at retirement rounded to the next thousand or $100,000. At age 70, the life insurance coverage in effect as of a participant’s retirement date shall be reduced by 50.0%. Rockville Bank pays 100.0% of all premiums under the Retiree Life Insurance Plan.

Employment and Change in Control Agreements

In 2006, we amended our existing employment agreement with our President and Chief Executive Officer to provide for a one-year, renewable term. The current term ends on December 31, 2010 and may be extended upon written notice from the Human Resources Committee. Similarly, the employment agreements with our remaining Executive Officers (each, including the President and Chief Executive Officer, an “Executive Officer”), will also end on December 31, 2010 and may be extended on an annual basis upon written notice provided by the Human Resources Committee. All of these contracts reflect a term of one year. The employment agreements generally provide for a base salary and the continuation of certain benefits currently received. The agreements are reviewed annually by the Human Resources Committee.

Under specified circumstances, the employment agreements require certain payments to be made upon the Executive Officer’s termination of employment for reasons including a “change in control” as defined in the agreement. However, the Executive Officer’s employment may be terminated for cause without incurring any continuing obligations. If we choose to terminate these employment agreements for reasons other than cause, or if the Executive Officer resigns under specified circumstances that constitute good reason, a severance benefit is payable in the amount of three times the sum of his or her base salary and his or her potential annual incentive compensation for the year of termination or, if higher, his or her actual annual incentive compensation for the year prior to the year of termination. The severance benefit is payable in monthly installments over the 36 months following termination unless the termination occurs within two years after a change in control, in which case it is payable in an immediate lump sum.

In addition, the Executive Officer is entitled to a pro-rata portion of the annual incentive compensation potentially payable to him or her for the year of termination; accelerated vesting of any outstanding stock options, restricted stock or other stock awards; immediate exercisability of any outstanding options; and deemed satisfaction of any performance-based objectives under any stock or other long-term incentive award. If the Executive Officer elects to continue his or her health plan coverage under COBRA, we will pay the Executive Officer on a monthly basis the after-tax cost of such COBRA coverage. If the COBRA continuation period is less than three years, we will make a good faith effort to obtain other comparable insured coverage for the Executive Officer for the balance of such three-year period; otherwise, we will pay the Executive Officer a lump sum amount equal on an after-tax basis to the present value of the cost of the coverage that would have been incurred for the balance of such three-year period if the Executive Officer had participated in our retiree medical plan. In addition, we will pay the Executive Officer a lump sum amount equal on an after-tax basis to the cost of continuing coverage under our group long-term disability and group life insurance policies for such three-year period.

In the event that an Executive Officer becomes entitled to benefits in connection with a change in control that are subject to the tax on excess parachute payments under Section 4999 of the Internal Revenue Code, we will pay to the Executive Officer a gross-up payment such that the net amount retained by the Executive Officer, after deduction of any such excise tax and related income and excise taxes, will be equal to the total payments he or she would have received absent such excise tax. In the event of a potential change in control, we will fund a rabbi trust to provide for payment of benefits due to the Executive Officers under their employment agreements. In consideration for the compensation and benefits provided under their employment agreements, the Executive Officers are prohibited from competing with us during the term of their employment agreements and for a period of two years following their termination of employment; provided, however, that such prohibition does not apply in the event of the Executive Officer’s termination by us without cause within two years following a change in control or the Executive Officer’s resignation for good reason within two years following a change in control or the Executive Officer’s voluntary resignation without entitlement to severance benefits.

Potential Payments Upon Termination or Change in Control

In considering the change in control provisions for the employment agreements, the Human Resources Committee was mindful of our intent to remain independent. Accordingly, the Human Resources Committee believes a change in control situation triggering these provisions, and therefore the payment of the change in control amounts, is unlikely. Conversely, the change in control provisions may also serve as a defensive deterrent to an unwanted change in control overture.

The tables below reflect the compensation and benefits due to each of the Named Executive Officers, following or in connection with any termination of employment. The amounts shown assume that each termination of employment was effective as of December 31, 2009, and the fair market value of our common stock was $10.50, the closing price of common stock on the NASDAQ Global Select Market on that date. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. Actual amounts to be paid can only be determined at the time of the termination of employment.

Payments and Benefits upon any Termination

Executive officers are entitled to receive earned and unpaid compensation upon any termination of employment. In addition, all unvested stock awards and all unvested stock options held by the Executive Officers will be forfeited upon termination of employment, except death, disability, retirement and change-in-control.

Mr. McGurk has reached the retirement age defined in his employment agreement. Therefore, his termination except “involuntary termination for cause” would be considered “Retirement” per the terms of his employment agreement. Mr. McGurk is entitled to a lump sum payment equal to the pro-rata portion of his annual target incentive compensation potentially payable in cash to him for the year of termination.

Voluntary Termination

Mr. McGurk has reached the retirement age defined in his employment agreement. Therefore, his voluntary termination would be considered “Retirement” per the terms of his employment agreement and entitled benefits per the terms of “Retirements.” Mr. McGurk is eligible for post retirement health care and post retirement life insurance.

An Executive Officer who voluntarily terminates employment is otherwise not entitled to any benefits.

Involuntary Termination for Cause

An Executive Officer whose employment is terminated for cause is not entitled to any benefits. Mr. McGurk is eligible for post retirement health care and post retirement life insurance.

Involuntary Termination Without Cause

Upon an involuntary termination other than for cause, or simple expiration of the term of the agreement, the Executive Officer is entitled to:

•	Three times the sum of the Executive Officer’s Base Salary immediately prior to termination plus an amount equal to the greater of the portion of the Executive’s annual target incentive compensation potentially payable in cash to the Executive for the year of termination or the portion of the Executive’s annual incentive compensation that became payable in cash to the Executive for the latest year preceding the year of termination.

•	A lump sum payment equal to the pro-rata portion of the Executive’s annual target incentive compensation potentially payable in cash to the Executive for the year of termination.

•	The continuation of benefits, which includes health care, group term life insurance and long-term disability benefits.

•	Mr. McGurk is eligible for post-retirement health care and post retirement life insurance.

Involuntary Termination or Voluntary Termination for Good Reason after Change-in-Control

Upon an involuntary termination after Change-in-Control, the Executive Officer is entitled to:

•	Three times the sum of the Executive Officer’s Base Salary immediately prior to termination plus an amount equal to the greater of the portion of the Executive’s annual target incentive compensation potentially payable in cash to the Executive for the year of termination or the portion of the Executive’s annual incentive compensation that became payable in cash to the Executive for the latest year preceding the year of termination.

•	A lump sum payment equal to the pro-rata portion of the Executive’s annual target incentive compensation potentially payable in cash to the Executive for the year of termination.

•	The continuation of benefits, which includes health care, group term life insurance and long-term disability benefits.

•	A lump-sum tax gross-up payment if the executive becomes subject to the 20.0% excise tax on “parachute payments.”

•	Mr. McGurk is eligible for post-retirement health care and post-retirement life insurance.

Death

The Executive Officer’s survivor is entitled to receive earned and unpaid compensation upon the death of the Executive Officer and all unvested stock awards and all unvested stock options held by the Executive Officer will be accelerated and the beneficiary can exercise the options at any time within five years from the termination. In addition, the health care benefit will be continued up to three years.

•	Mr. McGurk’s survivors are eligible for post-retirement health care.

Disability

The Executive Officer is entitled to receive earned and unpaid compensation upon the separation from service due to disability of the Executive Officer and all unvested stock awards and all unvested stock options held by the Executive Officer will be accelerated and the Executive Officer can exercise the options at any time within five years from the termination. In addition, the health care benefit will be continued until the Executive Officer is eligible for Medicare.

Retirement

The Executive Officer is entitled to receive earned and unpaid compensation upon the retirement of the Executive Officer and all unvested stock awards and all unvested stock options held by the Executive Officer will be accelerated and the Executive Officer can exercise the options at any time within five years from the termination. In addition, the health care benefit will be continued until the Executive Officer is eligible for Medicare. Mr. McGurk is eligible for post-retirement health care and post-retirement life insurance.

The following table describes the potential payments based upon a hypothetical termination or a change in control on December 31, 2009 for William J. McGurk. Column (d) assumes an involuntary termination of the executive in mid year as opposed to the mere expiration of the term of his one-year employment agreement, for which termination payments would be substantially less:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not for		within
	Voluntary	Normal	Cause	For Cause	2 Years of
Executive Benefits and	Termination	Retirement	Termination	Termination	a CIC	Death	Disability
Payments Upon Termination (a)	$(b)	$(c)	$(d)	$(e)	$(f)	$(g)	$(h)

Compensation:
Base Salary	0	0	2,077,305	0	2,077,305	0	0
Short-Term Incentive	259,663	259,663	259,663	0	259,663	259,663	259,663
Stock Option Unvested and Accelerated(1)	31,349	31,349	31,349	0	31,349	31,349	31,349
Restricted Stock Unvested and Accelerated	381,990	381,990	381,990	0	381,990	381,990	381,990
Benefits and Perquisites:
Health and Welfare Benefit Continuation(2)	218,706	218,706	260,701	218,706	260,701	148,607	250,555
280G Tax & Gross Up	0	0	0	0	0	0	0

Total:	891,708	891,708	3,011,008	218,706	3,011,008	821,609	923,557

(1)	The stock options granted on December 13, 2006, August 14, 2007 and February 20, 2008 were underwater as of December 31, 2009.

(2)	Includes post retirement health care, post retirement life insurance, health care continuation for eligible non-spouse dependent only, group term life benefits and long-term disability benefits.

The following table describes the potential payments based upon a hypothetical termination or a change in control on December 31, 2009 for Christopher E. Buchholz. Column (d) assumes an involuntary termination of the executive in mid year as opposed to the mere expiration of the term of his one-year employment agreement, for which termination payments would be substantially less:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not for		within
	Voluntary	Normal	Cause	For Cause	2 Years of
Executive Benefits and	Termination	Retirement	Termination	Termination	a CIC	Death	Disability
Payments Upon Termination (a)	$(b)	$(c)	$(d)	$(e)	$(f)	$(g)	$(h)

Compensation:
Base Salary	0	0	917,280	0	917,280	0	0
Short-Term Incentive	0	0	101,920	0	101,920	0	0
Stock Option Unvested and Accelerated(1)	0	0	0	0	11,340	11,340	11,340
Restricted Stock Unvested and Accelerated	0	0	0	0	92,400	92,400	92,400
Benefits and Perquisites:
Health and Welfare Benefit Continuation(2)	0	0	7,951	0	7,951	0	22,528
Supplemental Executive Retirement Agreement Acceleration(3)	0	0	0	0	0	0	0
280G Tax & Gross Up	0	0	0	0	385,317	0	0

Total:	0	0	1,027,151	0	1,516,208	103,740	126,268

(1)	The stock options granted on December 13, 2006, August 14, 2007 and February 20, 2008 were underwater as of December 31, 2009.

(2)	Includes health care continuation, group term life benefits and long-term disability benefits. The value represents three years continuation of benefits grossed up for tax. For disability, benefit is assumed to continue until the participant is eligible for Medicare.

(3)	Mr. Buchholz is vested in the benefit under the Supplemental Executive Retirement Agreement (Flat $ Benefit) on a plan change effective April 15, 2009. Therefore, there is no additional benefit upon change in control under this plan any longer.

The following table describes the potential payments based upon a hypothetical termination or a change in control on December 31, 2009 for John T. Lund. Column (d) assumes an involuntary termination of the executive in mid year as opposed to the mere expiration of the term of his one-year employment agreement, for which termination payments would be substantially less:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not for		within
	Voluntary	Normal	Cause	For Cause	2 Years of
Executive Benefits and	Termination	Retirement	Termination	Termination	a CIC	Death	Disability
Payments Upon Termination (a)	$(b)	$(c)	$(d)	$(e)	$(f)	$(g)	$(h)

Compensation:
Base Salary	0	0	633,360	0	633,360	0	0
Short-Term Incentive	0	0	60,320	0	60,320	0	0
Stock Option Unvested and Accelerated(1)	0	0	0	0	6,300	6,300	6,300
Restricted Stock Unvested and Accelerated	0	0	0	0	12,600	12,600	12,600
Benefits and Perquisites:
Health and Welfare Benefit Continuation(2)	0	0	102,933	0	102,933	97,175	851,353
280G Tax & Gross Up	0	0	0	0	325,821	0	0

Total:	0	0	796,613	0	1,141,334	116,075	870,253

(1)	The stock options granted on December 13, 2006, August 14, 2007 and February 20, 2008 were underwater as of December 31, 2009.

(2)	Includes health care continuation, group term life benefits and long-term disability benefits. The value represents three years continuation of benefits grossed up for tax. For disability, benefit is assumed to continue until the participant is eligible for Medicare.

The following table describes the potential payments based upon a hypothetical termination or a change in control on December 31, 2009 for Richard J. Trachimowicz. Column (d) assumes an involuntary termination of the executive in mid year as opposed to the mere expiration of the term of his one-year employment agreement, for which termination payments would be substantially less:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not for		within
	Voluntary	Normal	Cause	For Cause	2 Years of
Executive Benefits and	Termination	Retirement	Termination	Termination	a CIC	Death	Disability
Payments Upon Termination (a)	$(b)	$(c)	$(d)	$(e)	$(f)	$(g)	$(h)

Compensation:
Base Salary	0	0	615,888	0	615,888	0	0
Short-Term Incentive	0	0	58,656	0	58,656	0	0
Stock Option Unvested and Accelerated(1)	0	0	0	0	6,149	6,149	6,149
Restricted Stock Unvested and Accelerated	0	0	0	0	52,500	52,500	52,500
Benefits and Perquisites:
Health and Welfare Benefit Continuation(2)	0	0	76,087	0	76,087	31,854	254,960
280G Tax & Gross Up	0	0	0	0	258,950	0	0

Total:	0	0	750,631	0	1,068,230	90,503	313,609

(1)	The stock options granted on December 13, 2006, August 14, 2007 and February 20, 2008 were underwater as of December 31, 2009.

(2)	Includes health care continuation, group term life benefits and long-term disability benefits. The value represents three years continuation of benefits grossed up for tax. For voluntary termination or disability, benefit is assumed to continue until the participant is eligible for Medicare and for his spouse until the expiration of her COBRA continuation period.

Director Compensation

Director Fees

After the Human Resources Committee reviewed the results of the analysis on Board of Directors Compensation completed by Pearl Meyer & Partners, and in recognition of the economic climate, the Human Resources Committee recommended not to increase the Board of Directors’ meeting fees from $900 per meeting. Other Board of Directors’ compensation also remained the same.

Each non-employee director receives an annual retainer of $10,200; $900 for each Board meeting and $850 for each Committee meeting that he or she attends. In addition to the above fees, the Chairman of the Board also receives an annual retainer of $21,000, and the Vice Chairman of the Board, the Audit Committee Chairman, and the Human Resources Committee Chairman receive annual retainers of $11,400. Rockville Bank paid fees totaling $375,725 to non-employee directors during the fiscal year ended December 31, 2009. Directors are not paid separately for their services on the Board of both Existing Rockville Financial and Rockville Bank.

On March 16, 2009, each non-employee director received 3,500 stock options. The exercise price of these options is $9.24, the grant date closing price. The grant date fair value for each stock option award is $10,675. These options vested 20.0% on March 16, 2009 and March 16, 2010 and the remaining 60.0% will vest 20.0% annually on each anniversary of the grant date over the next three years.

The following table details the compensation paid to each of our non-management directors in 2009.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock		Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)	Option	Compensation	Earnings	Compensation(4)	Total
Name	($)	($)	Awards(3)	($)	($)	($)	($)

Michael A. Bars	55,725	0	10,675	0	0	800	67,200
C. Perry Chilberg	32,800	0	10,675	0	0	800	44,275
David A. Engelson	42,975	0	10,675	0	0	998	54,648
Pamela J.Guenard	26,675	0	10,675	0	0	0	37,350
Raymond H. Lefurge, Jr.	60,650	0	10,675	0	0	800	72,125
Stuart E. Magdefrau	37,525	0	10,675	0	0	800	49,000
Thomas S. Mason	40,800	0	10,675	0	0	998	52,473
Rosemarie Novello Papa	26,900	0	10,675	0	0	0	37,575
Peter F. Olson	40,075	0	10,675	0	0	800	51,550
Richard M.Tkacz	32,000	0	10,675	0	0	0	42,675

(1)	Mr. Mason elected to defer 50.0% of his annual fees, $20,400.

(2)	These amounts represent the aggregate grant date fair value of restricted stock awards in accordance with FASB Topic 718. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2009. As of December 31, 2009, directors have the following unvested shares; Bars — 2,000 shares; Chilberg — 2,000 shares; Engelson — 2,495 shares; Lefurge — 2,000 shares; Magdefrau — 2,000 shares; Mason — 2,495 shares; and Olson — 2,000 shares.

(3)	These amounts represent the aggregate grant date fair value of restricted stock awards in accordance with FASB Topic 718. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2009. As of December 31, 2009, directors have the following unvested shares; Bars — 4,900 shares; Chilberg — 4,900 shares; Engelson — 4,900 shares; Guenard — 4,900 shares; Lefurge — 4,900 shares; Magdefrau — 4,900 shares; Mason — 4,900 shares; Papa — 4,900 shares; Olson — 4,900 shares; and Tkacz — 4,900 shares.

(4)	Reflects dividends paid for unvested restricted stock owned by each director in 2009.

Deferred Compensation Plan

We maintain the Rockville Bank Non-Qualified Deferred Compensation Plan for directors, a non-qualified plan that permits directors to defer all or part of their total fees for a plan year in 25.0% increments. The participants in the Non-Qualified Deferred Compensation Plan direct the investment of their deferred amounts among several investment funds. Participants elect the method of payment of their deferral accounts either on a date certain or upon termination of their service as a director. Participants may elect to receive the deferral amounts in a lump sum payment or in consecutive annual installments over a period not to exceed five years. We accrued expenses totaling $9,300 in connection with this plan during the fiscal year ended December 31, 2009.

Compensation in the form of perquisites and other personal benefits provided by us has been omitted for all individual directors as the total amount of those perquisites and personal benefits constituted less than $10,000 for 2009 for each.

Certain Relationships and Related Transactions

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit banks like Rockville Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all Bank employees and does not give preference to any executive officer or director over any other employee. Rockville Bank maintains certain loan programs whereby employees with one year of service or more, including executive officers and directors, may obtain loans with an interest rate discount. From time to time, Rockville Bank also makes loans and extensions of credit, directly and indirectly, to its executive officers and directors that are not part of an employee discount loan program. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Rockville Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

The following information is furnished for outstanding loans made by Rockville Bank to executive officers and directors under the discounted loan programs:

					Largest
					Aggregate
					Principal	Principal
	Original Loan		Original Note		Outstanding	Balance	Interest Paid
Name	Date	Loan Type	Rate	Current Rate	During 2009	as of 12/31/09	During 2009

Michael A. Bars*	3/3/2006	Fixed Residential	6.375%	4.75% Rate Modified	$242,812.00	$229,952.96	$11,605.80
Judy Keppner Clark	7/21/2008	Fixed Residential	5.125%	4.625% Rate Modified	$84,143.03	$84,143.03	$1,775.86
David A. Engelson*	10/22/2004	Fixed Residential	5.375%	4.500% Rate Modified	$74,475.18	$53,395.33	$2,920.15
Pamela J. Guenard	8/13/2003	Fixed Residential	5.375%	5.375% No employee rate reduction requested.	$92,379.10	$90,671.41	$4,928.15
John T. Lund	6/10/2009	Fixed Residential	4.875%	4.375% Rate Modified	$290,000.00	$286,391.89	$6,674.83
William J. McGurk	5/5/2003	ARM Loan-.50% off Rate Margin	4.250%	2.875% Rate Modified	$47,579.51	$37,402.98	$1,426.67
Peter F. Olson	6/21/2004	Fixed Residential	5.000%	4.500% Rate Modified	$96,475.52	$89,193.05	$4,512.27
Rosemarie N. Papa	6/29/2009	Fixed Residential	4.750%	4.750% No employee rate reduction requested	$300,000.00	$293,055.60	$5,970.04
Richard M. Tkacz	7/21/2007	Fixed Rate Home Equity	6.500%	6.500% No employee rate reduction requested.	$122,391.70	$116,589.47	$7,787.05
Richard J. Trachimowicz	9/29/2008	ARM Loan-.50% off Rate Margin	5.375%	4.875% Rate Modified	$296,268.14	$291,750.14	$14,343.00

*	Rate modified for $500 fee when we offered a modification program. This has since been discontinued.

Benefits to be Considered Following Completion of the Conversion

Stock Benefit Plans.  We may adopt one or more stock benefit plans no earlier than six months after the completion of the conversion. We will submit any such plans to our shareholders for their approval. The terms and conditions of such stock benefit plans, including the number of shares available per award and the types of awards, have not been determined at this time. However, if we implement any stock benefit plans within 12 months following the completion of the conversion, the stock benefit plans will reserve a number of shares up to 4.0% of the shares of common stock sold in the offering for awards to key employees and directors, at no cost to the recipients. Stock benefit plans implemented within 12 months following the completion of the conversion and offering will also reserve a number of shares up to 10.0% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options. The Connecticut Department of Banking regulations impose the above percentage limitations on all stock-benefit plans implemented within 12 months of the conversion and offering. Other limitations imposed by these regulations on plans implemented within 12 months of the completion of the conversion and offering include:

(i) Management stock benefit plans, in the aggregate, may not hold more than 3.0% of the shares issued in the offering, provided that if an institution has tangible capital of 10.0% or more following the conversion, the Connecticut Banking Commissioner may permit a management stock benefit plan to hold up to 4.0% of the shares issued in the offering;

(ii) Tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10.0% of the shares issued in the offering, provided that if the institution has tangible capital of 10.0% or more following the conversion, the Connecticut Banking Commissioner may permit the tax-qualified stock benefit plans and management stock benefit plans, in the aggregate, to hold up to 12.0% of the shares issued in the offering;

(iii) No individual may receive more than 25.0% of the shares under any stock benefit plan;

(iv) Directors who are not employees may not receive more than 5.0% of the shares of any plan individually or 30.0% of the shares of any plan in the aggregate;

(v) No stock options may be granted at less than the market price at the time such options are granted;

(vi) Shares issued at the time of the conversion may not be used to fund management or employee stock benefit plans;

(vii) No plan may begin to vest earlier than one year after the shareholders approve the plan or at a rate exceeding 20.0% per year;

(viii) Accelerated vesting may not be provided for except in the case of disability or death or if there is a change of control; and

(ix) Any plan must provide that officers and directors must exercise or forfeit their options in the event that the institution becomes critically undercapitalized under applicable federal law, is subject to an enforcement action by the Connecticut Banking Commissioner or receives a capital directive from the Connecticut Banking Commissioner.

We have not yet determined whether we will present any stock benefit plans for shareholder approval within 12 months following the completion of the conversion or more than 12 months after the completion of the conversion. If the stock benefit plans are adopted more than 12 months after the completion of the conversion, the plans may not be subject to all of the limitations described above, and we may elect to implement a stock benefit plan containing features that are different from those described above.

In the event either federal or state regulators change their regulations or policies regarding stock benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

Indemnification of Directors and Officers

New Rockville Financial’s bylaws provide that New Rockville Financial shall indemnify all officers, directors, employees and agents of New Rockville Financial to the fullest extent permitted under Connecticut and federal law. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under Connecticut and federal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of New Rockville Financial, pursuant to its bylaws or otherwise, New Rockville Financial has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information as of August 14, 2010, with respect to principal beneficial ownership of common stock by each director and each of the Named Executive Officers, and by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to us to be the beneficial owner of more than 5.0% of Existing Rockville Financial’s common stock and with respect to ownership of common stock by all directors and Named Executive Officers of Existing Rockville Financial and Rockville Bank as a group. The business address of each director and executive officer is 1645 Ellington Road, South Windsor, Connecticut 06074.

	Number of Shares
	Beneficially		Percent of
Name and Address of Beneficial Owner	Owned(1)		Class(2)

Rockville Financial MHC	10,689,250	(3)	56.69%
25 Park Street Rockville, Connecticut 06066
Independent Directors:
Michael A. Bars	31,500	(4)	*
C. Perry Chilberg	48,800	(5)	*
David A. Engelson	49,779	(6)	*
Pamela J. Guenard	4,200	(7)	*
Kristen A. Johnson	16,734	(8)	*
Raymond H. Lefurge, Jr.	46,300	(9)	*
Stuart E. Magdefrau	36,500	(10)	*
Thomas S. Mason	29,779	(11)	*
Rosemarie Novello Papa	3,708	(12)	*
Peter F. Olson	56,000	(13)	*
Richard M. Tkacz	6,593	(14)	*
Named Executive Officers:
William J. McGurk	197,545	(15)(20)	1.05
Joseph F. Jeamel, Jr.(21)	87,585	(16)(20)	*
Christopher E. Buchholz	38,406	(17)(20)	*
John T. Lund	3,136	(18)(20)	*
Richard J. Trachimowicz	39,514	(19)(20)	*
All Directors and Executive Officers as a Group (20 persons)	796,313		4.22%

*	Less than 1.0% of the common stock issued and outstanding.

(1)	Based on information provided by the respective beneficial owners and on filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934.

(2)	Based on 18,853,112 shares of common stock issued and outstanding as of August 14, 2010.

(3)	Based solely on information provided in a Schedule 13D filed with the Securities and Exchange Commission by Rockville Financial MHC All shares are held with sole voting and dispositive power.

(4)	Includes 8,000 shares of restricted common stock and 8,500 exercisable options to purchase common stock.

(5)	Includes 13,605 shares held by his wife, 5,090 shares held by adult children, 8,000 shares of restricted common stock and 8,500 exercisable options to purchase common stock.

(6)	Includes 5,000 shares held by his wife, 10,000 shares held jointly with his wife, 9,979 shares of restricted common stock and 9,800 exercisable options to purchase common stock.

(7)	Includes 200 shares held jointly with her husband and 3,500 exercisable options to purchase common stock.

(8)	Includes 3,377 shares allocated to the account of the Ms. Johnson under the Rockville Bank employee stock ownership plan, all of which are vested shares.

(9)	Includes 13,000 shares held jointly with his wife, 7,000 shares held by his wife, 7,800 shares of restricted common stock and 8,500 exercisable options to purchase common stock.

(10)	Includes 9,000 shares held jointly with his wife, 7,000 shares of restricted common stock and 8,500 exercisable options to purchase common stock.

(11)	Includes 5,000 shares held in the Thomas S. Mason Trust, of which Mr. Mason is the trustee, and 5,000 shares held in the Susan C. Mason Trust, of which Mrs. Mason is the trustee. Also includes 9,979 shares of restricted common stock and 9,800 exercisable options to purchase common stock.

(12)	Includes 3,500 exercisable options to purchase common stock.

(13)	Includes 20,000 shares held by his wife, 7,500 shares of restricted common stock and 8,500 exercisable options to purchase common stock.

(14)	Includes 800 shares held by his wife and 3,500 exercisable options to purchase common stock.

(15)	Includes 15,000 shares held jointly with his wife, 51,095 shares of restricted common stock and 84,440 exercisable options to purchase common stock.

(16)	Includes 25,000 shares of restricted common stock and 34,280 exercisable options to purchase common stock.

(17)	Includes 6,663 shares of restricted common stock and 25,000 exercisable options to purchase common stock.

(18)	Includes 200 shares held jointly with his wife, 374 shares of restricted common stock and 2,500 exercisable options to purchase common stock.

(19)	Includes 3,100 shares held jointly with his wife, 3,025 shares of restricted common stock and 13,540 exercisable options to purchase common stock.

(20)	Includes shares allocated to the account of the individuals under the Rockville Bank employee stock ownership plan. The respective individuals have vested shares as follows: Mr. McGurk — 8,501 shares; Mr. Jeamel — 8,453 shares; Mr. Buchholz — 2,652 shares; Mr. Lund — 0 shares and Mr. Trachimowicz — 6,142 shares.

(21)	Joseph F. Jeamel, Jr. served as Chief Operating Officer and Treasurer of Rockville Bank until his planned retirement, effective as of June 30, 2010.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Rockville Financial’s directors and executive officers and for all of the directors and executive officers as a group, the following information:

(i) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Rockville Financial common stock as of August 14, 2010;

(ii) the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii) the total amount of New Rockville Financial common stock to be held upon consummation of the conversion.

In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. Connecticut regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase, except under limited circumstances. See “THE CONVERSION AND OFFERING — Limitations on Common Stock Purchases”.

	Number of Exchange Shares to be Held(1)			Proposed Purchases of		Total Common Stock to be Held			% of Common Stock to be Held
	Shares at	Shares at	Shares at	Common Stock in the		Shares at	Shares at	Shares at	% at		% at		% at
	Minimum	Midpoint	Maximum	Offering(2)		Minimum	Midpoint	Maximum	Minimum of		Midpoint of		Maximum of
	of Offering	of Offering	of Offering	Number		of Offering	of Offering	of Offering	Offering		Offering		Offering
Name of Beneficial Owner	Range(3)	Range(4)	Range(5)	of Shares	Amount	Range(6)	Range(7)	Range(8)	Range(6)		Range(7)		Range(8)

Independent Directors:
Michael A. Bars	30,633	36,039	41,447	5,000	$50,000	35,633	41,039	46,447		*		*		*
C. Perry Chilberg	47,458	55,832	64,211	1,000	10,000	48,458	56,832	65,211		*		*		*
David A. Engelson	48,410	56,952	65,499	2,000	20,000	50,410	58,952	67,499		*		*		*
Pamela J. Guenard	4,084	4,805	5,526	1,500	15,000	5,584	6,305	7,026		*		*		*
Kristen A. Johnson	16,273	19,145	22,018	10,000	100,000	26,273	29,145	32,018		*		*		*
Raymond H. Lefurge, Jr.	45,026	52,971	60,921	2,500	25,000	47,526	55,471	63,421		*		*		*
Stuart E. Magdefrau	35,496	41,759	48,026	5,000	50,000	40,496	46,759	53,026		*		*		*
Thomas S. Mason	28,960	34,070	39,183	1,000	10,000	29,960	35,070	40,183		*		*		*
Rosemarie Novello Papa	3,606	4,242	4,878	10,000	100,000	13,606	14,242	14,878		*		*		*
Peter F. Olson	54,460	64,069	73,684	1,000	10,000	55,460	65,069	74,684		*		*		*
Richard M. Tkacz	6,411	7,543	8,675	2,000	20,000	8,411	9,543	10,675		*		*		*
Named Executive Officers:
William J. McGurk	192,112	226,011	259,929	6,000	$60,000	198,112	232,011	265,929	1.01%		1.01%		1.01%
Joseph F. Jeamel, Jr.(9)	85,176	100,205	115,244	5,000	50,000	90,176	105,205	120,244		*		*		*
Christopher E. Buchholz	37,349	43,940	50,534	3,000	30,000	40,349	46,940	53,534		*		*		*
John T. Lund	3,049	3,587	4,126	1,000	10,000	4,049	4,587	5,126		*		*		*
Richard J. Trachimowicz	38,427	45,207	51,992	1,000	10,000	39,427	46,207	52,992		*		*		*
All Directors and Executive Officers as a Group (20 Persons)	774,414	911,061	1,047,788	63,000	$630,000	837,414	974,061	1,110,788	4.41%		4.36%		4.32%

*	Less than 1.0% of the common stock issued and outstanding.

(1)	Based on information presented in “BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS”. The valuation and ownership ratios reflect the dilutive impact of Rockville Financial MHC’s assets upon completion of the conversion and offering.

(2)	Includes proposed subscriptions, if any, by associates.

(3)	Assumes an exchange ratio of 0.975 at the minimum of the offering range.

(4)	Assumes an exchange ratio of 1.1441 at the midpoint of the offering range.

(5)	Assumes an exchange ratio of 1.3158 at the maximum of the offering range.

(6)	Based upon 18,989,517 total shares issued and outstanding at the minimum of the offering range.

(7)	Based upon 22,340,608 total shares issued and outstanding at the midpoint of the offering range.

(8)	Based upon 25,691,700 total shares issued and outstanding at the maximum of the offering range.

(9)	Joseph F. Jeamel, Jr. served as Chief Operating Officer of Rockville Bank until his planned retirement, effective as of June 30, 2010.

THE CONVERSION AND OFFERING

The Boards of Directors of New Rockville Financial, Existing Rockville Financial, Rockville Financial MHC and Rockville Bank and the corporators of Rockville Financial MHC have approved the plan of conversion and the cash contribution to Rockville Bank Foundation, Inc. The plan of conversion must also be approved by at least a majority of the total votes eligible to be cast by the shareholders of Existing Rockville Financial (including Rockville Financial MHC) and a majority of the votes eligible to be cast by shareholders of Existing Rockville Financial (not including Rockville Financial MHC). The conversion must be approved by the Connecticut Banking Commissioner and the Federal Reserve Board and reviewed without objection by the FDIC.

General

The respective Boards of Directors of Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial and Rockville Bank adopted the plan of conversion on September 16, 2010. Pursuant to the terms of our plan of conversion, Rockville Financial MHC will convert from a partially public mutual holding company structure to a fully public stock holding company structure. Rockville Financial MHC, the mutual holding company parent of Existing Rockville Financial, will merge with and into Existing Rockville Financial, and immediately thereafter, Existing Rockville Financial will merge with and into New Rockville Financial, a newly formed subsidiary of Existing Rockville Financial. After the conversion, Rockville Financial MHC and Existing Rockville Financial will cease to exist. As part of the conversion, New Rockville Financial is offering for sale the ownership interest in Existing Rockville Financial that is currently held by Rockville Financial MHC. In addition, the public shareholders of Existing Rockville Financial will receive shares of common stock of New Rockville Financial in exchange for their current shares of Existing Rockville Financial common stock pursuant to an exchange ratio that ensures that the shareholders will own 41.81% of the common stock of New Rockville Financial after the conversion (without giving effect to any new shares purchased in the offering or cash paid in lieu of any fractional shares). See “IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY OWNERSHIP.” When the conversion is completed, all of the outstanding common stock of Rockville Bank will be owned by New Rockville Financial, and all of the outstanding common stock of New Rockville Financial will be owned by public shareholders (including Rockville Bank Foundation, Inc.). A diagram of our corporate structure before and after the conversion is set forth in the Summary section of this prospectus.

New Rockville Financial intends to retain between $44.6 million and $69.9 million of the net proceeds of the offering (after funding the loan to the employee stock ownership plan and the contribution to the charitable foundation) and to invest the balance of the net proceeds in Rockville Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to this prospectus.

We are first offering shares of our common stock in a subscription offering to eligible depositors and our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan. Shares of common stock not subscribed for in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in Hartford, New London and Tolland Counties in Connecticut, then to the existing shareholders of Existing Rockville Financial and then to all other natural persons residing in Connecticut. We also may offer for sale shares of common stock not subscribed for in the subscription offering or community offering in a syndicated community offering managed by Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of the common stock that are being offered for sale. For a more complete description of the community offering or syndicated community offering, see “Community Offering” and “Syndicated Community Offering” herein, respectively.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or the syndicated offering. The community offering and syndicated offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Connecticut Banking Commissioner. See “Community Offering”.

We determined the number of shares of common stock to be offering based upon an independent appraisal of the estimated pro forma market value of New Rockville Financial. All shares of common stock are being offered for sale at a price of $10.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of Rockville Bank and at the Connecticut Department of Banking. The plan of conversion is also filed as an exhibit to Rockville Financial MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Connecticut Department of Banking. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION”.

Reasons for the Conversion

The Boards of Directors of Rockville Financial MHC, Existing Rockville Financial and Rockville Bank approved the conversion and reorganization as being in the best interests of Existing Rockville Financial and Rockville Bank and their respective shareholders, customers, suppliers and the local communities in which they operate. The purpose of converting to the fully public stock form of ownership and conducting the offering at this time is to provide us with additional capital to take advantage of potential growth and strategic opportunities, to support our continued planned growth and to successfully implement our business strategies.

Although Rockville Bank is categorized as “well capitalized” and does not require additional capital, our Board of Directors has determined that current opportunities for continued growth make pursuing the conversion and offering at this time desirable. As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Rockville Financial MHC is required to own a majority of our shares of common stock. Our ability to compete with other financial institutions for acquisition opportunities will be enhanced by our ability to offer stock or cash consideration, or a combination of stock and cash consideration in potential business transactions. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.

In addition, the conversion is a necessary and appropriate response to the changing market and regulatory conditions and will allow us to continue to compete effectively in the changing financial services marketplace. Our shareholders will also benefit from the more active and liquid trading market that will exist when its holding company is 100.0% publicly owned.

Approvals Required

The Boards of Directors of Existing Rockville Financial, New Rockville Financial, Rockville Financial MHC and Rockville Bank have approved the plan of conversion and the contribution to the charitable foundation. The plan of conversion must also be approved by at least and contribution has also been approved by 80.0% of the total voting power of the corporators of Rockville Financial MHC a majority of the corporators of Rockville Financial MHC who are not employees, officers, directors, trustees or significant borrowers of Rockville Financial MHC, Existing Rockville Financial or Rockville Bank; (iv) a majority of the total votes eligible to be cast by the shareholders of Existing Rockville Financial (including Rockville Financial MHC); and (v) a majority of the votes eligible to be cast by shareholders of Existing Rockville

Financial (not including Rockville Financial MHC) The conversion and contribution must be approved by the Connecticut Banking Commissioner and the Federal Reserve Board and reviewed without objection by the FDIC.

Share Exchange Ratio for Current Shareholders

On the effective date of the conversion, each publicly held share of Existing Rockville Financial common stock will be automatically converted into the right to receive a number of shares of New Rockville Financial common stock, provided that the mutual holding company demonstrates to the satisfaction of the Connecticut Banking Commissioner that the basis for the exchange is fair and reasonable. The number of shares of common stock will be determined pursuant to an exchange ratio which will ensure that the public shareholders of Existing Rockville Financial will own 41.81% of the common stock of New Rockville Financial after the conversion, exclusive of their purchase of additional shares of common stock in the offering or their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of New Rockville Financial common stock. The exchange ratio is based on the percentage of Existing Rockville Financial common stock held by the public, the assets of Rockville Financial MHC, the independent valuation of New Rockville Financial prepared by RP Financial and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from 0.9725 exchange shares for each publicly held share of Existing Rockville Financial at the minimum of the offering range to 1.5131 exchange shares for each publicly held share of Existing Rockville Financial at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the valuation of New Rockville Financial and the number of shares of common stock issued in the offering. The table also shows the number of shares of New Rockville Financial common stock a hypothetical owner of Existing Rockville Financial common stock would receive in exchange for 100 shares of Existing Rockville Financial common stock owned at the consummation of the conversion, depending on the number of shares of common stock issued in the offering.

					Total
					Shares of
					Common
			Shares of New Rockville		Stock to be
			Financial to be Issued		Issued in			Equivalent Pro	Shares to be
	Shares to be Sold in		for Shares of Existing		Conversion			Forma Book	Received for
	This Offering		Rockville Financial		and	Exchange	Equivalent per	Value Per	100 Existing
	Amount	Percent	Amount	Percent	Offering(1)	Ratio	Share Value(2)	Exchanged Share	Shares

Minimum	11,050,000	58.19%	7,939,517	41.81%	18,989,517	0.9725	$9.73	$13.51	97
Midpoint	13,000,000	58.19	9,340,608	41.81	22,340,608	1.1441	11.44	14.37	114
Maximum	14,950,000	58.19	10,741,700	41.81	25,691,700	1.3158	13.16	15.24	131
Adjusted Maximum	17,192,500	58.19	12,352,955	41.81	29,545,455	1.5131	15.13	16.24	151

(1)	Valuation and ownership ratios reflect dilutive impact of Rockville Financial MHC’s assets upon completion of the conversion. See “IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY STOCK OWNERSHIP” for more information regarding the dilutive impact of Rockville Financial MHC’s assets on the valuation and ownership ratios.

(2)	Represents the value of shares of New Rockville Financial common stock received in the conversion by a holder of one share of Existing Rockville Financial common stock, at the exchange ratios assuming the price of $10.00 per share.

Outstanding options to purchase shares of Existing Rockville Financial common stock also will convert into and become options to purchase new shares of New Rockville Financial common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion.

Exchange of Existing Shareholders’ Stock Certificates

The conversion of existing outstanding shares of Existing Rockville Financial common stock into the right to receive shares of New Rockville Financial common stock will occur automatically on the effective date of the conversion. If you own shares of Existing Rockville Financial common stock in a brokerage account in “street name,” you do not need to take any action to exchange your shares of common stock, as the exchange will occur automatically on or about the effective date of the conversion. If you own shares in the form of Existing Rockville Financial stock certificates, you will receive a transmittal form from our transfer agent as soon as practicable after the effective date of the conversion with instructions on how to exchange stock certificates of Existing Rockville Financial common stock for stock certificates of New Rockville Financial common stock. We expect new certificates of New Rockville Financial common stock will be mailed to you within five business days after the transfer agent receives properly executed transmittal forms and your Existing Rockville Financial stock certificates.

No fractional shares of New Rockville Financial common stock will be issued to any public shareholder of Existing Rockville Financial. For each fractional share that otherwise would be issued, New Rockville Financial will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share subscription price. Payment for fractional shares will be made as soon as practicable following the receipt by the transfer agent of transmittal forms and the surrendered Existing Rockville Financial stock certificates. If your shares of common stock are held in a brokerage account in street name, you will automatically receive cash in lieu of any fractional shares.

You should not submit a stock certificate until you receive a transmittal form, which will include submission instructions.  After the conversion, shareholders will not receive shares of New Rockville Financial common stock and will not be paid dividends on the shares of New Rockville Financial common stock until existing certificates representing shares of Existing Rockville Financial common stock are surrendered for exchange in compliance with the terms of the transmittal form. When shareholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Existing Rockville Financial common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Rockville Financial common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Existing Rockville Financial common stock has been lost, stolen or destroyed, our transfer agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the shareholder’s expense.

All shares of New Rockville Financial common stock that we issue in exchange for existing shares of Existing Rockville Financial common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors and Borrowers

Continuity.  While the conversion is being accomplished, the normal business of Rockville Bank of accepting deposits and making loans will continue without interruption. Rockville Bank will continue to be a Connecticut-chartered savings bank and will continue to be regulated by the Connecticut Commissioner of Banking and the FDIC. After the conversion, Rockville Bank will continue to offer existing services to depositors, borrowers and other customers. The directors and executive officers serving Existing Rockville Financial at the time of the conversion will be the directors and executive officers of New Rockville Financial after the conversion.

Effect on Deposit Accounts.  Pursuant to the plan of conversion, each depositor of Rockville Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans.  No loan outstanding from Rockville Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Tax Effects.  We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Rockville Financial MHC, Existing Rockville Financial, the public shareholders of Existing Rockville Financial, eligible account holders or Rockville Bank. See “Material Income Tax Consequences”.

Effect on Liquidation Rights.  If Rockville Financial MHC were to liquidate, all claims of Rockville Financial MHC’s creditors would be paid first. Thereafter, if there were any assets remaining, depositors of Rockville Bank would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Rockville Bank immediately prior to such liquidation. In the unlikely event that Rockville Bank and New Rockville Financial were to liquidate after the conversion and offering, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, following by distribution of the liquidation account to certain depositors, with any assets remaining thereafter distributed to New Rockville Financial as the holder of 100.0% of Rockville Bank’s capital stock. Also, in a complete liquidation of both entities, or of just Rockville Bank, when New Rockville Financial has insufficient assets to fund the liquidation account distribution due to eligible account holders and supplemental eligible account holders and Rockville Bank has positive net worth, Rockville Bank shall immediately pay amounts necessary to fund New Rockville Financial’s remaining obligations under the liquidation account. The plan of conversion and reorganization also provides that if New Rockville Financial is completely liquidated or sold apart from a sale or liquidation of Rockville Bank, then the rights of eligible account holders and supplemental account holders in the liquidation account maintained by New Rockville Financial shall be surrendered and treated as a liquidation account in Rockville Bank (the bank liquidation account) and depositors shall have an equivalent interest in the bank liquidation account and the same rights and terms as the liquidation account. The conversion and reorganization is not treated as a liquidation of Rockville Financial MHC See “Liquidation Rights” below.

Liquidation Rights

Liquidation Prior to the Conversion:  In the unlikely event of a complete liquidation of Rockville Financial MHC or Existing Rockville Financial prior to the conversion, all claims of creditors of Existing Rockville Financial, including those of depositors of Rockville Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Existing Rockville Financial remaining, these assets would be distributed to shareholders, including Rockville Financial MHC.

Liquidation Following the Conversion:  The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New Rockville Financial for the benefit of eligible deposit account holders and supplemental eligible deposit account holders, which represents the amount of Rockville Financial MHC’s ownership interest in Existing Rockville Financial’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus.

The liquidation account established by New Rockville Financial is designed to provide liquidation payments to eligible deposit account holders and supplemental eligible deposit account holders who maintain deposits at Rockville Bank in the event of a liquidation of both New Rockville Financial and Rockville Bank or of only Rockville Bank. Specifically, in the unlikely event that New Rockville Financial and Rockville Bank were to completely liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of June 30, 2009 and September 30, 2010 of the liquidation account maintained by New Rockville Financial. Also, in a complete liquidation of both entities, or of just Rockville Bank, if New Rockville Financial has insufficient assets to fund the liquidation account distribution due to eligible deposit account holders and supplemental eligible deposit account holders and Rockville Bank has positive net worth, Rockville Bank shall immediately pay amounts necessary to fund New Rockville Financial’s remaining obligations under the liquidation account. If New Rockville Financial is completely liquidated or sold apart from a sale or liquidation of Rockville Bank, then the rights of eligible deposit account holders and supplemental deposit account holders in the liquidation account maintained by New Rockville Financial shall be surrendered and treated as a liquidation account in Rockville Bank and depositors shall have an equivalent interest in the bank liquidation account and the same rights and terms as the liquidation account.

If on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2009 and September 30, 2010, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible deposit account holders and supplemental eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible deposit account holders and supplemental eligible account holders are satisfied would be available for distribution to shareholders.

Pursuant to the plan of conversion and reorganization, after two years from the date of the consummation of the conversion or upon the written request of New Rockville Financial’s regulators, New Rockville Financial will eliminate or transfer the liquidation account and the interest in such account to Rockville Bank and the liquidation account shall thereupon become the liquidation account of Rockville Bank and not be subject in any manner or amount to New Rockville Financial’s creditors.

Under Connecticut regulations, no merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions in which New Rockville Financial or Rockville Bank is not the surviving institution will be deemed to be a complete liquidation, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraisal of the pro forma market value of New Rockville Financial common stock, assuming the conversion and offering are completed, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial will receive a fee of $100,000 and up to $10,000 for expenses and an additional $10,000 for each valuation update, as necessary. We have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. The appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial to account for differences between New Rockville Financial and the peer group. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book and price-to-tangible book value approaches in estimating pro forma market value.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•	our historical, present and projected operating results and financial condition;

•	the economic, demographic and competition characteristics of our market area;

•	a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings and thrift holding companies;

•	the effect of the capital raised in this offering on our net worth and earnings potential;

•	the trading market for our securities and comparable institutions and general economic conditions in the market for such securities; and

•	the contribution of cash to the charitable foundation.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of New Rockville Financial after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.18% for the periods ended December 31, 2009, and June 30, 2010, respectively on the net offering proceeds. See “PRO FORMA DATA” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of August 26, 2010, the estimated pro forma market value, or valuation range, of New Rockville Financial ranged from a minimum of $189.9 million to a maximum of $256.9 million, with a midpoint of $223.4 million. The Board of Directors of New Rockville Financial decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Existing Rockville Financial common stock owned by Rockville Financial MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Existing Rockville Financial common stock owned by Rockville Financial MHC and the $10.00 price per share, the minimum of the offering range will be 18,989,517 shares, the midpoint of the offering range will be 22,340,608 shares and the maximum of the offering range will be 25,691,700 shares.

The Board of Directors of New Rockville Financial reviewed the independent valuation and, in particular, considered the following:

•	Existing Rockville Financial’s financial condition and results of operations;

•	comparison of financial performance ratios of New Rockville Financial to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Existing Rockville Financial common stock.

All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Connecticut Banking Commissioner, if required, as a result of a greater demand for our shares or changes in market or financial conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New Rockville Financial to less than $189.90 million or more than $295.45 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Rockville Financial’s registration statement.

The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The independent appraisal does not indicate market value. You should not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15.0%, or up to $295.5 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15.0% in the maximum of the offering range to up to 29,545,455 shares, to reflect a greater demand for our shares or changes in market or financial conditions. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “— Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range to up to 17,192,500 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $295.5 million and a corresponding increase in the offering range to more than 29,545,455 shares, or a decrease in the minimum of the valuation range to less than $189.9 million and a corresponding decrease in the offering range to fewer than 18,989,517 shares, then, after consulting with the Connecticut Banking Commissioner, we may terminate the plan of conversion, cancel deposit account withdrawal authorizations and promptly return by check all funds received with interest at Rockville Bank’s passbook savings rate of interest. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Connecticut Banking Commissioner in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Rockville Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [Date 3], which is two years after the plan of conversion was adopted by our Board of Directors. An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New Rockville Financial’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New Rockville Financial’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “PRO FORMA DATA”.

Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Rockville Bank and as specified under “WHERE YOU CAN FIND ADDITIONAL INFORMATION”.

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having priority rights in the subscription offering and the minimum, maximum and overall purchase and ownership limitations set forth in the plan of conversion and as described below under “Limitations on Common Stock Purchases”.

Priority 1: Eligible Deposit Account Holders:  Each Rockville Bank depositor with an aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2009 (an “eligible deposit account holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) 5.0% of the shares of our common stock sold in the offering, (ii) one-tenth of 1.0% of the number of shares of our common stock sold in the offering, or (iii) 15 times the product obtained by multiplying the number of shares issued by a fraction of which the numerator is the total amount of the Qualifying Deposit account balances of the eligible deposit account holder and the denominator is the total amount of Qualifying Deposit account balances of all eligible deposit account holders, subject to the overall purchase limitations. See “Limitations on Common Stock Purchases”. We expect that eligible deposit account holders will have the right to purchase up to 5.0% of the shares sold in the offering. If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated among the subscribers so as to permit each eligible deposit account holder to purchase a number of shares sufficient to make his or her total allocation equal to, to the extent possible, the lesser of 100 shares or the number of shares for which he or she subscribed. Any shares or remaining after such allocation will be allocated among the subscribing eligible deposit account holders whose subscriptions remain unsatisfied in the proportion that the amount of each such eligible deposit account holder’s Qualifying Deposit bears to the total amount of the Qualifying Deposits of all eligible deposit account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more eligible deposit account holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those eligible deposit account holders whose subscriptions are still not fully satisfied, until all available shares have been allocated or all subscriptions have been satisfied.

To ensure proper allocation of our shares of common stock, each eligible deposit account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2009. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of eligible deposit account holders who are also directors or executive officers of Existing Rockville Financial or Rockville Bank and their associates will be subordinated to the subscription rights of other eligible deposit account holders to the extent attributable to increased deposits during the one-year preceding June 30, 2009.

Priority 2: Tax-Qualified Plans:  Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10.0% of the shares of common stock sold in the offering, including any shares to be issued as a result of an increase in the offering valuation range. Our employee stock ownership plan intends to purchase up to 4.0% of the shares of common stock sold in the offering with the remaining shares in this purchase priority allocated to our 401(k) plan and any other tax-qualified employee stock benefit plan. If, after the satisfaction of the subscriptions of eligible deposit account holders, a sufficient number of shares is not available to fill the subscriptions by our tax-qualified employee stock benefit plans, the subscriptions shall be filled to the maximum extent possible. If financial or market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to purchase shares in the open market or authorized but unissued shares directly from New Rockville Financial following the completion of the conversion.

Priority 3: Supplemental Eligible Deposit Account Holders:  Each Rockville Bank depositor with a Qualifying Deposit at the close of business on September 30, 2010 (a “supplemental eligible deposit account holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) 5.0% of the shares of our common stock sold in the offering, (ii) one-tenth of 1.0% of the number of shares of our common stock sold in the offering, or (iii) 15 times the product obtained by multiplying the number of shares issued by a fraction of which the numerator is the total amount of the Qualifying Deposit account balances of the supplemental eligible deposit account holder and the denominator is the total amount of Qualifying Deposit account balances of all supplemental eligible deposit account holders, subject to the overall purchase limitations. See “Limitations on Common Stock Purchases”. We expect that supplemental eligible account holders will have the right to purchase up to 5.0% of the shares sold in the offering. If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated among the subscribers so as to permit each supplemental eligible deposit account holder to purchase a number of shares sufficient to make his or her total allocation equal to, to the extent possible, the lesser of 100 shares or the number of shares for which he or she subscribed. Any shares remaining after such allocation will be allocated among the subscribing supplemental eligible deposit account holders whose subscriptions remain unsatisfied in the proportion that the amount of each such supplemental eligible deposit account holder’s Qualifying Deposit bears to the total amount of the Qualifying Deposits of all supplemental eligible deposit account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more supplemental eligible deposit account holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those supplemental eligible deposit account holders whose subscriptions are still not fully satisfied, until all available shares have been allocated or all subscriptions have been satisfied. If a person is an eligible account holder and a supplemental eligible account holder, the eligible account holder’s allocation shall be included in determining the number of shares that may be allocated to such person as a supplemental eligible account holder.

To ensure proper allocation of our shares of common stock, each supplemental eligible deposit account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on September 30, 2010. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date:  The subscription offering will expire at 12:00 noon, Eastern Time, on [Date 1], unless extended by us for up to 45 days or such additional periods with the approval of the Connecticut Banking Commissioner, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

The minimum number of shares you may order is 25 shares. The offering is expected to expire at 12:00 noon, Eastern Time, on [Date 1], but we may extend this expiration date without notice to you until [Date 2] or longer if the Connecticut Banking Commissioner approves a later date. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [Date 2], or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to less than 11,050,000 shares, in which event we will resolicit subscribers, and you will have the opportunity to confirm, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest. Funds received prior to the completion of the offering will be held in a segregated account at Rockville Bank. All subscriptions received will bear interest at Rockville Bank’s passbook savings rate, which is currently     % per annum.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of eligible deposit account holders, our tax-qualified employee stock benefit plans and supplemental eligible deposit account holders, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering, with preferences given to the following classes of persons:

(i) Natural persons residing in the counties of Hartford, New London and Tolland, Connecticut;

(ii) Existing Rockville Financial’s public shareholders as of [Shareholder Record Date]; and

(iii) Natural persons residing elsewhere in Connecticut.

Subscribers in the community offering may purchase up to 5.0% of common stock sold in the offering, subject to the overall purchase limitations. See “Limitations on Common Stock Purchases”. If there are not sufficient shares available to satisfy all subscriptions, subscriptions shall be filled up to a maximum of 2.0% of the total shares sold in the offering, and thereafter, remaining shares shall be allocated on an equal number of shares basis per order until all orders have been satisfied. If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Counties of Hartford, New London and Tolland, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. The allocation procedures described above will also apply in the case of an oversubscription by other subscribers in the community offering.

The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the counties of Hartford, New London and Tolland, Connecticut, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date:  The community offering, if any, may begin concurrently with, during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. New Rockville Financial may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [Date 2]. In the event the offering is terminated or is extended beyond [Date 2], or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to less than 11,050,000 shares, in which event we will resolicit subscribers, and you will have the opportunity to confirm, change or cancel your order. If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest. Funds received prior to the completion of the offering will be held in a segregated account at Rockville Bank. All subscriptions received will bear interest at Rockville Bank’s passbook savings rate, which is currently     % per annum.

Syndicated Community Offering

As a final step in the conversion, the plan of conversion provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, if any, may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Keefe, Bruyette & Woods, Inc. as agent of New Rockville Financial. We refer to this as the syndicated community offering. We expect that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the community offering, if any. We, in our sole discretion, have the right to reject orders in whole or in part received in the syndicated community offering. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than [Date 2] unless extended by us, with approval of the Connecticut Banking Commissioner.

The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and community offering. No person may purchase in the syndicated offering more than 5.0% of the shares of common stock sold in the offering, subject to the maximum purchase limitations. See “Limitations on Common Stock Purchases”. Unless the Connecticut Department of Banking permits otherwise, accepted orders for New Rockville Financial common stock in the syndicated community offering will first be filled up to a maximum of 5.0% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole book running manager. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Keefe Bruyette and Woods, Inc. or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date, which will only occur if the minimum of the offering range is met. Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering.

The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among New Rockville Financial on one hand and Keefe, Bruyette & Woods, Inc. on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

The syndicated community offering will be completed within 45 days after the termination of the subscription offering, unless extended by New Rockville Financial with the approval of the Connecticut Banking Commissioner.

If for any reason we cannot effect a syndicated community offering, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and any syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Connecticut Banking Commissioner must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	The minimum number of shares of common stock that may be purchased is 25.

•	No individual, singly or together with any associates, and no group of persons acting in concert may purchase more than 5.0% of the shares of common stock sold in the offering. Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to this overall purchase limitation.

•	No person, together with any associate or persons acting in concert may purchase shares of common stock, that when combined with any shares of common stock received in exchange for shares of Existing Rockville Financial, would exceed 5.0% of the total number of shares of New Rockville Financial outstanding after the consummation of the offering and the conversion, provided, however, that this limitation does not require a shareholder to divest any shares of New Rockville Financial received in exchange for shares of Existing Rockville Financial or otherwise limit the amount of shares to be issued to such shareholders in the exchange.

Subject to receipt of the Connecticut Banking Commissioner’s approval, we may increase or decrease the purchase and ownership limitations at any time. We may increase the purchase limitation up to 10.0% of the shares sold in the offering, provided that orders for common stock may not exceed in the aggregate 10.0% of the total shares of common stock sold in the offering. Our tax-qualified employee stock benefit plans, including our stock ownership plan, are authorized to purchase up to 10.0% of the shares sold in the offering, without regard to these purchase limitations.

Depending upon the demand for our shares and changes in market or financial conditions, our Board of Directors, with the approval of the Connecticut Banking Commissioner, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares, may be given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

In the event of an increase in the offering range of up to 17,192,500 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i) to fill the subscriptions of our tax-qualified employee stock benefit plans, including the employee stock ownership plan, for up to 10.0% of the total number of shares of common stock issued in the offering;

(ii) in the event that there is an oversubscription at the eligible deposit account holder or supplemental eligible deposit account holder levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii) to fill unfilled subscriptions in the community offering, with preference given first to natural persons residing in the counties of Hartford, New London and Tolland, Connecticut, then to Existing

Rockville Financial’s public shareholders as of [Shareholder Record Date] and then to natural persons residing in Connecticut.

The term “associate” of a person means:

(i) any corporation or organization (other than Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial, Rockville Bank or a majority-owned subsidiary of Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial or Rockville Bank) of which the person is an officer, partner or 10.0% beneficial shareholder;

(ii) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii) any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or senior officer of Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial, Rockville Bank or any of their subsidiaries.

The term “acting in concert” means:

(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert”. Persons having the same address and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of New Rockville Financial or Rockville Bank and except as described below. Any purchases made by any associate of New Rockville Financial or Rockville Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Rockville Financial”.

Plan of Distribution; Selling Agent Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, as a selling agent in connection with the offering of our common stock. In its role as selling agent, Keefe, Bruyette & Woods, Inc., will:

•	provide advice on the financial and securities market implications of the plan of conversion and any related corporate documents, including our business plan;

•	assist in structuring our stock offering, including developing and assisting in implementing a marketing strategy for the offering;

•	review all offering documents, including this prospectus, stock order forms, letters, brochures and other related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

•	assist us in analyzing proposals from outside vendors retained in connection with the offering, including printers, transfer agents and appraisal firms;

•	assist us in the drafting and distribution of press releases as required or appropriate in connection with the offering;

•	meet with the Board of Directors and management to discuss any of these services; and

•	provide such other financial advisory and investment banking services in connection with the offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $30,000, payable in four consecutive monthly installments commencing in August, 2010, which will be credited against the success fees in the subscription and community offerings. A success fee of 0.75% of the aggregate dollar amount of the common stock sold in the subscription offering and the community offering will be paid to Keefe, Bruyette & Woods, Inc., each if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts), or any charitable foundation established by us (or shares contributed to the charitable foundation).

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a management fee not to exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering. Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $50,000. In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $100,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its actual reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our selling agent and performance of services as our selling agent.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•	consolidate accounts and develop a central file;

•	prepare proxy forms and proxy materials;

•	tabulate proxies and ballots;

•	act as inspector of election at the special meeting of members;

•	assist us in establishing and managing the Stock Information Center;

•	assist our financial printer with labeling of stock offering materials;

•	process stock order forms and certification forms and produce daily reports and analysis;

•	assist our transfer agent with the generation and mailing of stock certificates;

•	advise us on interest and refund calculations; and

•	create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $25,000, and we have made an advance payment of $10,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee. We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent not to exceed $5,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its actual reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Rockville Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We and each of our directors and officers have agreed, for a period beginning on the date of this prospectus and ending 90 days after completion of the stock offering, not to, without the prior written consent of Keefe Bruyette & Woods, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock, or file any registration statement under the Securities Act, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. The restricted period described above is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the restricted period and ends on the last day of the restricted period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event related to us occurs.

Prospectus Delivery

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

In the syndicated community offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Keefe, Bruyette & Woods, Inc. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Keefe, Bruyette & Woods, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock, the Stock Information Center must receive (not postmarked) a properly completed and signed original stock order form, together with full payment for the shares of common stock, no later than 12:00 noon, Eastern Time, on [Date 1], unless we extend this deadline. We expect that the community offering, if held, will terminate at the same time, although it may continue until [Date 2] or longer if the Connecticut Banking Commissioner approves a later date. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond [Date 2] or the number of shares of common stock to be sold is increased to more than 17,192,500 shares or decreased to fewer than 11,050,000 shares. In either of these cases, you will have the opportunity to confirm, change or cancel your order. If we do not receive a written response from you regarding any resolicitation, we will cancel your order, promptly return to you all funds received by us with interest at the Rockville Bank’s passbook savings rate, and cancel any deposit account withdrawal authorizations. No single extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond [Date 3].

Procedure for Purchasing Shares

To purchase shares you must deliver a properly completed and signed original stock order form, accompanied by payment or Rockville Bank deposit account withdrawal authorization, as described below. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.

You may submit your order form in one of the following ways: by mail, using the stock order reply envelope provided, by overnight delivery to the Stock Information Center at the address indicated on the stock order form or by hand-delivery to the Stock Information Center, located at Rockville Bank’s administrative offices at 1645 Ellington Road, South Windsor, Connecticut. Stock order forms will not be accepted by mail or by hand-delivery at any of our branch offices. We are not required to accept copies or facsimiles of order forms.

We reserve the right to waive, or permit the correction of, incomplete or improperly executed stock order forms on a case by case basis, but do not represent that we will do so. Once received by us, you may not change, modify or cancel your order. Our employees and Stock Information Center staff are not responsible for correcting or completing the information provided on the stock order forms we receive, including the account information requested for the purpose of verifying subscription rights. We reserve the right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

You are prohibited by law from transferring your subscription rights. If you order stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or gives away their subscription rights. Civil suits and criminal prosecutions have been brought against individuals transferring or participating in the transfer of subscription rights in connection with other conversion transactions. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights. In addition, on the order form, you may not add the name of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those persons who were eligible to purchase shares of common stock in the subscription date on your eligibility date. The stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Rockville Bank, New Rockville Financial or the federal government. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares

Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. In the subscription offering and community offering, you may pay for your shares only by:

1. Personal Check, bank check or money order.  Personal checks, bank checks and money orders, payable to New Rockville Financial, will be immediately cashed and will be deposited in a separate account with Rockville Bank. Third party and Rockville Bank line of credit checks may not be remitted as payment for your order. We will pay interest in these funds at our passbook savings rate from the date payment is received until completion or termination of the conversion and offering. Wire transfers as payment for shares of common stock ordered will not be permitted or accepted as proper payment. Cash will be accepted, but should not be mailed.

2. Authorized account withdrawal.  The stock order form outlines the types of Rockville Bank deposit accounts that you may authorize for direct withdrawal. You may not request a direct withdrawal from any checking account. The funds you authorize must be in your account at the time your stock order form is received. A hold will be placed on these funds when your stock order form is received, making the funds unavailable to you, provided, however, these funds will not be withdrawn from your accounts until the completion or termination of the conversion and offering and will earn interest at the applicable deposit account rate until then. You may authorize funds from your certificate of deposit accounts without incurring an early withdrawal penalty, with the agreement that the withdrawal is being made for the purchase of shares in the offering. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. You may not authorize direct withdrawals from retirement accounts held by Rockville Bank. Funds withdrawn from deposit accounts at Rockville Bank may reduce or eliminate a depositor’s liquidation rights. Please see the section of this prospectus entitled “THE CONVERSION AND OFFERING — Liquidation Rights” for further information.

We may not lend funds or extend a line of credit (including line of credit or overdraft checking) to anyone for the purpose of purchasing shares in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or New Rockville Financial to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using IRA Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. However, shares of common stock must be held in a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. Rockville Bank’s individual retirement accounts are not self-directed, so funds in such accounts cannot be invested in our common stock. You may transfer some or all of the funds in your Rockville Bank individual retirement account to a self-directed account maintained by an unaffiliated institutional trustee or custodian. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Because individual circumstances differ and processing of retirement account transactions takes additional time, we recommend that you promptly contact (preferably at least two weeks before the [Date 1] offering deadline) our Stock Information Center for assistance with purchases using your individual retirement account or other retirement account that you may have at Rockville Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on their order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. If you are currently a shareholder of Existing Rockville Financial, see “THE CONVERSION AND OFFERING — Exchange of Existing Shareholders’ Stock Certificates”.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a jurisdiction of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such jurisdiction; (ii) the granting of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (iii) such registration or qualification would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Selling or Transferring of Subscription Rights and Shares

You are prohibited by law from transferring your subscription rights. If you order stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or gives away their subscription rights. Civil suits and criminal prosecutions have been brought against individuals transferring or participating in the transfer of subscription rights in connection with other conversion transactions. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights. In addition, on the order form, you may not add the name of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those persons who were eligible to purchase shares of common stock in the subscription date on your eligibility date. The stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center, Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays. The toll-free phone number is (  )          -          . In addition, a representative of Keefe, Bruyette and Woods, Inc. will be available to meet with you in person between 10:00 a.m. and 5:00 p.m.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of the conversion to Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial, Rockville Bank, eligible deposit account holders and supplemental eligible deposit account holders. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New Rockville Financial or Rockville Bank would prevail in a judicial proceeding.

Rockville Financial MHC, Existing Rockville Financial, Rockville Bank and New Rockville Financial have received an opinion of counsel, Hinckley, Allen & Snyder LLP, regarding all of the material federal and state income tax consequences of the conversion, which includes the following:

1. The merger of Rockville Financial MHC with and into Existing Rockville Financial will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2. The constructive exchange of eligible deposit account holders’ and supplemental eligible deposit account holders’ liquidation interests in Rockville Financial MHC for liquidation interests in Existing Rockville Financial will satisfy the continuity of interest requirement of Section 1.368-1 of the Federal Income Tax Regulations.

3. None of Rockville Financial MHC, Existing Rockville Financial, eligible deposit account holders nor supplemental eligible deposit account holders, will recognize any gain or loss on the transfer of the assets of Rockville Financial MHC to Existing Rockville Financial in constructive exchange for a liquidation interest established in Existing Rockville Financial for the benefit of such persons who remain depositors of Rockville Bank.

4. The basis of the assets of Rockville Financial MHC and the holding period of such assets to be received by Existing Rockville Financial will be the same as the basis and holding period in such assets in the hands of Rockville Financial MHC immediately before the exchange.

5. The merger of Existing Rockville Financial with and into New Rockville Financial will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither Existing Rockville Financial nor New Rockville Financial will recognize gain or loss as a result of such merger. (Sections 361(a) and 1032(a) of the Internal Revenue Code).

6. The basis of the assets of Existing Rockville Financial and the holding period of such assets to be received by New Rockville Financial will be the same as the basis and holding period in such assets in the hands of Existing Rockville Financial immediately before the exchange.

7. Current shareholders of Existing Rockville Financial will not recognize any gain or loss upon their exchange of Existing Rockville Financial common stock for New Rockville Financial common stock.

8. Eligible deposit account holders and supplemental eligible deposit account holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Existing Rockville Financial for the liquidation accounts in New Rockville Financial.

9. The constructive exchange of the eligible deposit account holders and supplemental eligible deposit account holders liquidation interests in Existing Rockville Financial for interests in a liquidation account established in New Rockville Financial will satisfy the continuity of interest requirement of Section 1.368-1 of the Federal Income Tax Regulations.

10. Each shareholder’s aggregate basis in shares of New Rockville Financial common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Existing Rockville Financial common stock surrendered in the exchange.

11. Each shareholder’s holding period in his or her New Rockville Financial common stock received in the exchange will include the period during which the Existing Rockville Financial common stock surrendered was held, provided that the Existing Rockville Financial common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange.

12. Cash received by any current shareholder of Existing Rockville Financial in lieu of a fractional share interest in shares of New Rockville Financial common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Rockville Financial common stock, which such shareholder would otherwise be entitled to receive. Accordingly, a shareholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the shareholder as a capital asset, the gain or loss will be capital gain or loss.

13. No gain or loss will be recognized by eligible deposit account holders or supplemental eligible deposit account holders upon distribution to them of nontransferable subscription rights to purchase shares of New Rockville Financial common stock. Eligible deposit account holders and supplemental eligible deposit account holders will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14. It is more likely than not that no gain or loss will be recognized by eligible deposit account holders and supplemental eligible deposit account holders upon the constructive distribution to them of such rights in the liquidation accounts as of the effective date of the merger of Existing Rockville Financial with and into New Rockville Financial. (Section 356(a) of the Code.)

15. It is more likely than not that the basis of the shares of New Rockville Financial common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New Rockville Financial common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

16. No gain or loss will be recognized by New Rockville Financial on the receipt of money in exchange for New Rockville Financial common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal and state income tax consequences that are generally applicable to Rockville Financial MHC, Existing Rockville Financial, Rockville Bank, New Rockville Financial and persons receiving subscription rights and shareholders of Existing Rockville Financial. With respect to items 8 and 13 above, Hinckley, Allen & Snyder LLP assumed that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Hinckley, Allen & Snyder LLP believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to eligible deposit account holders and supplemental eligible deposit account holders are deemed to have an economic value, receipt of these rights could result in taxable gain to those eligible deposit account holders and supplemental eligible deposit account holders who exercise the subscription rights, and we could recognize gain on a distribution. Eligible deposit account holders and supplemental eligible deposit account holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) there is no history of any holder of an interest in a liquidation account receiving a payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each eligible deposit account holder and supplemental eligible deposit account holder will be reduced as their deposits in Rockville Bank are reduced; and (iv) the liquidation account payment obligation arises only if New Rockville Financial lacks sufficient net assets to fund the liquidation account. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

“The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).”

In addition, the firm received a letter from RP Financial stating its belief that the benefit provided by the Rockville Bank liquidation account supporting the payment of the liquidation account in the event New Rockville Financial lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Hinckley, Allen & Snyder LLP believes it is more likely than not that such rights in the Rockville Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each eligible deposit account holder or supplemental eligible deposit account holder in the amount of such fair market value as of the date of the conversion.

The opinion of Hinckley, Allen & Snyder LLP, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

The federal and state tax opinion has been filed with the Securities and Exchange Commission as an exhibit to New Rockville Financial’s registration statement. Advice regarding the Connecticut state income tax consequences consistent with the federal tax opinion has also been issued by Hinckley Allen & Snyder LLP, tax advisors to Rockville Financial MHC, Existing Rockville Financial, New Rockville Financial and Rockville Bank.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

Unless otherwise approved by the Connecticut Banking Commissioner, shares of common stock purchased in the offering by our directors and executive officers generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of such director or executive officer. Each certificate for such restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Rockville Financial also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Connecticut Banking Commissioner. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of our outstanding common stock or to purchases of our common stock by any of stock benefit plans.

Connecticut regulations prohibit New Rockville Financial from repurchasing its shares of common stock during the first year following conversion, except we may seek approval from the Connecticut Banking Commissioner to make repurchases in the following circumstances: (i) repurchases in the open market of up to 5.0% of our outstanding stock in extraordinary circumstances; (ii) repurchases of qualifying shares of a director or pursuant to an offer made to all shareholders; (iii) repurchases to fund management recognition plans that have been ratified by our shareholders; and (iv) repurchases to fund our tax-qualified employee stock benefit plans. Any request for approval must provide the purpose of the repurchases, an explanation of any extraordinary circumstances necessitating the repurchases and any additional information required by the Connecticut Banking Commissioner.

ROCKVILLE BANK FOUNDATION, INC.

General

In connection with the conversion and offering and in furtherance of our commitment to our community, we intend to use a portion of the proceeds of the offering to make a cash contribution to Rockville Bank Foundation, Inc. The amount to be contributed will equal 3.0% of the net offering proceeds. We believe that contributing cash to the foundation will allow our community to share in our growth and financial success.

The offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits.

Purpose of the Charitable Foundation

In connection with the conversion, New Rockville Financial intends to contribute to Rockville Bank Foundation, Inc. cash equal to 3.0% of the net offering proceeds. The purpose of the charitable foundation is to enhance the relationship between Rockville Bank and the communities in which we operate and to enable these communities to share in our longer-term growth and success. The charitable foundation is dedicated completely to community activities and the promotion of charitable causes. The foundation allows us to assist the communities within our market area in a manner that reaches beyond community development and lending, and enhances our current activities under the Community Reinvestment Act. By establishing continued ties between the charitable foundation and Rockville Bank, the two organizations can maintain the partnership that has formed within the communities in which Rockville Bank operates. Rockville Bank received an “outstanding” rating in its most recent Community Reinvestment Act examination by the FDIC and the Connecticut Department of Banking.

We do not expect the contribution to Rockville Bank Foundation, Inc. to take the place of our traditional community lending and charitable activities. After the offering, we expect to continue making charitable contributions within our community.

Structure of the Charitable Foundation

The charitable foundation was established in May 2005 in connection with Existing Rockville Financial’s minority stock issuance. It was organized under Connecticut law as a non-stock corporation. The certificate of incorporation of the foundation provides that it is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation also provides that no part of the net earnings of the charitable foundation shall inure to the benefit of, or be distributable to, its directors, officers or members. The foundation is governed by a board of directors, which currently consists of Michael A. Bars, Joseph F. Jeamel, Jr., Raymond H. Lefurge and William J. McGurk. These directors will continue to serve on the board of the foundation after the conversion and the offering.

There are no current plans to change the size of the board of directors following the completion of the conversion. The directors of the foundation are also responsible for directing the activities of the charitable foundation, including the management and voting of the shares of common stock of Existing Rockville Financial held by the charitable foundation. However, all shares of common stock held by Rockville Bank Foundation, Inc. will be voted in the same ratio as all other shares of the common stock on all proposals considered by shareholders of Rockville Financial, Inc.

The business experience of our current directors is described in “MANAGEMENT.”

Rockville Bank Foundation, Inc.’s place of business is located at our administrative offices. The Board of Directors of Rockville Bank Foundation, Inc. appoints such officers and employees as is necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act governing transactions between Rockville Bank and the foundation.

Rockville Bank Foundation, Inc. receives working capital from:

(i) any dividends that are paid on shares of Existing Rockville Financial common stock, or may be paid on New Rockville Financial common stock in the future;

(ii) within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(iii) the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Rockville Bank Foundation, Inc. is required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the initial gift of Existing Rockville Financial common stock is that the amount of common stock that may be sold by Rockville Bank Foundation, Inc. in any one year shall not exceed 5% of the average market value of the assets held by Rockville Bank Foundation, Inc., except where the Board of Directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a longer-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations

Rockville Bank Foundation, Inc. currently qualifies as a Section 501(c)(3) exempt organization under the Internal Revenue Code and is classified as a private foundation. New Rockville Financial and Rockville Bank are authorized by federal law to make charitable contributions. We believe that the offering presents a unique opportunity to provide additional funds to the charitable foundation given the substantial amount of additional capital being raised. We believe that the contribution to Rockville Bank Foundation, Inc. is justified given Rockville Bank’s capital position and its earnings, the substantial additional capital being raised in the offering and the potential benefits of the foundation to our community. See “CAPITALIZATION,” “HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE,” and “Comparison of Valuation and Pro Forma Data With and Without the Charitable Foundation.”

We are permitted to deduct for charitable purposes only an amount equal to 10.0% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the Rockville Bank Foundation, Inc. We estimate that all of the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance we will have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%. Rockville Bank Foundation, Inc. is required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Rockville Bank Foundation, Inc. is required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Our regulatory approvals impose the following requirements on the establishment and ongoing operation of the charitable foundation:

(i) our banking regulators may examine the charitable foundation at the foundation’s expense;

(ii) the charitable foundation must operate according to written policies adopted by its Board of Directors, including a conflict of interest policy;

(iii) the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code;

(iv) the charitable foundation must vote its shares in the same ratio as all of the other shares voted on each proposal considered by the shareholders of Existing Rockville Financial and, after the conversion, of New Rockville Financial;

(v) the charitable foundation may not acquire additional shares of Existing Rockville Financial or New Rockville Financial, Inc. common stock without notifying the Federal Reserve Board;

(vi) the charitable foundation will be treated as an affiliate for purposes of Section 23A and 23B of the Federal Reserve Act, which governs transactions between affiliates of financial institutions; and

(vii) New Rockville Financial will notify the Federal Reserve Board if its direct or indirect ownership in a company, when aggregated with the ownership portion of the charitable foundation, exceeds 5% of the outstanding shares of any class of voting securities of such company.

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR SHAREHOLDERS OF EXISTING
ROCKVILLE FINANCIAL AND NEW ROCKVILLE FINANCIAL

General

As a result of the conversion, existing shareholders of Existing Rockville Financial will become shareholders of New Rockville Financial. While Existing Rockville Financial and New Rockville Financial are both Connecticut corporations, there are differences in the rights of shareholders of Existing Rockville Financial and shareholders of New Rockville Financial caused by differences in their respective certificates of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the material differences affecting the rights of shareholders. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” for procedures for obtaining a copy of New Rockville Financial’s certificate of incorporation and bylaws.

Authorized Capital Stock

The authorized capital stock of Existing Rockville Financial consists of 29,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. The authorized capital stock of New Rockville Financial consists of 60,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share. Under the Connecticut Business Corporations Act and each of the companies’ respective certificates of incorporation, the Board of Directors may increase or decrease the number of authorized shares without shareholder approval.

Existing Rockville Financial’s certificate of incorporation and New Rockville Financial’s certificate of incorporation each authorize their boards of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms, rights and qualifications of the series, including, but not limited to, the amount of shares in such series, voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result, the Board of Director of New Rockville Financial could authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of proposed merger, tender offer or other attempt to gain control of New Rockville Financial that the Board of Directors does not approve. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of New Rockville Financial. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock

Pursuant to applicable laws and regulations, Rockville Financial MHC is required to own not less than a majority of the outstanding shares of Existing Rockville Financial common stock. Rockville Financial MHC will no longer exist following consummation of the conversion. Neither of Existing Rockville Financial’s certificate of incorporation nor New Rockville Financial’s certificate of incorporation contains restrictions on the issuance of shares of capital stock to directors, officers or controlling persons. The rules of the NASDAQ Global Select Market, however, generally require listed companies, like New Rockville Financial will be, to obtain shareholder approval of most stock benefit plans for directors, officers and employees. Also, shareholder approval of stock benefit plans may be sought in certain instances to qualify such plans for favorable tax treatment under federal income tax law and regulations.

Neither the certificate of incorporation or bylaws of Existing Rockville Financial nor the certificate of incorporation or bylaws of New Rockville Financial provide preemptive rights to shareholders in connection with the issuance of capital stock.

Voting Rights

Neither Existing Rockville Financial’s certificate of incorporation or bylaws nor New Rockville Financial’s certificate of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “Limitations on Voting Rights” below.

Payment of Dividends

Existing Rockville Financial’s ability to pay dividends depends, to a large extent, upon Rockville Bank’s ability to pay dividends to Existing Rockville Financial, and the ability of Rockville Bank to pay dividends to Existing Rockville Financial is restricted by FDIC regulations and Connecticut law. The same restrictions will apply to Rockville Bank’s payment of dividends to New Rockville Financial.

Board of Directors

Existing Rockville Financial’s certificate of incorporation and New Rockville Financial’s certificate of incorporation require the Board of Directors to be divided into four classes and that the members of each class shall be elected for a term of four years and until their successors are elected and qualified, with one class being elected annually.

Under Existing Rockville Financial’s bylaws and New Rockville Financial’s bylaws, any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors, must be elected to serve for a term expiring at the next annual meeting at which directors are elected and until his or her successor has been elected and qualified.

Under Existing Rockville Financial’s bylaws, any director may be removed for cause by the holders of at least 80.0% of the outstanding voting shares. New Rockville Financial’s certificate of incorporation and bylaws provide that any director may be removed for cause by the holders of at least 80.0% of the outstanding voting shares, as well as two-thirds of directors then in office.

Limitations on Liability

The certificate of incorporation of Existing Rockville Financial and New Rockville Financial provide that the personal liability of any director to the corporation or its shareholders for monetary damages for certain actions as directors will be limited to the amount of the compensation received by the director for serving the company during the year of the violation if the breach did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate of the director to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the company, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty, or (v) create liability under Section 36a-58 of the Connecticut General Statutes. These provisions might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit New Rockville Financial.

Indemnification of Directors, Officers, Employees and Agents

Under the Connecticut Business Corporations Act, Existing Rockville Financial and New Rockville Financial must indemnify a director, who is wholly successful on the merits or otherwise, against any reasonable expenses incurred in defense of any proceeding to which he or she was a party because he or she was a director. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if (a) the director conducted himself or herself in good faith and reasonably believed that (i) in the case of conduct in the director’s official capacity, that his or her conduct was in the best interests of the corporation and (ii) in all other cases, that his or conduct was at least not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. Existing Rockville Financial and New Rockville Financial are also permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors or a majority of the issued and outstanding shares not held by an interested director authorizes such advancement upon following proper procedures.

The certificates of incorporation of Existing Rockville Financial and New Rockville Financial provide that they shall indemnify their current and former directors, officers, employees and agents to the fullest extent permitted by Connecticut law, including the advancement of expenses.

Shareholder’s Right to Examine Books and Records

A Connecticut regulation, which is applicable to both Existing Rockville Financial and New Rockville Financial, provides that shareholders may inspect and copy specified books and records upon providing five days prior written notice to the company. Connecticut law also provides that a shareholder may inspect a company’s minutes, records of action, accounting records and records of shareholders, provided that five days prior notice is given and any demand is made in good faith for a particular proper purpose and the records are directly connected with such purpose.

Special Meetings of Shareholders

Existing Rockville Financial’s bylaws and New Rockville Financial’s bylaws provide that special meetings of shareholders can only be called by the Chairman of the Board of Directors, the President, or Secretary upon the written request of a majority of the directors or the holders of not less than 10.0% of the voting power of all issued and outstanding shares entitled to vote at the meeting. The written request must state the purpose or purposes of the meeting. Business to be transacted at any special meeting shall be limited to the purpose or purposes stated in the notice to such meeting.

Limitations on Voting Rights

Existing Rockville Financial’s certificate of incorporation provides that a no person may, directly or indirectly, acquire or offer to acquire the beneficial ownership of more than 10.0% of any class of equity securities without the Connecticut Banking Commissioner’s prior written approval. New Rockville Financial’s certificate of incorporation provides that no person may, directly or indirectly, acquire or offer to acquire the beneficial ownership of more than 10.0% of any class of equity securities without approval of two-thirds of the directors then in office, in addition to the Connecticut Banking Commissioner’s prior written approval. In both Existing Rockville Financial’s and New Rockville Financial’s certificate of incorporation, a person who violates this prohibition is not permitted to vote shares in excess of 10.0% and the shares in excess of 10.0% will not be counted in any shareholder vote. Connecticut conversion regulations provide for the same restriction, but only for a period of three years.

Rights of Appraisal

Connecticut law generally provides that a shareholder of a Connecticut stock corporation that engages in a merger, share exchange, consolidation or disposition of all or substantially all of its assets shall have the right to obtain from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that the above requirement does not apply to shares of a corporation traded in an organized market that has at least 2,000 shareholders and a market value of at least $20 million dollars, exclusive of the value of shares held by the corporation’s subsidiaries, senior executives, directors and beneficial owners owning more than 10.0% of such shares.

Under Connecticut law, shareholders of New Rockville Financial will not have appraisal rights in connection with a plan of merger, share exchange, disposition of assets, or consolidation to which New Rockville Financial is a party as long as the common stock of New Rockville Financial trades on a national securities exchange and New Rockville Financial has at least 2,000 shareholders.

RESTRICTIONS ON ACQUISITION OF NEW ROCKVILLE FINANCIAL

Although our Board of Directors is not aware of any effort that might be made to obtain control of New Rockville Financial after the conversion and offering, the Board of Directors believes that it is appropriate to include certain provisions as part of New Rockville Financial’s certificate of incorporation and bylaws to protect the interests of New Rockville Financial and its shareholders from takeovers which our Board of Directors might conclude are not in the best interests of Rockville Bank, New Rockville Financial, our shareholders, our employees, customers, creditors and suppliers and the local community in which we operate.

The following discussion is a general summary of the material provisions of New Rockville Financial’s certificate of incorporation and bylaws, Rockville Bank’s certificate of incorporation and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New Rockville Financial’s certificate of incorporation and bylaws are included as part of Rockville Financial MHC’s application for conversion filed with the Connecticut Banking Commissioner and New Rockville Financial’s registration statement filed with the Securities and Exchange Commission. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION”.

Certificate of Incorporation and Bylaws of New Rockville Financial

New Rockville Financial’s certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that may have the effect of delaying or preventing a change of control of New Rockville Financial. In addition, these provisions will also render the removal of our Board of Directors or management of New Rockville Financial more difficult. The summaries below are qualified in their entirety by reference to our certificate of incorporation and bylaws, the Connecticut Business Corporations Act and any other documents referenced in such summary description and from which summary descriptions are derived.

Directors:  Our Board of Directors is divided into four classes. The members of each class generally are elected for a term of four years and only one class of directors is elected annually. Thus, it could take at least three annual elections to replace a majority of our Board of Directors. Further, our bylaws impose notice and information requirements in connection with the proposal by shareholders of business to be acted upon at a meeting of shareholders. Our certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of at least two-thirds of the directors then in officer or the holders of at least 80.0% of the voting power of all of issued and outstanding shares of stock entitled to vote for the election of directors. Our bylaws permit directors to fill vacancies on the Board of Directors in between annual shareholder meetings from the candidates recommended by independent directors serving on the Board.

Prohibition on Cumulative Voting:  Our certificate of incorporation prohibits cumulative voting for the election of directors.

Limitation of Voting Rights:  Our certificate of incorporation provides that for a period of five years after the completion of the conversion, any person who acquires beneficial ownership of more than 10.0% of the then-outstanding shares of common stock without the prior approval of the Board of Directors and the Connecticut Banking Commissioner will not be entitled or permitted to vote any of the shares of common stock held in excess of the 10.0% limit. Any such excess shares are not counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to our shareholders for a vote.

Restrictions on Call of Special Meetings:  Our bylaws provide that special meetings of shareholders can only be called by the Chairman of our Board of Directors, our President or our Secretary upon the written request of a majority of the Directors or the holders of not less than 10.0% of the voting power of all issued and outstanding shares entitled to vote at the meeting. The written request must state the purpose or purposes of the meeting. Business to be transacted at any special meeting shall be limited to the purpose or purposes stated in the notice to such meeting. In addition, our Certificate of Incorporation provides that special meetings of shareholders relating to change in control of New Rockville Financial, Inc. or amendments to its Certificate of Incorporation may only be called at the direction of the Board of Directors.

Authorized but Unissued Shares of Preferred Stock:  In the event of a proposed merger, tender offer or other attempt to gain control of New Rockville Financial that the Board of Directors does not approve, the Board of Directors could authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of New Rockville Financial.

Evaluation of Offers:  Our certificate of incorporation requires our directors to consider the following criteria, among other things, when determining whether to authorize New Rockville Financial to engage in a merger, consolidation, share exchange, or sale of assets other than in the ordinary course of business:

(a) our long and short-term interests;

(b) the long and short-term interests of our shareholders;

(c) the interests of our employees, customers, creditors and suppliers; and

(d) community and societal considerations including those of any community in which we have an office.

Business Combinations with Interested Shareholders:  We are subject to the provisions of Section 33-844 of the Connecticut Business Corporation Act, which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction on which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person became an interested shareholder was approved by our Board of Directors and by a majority of our independent directors, before the date on which such person became an interested shareholder. A “business combination” generally includes, among other transactions involving the corporation or any subsidiary with (or providing specified financial benefits to) an interested shareholder or an affiliate or associate of an interested shareholder, mergers and consolidations, asset sales and other asset dispositions, and some types of stock issuances. Subject to exceptions, an “interested shareholder” is a person that beneficially owns 10.0% or more of the voting power, or is an affiliate and beneficially owns 10.0% or more of the voting power within a specified period before the date of the transaction.

Mergers, Consolidations and other Business Combinations:  In order for us to engage in a merger, consolidation, share exchange or sale of substantially all of our assets other than in the ordinary course of business, we must receive the approval of at least two-thirds of the directors then in office and the affirmative vote of the holders of shares of capital stock having two-thirds of the voting power of the issued and outstanding shares of the capital stock entitled to vote.

Amendments to Certificate of Incorporation and Bylaws:  Amendments to our certificate of incorporation must be approved by our Board of Directors and also by a majority of the then-outstanding shares of New Rockville Financial voting stock; provided, however, that approval by at least 80.0% of the then-outstanding voting stock is generally required to amend the following provisions:

(i) the limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10.0% of our common stock without the written prior approval of the Connecticut Banking Commissioner or the Board of Directors;

(ii) the limitations of shareholders to call special meetings of shareholders;

(iii) the division of the Board of Directors into four staggered classes;

(iv) the ability of the Board of Directors to fill vacancies on the Board;

(v) the inability to deviate from the manner prescribed in the bylaws by which shareholders bring business before meetings of shareholders;

(vi) the requirement that at least two-thirds of the directors then in office and 80.0% of stockholders must vote to remove directors, and can only remove directors for cause;

(vii) the ability of the Board of Directors to amend and repeal the bylaws;

(viii) the requirement of the Board of Directors to consider a variety of criteria in evaluating offers to engage in a merger or other business combination;

(ix) the provisions concerning the required approval of business combinations; and

(x) the prohibition on cumulative voting for the election of directors.

Purpose and Anti-Takeover Effects of New Rockville Financial’s Certificate of Incorporation and Bylaws.

Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our Board of Directors believes these provisions are in the best interests of New Rockville Financial and our shareholders. Our Board of Directors believes that it will be in the best position to determine the true value of New Rockville Financial and to negotiate more effectively for what may be in the best interests of all our shareholders. Accordingly, our Board of Directors believes that it is in the best interests of New Rockville Financial and all of our shareholders to encourage potential acquirers to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Rockville Financial and that is in the best interests of all our shareholders, employees, customers, creditors, suppliers and local community.

Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of New Rockville Financial for our shareholders, with due consideration given to matters such as our other constituents, the management and business of the acquiring corporation and maximum strategic development of New Rockville Financial’s assets. Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining shareholders.

Despite our belief as to the benefits to shareholders of these provisions of New Rockville Financial’s certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our Board of Directors, but pursuant to which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our Board of Directors and management. Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Conversion Regulations

Connecticut regulations prohibit any person from (i) transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of subscription rights or shares of New Rockville Financial common stock, (ii) announcing an intent to make an offer to purchase shares of New Rockville

Financial common stock from another person prior to completion of the conversion or (iii) knowingly acquire more than the maximum purchase allowable under the plan of conversion. Connecticut regulations also provides that for three years after the conversion or such longer period as provided in a corporation’s certificate of incorporation, no person may, directly or indirectly, acquire or offer to acquire the beneficial ownership of more than 10.0% of any class of equity securities without the Connecticut Banking Commissioner’s prior written approval. If a person violates this prohibition, New Rockville Financial shall not permit the person to vote shares in excess of 10.0% and shall not count the shares in excess of 10.0% in any shareholder vote. Our certificate of incorporation provides that these restrictions shall be in force for a period of five years after the conversion.

Change in Control Regulations

Under the Connecticut Bank Holding Company and Bank Acquisition Act, the Connecticut Banking Commissioner must be given prior notice and not disapprove of an acquisition, tender offer or request or invitation made to securities holders regarding a tender offer or acquisition of any voting securities that would result in a person, directly or indirectly, being the beneficial owner of (i) more than 10.0% of any class of voting securities of such bank or holding company or (ii) more than 25.0% of any class of voting securities of such bank or holding company.

Under the Change in Bank Control Act, no person may acquire control, directly or indirectly, of a bank or bank holding company unless the Federal Reserve Board has been given 60 days prior written notice and has not issued a notice disapproving the proposed acquisition. A “person” may include an individual, a group of individuals acting in concert or certain entities (e.g., corporations, partnerships, trusts) that own shares of banking organizations but that do not qualify as bank holding company. A person acquires “control” of a banking organization whenever the person acquires ownership, control, or the power to vote 25.0% or more of any class of voting securities institution. Control is also presumed to exist, although rebuttable, if a person or company acquires 10.0% or more, but less than 25.0%, of any class of voting securities and either: (i) the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934; or (ii) no other person owns a greater percentage of that class of voting securities than the acquirer immediately after the transaction. A procedure is provided in the regulations for challenging the rebuttable presumption of control.

DESCRIPTION OF CAPITAL STOCK OF NEW ROCKVILLE FINANCIAL
FOLLOWING THE CONVERSION

General

Upon completion of the conversion and offering, New Rockville Financial will be authorized to issue 60,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, no par value. New Rockville Financial currently expects to issue in the offering and exchange up to 25,691,700 shares of common stock, subject to adjustment up to 29,545,455 shares. New Rockville Financial will not issue shares of preferred stock in the conversion. Each share of New Rockville Financial common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of New Rockville Financial will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends:  New Rockville Financial may pay dividends so long as such payment of dividends would not result in us not being able to pay our debts as they become due in the usual course or in our total assets being less than our total liabilities plus any payments that would be owed upon dissolution to our shareholders whose preferential rights upon dissolution are superior to those receiving the dividend. The payment of dividends by New Rockville Financial is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of New Rockville Financial will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor. If New Rockville Financial issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights:  Upon consummation of the conversion, the holders of common stock of New Rockville Financial will have exclusive voting rights in New Rockville Financial. They will elect New Rockville Financial’s Board of Directors and act on other matters as are required to be presented to them under Connecticut law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. For a period of five years after the completion of the conversion, any person who becomes the beneficial owner of more than 10.0% of the then-outstanding shares of New Rockville Financial’s common stock without the prior written approval of the Connecticut Banking Commissioner, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10.0% limit. If New Rockville Financial issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80.0% of our outstanding common stock. As a Connecticut-chartered stock savings bank, corporate powers and control of Rockville Bank are vested in its Board of Directors, who elect the officers of Rockville Bank and who fill any vacancies on the Board of Directors. Voting rights of Rockville Bank are vested exclusively in the owners of the shares of capital stock of Rockville Bank, which will be New Rockville Financial, and voted at the direction of New Rockville Financial’s Board of Directors. Consequently, the holders of the common stock of New Rockville Financial will not have direct control of Rockville Bank.

Liquidation:  In the event of any liquidation, dissolution or winding up of Rockville Bank, New Rockville Financial, as the holder of 100% of Rockville Bank’s capital stock, would be entitled to receive all assets of Rockville Bank available for distribution, after payment or provision for payment of all debts and liabilities of Rockville Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to eligible deposit account holders and supplemental eligible deposit account holders. In the event of liquidation, dissolution or winding up of New Rockville Financial, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of New Rockville Financial available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights:  Holders of the common stock of New Rockville Financial will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Rockville Financial’s authorized preferred stock will be issued as part of the offering and conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without shareholder approval, authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of a proposed merger, tender offer or other attempt to gain control of New Rockville Financial that the Board of Directors does not approve. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of New Rockville Financial.

TRANSFER AGENT

The transfer agent and registrar for New Rockville Financial’s common stock is Registrar and Transfer Company.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2009, included in this prospectus and elsewhere in the registration statement have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2008 and for the years ended December 31, 2008 and December 31, 2007 included in this prospectus and elsewhere in the registration statement have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RP Financial has consented to the publication herein of the summary of its report to New Rockville Financial setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Hinckley, Allen & Snyder LLP of Hartford, Connecticut, counsel to New Rockville Financial, Rockville Financial, Rockville Financial MHC and Rockville Bank, will issue to New Rockville Financial its opinion regarding the legality of the common stock, the state and federal income tax consequences of the conversion and the contribution to the charitable foundation. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Silver, Freedman & Taff, L.L.P.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus.

You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at website maintained by the Securities and Exchange Commission at “http://www.sec.gov.” New Rockville Financial has filed an application for approval of the plan of conversion with the Connecticut Department of Banking. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Connecticut Department of Banking, 260 Constitution Plaza, Hartford, CT 06103.

A copy of the plan of conversion is available without charge from New Rockville Financial by contacting the Stock Information Center.

The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Connecticut Department of Banking. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Connecticut Department of Banking as described above.

In connection with the offering, New Rockville Financial will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New Rockville Financial and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10.0% shareholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New Rockville Financial has undertaken that it will not terminate such registration for a period of at least three years following the offering.

Financial Statements and Supplementary Data

ROCKVILLE FINANCIAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Page

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING	F-2
REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
— Wolf & Company, P.C.	F-3-4
— Deloitte & Touche, LLP	F-5
CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Statements of Condition as of June 30, 2010 (Unaudited), December 31, 2009 and 2008	F-6
Consolidated Statements of Operations for the Six Months ended June 30, 2010 and 2009 (Unaudited) and the Years Ended December 31, 2009, 2008 and 2007	F-7
Consolidated Statements of Changes in Stockholders’ Equity for the Six Months Ended June 30, 2010 (Unaudited) and the Years Ended December 31, 2009, 2008 and 2007	F-8
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2010 and 2009 (Unaudited) and the Years Ended December 31, 2009, 2008 and 2007	F-9
Notes to Consolidated Financial Statements (Unaudited for June 30, 2010 and 2009 information)	F-10

The registrant, Rockville Financial New, Inc., a Connecticut corporation, which was incorporated on September 16, 2010, has not yet commenced operations and has engaged in only minimal activities to date; accordingly, the financial statements of Rockville Financial New, Inc., have been omitted as they are not required.

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of Rockville Financial, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting.

The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and Directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2009, the Company’s internal control over financial reporting is effective based on the criteria established in Internal Control — Integrated Framework.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, has been audited by Wolf and Company, P.C., an independent registered public accounting firm.

/s/ William J. McGurk	/s/ John T. Lund

William J. McGurk	John T. Lund
President, Chief Executive Officer and Director	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 10, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Rockville Financial, Inc.

We have audited Rockville Financial, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Rockville Financial Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Also, because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of Rockville Financial, Inc.’s internal control over financial reporting included controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C). A company’s internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Rockville Financial, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the December 31, 2009 consolidated financial statements of Rockville Financial, Inc. and our report dated March 10, 2010 expressed an unqualified opinion.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 10, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Rockville Financial, Inc.

We have audited the accompanying consolidated statement of condition of Rockville Financial, Inc. and subsidiaries (the “Company”) as of December 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rockville Financial, Inc. and subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Rockville Financial, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 10, 2010 expressed an unqualified opinion on the effectiveness of Rockville Financial Inc.’s internal control over financial reporting.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 10, 2010, Except for Note 21,
as to which the date is September 16, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Rockville Financial, Inc.
Rockville, Connecticut

We have audited the accompanying consolidated statement of condition of Rockville Financial, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2008, and the results of their operations and their cash flows for each of the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 11, 2009

Rockville Financial, Inc. and Subsidiaries

Consolidated Statements of Condition
(In thousands, except share data)

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)

ASSETS
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$19,277	$18,507	$14,607
Short-term investments	259	800	294

Total cash and cash equivalents	19,536	19,307	14,901
AVAILABLE FOR SALE SECURITIES — at fair value	114,047	102,751	141,250
HELD TO MATURITY SECURITIES — at amortized cost	16,747	19,074	24,138
LOANS RECEIVABLE (net of allowance for loan losses of $13,144 (unaudited) at June 30, 2010, $12,539 in 2009 and $12,553 in 2008)	1,383,036	1,361,019	1,291,791
FEDERAL HOME LOAN BANK STOCK, at cost	17,007	17,007	17,007
ACCRUED INTEREST RECEIVABLE	4,553	4,287	4,636
DEFERRED TAX ASSET-Net	10,516	10,608	11,476
PREMISES AND EQUIPMENT-Net	15,232	15,863	16,405
GOODWILL	1,149	1,070	1,070
CASH SURRENDER VALUE OF BANK-OWNED LIFE INSURANCE	10,267	10,076	9,705
OTHER REAL ESTATE OWNED	2,953	3,061	—
PREPAID FDIC ASSESSMENTS	4,602	5,884	—
OTHER ASSETS	2,369	1,127	694

	$1,602,014	$1,571,134	$1,533,073

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
DEPOSITS:
Non-interest-bearing	$157,377	$150,484	$116,113
Interest-bearing	993,002	978,624	926,395

Total deposits	1,150,379	1,129,108	1,042,508
MORTGAGORS’ AND INVESTORS’ ESCROW ACCOUNTS	5,175	6,385	6,077
ADVANCES FROM THE FEDERAL HOME LOAN BANK	272,501	263,802	322,882
ACCRUED EXPENSES AND OTHER LIABILITIES	11,575	14,411	15,829

Total liabilities	1,439,630	1,413,706	1,387,296

COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDERS’ EQUITY:
Preferred stock (no par value; 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2010 (unaudited), December 31, 2009 and 2008)	—	—	—
Common stock (no par value; 29,000,000 shares authorized; 19,551,938 (unaudited), 19,554,774 and 19,568,284 shares issued and outstanding at June 30, 2010, December 31, 2009 and 2008, respectively.)	85,249	85,249	85,249
Additional paid in capital	4,354	4,082	3,380
Unearned compensation — ESOP	(3,828)	(4,178)	(5,035)
Treasury stock, at cost (698,826 shares at June 30, 2010 (unaudited) and December 31, 2009, respectively, and 695,253 shares at December 31, 2008)	(9,663)	(9,663)	(9,709)
Retained earnings	87,027	82,971	75,985
Accumulated other comprehensive loss, net of tax	(755)	(1,033)	(4,093)

Total stockholders’ equity	162,384	157,428	145,777

	$1,602,014	$1,571,134	$1,533,073

See accompanying notes to consolidated financial statements.

Rockville Financial, Inc. and Subsidiaries

Consolidated Statements of Operations
(In thousands, except share data)

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)

INTEREST AND DIVIDEND INCOME:
Loans	$34,998	$34,743	$69,517	$68,458	$66,995
Securities-interest	2,342	3,478	6,116	7,406	5,600
Securities-dividends	218	217	428	1,647	1,180
Interest-bearing deposits	3	—	1	34	102

Total interest and dividend income	37,561	38,438	76,062	77,545	73,877

INTEREST EXPENSE:
Deposits	5,853	10,632	19,371	25,069	27,081
Borrowed funds	5,151	5,242	10,404	9,877	8,496

Total interest expense	11,004	15,874	29,775	34,946	35,577

Net interest income	26,557	22,564	46,287	42,599	38,300
PROVISION FOR LOAN LOSSES	1,812	603	1,961	2,393	749

Net interest income after provision for loan losses	24,745	21,961	44,326	40,206	37,551

NON-INTEREST INCOME (LOSS):
Total other-than-temporary impairment losses on equity securities	—	(357)	(362)	(13,315)	(233)
Total other-than-temporary impairment losses on debt securities	—	—	—	(1,566)	—
Portion of impairment losses recognized in other comprehensive loss debt securities	—	—	—	—	—

Net impairment losses recognized in earnings	—	(357)	(362)	(14,881)	(233)
Service charges and fees	3,234	2,479	5,221	5,131	4,551
Net gain from sale of securities	188	936	936	381	508
Net gain from sale of loans	523	328	782	—	—
Other income	107	187	395	382	368

Total non-interest income (loss)	4,052	3,573	6,972	(8,987)	5,194

NON-INTEREST EXPENSE:
Salaries and employee benefits	9,621	9,382	18,571	17,150	16,082
Service bureau fees	1,986	1,972	3,872	3,808	3,361
Occupancy and equipment	2,182	2,197	4,380	4,103	3,594
Professional fees	758	701	1,131	1,484	1,550
Marketing and promotions	671	618	1,156	1,315	1,131
FDIC assessments	801	1,499	2,222	654	229
Other real estate owned	467	—	—	—	—
Other	2,541	2,450	5,299	5,248	4,354

Total non-interest expense	19,027	18,819	36,631	33,762	30,301

INCOME (LOSS) BEFORE INCOME TAXES	9,770	6,715	14,667	(2,543)	12,444
INCOME TAX EXPENSE (BENEFIT)	3,452	2,205	4,935	(956)	4,116

NET INCOME (LOSS)	$6,318	$4,510	$9,732	$(1,587)	$8,328

Earnings per share:
Basic	$0.34	$0.24	$0.53	$(0.09)	$0.44
Diluted	0.34	0.24	0.53	(0.09)	0.44
Weighted-average shares outstanding:
Basic	18,519,002	18,451,232	18,469,092	18,428,158	18,750,935
Diluted	18,530,557	18,451,232	18,473,665	18,428,158	18,750,935

See accompanying notes to consolidated financial statements.

Rockville Financial, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

	(In thousands, except share data)
								Accumulated
			Additional	Unearned				Other	Total
	Common Stock		Paid-in	Compensation	Retained	Treasury Stock		Comprehensive	Stockholders’
	Shares	Amount	Capital	— ESOP	Earnings	Shares	Amount	Loss	Equity

Balance at December 31, 2006	19,574,640	$85,249	$1,854	$(6,434)	$76,063	—	$—	$(1,668)	$155,064

Comprehensive income:
Net income	—	—	—	—	8,328	—	—	—	8,328
Change in net unrealized gain on securities available for sale, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	451	451
Change in accumulated other comprehensive loss related to employee benefit plans, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	976	976

Total comprehensive income	—	—	—	—	—	—	—	—	9,755

Common stock repurchased	—	—	—	—	—	496,730	(7,293)	—	(7,293)
Share-based compensation expense	(4,800)	—	1,276	700	—	—	—	—	1,976
Treasury stock issued	—	—	(100)	—	—	—	—	—	(100)
Cancellation of shares for tax withholding	(1,556)	—	(21)	—	—	—	—	—	(21)
Dividends paid, $0.16 per common share	—	—	—	—	(3,008)	—	—	—	(3,008)

Balance at December 31, 2007	19,568,284	85,249	3,009	(5,734)	81,383	496,730	(7,293)	(241)	156,373

Comprehensive income loss:
Net loss	—	—	—	—	(1,587)	—	—	—	(1,587)
Change in net unrealized gain on securities available for sale, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	420	420
Change in accumulated other comprehensive loss related to employee benefit plans, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	(4,272)	(4,272)

Total comprehensive loss									(5,439)

Common stock repurchased	—	—	—	—	—	291,082	(3,787)	—	(3,787)
Share-based compensation expense	—	—	1,956	699	—	—	—	—	2,655
Treasury stock issued	—	—	(1,371)	—	—	(92,559)	1,371	—	—
Cancellation of shares for tax withholding	—	—	(214)	—	—	—	—	—	(214)
Dividends paid, $0.20 per common share	—	—	—	—	(3,691)	—	—	—	(3,691)
SFAS 158 pension remeasurement	—	—	—	—	(120)	—	—	—	(120)

Balance at December 31, 2008	19,568,284	85,249	3,380	(5,035)	75,985	695,253	(9,709)	(4,093)	145,777

Cumulative effect of adjustment to retained earnings relating to impairment of securities	—	—	—	—	1,034	—	—	(1,034)	—
Comprehensive income:
Net income	—	—	—	—	9,732	—	—	—	9,732
Change in net unrealized gain on securities available for sale, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	1,441	1,441
Change in accumulated other comprehensive loss related to employee benefit plans, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	2,653	2,653

Total comprehensive income									13,826

Common stock repurchased	—	—	—	—	—	20,000	(198)	—	(198)
Share-based compensation expense	—	—	827	—	—	—	—	—	827
ESOP shares released or committed to be released	—	—	71	857	—	—	—	—	928
Forfeited unvested restricted stock	(9,200)	—	—	—	—	—	—	—	—
Treasury stock issued	—	—	(152)	—	(92)	(16,427)	244	—	—
Cancellation of shares for tax withholding	(4,310)	—	(44)	—	—	—	—	—	(44)
Dividends paid, $0.20 per common share	—	—	—	—	(3,688)	—	—	—	(3,688)

Balance at December 31, 2009	19,554,774	85,249	4,082	(4,178)	82,971	698,826	(9,663)	(1,033)	157,428

Comprehensive income:
Net income	—	—	—	—	6,318	—	—	—	6,318
Change in net unrealized gain on securities available for sale, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	83	83
Change in accumulated other comprehensive loss related to employee benefit plans, net of reclassification adjustments and tax effects	—	—	—	—	—	—	—	195	195

Total comprehensive income									6,596

Share-based compensation expense	—	—	254	—	—	—	—	—	254
ESOP shares released or committed to be released	—	—	48	350	—	—	—	—	398
Cancellation of shares for tax withholding	(2,836)	—	(30)	—	—	—	—	—	(30)
Dividends paid, $0.12 per common share	—	—	—	—	(2,262)	—	—	—	(2,262)

Balance at June 30, 2010 (unaudited)	19,551,938	$85,249	$4,354	$(3,828)	$87,027	698,826	$(9,663)	$(755)	$162,384

See accompanying notes to consolidated financial statements.

Rockville Financial, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,318	$4,510	$9,732	$(1,587)	$8,328
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and accretion of premiums and discounts on investments, net	(89)	(93)	(160)	(59)	48
Share-based compensation expense	254	670	827	1,743	819
Amortization of ESOP Expense	398	266	928	912	1,036
Provision for loan losses	1,812	603	1,961	2,393	749
Net gain from sales of securities	(188)	(936)	(936)	(381)	(508)
Other-than-temporary impairment of securities	—	357	362	14,881	233
Loans originated for sale	(26,122)	(24,813)	(43,958)	—	—
Proceeds from sales of loans originated for sale	26,122	19,283	43,958	—	—
Loss/(Gain) on sale of OREO	91	—	(16)	—	—
Depreciation and amortization	741	816	1,608	1,502	1,416
Loss on disposal of equipment	1	—	34	3	4
Deferred income tax (benefit) provision	(151)	(518)	(1,242)	(5,528)	540
Increase in cash surrender value of bank-owned life insurance	(191)	(180)	(371)	(383)	(368)
Net change in:
Deferred loan fees and premiums	(1)	486	784	113	283
Accrued interest receivable	(266)	(36)	349	(480)	317
Other assets	40	(254)	(6,076)	2,484	(2,979)
Accrued expenses and other liabilities	(2,637)	1,635	2,602	167	2,955

Net cash provided by operating activities	6,132	1,796	10,386	15,780	12,873

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of available for sale securities	399	21,171	21,171	5,870	6,448
Proceeds from calls and maturities of available for sale securities	470	500	2,500	14,850	61,675
Principal payments on available for sale mortgage-backed securities	11,243	14,233	25,525	17,596	11,832
Principal payments on held to maturity mortgage-backed securities	2,360	2,509	5,135	1,842	—
Principal payments on available for sale securities	12	23	—	—	—
Purchases of available for sale securities	(22,957)	(546)	(8,091)	(57,030)	(82,950)
Purchases of held to maturity securities	—	—	—	(25,948)	—
Purchase of Federal Home Loan Bank stock	—	—	—	(5,839)	(1,332)
Proceeds from sales of portfolio loans	—	—	161	8,175	574
Proceeds from sale of OREO	682	—	1,859	—	—
Capitalized OREO costs	(105)	—	—	—	—
Purchase of loans	(82)	(2,529)	(2,529)	(26,212)	(16,656)
Loan originations, net of principal payments	(24,306)	(33,133)	(74,509)	(159,933)	(67,922)
Purchases of premises and equipment	(87)	(532)	(1,100)	(3,558)	(3,148)

Net cash (provided by) used in investing activities	(32,371)	1,696	(29,878)	(230,187)	(91,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in non-interest-bearing deposits	6,893	6,618	34,371	16,735	6,310
Net increase in interest-bearing deposits	14,378	60,056	52,229	74,735	60,217
Net (decrease) increase in mortgagors’ and investors’ escrow accounts	(1,210)	560	308	509	248
Net (decrease) increase in short-term Federal Home Loan Bank advances	(7,000)	(63,000)	(51,000)	38,000	(37,000)
Proceeds from long-term Federal Home Loan Bank advances	20,800	5,000	8,112	113,320	67,800
Repayment of long-term Federal Home Loan Bank advances	(5,101)	(7,095)	(16,192)	(30,179)	(7,169)
Common stock repurchased	—	(198)	(198)	(4,119)	(7,175)
Cancellation of shares for tax withholding	(30)	(34)	(44)	—	—
Cash dividends paid on common stock	(2,262)	(1,886)	(3,688)	(3,691)	(3,008)

Net cash provided by financing activities	26,468	21	23,898	205,310	80,223

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	229	3,513	4,406	(9,097)	1,617
CASH AND CASH EQUIVALENTS — Beginning of period	19,307	14,901	14,901	23,998	22,381

CASH AND CASH EQUIVALENTS — End of period	$19,536	$18,414	$19,307	$14,901	$23,998

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$10,990	$15,899	$29,901	$34,683	$35,304
Income taxes	5,001	3,300	4,401	1,751	4,501
Transfer of loans to other real estate owned	560	—	4,904	—	—
Goodwill recognition from subsidiary acquisition	79	—	—	—	—
Transfer to fixed assets from subsidiary acquisition	23	—	—	—	—

See accompanying notes to consolidated financial statements

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	MUTUAL HOLDING COMPANY REORGANIZATION AND MINORITY STOCK ISSUANCE

Rockville Financial, Inc., (the “Company”), a state-chartered mid-tier stock holding company was formed on December 17, 2004 to reorganize Charter Oak Community Bank Corp. from a state-chartered mutual holding company to a state-chartered two-tier mutual and stock holding company. The Reorganization and Minority Stock Issuance Plan (the “Plan”) adopted by the Company’s, Charter Oak Community Bank Corp.’s and Rockville Bank’s Boards of Directors was completed on May 20, 2005. Charter Oak Community Bank Corp.’s name was changed to Rockville Financial MHC, Inc. and 100% of the stock of its wholly-owned subsidiary Rockville Bank (the “Bank”) was exchanged for 10,689,250 shares, or 55% of the stock issued by the Company. Rockville Bank provides a full range of banking services to consumer and commercial customers through its main office in Rockville and twenty branches located in Hartford, New London and Tolland Counties in Connecticut. The Bank’s deposits are insured under the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation.

The Company sold 8,357,050 shares of its common stock, representing 43% of the outstanding common shares at $10.00 per share to eligible account holders and employee benefit plans of the Bank pursuant to subscription rights as set forth in the Plan. Reorganization costs of approximately $2.3 million were incurred in the offering and were recorded as a reduction of the proceeds from the shares sold in the reorganization.

For a period of five years following completion of the Plan, no person, acting singly or with an associate or group of persons acting in concert, shall directly, or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Company without the prior approval of the Connecticut Banking Commissioner (see note 21).

As of December 31, 2009, the Company had not engaged in any business activities other than owning the common stock of Rockville Bank. Rockville Financial MHC, Inc. does not conduct any business activity other than owning a majority of the common stock of Rockville Financial, Inc. In connection with the 2005 stock offering, the Company established Rockville Bank Foundation, Inc., a non-profit charitable organization dedicated to helping the communities that the Bank serves. The Foundation was funded with a contribution of 388,700 shares of the Company’s common stock, representing 2% of the outstanding common shares. The stock donation resulted in a $3.9 million contribution expense being recorded, and an additional $63,000 deferred tax benefit was recognized as the basis of the contribution for tax purposes equal to the stock’s trading price on the first day of trading, which was higher than the initial issuance price used to record the contribution expense.

Note 2.	BASIS OF PRESENTATION, PRINCIPLES OF CONSOLIDATION AND SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements and the accompanying notes presented in this report include the accounts of the Company and its wholly-owned subsidiary, Rockville Bank, and the Bank’s wholly-owned subsidiaries, SBR Mortgage Company, SBR Investment Corp., Inc., Rockville Bank Commercial Properties, Inc., Rockville Bank Residential Properties, Inc., Rockville Financial Services, Inc. and Rockville Bank Mortgage, Inc. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Unaudited Financial Information:  Information as of June 30, 2010 and for the six months ended June 30, 2010 and 2009 is unaudited. The unaudited information furnished reflects all adjustments, which consists solely of normal recurring accruals which are in the opinion of management necessary for a fair presentation of the financial position at June 30, 2010 and the results of operations and cash flows for the six month periods ended June 30, 2010 and 2009. The results of the six month periods are not necessarily indicative of the results of the Company which may be expected for the entire year.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Certain reclassifications have been made in prior periods’ consolidated financial statements to conform to the current period presentation.

A description of the Company’s significant accounting policies is presented below:

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of income and expenses during the reporting periods. Operating results in the future could vary from the amounts derived from management’s estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, determination of pension assumptions, share-based compensation, the valuation of deferred tax assets, and the evaluation of securities for other-than-temporary impairment.

Cash and Cash Equivalents:  For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. The Company maintains amounts due from banks and Federal funds sold that, at times, may exceed federally insured limits. The Company has not experienced any losses from such concentrations. The Bank is required by the Federal Reserve System to maintain non-interest-bearing cash reserves equal to a percentage of certain deposits.

Securities:  Management determines the appropriate classification of securities at the date individual investment securities are acquired, and the appropriateness of such classification is reassessed at each statement of condition date.

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. “Trading” securities, if any, are carried at fair value, with unrealized gains and losses recognized in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, the Company had no “trading” securities.

Purchase premiums and discounts are recognized in interest income using the interest method over the expected terms of the securities. Each reporting period, the Company evaluates all securities classified as available for sale or held to maturity, with a decline in fair value below the amortized cost of the investment to determine whether or not the impairment is deemed to be other-than-temporary impairment (“OTTI”).

Marketable equity securities are evaluated for OTTI based on the severity and duration of the impairment and, if deemed to be other-than-temporary, the declines in fair value are reflected in earnings as realized losses. For debt securities, OTTI is required to be recognized (1) if the Company intends to sell the security; (2) if it is “more likely than not” that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired debt securities that the Company intends to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI through earnings. Credit-related OTTI for all other impaired debt securities is recognized through earnings. Non-credit related OTTI for such debt securities is recognized in other comprehensive income, net of applicable taxes.

Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Federal Home Loan Bank Stock:  The Bank, as a member of the Federal Home Loan Bank system, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Boston (“FHLBB”). Based on redemption provisions of the FHLBB, the stock has no quoted market value and is carried at cost.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

At its discretion, the FHLBB may declare dividends on the stock. On January 29, 2009, the FHLBB notified its members of its focus on preserving capital in response to the ongoing market volatility. That letter outlined that actions taken by the FHLBB included an excess stock repurchase moratorium, and increased retained earnings target, and suspension of its quarterly dividend payment. There can be no guarantee of future dividends. The Bank reviews for impairment based on the ultimate recoverability of the cost basis in the FHLBB stock. As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, no impairment has been recognized.

Loans:  Loans are stated at current unpaid principal balances, net of the allowance for loan losses, charge-offs, deferred loan origination costs and fees and loan purchase premiums. Commitment fees for which the likelihood of exercise is remote are recognized over the loan commitment period on a straight-line basis.

A loan is classified as a trouble debt restructure (“TDR”) when certain concessions have been made to the original contractual terms, such as reductions of interest rates or deferral of interest or principal payments due to the borrowers’ financial condition.

A loan is impaired when it is probable the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

An impaired loan is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. Management considers all non-accrual loans and TDR’s to be impaired.

In most cases, loan payments less than 90 days past due, based on contractual terms, are considered minor collection delays, and the related loans are generally not considered impaired. The Company considers consumer installment loans to be pools of smaller balance, homogenous loans that are collectively evaluated for impairment, unless such loans are subject to a trouble debt restructuring agreement.

Interest and Fees on Loans:  Interest on loans is accrued and included in interest income based on contractual rates applied to principal amounts outstanding. Accrual of interest is discontinued, and previously accrued income is reversed, when loan payments are 90 days or more past due or when, in the judgment of management, collectibility of the loan or loan interest becomes uncertain.

Subsequent recognition of income occurs only to the extent payment is received subject to management’s assessment of the collectibility of the remaining interest and principal. A non-accrual loan is restored to accrual status when it is no longer 90 days delinquent and collectibility of interest and principal is no longer in doubt.

Loan origination fees and direct loan origination costs (including loan commitment fees) are deferred, and the net amount is recognized as an adjustment of the related loan’s yield utilizing the interest method over the contractual life of the loan.

Allowance for Loan Losses:  The allowance for loan losses is established as embedded losses are estimated to have occurred through the provisions for losses charged against operations and is maintained at a level that management considers adequate to absorb losses in the loan portfolio. Management’s judgment in determining the adequacy of the allowance is inherently subjective and is based on past loan loss experience, known and inherent losses and size of the loan portfolios, an assessment of current economic and real estate market conditions, estimates of the current value of underlying collateral, review of regulatory authority examination reports and other relevant factors. An allowance is maintained for impaired loans to reflect the difference, if any, between the carrying value of the loan and the present value of the projected cash flows, observable fair value or collateral value. Loans are charged-off against the allowance for loan losses when management believes that the uncollectibility of principal is confirmed. Any subsequent recoveries are credited

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

to the allowance for loan losses when received. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties, when considered necessary.

When a loan is determined to be impaired the Company makes a determination if the repayment of the obligation is collateral dependent. As a majority of impaired loans are collateralized by real estate, appraisals on the underlying value of the property securing the obligation are utilized in determining the specific impairment amount that is allocated to the loan as a component of the allowance calculation. If the loan is collateral dependent, an updated appraisal is obtained within a short period of time from the date the loan is determined to be impaired; typically no longer than 30 days for a residential property and 90 days for a commercial real estate property. The appraisal and the appraised value are reviewed for adequacy and then further discounted for estimated disposition costs and the period of time until resolution, in order to determine the impairment amount. The Company updates the appraised value at least annually and on a more frequent basis if current market factors indicate a potential change in valuation.

The majority of the Company’s loans are collateralized by real estate located in central and eastern Connecticut in addition to a portion of the commercial real estate loan portfolio located in the Northeast region of the United States. Accordingly, the collateral value of a substantial portion of the Company’s loan portfolio and real estate acquired through foreclosure is susceptible to changes in market conditions in these areas.

The allowance for loan losses has been determined in accordance with GAAP, under which we are required to maintain an allowance for probable losses at the balance sheet date. We are responsible for the timely and periodic determination of the amount of the allowance required. We believe that our allowance for loan losses is adequate to cover specifically identifiable losses, as well as, estimated losses inherent in our portfolio that are probable, but not specifically identifiable.

While management uses available information to recognize losses on loans, future additions to the allowance or charge-offs may be necessary based on changes in economic conditions, particularly in Hartford, New London and Tolland Counties in Connecticut. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies have the authority to require the Company to recognize additions to the allowance or charge-offs based on the agencies’ judgments about information available to them at the time of their examination.

Derivative Loan Commitments:  Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheet in other assets and other liabilities with changes in their fair values recorded in other non-interest income, if material. Fair value is based on changes in the fair value of the underlying mortgage loans.

Forward Loan Sale Commitments:  To protect against the price risk inherent in derivative loan commitments, the Company utilizes both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Mandatory delivery contracts are accounted for as derivative instruments. Mandatory delivery forward loan sale commitments are recognized at fair value on the consolidated balance sheet in other assets and other liabilities with changes in their fair values recorded in other non-interest income. Subsequent to inception, changes in the fair value of the loan commitment are recognized based on changes in the fair value of the underlying mortgage loan due to interest rate changes, changes in the probability the derivative loan commitment will be exercised, and the passage of time. In estimating fair value, the Company assigns a probability to a loan commitment based on an expectation that it will be exercised and the loan will be funded.

The Company estimates the fair value of its forward loan sales commitments using a methodology similar to that used for derivative loan commitments. Forward loan sale commitments are recognized at fair value on

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the consolidated balance sheet in other assets and other liabilities with changes in fair value recorded in other non-interest income, if material.

Other Real Estate Owned:  Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value, less cost to sell, at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations, changes in the valuation allowance and any direct writedowns are included in other non-interest expense.

Reserve for Off-Balance Sheet Commitments:  The reserve for off-balance sheet commitments is a component of other liabilities and represents the estimate for probable credit losses inherent in unfunded commitments to extend credit. Unfunded commitments to extend credit include unfunded commercial and residential lines of credit, unfunded commercial and residential construction commitments, standby and commercial letters of credit. The process used to determine the reserve for off-balance sheet commitments is consistent with the process for determining the allowance for loan losses.

Bank-Owned Life Insurance:  The cash surrender value of Bank-Owned Life Insurance (“BOLI”), net of any deferred acquisition and surrender costs or loans is recorded as an asset. Changes in the net cash surrender value of policies, as well as insurance proceeds received, are reflected in non-interest income on the consolidated statement of operations and are not subject to income taxes. As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, there were no deferred acquisition costs, surrender costs or loans. There are no restrictions on the use of any insurance proceeds the Company receives from BOLI.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets and no condition both constrains the transferee from taking advantage of that right and provides more than a trivial benefit for the transferor, and (3) the Company does not maintain effective control over the transferred assets through either: (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

Premises and Equipment:  Premises and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the related assets which range from three to 40 years. Leasehold improvements are amortized over the shorter of the improvements’ estimated economic lives or the related lease terms excluding lease extension periods. Gains and losses on dispositions are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Advertising Costs:  Advertising costs are expensed as incurred.

Impairment of Long-Lived Assets:  Long-lived assets that are held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment is indicated by that review, the asset is written down to its estimated fair value through a charge to non-interest expense. No write-downs of long-lived assets were recorded for any period presented herein.

Goodwill:  In connection with a branch acquisition, the Company recorded goodwill, which represents the excess of the fair value of deposit liabilities assumed over the assets received. Goodwill is not amortized and is evaluated for impairment annually. No impairment was recorded during the six months ended June 30, 2010 and June 30, 2009 (unaudited), and the years ended December 31, 2009, 2008 and 2007.

Income Taxes:  The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or some portion of the deferred tax assets will not be realized. As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, management believes it is more likely than not that the deferred tax assets will be realized through future earnings and future reversals of existing taxable temporary differences.

The Company has not provided for Connecticut state income taxes since December 31, 1998 because it has created and maintained a “passive investment company” (“PIC”), as permitted by Connecticut law. The Company believes it is in compliance with the state PIC requirements and that no state taxes are due from December 31, 1998 through December 31, 2009; however, the Company has not been audited by the Department of Revenue Services for such periods. If the state were to determine that the PIC was not in compliance with statutory requirements, a material amount of taxes could be due.

Pension and Other Post-Retirement Benefits:  The Company has a noncontributory defined benefit pension plan that provides benefits for full-time employees hired before January 1, 2005, meeting certain requirements as to age and length of service. The benefits are based on years of service and average compensation, as defined. The Company’s funding policy is to contribute an amount needed to meet the minimum funding standards established by the Employee Retirement Security Act of 1974 (“ERISA”). The compensation cost of an employee’s pension benefit is recognized on the projected unit cost method over the employee’s approximate service period.

In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees hired prior to March 1, 1993. Participants become eligible for the benefits if they retire after reaching age 62 with five or more years of service. Benefits are paid in fixed amounts depending on length of service at retirement. The Company accrues for the estimated costs of these benefits through charges to expense during the years that employees render service; however, the Company does not fund this plan.

Treasury Stock:  Shares of common stock that are repurchased are recorded in treasury stock at cost. On the date of subsequent re-issuance, the treasury stock account is reduced by the cost of such stock on a first-in, first-out basis. Treasury shares are not deemed outstanding for earnings per share calculations.

Service Charges and Fee Income:  Service charges and fee income which are not deferred are recorded on an accrual basis when earned.

Fair Values of Financial Instruments:  The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and Due from Banks, Short-Term Investments, Accrued Interest Receivable and Mortgagors’ and Investors’ Escrow Accounts — The carrying amount is a reasonable estimate of fair value.

Securities — Fair values, excluding FHLBB stock, are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities and pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data. The carrying value of FHLBB stock approximates fair value based on the redemption provisions of the FHLBB.

Loans Receivable — The fair value of loans is estimated by discounting the future cash flows using current market interest rates at which similar loans would be made to borrowers with similar credit

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

ratings and for the same remaining maturities as of the measurement date. Fair value for non-performing loans are estimated using discounted cash flow analyses or collateral values, where applicable.

Deposits — The fair value of demand, NOW, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using a discounted cash flow calculation that applies market interest rates being offered for deposits of similar remaining maturities to a schedule of aggregated expected maturities on such deposits.

Advances from the Federal Home Loan Bank of Boston — The fair value of the advances is estimated using a discounted cash flow calculation that applies current FHLBB interest rates for advances of similar maturity to a schedule of remaining maturities of such advances.

Off-Balance Sheet Instruments — Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings.

Earnings per Common Share:  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of shares outstanding for the period. If rights to dividends on unvested options/awards are non-forfeitable, these unvested options/awards are considered outstanding in the computation of basic earnings per share. For the six months ended June 30, 2010 and June 30, 2009 (unaudited) and the year ended December 31, 2009, as a result of new accounting guidance, the Company included unvested restricted stock in the calculation of basic earnings per share. No adjustment has been made to 2008 and 2007 earnings per share as the effect was immaterial. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Unearned Employee Stock Ownership Plan (“ESOP”) shares are not considered outstanding for calculating basic and diluted earnings per common share. ESOP shares committed to be released are considered to be outstanding for purposes of the earnings per share computation. ESOP shares that have not been legally released, but that relate to employee services rendered during an accounting period (interim or annual) ending before the related debt service payment is made, is considered committed to be released.

ESOP Expenses:  Unearned ESOP shares are shown as a reduction of stockholders’ equity and presented as unearned compensation — ESOP. During the period the ESOP shares are committed to be released, the Company recognizes compensation cost equal to the average fair value of the ESOP shares. When the shares are released, unearned common shares held by the ESOP are reduced by the cost of the ESOP shares released and the differential between the fair value and the cost is charged to additional paid-in capital. The loan receivable from the ESOP to the Company is not reported as an asset nor is the debt of the ESOP reported as a liability in the Company’s consolidated financial statements.

Share-Based Compensation:  The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. These costs are recognized on a straight-line basis over the vesting period during which an employee is required to provide services in exchange for the award, the requisite service period. The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options granted. When determining the estimated fair value of stock options granted, the Company utilizes various assumptions regarding the expected volatility of the stock price, estimated forfeitures using historical data on employee terminations, the risk-free interest rate for periods within the contractual life of the stock option, and the expected dividend yield that the Company expects over the expected life of the options granted. Reductions in compensation expense associated with forfeited options are estimated at the date of grant, and this estimated forfeiture rate is adjusted monthly based on actual forfeiture experience. The Company measures the fair value of the restricted stock using the closing market

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

price of the Company’s common stock on the date of grant. The Company expenses the grant date fair value of the Company’s stock options and restricted stock with a corresponding increase in equity.

Segment Information:  As a community oriented financial institution, substantially all of the Company’s operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community-banking operations, which constitutes the Company’s only operating segment for financial reporting purposes.

Note 3.	RECENT ACCOUNTING PRONOUNCEMENTS

Receivables, Topic 310:  In July 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The objective of this Update is for an entity to provide disclosures that facilitate financial statement users’ evaluation of (1) the nature of credit risk inherent in the entity’s portfolio of financing receivables (2) how that risk is analyzed and assessed in arriving at the allowance for credit losses (3) the changes and reasons for those changes in the allowance for credit losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010 and the disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010, and is not expected to have a material impact on the Company’s consolidated financial statements.

Fair Value Measurements and Disclosures, Topic 820:  In January 2010, FASB issued ASU No 2010-06 which provides guidance that requires more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This guidance was effective for the Company on January 1, 2010, and did not have a material impact on the Company’s consolidated financial statements.

Transfers of Financial Assets, Topic 860:  In June 2009, the FASB issued ASU No. 2009-16 which requires entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk in the assets. The guidance eliminates the concept of a qualifying special-purpose entity, changes the requirements for the derecognition of financial assets, and enhances the disclosure requirements for sellers of the assets. This guidance was effective for the Company on January 1, 2010 and did not have a material impact on the Company’s consolidated financial statements.

Note 4.	EARNINGS PER SHARE

The following tables sets forth the calculation of basic and diluted earnings per share for the periods indicated:

	Six Months Ended
	June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)
(In thousands)

Net income (loss) available to common stockholders	$6,318	$4,510	$9,732	$(1,587)	$8,328

Weighted-average basic shares outstanding	18,519	18,451	18,469	18,428	18,751
Effect of dilutive options	12	—	5	—	—

Average number of common shares outstanding used to calculate diluted earnings per common share	18,531	18,451	18,474	18,428	18,751

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Treasury shares and unallocated common shares held by the ESOP are not included in the weighted-average number of common shares outstanding for either basic or diluted earnings per share calculations. For the six months ended June 30, 2010 and June 30, 2009 (unaudited) and the year ended December 31, 2009, unvested restricted shares were included in the weighted-average number of common shares outstanding for basic and diluted earnings per share. For the years ended December 31, 2008 and 2007, unvested restricted shares are not included in the weighted-average number of common shares outstanding for basic and diluted earnings per share. The number of shares of restricted stock issued that were included in the calculations was 128,000 for the six months ended June 30, 2010 (unaudited), 129,000 for the six months ended June 30, 2009 (unaudited) and 129,000 as of December 31, 2009. The Company’s common stock equivalents relate solely to stock options issued and outstanding and unvested restricted stock awards. For the six months ended June 30, 2010 and June 30, 2009 (unaudited) and the year ended December 31, 2009, options to purchase 434,300 shares, 445,875 shares and 445,875 shares, respectively, of common stock at exercise prices ranging from $9.24 to $17.77 were not considered in the computation of potential common shares for the purpose of diluted EPS as the shares were anti-dilutive based on the Company’s average market price during the periods. At December 31, 2008, options to purchase 342,125 shares of common stock at exercise prices ranging from $11.98 to $17.77 were not considered in the computation of potential common shares for the purpose of diluted EPS, since the shares were antidilutive due to the Company’s net loss for the period. At December 31, 2007, options to purchase 213,500 shares of common stock at exercise prices ranging from $14.35 to $17.77 were not considered in the computation of potential common shares for the purpose of diluted EPS, since the exercise prices of the options were greater than the average market price of the stock for the period and the effect of inclusion would be anti-dilutive.

Note 5.	FAIR VALUE MEASUREMENT

The Company groups its assets and liabilities generally measured at fair value in three levels based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The fair value hierarchy is as follows:

Level 1:  Quoted prices are available in active markets for identical investments as of the reporting date. The quoted price is not adjusted because of the size of the position relative to trading volume.

Level 2:  Pricing inputs are observable for the asset or liability, either directly or indirectly but are not the same as those used in Level 1. Fair value is determined through the use of models or other valuation methodologies.

Level 3:  Pricing inputs are unobservable for the assets and liabilities and include situations where there is little, if any, market activity and the determination of fair value requires significant judgment or estimation.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given asset or liability is based on the lowest level of input that is significant to the fair value of the asset or liability.

Items Measured at Fair Value on a Recurring Basis:

The following valuation methodologies are used for assets and liabilities recorded at fair value on a recurring basis:

Available for Sale Securities:   Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models. Level 1 securities are those traded on active markets for identical securities including U.S. treasury debt securities, equity securities and mutual

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

funds. Level 2 securities include U.S. government agency obligations, U.S. government-sponsored enterprises, mortgage-backed securities, corporate and other debt securities. Level 3 securities include private placement securities and thinly traded equity securities.

Other Liabilities:  The Company records deferred director compensation and supplemental savings and retirement plans at fair value based upon Level 1 quoted market prices.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis:

		Quoted
		Prices in
		Active
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Total	Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

June 30, 2010 (Unaudited)
Available for Sale Securities:
U.S. Government and government-sponsored enterprise obligations	$29,150	$2,009	$27,141	$—
Residential mortgage-backed securities	65,500	—	65,500	—
Corporate debt securities	4,720	—	4,720	—
Other debt securities	254	—	254	—
Marketable equity securities	14,423	14,350	—	73

Total assets measured at fair value	$114,047	$16,359	$97,615	$73

		Quoted
		Prices in
		Active
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Total	Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

December 31, 2009
Available for Sale Securities:
U.S. Government and government-sponsored enterprise obligations	$7,052	$2,018	$5,034	$—
Residential mortgage-backed securities	75,967	—	75,967	—
Corporate debt securities	4,656	—	4,656	—
Other debt securities	731	—	731	—
Marketable equity securities	14,345	14,272	—	73

Total assets measured at fair value	$102,751	$16,290	$86,388	$73

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

		Quoted
		Prices in
		Active
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Total	Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

December 31, 2008
Available for Sale Securities:	$141,250	$14,958	$124,178	$2,114

Total Assets Measured at Fair Value	$141,250	$14,958	$124,178	$2,114

Other Liabilities	$338	$338	$—	$—

Total Liabilities Measured at Fair Value	$338	$338	$—	$—

There were no significant transfers in or out of Level 1 and Level 2 for the six months ended June 30, 2010 (unaudited). During the first six months of 2010 (unaudited), the Company purchased $22.0 million of U.S. government agency securities and received $11.2 million of principal payments of residential mortgage-backed securities which are Level 2 assets (unaudited).

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The changes in Level 3 assets measured at fair value on a recurring basis are summarized in the following table for the periods indicated:

Assets
Securities
Available
for Sale
(In thousands)

Balance as of December 31, 2007	$308
Total gains or losses (realized/unrealized):
Included in earnings-realized	—
Included in earnings-unrealized	(1,073)
Included in other comprehensive income	446
Purchases, sales, issuances and settlements, net	(7)
Transfers in and/or out of Level 3	2,440

Balance as of December 31, 2008	2,114

Total gains or losses (realized/unrealized):
Included in earnings-realized	—
Included in earnings-unrealized	—
Included in other comprehensive income	43
Purchases, sales, issuances and settlements, net	—
Transfers in and/or out of Level 3	(2,084)

Balance as of December 31, 2009	73

Total gains or losses (realized/unrealized) (unaudited):
Included in earnings-realized
Included in earnings-unrealized	—
Included in other comprehensive income	—
Purchases, sales, issuances and settlements, net	—
Transfers in and/or out of Level 3 (unaudited)	—

Balance as of June 30, 2010 (unaudited)	$73

Change in unrealized losses relating to instruments still held at June 30, 2010 (unaudited)	—
Change in unrealized losses relating to instruments still held at December 31, 2009	43
Change in unrealized losses relating to instruments still held at December 31, 2008	1,073

Items Measured at Fair Value on a Non-Recurring Basis:

The following is a description of the valuation methodologies used for certain assets that are recorded at fair value on a non-recurring basis. There were no liabilities recorded at fair value on a non-recurring basis.

The Company may also be required, from time to time, to measure certain other assets on a nonrecurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets.

Other Real Estate Owned:  The Company classifies property acquired through foreclosure or acceptance of deed-in-lieu of foreclosure as other real estate owned in its financial statements. Upon foreclosure, the property securing the loan is written down to fair value as determined by real estate appraisals less the estimated selling expense. Appraisals are based upon observable market data such as comparable sales within the real estate market; however, assumptions made are based on management’s judgment of the appraisals and

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

current real estate market conditions and therefore these assets are classified as non-recurring Level 3 assets in the fair value hierarchy.

Impaired Loans:  Accounting standards require that a creditor recognize the impairment of a loan if the present value of expected future cash flows discounted at the loan’s effective interest rate (or, alternatively, the observable market price of the loan or the fair value of the collateral) is less than the recorded investment in the impaired loan. Non-recurring fair value adjustments to collateral dependent loans are recorded, when necessary, to reflect partial write-downs based upon observable market price or current appraised value of the collateral. The Company records impaired loans as non-recurring Level 3 fair value measurements.

		Quoted
		Prices in
		Active
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs	Total Gains/
	Total	(Level 1)	(Level 2)	(Level 3)	(Losses)
	(In thousands)

At or for the Six Months Ended June 30, 2010 (unaudited)

Other real estate owned	$2,953	$—	$—	$2,953	$—
Impaired loans	7,067	—	—	7,067	—

Total assets measured at fair value	$10,020	$—	$—	$10,020	$—

		Quoted
		Prices in
		Active
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs	Total Gains/
	Total	(Level 1)	(Level 2)	(Level 3)	(Losses)
	(In thousands)

At or for the Year Ended December 31, 2009

Impaired loans	$5,473	$—	$—	$5,473	$(381)

Total assets measured at fair value	$5,473	$—	$—	$5,473	$(381)

		Quoted
		Prices in
		Active
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

At or for the Year Ended December 31, 2008

Impaired loans	$9,962	$—	$—	$9,962

Total assets measured at fair value	$9,962	$—	$—	$9,962

Fair Value of Financial Instruments

The carrying value and estimated fair values of the Company’s financial instruments are as follows. Certain financial instruments and all nonfinancial instruments are exempt from disclosure requirements.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

	June 30,		December 31,
	2010		2009		2008
	Carrying	Fair	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value	Amount	Value
	(Unaudited)

(In thousands)
Financial assets:
Cash and cash equivalents	$19,536	$19,536	$19,307	$19,307	$14,901	$14,901
Available for sale securities	114,047	114,047	102,751	102,751	141,250	141,250
Held to maturity securities	16,747	18,066	19,074	20,011	24,138	25,069
Loans receivable-net	1,383,036	1,393,817	1,361,019	1,360,789	1,291,791	1,286,887
FHLBB stock	17,007	17,007	17,007	17,007	17,007	17,007
Accrued interest receivable	4,553	4,553	4,287	4,287	4,636	4,636

Financial liabilities:
Regular savings	159,704	159,704	143,601	143,601	121,527	121,527
Money market and investment savings	240,194	240,194	234,737	234,737	188,110	188,110
Demand and NOW	269,168	269,168	258,583	258,583	203,056	203,056
Club accounts	834	834	247	247	227	227
Time deposits	480,479	487,562	491,940	498,647	529,588	538,262
Mortgagors’ and investors’ escrow accounts	5,175	5,175	6,385	6,385	6,077	6,077
Advances from the FHLBB	272,501	289,527	263,802	276,619	322,882	335,043

Note 6.	RESTRICTIONS ON CASH AND DUE FROM BANKS

The Company is required to maintain a percentage of transaction account balances on deposit in non-interest-earning reserves with the Federal Reserve Bank that was offset by the Company’s average vault cash. At June 30, 2010 (unaudited) and December 31, 2009 and 2008, the Company was required to have cash and liquid assets of approximately $3.0 million, $3.2 million and $2.0 million, respectively, to meet these requirements. The Company maintains a compensating balance of $600,000 to partially offset service fees charged by the Federal Reserve Bank.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 7.	INVESTMENT SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and fair values of available for sale investment securities are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In thousands)

June 30, 2010 (unaudited)
Available for sale:
Debt securities:
U.S. Government and government-sponsored enterprise obligations	$29,002	$148	$—	$29,150
Government-sponsored residential mortgage- backed securities	61,348	4,153	1	65,500
Corporate debt securities	5,881	—	1,161	4,720
Other debt securities	250	4	—	254

Total debt securities	96,481	4,305	1,162	99,624

Marketable equity securities, by sector:
Banks	1,256	2,496	9	3,743
Consumer and household products	1,134	18	56	1,096
Food and beverage service	1,151	166	83	1,234
Government-sponsored enterprises	283	6	125	164
Healthcare/pharmaceutical	387	—	80	307
Industrial	695	129	53	771
Integrated utilities	742	20	4	758
Other industries	1,030	234	44	1,220
Mutual funds	2,644	116	—	2,760
Oil and gas	754	460	23	1,191
Technology/Semiconductor	228	44	—	272
Telecommunications	661	35	74	622
Transportation	294	15	24	285

Total marketable equity securities	11,259	3,739	575	14,423

Total securities available for sale	$107,740	$8,044	$1,737	$114,047

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

At June 30, 2010 (unaudited), the net unrealized gain on securities available for sale of $6.3 million, net of income taxes of $2.2 million, or $4.1 million, is included in accumulated other comprehensive loss.

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(In thousands)

June 30, 2010 (unaudited)
Held to maturity:
Government-sponsored residential mortgage- backed securities	$16,747	$1,319	$—	$18,066

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In thousands)

December 31, 2009
Available for sale:
Debt securities:
U.S. Government and government-sponsored enterprise obligations	$7,017	$36	$1	$7,052
Government-sponsored residential mortgage- backed securities	72,537	3,431	1	75,967
Corporate debt securities	5,879	—	1,223	4,656
Other debt securities	722	9	—	731

Total debt securities	86,155	$3,476	1,225	88,406

Marketable equity securities, by sector:
Banks	1,256	2,470	173	3,553
Consumer and household products	839	40	17	862
Food and beverage service	948	158	41	1,065
Government-sponsored enterprises	284	217	—	501
Healthcare/pharmaceutical	387	3	19	371
Industrial	639	134	13	760
Integrated utilities	742	69	—	811
Other industries	1,030	263	6	1,287
Mutual funds	2,621	62	—	2,683
Oil and gas	754	353	12	1,095
Technology/Semiconductor	342	173	—	515
Telecommunications	354	—	15	339
Transportation	313	190	—	503

Total marketable equity securities	10,509	4,132	296	14,345

Total securities available for sale	$96,664	$7,608	$1,521	$102,751

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

At December 31, 2009, the net unrealized gain on securities available for sale of $6.1 million, net of income taxes of $2.1 million, or $4.0 million, is included in accumulated other comprehensive loss.

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(In thousands)

December 31, 2009
Held to maturity:
Government-sponsored residential mortgage- backed securities	$19,074	$937	$—	$20,011

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In thousands)

December 31, 2008
Available for sale:
Debt securities:
U.S. Government and government-sponsored enterprise obligations	$2,031	$17	$—	$2,048
Mortgage-backed securities	117,517	3,222	344	120,395
Corporate debt securities	4,831	56	—	4,887
Other debt securities	725	14	—	739

Total debt securities	125,104	3,309	344	128,069
Marketable equity securities	10,437	3,011	508	12,940
Other equity securities	241	—	—	241

Total securities available for sale	$135,782	$6,320	$852	$141,250

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(In thousands)

December 31, 2008
Held to maturity:
Government-sponsored residential mortgage- backed securities	$24,138	$931	$—	$25,069

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The amortized cost and fair value of debt securities at June 30, 2010 (unaudited) and December 31, 2009 by contractual maturities are presented below. Actual maturities may differ from contractual maturities because the securities may be called or repaid without any penalties. Because mortgage- backed securities require periodic principal paydowns, they are not included in the maturity categories in the following maturity summary.

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(In thousands)

June 30, 2010 (unaudited)
Maturity:
Within 1 year	$2,107	$2,109	$—	$—
Over 1 year to 5 years	7,959	7,915	—	—
Over 5 years to 10 years	22,245	22,375	—	—
Over 10 years	2,822	1,725	—	—

	35,133	34,124	—	—
Mortgage-backed securities	61,348	65,500	16,747	18,066

Total debt securities	$96,481	$99,624	$16,747	$18,066

December 31, 2009
Maturity:
Within 1 year	$2,019	$2,018	$—	$—
Over 1 year to 5 years	8,050	8,006	—	—
Over 5 years to 10 years	722	731	—	—
Over 10 years	2,827	1,684	—	—

	13,618	12,439	—	—
Mortgage-backed securities	72,537	75,967	19,074	20,011

Total debt securities	$86,155	$88,406	$19,074	$20,011

At June 30, 2010 (unaudited) and December 31, 2009 and 2008, securities with a fair value of $2.0 million were pledged to secure public deposits and U.S. Treasury tax and loan payments.

For the six months ended June 30, 2010 and June 30, 2009 (unaudited), gross gains of $188,000 and $936,000, respectively, were realized on the sale of available for sale securities. For the years ended December 31, 2009, 2008 and 2007, gross gains of $936,000, $689,000 and $754,000, respectively, were realized on the sale of available for sale securities. Gross losses realized on the sale of available for sale securities for the six months ended June 30, 2010 and 2009 (unaudited) and the year ended December 31, 2009 were negligible and were $308,000 and $246,000 for the years ended December 31, 2008 and 2007, respectively.

For the period ended June 30, 2010 (unaudited) and December 31, 2009 and 2008, the Company did not own any investment or mortgage-backed securities of a single issuer, other than securities guaranteed by the U.S. Government or government-sponsored enterprises, which had an aggregate book value in excess of 10% of the Company’s stockholders’ equity.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes gross unrealized losses and fair value, aggregated by investment category and length of time the investments have been in a continuous unrealized loss position, for the periods indicated:

	Less than Twelve Months		Over Twelve Months		Total
		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
	(In thousands)

June 30, 2010 (unaudited):
Available for Sale:
Government-sponsored residential mortgage-backed securities	$—	$—	$39	$1	$39	$1
Corporate debt	—	—	4,620	1,161	4,620	1,161

Total debt securities	—	—	4,659	1,162	4,659	1,162
Marketable equity securities	2,502	404	707	171	3,209	575

Total	$2,502	$404	$5,366	$1,333	$7,868	$1,737

December 31, 2009:
Available for Sale:
U.S. Government and government- sponsored enterprises	$2,018	$1	$—	$—	$2,018	$1
Government-sponsored residential mortgage-backed securities	—	—	58	1	58	1
Corporate debt	—	—	4,556	1,223	4,556	1,223

Total debt securities	2,018	1	4,614	1,224	6,632	1,225
Marketable equity securities	1,097	184	1,099	112	2,196	296

Total	$3,115	$185	$5,713	$1,336	$8,828	$1,521

December 31, 2008:
Available for Sale:
Residential mortgage-backed securities	$13,188	$331	$368	$13	$13,556	$344

Total debt securities	13,188	331	368	13	13,556	344
Marketable equity securities	4,135	460	44	48	4,179	508

Total	$17,323	$791	$412	$61	$17,735	$852

There were no held to maturity securities with unrealized losses at June 30, 2010 (unaudited), December 31, 2009 or 2008.

Of the securities summarized above as of June 30, 2010 (unaudited), 25 issues have unrealized losses for less than twelve months and 9 issues had unrealized losses for twelve months or more. As of December 31, 2009, 9 issues had unrealized losses for less than twelve months and 13 issues had losses for twelve months or more.

As of December 31, 2008, fifty issues had unrealized losses for less than twelve months and seven issues had losses for twelve months or more.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

U.S. Government and government-sponsored enterprises and Mortgage-backed securities.  The unrealized losses on the Company’s U.S. Government and government-sponsored securities were caused by increases in the rate spread to comparable treasury securities. The Company does not expect these securities to settle at a price less than the amortized cost basis of the investments. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before the recovery of their amortized cost basis, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at June 30, 2010 (unaudited) and December 31, 2009.

Corporate Debt Securities.  The unrealized losses on corporate debt securities relate to one AA+ rated corporate bond and one pooled trust preferred security. The unrealized loss on the corporate bond was caused by the low interest rate environment because it floats quarterly to three month LIBOR. The unrealized loss on the Preferred Term Security XXVIII, Ltd. (PRETSL XXVIII) investment was caused by the low interest rate environment because it floats quarterly to three month LIBOR. No loss of principal or break in yield is projected. Based on the existing credit profile, management does not believe that these investments will suffer from any credit related losses. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at June 30, 2010 (unaudited) and December 31, 2009.

Marketable Equity Securities.  The Company’s investments in marketable equity securities consist of common stock, preferred stock and mutual funds. The unrealized losses are spread out among several industries with no concentration in any one security. Management evaluated the near-term prospects of the issuers and the Company’s ability and intent to hold the investments for a reasonable period of time sufficient for an anticipated recovery of fair value. The Company does not consider these investments to be other-than-temporarily impaired at June 30, 2010 (unaudited) and December 31, 2009.

For the six months ended June 30, 2010 (unaudited), the Company recorded no other-than-temporary impairment charges. For the six months ended June 30, 2009 (unaudited), the Company recorded other-than-temporary impairment charges of $357,000. During the year ended December 31, 2009, the Company recorded an other-than-temporary impairment charge of $65,000 related to one mutual fund. The charge for the impairment was computed using the closing price of the security as of the date of impairment. The Company’s remaining investment in this mutual fund was $1.4 million with a $55,000 unrealized gain at December 31, 2009. During the year ended December 31, 2009, the Company recorded an other-than-temporary impairment charge of $297,000 related to five common stock securities. The charge for the impairment was computed using the closing prices of the securities as of the dates of impairment. The Company’s remaining investment in these five common stock securities was $648,000 with a net $133,000 unrealized loss at December 31, 2009.

The Company will continue to review its entire portfolio for other-than-temporarily impaired securities with additional attention being given to high risk securities such as the one pooled trust preferred security that the Company owns.

During the year ended December 31, 2008, the Company recorded an other-than-temporary impairment charge of $11.6 million related to the preferred stock of Freddie Mac and Fannie Mae as a result of actions taken in the third quarter of 2008 to place those agencies into conservatorship. The Company’s remaining investment in these securities was $283,000 with no unrealized gain or loss at December 31, 2008. During the year ended December 31, 2008, the Company recorded an other-than-temporary impairment charge of $1.1 million related to one AAA rated pooled trust preferred security. The charge for the impairment was based on a Level 3 price for the pooled trust preferred security as of the date of the impairment. The Company’s remaining investment in this pooled trust preferred security was $1.8 million. During the year ended December 31, 2008, the Company recorded an other-than-temporary impairment charge of $587,000 related to one mutual fund. The charge for the impairment was computed using the closing price of the

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

security as of the date of the impairment. The Company’s remaining investment in this mutual fund was $1.7 million with no unrealized gain or loss at December 31, 2008. During the year ended December 31, 2008, the Company recorded an other-than-temporary impairment charge of $493,000 related to one AAA rated corporate debt security. The charge for the impairment was computed using the closing price of the security as of the date of the impairment. The Company’s remaining investment in this corporate debt security was $2.4 million with no unrealized gain or loss at December 31, 2008. During the year ended December 31, 2008, we recorded an other-than-temporary impairment charge of $1.1 million related to eleven common stock securities. The charge for the impairment was computed using the closing prices of the securities as of the date of the impairment. The Company’s remaining investment in these eleven common stock securities was $1.7 million with no unrealized gain of loss at December 31, 2008.

Note 8.	LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the Company’s loan portfolio is as follows:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)
(In thousands)

Real estate loans:
Residential	$747,421	$754,838	$746,041
Commercial	449,534	426,028	351,474
Construction	63,778	71,078	89,099

Total real estate loans	1,260,733	1,251,944	1,186,614
Commercial business loans	127,758	113,240	106,684
Installment loans	5,036	5,783	7,704
Collateral loans	2,022	1,959	1,925

Total loans	1,395,549	1,372,926	1,302,927
Net deferred loan costs and premiums	631	632	1,417
Allowance for loan losses	(13,144)	(12,539)	(12,553)

Loans — net	$1,383,036	$1,361,019	$1,291,791

At June 30, 2010 (unaudited) the unpaid principal balance of loans placed on non-accrual status was $14.4 million. At December 31, 2009 and 2008, the unpaid principal balances of loans placed on non-accrual status was $12.0 million and $10.1 million, respectively. If non-accrual loans had been performing in accordance with their original terms, the Company would have recorded $964,000, $554,000, $233,000, $237,000 and $53,000 in additional interest income during the six month periods ended June 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007, respectively. Company policy requires six months of continuous payments in order for the loan to be removed from non-accrual status. At June 30, 2010, (unaudited) and December 31, 2009 and 2008, there were no loans contractually past due 90 days or more and still accruing interest.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following information relates to impaired loans for the periods indicated:

	At or for the Six Months Ended
	June 30,		At or for the Years Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)
(In thousands)

Recorded investment in impaired loans for which there is a related allowance for loan losses	$2,944	$4,091	$5,854	$2,840	$489
Recorded investment in impaired loans for which there is no related allowance for loan losses	11,422	10,500	6,192	7,595	1,080

Total impaired loans	$14,366	$14,591	$12,046	$10,435	$1,569

Valuation allowance related to impaired loans	$669	$982	$381	$473	$155
Average recorded investment in impaired loans	$14,471	$14,392	$13,356	$5,358	$1,493
Interest income recognized on impaired loans on a cash basis	$114	$85	$250	$508	$52

The Company has no commitments to lend additional funds to borrowers whose loans are impaired.

The Company’s lending activities are conducted principally in Connecticut. The Company grants single-family and multi-family residential loans, commercial loans and a variety of consumer loans. In addition, the Company grants loans for the construction of residential homes, residential developments and land development projects. The ultimate repayment of these loans is dependent on the local economy and real estate market.

Changes in the allowance for loan losses are as follows:

	For the Six Months		For the Years Ended
	Ended June 30,		December 31,
	2010	2009	2009	2008	2007
	(Unaudited)
(In thousands)

Balance, beginning of period	$12,539	$12,553	$12,553	$10,620	$9,827
Provision for loan losses	1,812	603	1,961	2,393	749
Loans charged-off	(1,219)	(222)	(2,113)	(621)	(173)
Recoveries of loans previously charged-off	12	126	138	161	217

Balance, end of period	$13,144	$13,060	$12,539	$12,553	$10,620

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In the normal course of business, the Company grants loans to executive officers, Directors and other related parties. Changes in loans outstanding to such related parties are as follows:

	For the Six
	Months
	Ended	For the Years Ended
	June 30,	December 31,
	2010	2009	2008
	(Unaudited)
(In thousands)

Balance, beginning of period	$3,719	$4,050	$3,808
Loans to related parties who terminated service during the period	—	(261)	—
Addition of related parties during the period	96	—	—
Additional loans and advances	285	868	3,026
Repayments	(427)	(938)	(2,784)

Balance, end of period	$3,673	$3,719	$4,050

As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, all related party loans were performing.

Related party loans were made on the same terms as those for comparable loans and transactions with unrelated parties, other than certain mortgage loans which were made to employees with over one year of service with the Company which have rates 0.50% below market rates at the time of origination.

Loan Servicing

The Company services certain loans for third parties. The aggregate of loans serviced for others was $81.4 million, $57.7 million and $15.8 million as of June 30, 2010 (unaudited), December 31, 2009 and 2008, respectively. The balances of these loans are not included in the accompanying consolidated statements of condition.

The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. At June 30, 2010 (unaudited) and December 31, 2009, the fair value of servicing rights was determined using pretax internal rates of return ranging from 8.0% to 10.0% and the Public Securities Association (“PSA”) Standard Prepayment model to estimate prepayments on the portfolio with an average prepayment speed of 457% and 239%, respectively.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following summarizes mortgage servicing rights capitalized and amortized, along with the aggregate activity in related valuation allowances:

	For the Six
	Months	For the Year
	Ended	Ended
	June 30,	December 31,
	2010	2009
	(Unaudited)
(In thousands)

Mortgage servicing rights:
Balance at beginning of period	$475	$68
Additions	202	446
Disposals	—	—
Amortization	40	39

Balance at end of period	637	475

Valuation Allowance:
Balance at beginning of period	—	—
Additions	61

Balance at end of period	61	—

Mortgage servicing rights, net	$576	$475

Fair value of mortgage servicing assets at end of period	$576	$481

The outstanding mortgage servicing rights balances at December 31, 2008 and 2007 were $68,000 and $94,000, respectively.

Note 9.	OTHER REAL ESTATE OWNED

At June 30, 2010 (unaudited) other real estate consisted of $2.3 million of commercial real estate properties and $720,000 of residential real estate properties which are held for sale. At December 31, 2009 other real estate owned consists of $3.0 million of commercial real estate properties and $38,000 of residential real estate properties which are held for sale. Other real estate owned expenses for the six months ended June 30, 2010 (unaudited) were $467,000 and for the year ended December 2009 were $69,000. There was no other real estate owned at or during the six month period ended June 30, 2009 (unaudited) or the years ended December 31, 2008 and 2007.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 10.	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	June 30,	December 31,		Estimated
	2010	2009	2008	Useful Lives
(In thousands)	(Unaudited)

Land and improvements	$440	$236	$236	N/A
Buildings	15,371	15,675	15,029	39.5 years
Furniture and equipment	9,138	9,483	9,199	3 -10 years
Leasehold improvements	3,824	3,762	3,750	5 -10 years

	28,773	29,156	28,214
Accumulated depreciation and amortization	(13,541)	(13,293)	(11,809)

	$15,232	$15,863	$16,405

For the six months ended June 30, 2010 and 2009 (unaudited) depreciation and amortization expense was $741,000 and $816,000 respectively. For the years ended December 31, 2009, 2008 and 2007 depreciation and amortization expense was $1.6 million, $1.5 million and $1.4 million respectively.

Note 11.	DEPOSITS

Deposits were as follows:

	June 30,	December 31,
	2010	2009	2008
(In thousands)	(Unaudited)

Demand and NOW	$269,168	$258,583	$203,056
Regular savings	159,704	143,601	121,527
Money market and investment savings	240,194	234,737	188,110
Club accounts	834	247	227
Time deposits	480,479	491,940	529,588

	$1,150,379	$1,129,108	$1,042,508

Time deposits in denominations of $100,000 or more were $168.8 million, $168.5 and $172.0 million as of June 30, 2010 (unaudited), December 31, 2009 and 2008, respectively.

Contractual maturities of time deposits are summarized below:

	June 30, 2010	December 31, 2009
(In thousands)	(Unaudited)

2010	$205,538	$359,757
2011	164,712	85,916
2012	48,127	19,836
2013	21,546	13,852
2014	11,052	10,978
Thereafter	29,504	1,601

	$480,479	$491,940

Deposit accounts of officers, Directors, and other related parties aggregated $3.7 million at June 30, 2010 (unaudited) and $3.3 million and $2.3 million at December 31, 2009 and 2008, respectively.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

A summary of interest expense by account type is as follows:

	For the Six Months		For the Years Ended
	Ended June 30,		December 31,
	2010	2009	2009	2008	2007
(In thousands)	(Unaudited)

Non-time deposits	$1,028	$1,732	$3,101	$5,552	$4,158
Time deposits	4,825	8,900	16,270	19,517	22,923

	$5,853	$10,632	$19,371	$25,069	$27,081

Note 12.	FEDERAL HOME LOAN BANK BORROWINGS AND STOCK

The Bank is a member of the Federal Home Loan Bank of Boston (“FHLBB”). At June 30, 2010 (unaudited) and December 31, 2009 and 2008, the Bank had access to a pre-approved secured line of credit with the FHLBB of $10.0 million. In accordance with an agreement with the FHLBB, the qualified collateral must be free and clear of liens, pledges and encumbrances. At June 30, 2010 (unaudited) and December 31, 2009 and 2008, there were no advances outstanding under the line of credit.

Contractual maturities and weighted average rates of outstanding advances from the FHLBB as of June 30, 2010 (unaudited) and December 31, 2009 are summarized below:

	June 30, 2010		December 31, 2009
		Weighted		Weighted
		Average		Average
	Amount	Rate	Amount	Rate
(Dollars in thousands)	(Unaudited)

2010	$28,069	3.35%	$40,170	2.78%
2011	73,320	3.70	73,320	3.70
2012	37,400	4.21	37,400	4.21
2013	76,800	4.12	63,000	4.12
2014	13,112	3.70	26,912	4.13
Thereafter	43,800	3.53	23,000	4.12

	$272,501	3.84%	$263,802	3.81%

At December 31, 2008, outstanding advances from the FHLBB were as follows (dollars in thousands):

		December 31,
Interest Rate	Maturity Date	2008

0.38%	January 02, 2009	$66,000
3.80%	January 09, 2009	7,000
4.10%	July 09, 2009	7,000
4.18%	November 23, 2009	2,000
3.30%	May 27, 2010	5,000
4.28%	August 11, 2010	5,000
6.47%	September 08, 2010	362
4.95%	December 20, 2010	10,000
4.06%	December 21, 2010	5,000
3.57%	January 11, 2011	5,000
3.02%	February 15, 2011	5,000
3.78%	May 04, 2011	10,000

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

		December 31,
Interest Rate	Maturity Date	2008

3.95%	June 13, 2011	2,320
3.95%	July 07, 2011	5,000
3.78%	July 18, 2011	5,000
4.52%	August 08, 2011	5,000
3.65%	September 12, 2011	7,000
4.15%	October 03, 2011	5,000
3.95%	October 03, 2011	7,000
3.42%	November 14, 2011	5,000
3.42%	November 28, 2011	7,000
3.01%	December 05, 2011	5,000
4.57%	August 20, 2012	8,000
4.09%	September 07, 2012	7,000
4.60%	October 01, 2012	5,000
3.37%	October 03, 2012	5,400
4.75%	November 23, 2012	2,000
4.14%	December 07, 2012	10,000
3.85%	January 11, 2013	5,000
3.59%	February 01, 2013	6,000
4.99%	May 16, 2013	10,000
3.89%	May 28, 2013	5,000
4.75%	July 05, 2013	5,000
4.37%	July 08, 2013	10,000
4.15%	November 14, 2013	5,000
3.89%	November 29, 2013	7,000
3.37%	December 05, 2013	10,000
4.78%	January 13, 2014	4,400
3.92%	March 10. 2014	1,600
4.86%	March 17, 2014	7,800
4.18%	October 14, 2014	5,000
5.05%	May 18, 2015	5,000
3.69%	September 11, 2017	5,000
4.39%	November 06, 2017	8,000
3.19%	November 30, 2017	5,000

		$322,882

The advances are collateralized by first mortgage loans with an estimated eligible collateral value of $406.8 million, $410.3 million and $399.0 million at June 30, 2010 (unaudited) and December 31, 2009 and 2008, respectively. The Bank is required to acquire and hold shares of capital stock in the FHLBB in an amount at least equal to the sum of 0.35% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or up to 4.5% of its advances (borrowings) from the FHLBB. The carrying value of FHLBB stock approximates fair value based on the redemption provisions of the stock.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 13.	PENSION PLANS AND OTHER POST-RETIREMENT BENEFITS:

The Company sponsors a noncontributory defined benefit pension plan (the “Pension Plan”) covering all full-time employees hired before January 1, 2005. Participants become 100% vested after five years of employment. The Company’s funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes, while meeting the minimum funding standards established by the ERISA.

The measurement date of the pension plan assets and benefit obligations is the Company’s year-end.

The Supplemental Executive Retirement Plan (the “SERP”) was established to provide two executive officers with a retirement benefit equal to 70% of their respective average annual earnings over the 12-month period during the last 120 months of employment producing the highest average or, if higher, the executive’s current annual earnings, which include base salary plus annual incentive compensation. The SERP benefit is offset by the executive’s benefits under the Pension Plan, the Supplemental Savings and Retirement Plan, Supplemental Executive Retirement Agreement and any split dollar insurance policy benefits. The Company also has supplemental retirement plans (the “Supplemental Plans”) that provide benefits for certain key executive officers. The Supplemental Plans provide restorative payments to certain executives who are prevented from receiving the full benefits contemplated by the Pension Plan, 401(k) Plan and Employee Stock Ownership Plan. Benefits under the Supplemental Plans are based on a predetermined formula. The benefits under the Supplemental Plans are reduced by other employee benefits. The liability arising from the Supplemental Plans is being accrued over the participants’ remaining periods of service so that at the expected retirement dates, the present value of the annual payments will have been expensed.

The Company also provides an unfunded post-retirement medical, health and life insurance benefit plan for retirees and employees hired prior to March 1, 1993.

The amounts related to the Pension Plan, Supplemental Plans and the SERPs are reflected in the tables that follow as “Pension Plans.”

The following table sets forth the plans’ change in benefit obligation, plan assets and the funded status of the pension plans and other postretirement benefits plans:

	Pension Plans			Other Post-Retirement Benefits
	Six Months			Six Months
	Ended			Ended
	June 30,	Years Ended December 31,		June 30,	Years Ended December 31,
	2010	2009	2008	2010	2009	2008
	(Unaudited)			(Unaudited)
(In thousands)

Change in Benefit Obligation:
Benefit obligation at beginning of period	$21,842	$20,529	$19,045	$2,189	$1,753	$1,611
Service cost	415	904	1,071	8	11	9
Interest cost	637	1,237	1,337	61	107	99
Plan participants’ contributions	—	—	—	13	26	22
Amendments	—	118	—	—	(1)	—
Actuarial (gain) loss	1,533	(585)	630	224	406	119
Benefits paid	(178)	(361)	(1,554)	(70)	(113)	(107)

Benefit obligation at end of period	$24,249	$21,842	$20,529	$2,425	$2,189	$1,753

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Pension Plans			Other Post-Retirement Benefits
	Six Months			Six Months
	Ended			Ended
	June 30,	Years Ended December 31,		June 30,	Years Ended December 31,
	2010	2009	2008	2010	2009	2008
	(Unaudited)			(Unaudited)
(In thousands)

Change in Plan Assets:
Fair value of plan assets at beginning of period	$17,385	$13,032	$14,388	$—	$—	$—
Actual return on plan assets	(612)	3,687	(4,968)	—	—	—
Employer contributions	913	1,027	5,166	57	88	85
Plan participants’ contributions	—	—	—	13	25	22
Benefits paid	(178)	(361)	(1,554)	(70)	(113)	(107)

Fair value of plan assets at end of period	$17,508	$17,385	$13,032	$—	$—	$—

Funded Status:
Funded status at end of period	$(6,741)	$(4,457)	$(7,497)	$(2,425)	$(2,189)	$(1,753)

Amounts Recognized in the Consolidated Statements of Condition:
Accrued expenses and other liabilities	$(6,741)	$(4,457)	$(7,497)	$(2,425)	$(2,189)	$(1,753)

Amounts Recognized in Accumulated Other Comprehensive Income (Loss) Consist of:
Prior service (credit) cost	$(98)	$(116)	$87	$19	$28	$48
Net loss	9,617	7,022	11,199	911	716	336

Total accumulated other
comprehensive loss	9,519	6,906	11,286	930	744	384
Deferred tax asset	(3,332)	(2,348)	(3,837)	(326)	(253)	(131)

Net impact on accumulated other comprehensive loss	$6,187	$4,558	$7,449	$604	$491	$253

The following table sets forth the components of net periodic benefit costs and other amounts recognized in accumulated other comprehensive (loss) income for the retirement plans:

	Pension Plans
	Six Months					Other Post-Retirement Benefits
	Ended June 30,		Years Ended December 31,			Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2010	2009	2009	2008	2007
	(Unaudited)					(Unaudited)
(In thousands)

Components of net periodic pension cost:
Service cost	$415	$459	$904	$870	$951	$8	$6	$11	$9	$18
Interest cost	637	617	1,237	1,123	993	61	53	107	99	122
Expected return on plan assets	(729)	(525)	(1,050)	(1,335)	(1,052)	—	—	—	—	—
Amortization of net actuarial losses	279	478	956	408	485	—	—	24	19	19
Amortization of prior service cost	(18)	159	321	312	312	9	9	20	19	87
Settlement charge	—	—	—	117	—	30	13	—	—	—

Net periodic benefit cost	584	1,188	2,368	1,495	1,689	108	81	162	146	246

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Pension Plans
	Six Months					Other Post-Retirement Benefits
	Ended June 30,		Years Ended December 31,			Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2010	2009	2009	2008	2007
	(Unaudited)					(Unaudited)
(In thousands)

Changes in Other Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income (Loss)
Net loss (gain)	2,875	(1,751)	(3,221)	7,150	(33)	224	283	404	120	(543)
Change in prior service cost (credit)	—	118	118	—	—	—	(1)	(1)	—	—
Amortization of net loss	(279)	(478)	(956)	(408)	(485)	(9)	(9)	(24)	(19)	(19)
Amortization of prior service cost	18	(159)	(321)	(312)	(312)	(30)	(13)	(19)	(19)	(87)
Adjustment for change in measurement date		—	—	—	(39)	—	—	—	—	—

Total recognized in other comprehensive (loss) income	2,614	(2,270)	(4,380)	6,391	(830)	185	260	360	82	(649)

Total recognized in net periodic benefit cost and other comprehensive income (loss)	$3,198	$(1,082)	$(2,012)	$7,886	$859	$293	$341	$522	$228	$(403)

The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost during 2010 are as follows:

		Other Post-		Other Post-
	Pension	Retirement	Pension	Retirement
	Plans	Benefits	Plans	Benefits
	June 30,		December 31,
	2010	2010	2009	2009
	(Unaudited)
(In thousands)

Net actuarial losses	$279	$30	$558	$60
Prior service cost (credit)	30	9	(37)	18

Net amount recognized	$309	$39	$521	$78

Assumptions

Weighted-average assumptions used to determine pension benefit obligations are as follows:

	At June 30,	At December 31,
	2010	2009	2008
	(Unaudited)

Discount rate	5.45% / 5.00%(1)	6.00% / 5.55%(2)	6.00% / 6.40%(3)
Rate of compensation increase	4.00%	4.00%	4.50%

(1)	The discount rate was 5.45% for the Pension Plan and was 5.00% for the Supplemental and SERP plans with measurement dates of June 30, 2010 (unaudited).

(2)	The discount rate was 6.00% for the Pension Plan and was 5.55% for the Supplemental and SERP plans with measurement dates of December 31, 2009.

(3)	The discount rate was 6.00% for the Pension Plan and was 6.40% for the Supplemental and SERP plans with measurement dates of December 31, 2008.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

In general, the Bank has selected their assumptions with respect to the expected long-term rate of return based on the prevailing yields on high quality fixed income investments increased by a premium for equity return expectations.

Certain disaggregated information related to the Company’s defined benefit pension plans is as follows as of their respective measurement dates:

	Pension Plan			Supplemental Plans and SERPs
	June 30,	December 31,		June 30,	December 31,
	2010	2009	2008	2010	2009	2008
(In thousands)				(Unaudited)

Projected benefit obligation	$20,178	$17,855	$16,542	$4,072	$3,987	$3,987
Accumulated benefit obligation	17,097	14,835	13,283	3,814	3,750	3,621
Fair value of plan assets	17,508	17,385	13,032	—	—	—

Weighted-average assumptions used to determine net benefit pension expense for the periods indicated is as follows:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)

Discount rate(1)	6.00%/5.55%	6.00%/6.40%	6.00% /6.40%	6.30%/6.20%	6.00%
Expected long-term rate of return on plan assets	8.25%	8.25%	8.25%	8.25%	8.25%
Rate of compensation increase	4.00%	4.50%	4.50%	4.50%	4.25%

(1)	The discount rate was 6.00% for the Pension Plan and was 5.55% for the Supplemental and SERP plans with measurement dates of June 30, 2010 (unaudited). The discount rate was 6.00% for the Pension Plan and 6.40% for the supplemental and SERP plans with measurement dates of December 31, 2009.

The accumulated post-retirement benefit obligation for the other post-retirement benefits was $2.4 million, $2.2 million and $1.8 million as of June 30, 2010 (unaudited) and December 31, 2009 and 2008, respectively.

The Company does not intend to apply for the government subsidy under Medicare Part-D for post-retirement prescription drug benefits. Therefore, the impact of the subsidy is not reflected in the development of the liabilities for the plan. As of June 30, 2010 (unaudited) and December 31, 2009, prescription drug benefits are included in the post-retirement benefits offered to employees hired prior to March 1, 1993.

The expected long-term rate of return is based on the actual historical rates of return of published indices that are used to measure the plans’ target assets allocation. The historical rates are then discounted to consider fluctuations in the historical rates as well as potential changes in the investment environment.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Assumed Healthcare Trend Rates

The Company’s accumulated post-retirement benefit obligations, exclusive of pensions, take into account certain cost-sharing provisions. The annual rate of increase in the cost of covered benefits (i.e., healthcare cost trend rate) is assumed to be 10% at June 30, 2010 (unaudited) and December 31, 2009, decreasing gradually to a rate of 5% at December 31, 2014. Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one percentage point change in the assumed healthcare cost trend rate would have the following effects (dollars in thousands):

	1%	1%
	Increase	Decrease

Effect on post-retirement benefit obligation	$275	$(232)
Effect on total service and interest	$9	$(7)

Plan Assets

The Company’s fair value of major categories of Pension Plan assets are as follows:

	June 30, 2010
	Level 1	Level 2	Level 3	Fair Value
(In thousands)	(Unaudited)

Asset Category
Domestic equity funds	$8,957	$—	$—	$8,957
International equity funds	1,765	—	—	1,765
Fixed income funds	168	—	—	168
Domestic bond funds	4,898	—	—	4,898
International bond funds	869	—	—	869
Real estate REIT index funds	851	—	—	851

Total	$17,508	$—	$—	$17,508

	December 31, 2009
(In thousands)	Level 1	Level 2	Level 3	Fair Value

Asset Category
Domestic equity funds	$8,997	$—	$—	$8,997
International equity funds	1,746	—	—	1,746
Fixed income funds	187	—	—	187
Domestic bond funds	4,732	—	—	4,732
International bond funds	873	—	—	873
Real estate REIT index funds	850	—	—	850

Total	$17,385	$—	$—	$17,385

The plan assets measured at fair value in Level 1 are based on quoted market prices in an active exchange market.

The Company’s investment goal is to obtain a competitive risk adjusted return on the Pension Plan assets commensurate with prudent investment practices and the plan’s responsibility to provide retirement benefits for its participants, retirees and their beneficiaries. The 2010 and 2009 targeted allocation for equity securities, debt securities and real estate is 62%, 33% and 5%, respectively. The Pension Plan’s investment policy does not explicitly designate allowable or prohibited investments; instead, it provides guidance regarding investment

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

diversification and other prudent investment practices to limit the risk of loss. The Plan’s asset allocation targets are strategic and long-term in nature and are designed to take advantage of the risk reducing impacts of asset class diversification.

Plan assets are periodically rebalanced to their asset class targets to reduce risk and to retain the portfolio’s strategic risk/return profile. Investments within each asset category are further diversified with regard to investment style and concentration of holdings.

Contributions

Rockville Bank contributed $900,000 to the Pension Plan in the first six months of 2010 (unaudited) and expects no additional contribution in the remaining six months of 2010 (unaudited). The Company contributed $1.0 million to the Pension Plan for the year ended December 31, 2009. In 2008, the Company contributed $1.5 million to the Pension Plan after the measurement date for the year ending December 31, 2008.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

		Other Post-
Years Ending	Pension	Retirement
December 31,	Plans	Benefits
	(In thousands)

2010	$628	$116
2011	841	124
2012	987	131
2013	1,030	140
2014	1,056	148
2015-2019	6,674	812

401(k) Plan:  The Company has a tax-qualified 401(k) plan for the benefit of its eligible employees. Beginning January 1, 2005, the 401(k) Plan was amended to pay all employees, even those who do not contribute to the 401(k) Plan, an automatic 3% of pay “safe harbor” contribution that is fully vested to participants of the 401(k) Plan. For employees hired on or after January 1, 2005, a discretionary matching contribution equal to a uniform percentage of the amount of the salary reduction the employee elected to defer, which percentage will be determined each year by the Company. For the six months ended June 30, 2010 and June 30, 2009 (unaudited), the Company contributed $248,000 and $198,000, respectively to the plan. The Company contributed $396,000, $393,000 and $271,000 to the plan for the years ended December 31, 2009, 2008 and 2007, respectively.

Note 14.	SHARE-BASED COMPENSATION

The Board of Directors and stockholders of the Company approved the Rockville Financial, Inc. 2006 Stock Incentive Award Plan (the “Plan”) in 2006. The Plan allows the Company to use stock options, stock awards, stock appreciation rights and performance awards to attract, retain and reward performance of qualified employees and others who contribute to the success of the Company. The Plan allowed for the issuance of a maximum of 349,830 restricted stock shares and 874,575 stock options in connection with Awards under the Plan. As of June 30, 2010 (unaudited) and December 31, 2009, there were 31,907 restricted stock shares and 416,700 stock options that remain available for future grants under the Plan.

The fair value of stock option and restricted stock awards, measured at grant date, are amortized to compensation expense on a straight-line basis over the vesting period. The Company accelerates the

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

recognition of compensation costs for share-based awards granted to retirement-eligible employees and Directors and employees and Directors who become retirement-eligible prior to full vesting of the award because the Company’s incentive compensation plans allow for vesting at the time an employee or Director retires. Share-based compensation granted to non-retirement-eligible individuals is expensed over the normal vesting period.

Total employee and Director share-based compensation expense recognized for stock options and restricted stock was $254,000 and $827,000, with a related tax benefit recorded of $89,000 and $285,000, for the periods ended June 30, 2010 (unaudited) and December 31, 2009, respectively. For the periods ended June 30, 2010 (unaudited) and December 31, 2009, Director share-based compensation expense recognized (in the consolidated statement of operations as other non-interest expense) was $126,000 and $362,000 and officer share-based compensation expense recognized (in the consolidated statement of operations as salaries and benefits expense) was $128,000 and $476,000, respectively. The total charge of $254,000 and $838,000 includes $30,000 and $43,000 related to 2,836 and 4,537 of vested restricted shares used for income tax withholding payments on behalf of certain executives for the periods ended June 30, 2010 (unaudited) and December 31, 2009. For the period ended June 30, 2009 (unaudited), Director share-based compensation expense recognized (in the consolidated statement of operations as other non-interest expense) was $199,000 and officer share-based compensation expense recognized (in the consolidated statement of operations as salaries and benefits expense) was $370,000. The total charge of $569,000 for the six months ended June 30, 2009 includes $14,000 related to 1,548 vested restricted shares used for income tax withholding payments on behalf of certain executives.

Total employee and Director share-based compensation expense recognized for stock options and restricted stock was $1,743,000, with a related tax benefit recorded of $593,000, for the year ended December 31, 2008 of which Director share-based compensation expense recognized (in the consolidated statement of operations as other non-interest expense) was $387,000 and officer share-based compensation expense recognized (in the consolidated statement of operations as salaries and benefits expense) was $1,356,000. The total charge of $1,743,000 includes $214,000 related to 17,762 vested restricted shares used for income tax withholding payments on behalf of certain executives.

Total employee and Director share-based compensation expense recognized for stock options and restricted stock was $952,000, with a related tax benefit of $324,000, for the year ended December 31, 2007 of which Director share-based compensation expense recognized (in the consolidated statement of income as other non-interest expense) was $341,000 and officer share-based compensation expense recognized (in the consolidated statement of income as salaries and benefits expense) was $611,000. The total charge of $952,000 includes $21,000 related to 1,556 vested restricted shares used for income tax withholding payments on behalf of certain executives.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Stock Options:

The following table presents the activity related to stock options under the Plan for the periods indicated:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Stock	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
			(In years)	(In thousands)

Stock options outstanding at December 31, 2008	342,125	$14.74
Granted	126,250	9.24
Exercised	—	—
Forfeited or expired	(22,500)	14.70

Stock options outstanding at December 31, 2009	445,875	$13.18	8.0	$159

Stock options vested and exercisable at December 31, 2009	330,240	$14.04	7.6	$—

Stock options outstanding at December 31, 2009	445,875	$13.18	8.0	$159
Granted (unaudited)	—	—
Exercised (unaudited)	—	—
Forfeited or expired (unaudited)	—	—

Stock options outstanding at June 30, 2010 (unaudited)	445,875	$13.18	7.5	$337

Stock options vested and exercisable at June 30, 2010 (unaudited)	363,155	$13.72	7.3	$—

The following table presents the unvested Stock Option activity for the six months ended June 30, 2010 (unaudited) and the year ended December 31:

		Weighted Average
	Number of	Grant Date
	Shares	Fair Value

Unvested as of December 31, 2008	86,300	$3.07
Granted	126,250	3.05
Vested	(86,415)	3.05
Forfeited, expired or canceled	(10,500)	3.30

Unvested as of December 31, 2009	115,635	3.04
Granted (unaudited)	—	—
Vested (unaudited)	32,915	3.68
Forfeited, expired or canceled (unaudited)	—	—

Unvested as of June 30, 2010 (unaudited)	82,720	$2.79

The aggregate fair value of options vested was $91,000, $264,000 and $534,000 at ended June 30, 2010 (unaudited) and December 31, 2009 and 2008, respectively.

As of June 30, 2010 (unaudited) and December 31, 2009, the unrecognized cost related to the stock options awarded of $203,000 and $257,000, respectively, will be recognized over a weighted-average period of 2.2 years and 2.6 years, respectively. There were no stock options granted in the six months ended June 30, 2010 (unaudited.)

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

For share-based compensation recognized for the six months ended June 30, 2010 (unaudited) and the years ended December 31, 2009, 2008 and 2007, the Company used the Black-Scholes option pricing model for estimating the fair value of stock options granted. The weighted-average estimated fair values of stock option grants and the assumptions that were used in calculating such fair values were based on estimates at the date of grant as follows:

	Years Ended December 31,
	2009	2008	2007

Weighted per share average fair value	$3.05	$2.72	$4.08
Assumptions:
Risk-free interest rate	2.23%	3.24%	4.60%
Expected volatility	39.85%	22.11%	19.06%
Expected dividend yield	2.16%	1.67%	0.84%
Expected life of options granted	6.0 years	6.0 years	6.5 years

The expected volatility was determined using both the Company’s historical trading volatility as well as the historical volatility of an index published by SNL Financial for mutual holding company’s common stock over the expected average life of the options. The index was used as the Company’s stock has only been publicly traded since May 23, 2005.

The Company estimates option forfeitures using historical data on employee terminations.

The expected life of stock options granted represents the period of time that stock options granted are expected to be outstanding.

The risk-free interest rate for periods within the contractual life of the stock option is based on the average five-and seven-year U.S. Treasury Note yield curve in effect at the date of grant.

The expected dividend yield reflects an estimate of the dividends the Company expects to declare over the expected life of the options granted.

Stock options provide grantees the option to purchase shares of common stock at a specified exercise price and expire ten years from the date of grant.

The Company plans to use Treasury stock to satisfy future stock option exercises.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Additional information regarding stock options outstanding as of June 30, 2010 (unaudited) and December 31, 2009, is as follows:

Option Outstanding			Exercisable Options
		Weighted
Weighted		Average		Weighted
Average		Remaining		Average
Exercise		Contractual		Exercise
Prices	Shares	Life	Shares	Prices
		(In years)

June 30, 2010 (Unaudited)
$ 9.24	126,250	8.8	81,580	$9.24
11.98	121,125	7.7	94,875	11.98
14.35	78,000	7.2	66,200	14.35
17.77	120,500	6.5	120,500	17.77
December 31, 2009
$ 9.24	126,250	9.3	63,890	$9.24
11.98	121,125	8.2	79,650	11.98
14.35	78,000	7.7	66,200	14.35
17.77	120,500	7.0	120,500	17.77

Restricted Stock:

Restricted stock provides grantees with rights to shares of common stock upon completion of a service period. During the restriction period, all shares are considered outstanding and dividends are paid on the restricted stock

The following table presents the activity for restricted stock for the six months ended June 30, 2010 (unaudited) and the year ended December 31, 2009:

		Weighted Average
	Number of	Grant Date
	Shares	Fair Value

Unvested as of December 31, 2008	67,580	$15.23
Granted	16,427	9.24
Vested	(33,112)	14.93
Forfeited, expired or canceled	(9,200)	13.57

Unvested as of December 31, 2009	41,695	$13.47
Granted (unaudited)	—	—
Vested (unaudited)	(9,950)	12.50
Forfeited, expired or canceled (unaudited)	—	—

Unvested as of June 30, 2010 (unaudited)	31,745	$13.78

The fair value of restricted shares that vested during the six months ended June 30, 2010 (unaudited), and the years ended December 31, 2009, 2008 and 2007 was $124,000, $494,000, $1.1 million and $264,000, respectively. The weighted-average grant date fair value of restricted stock granted during the year ended December 31, 2009 was $9.24 and for the year ended December 31, 2008 was $11.98. There were no restricted stock shares granted for the six months ended June 30, 2010 (unaudited) or the year ended 2007.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

As of June 30, 2010 (unaudited) and December 31, 2009, there was $265,000 and $431,000 of total unrecognized compensation cost related to unvested restricted stock which is expected to be recognized over a weighted-average period of 1.5 years and 1.7 years, respectively.

Of the remaining unvested restricted stock at December 31, 2009, 23,445 shares will vest in 2010, 7,950 shares in 2011, 7,950 shares will vest in 2012 and 2,350 shares will vest in 2013. All unvested restricted stock shares are expected to vest.

Employee Stock Ownership Plan:  As part of the reorganization and stock offering completed in 2005, the Company established an ESOP for eligible employees of the Bank, and authorized the Company to lend the funds to the ESOP to purchase 699,659 or 3.6% of the shares issued in the initial public offering. Upon completion of the reorganization, the ESOP borrowed $4.4 million from the Company to purchase 437,287 shares of common stock. Additional shares of 59,300 and 203,072 were subsequently purchased by the ESOP in the open market at a total cost of $817,000 and $2.7 million in 2006 and 2005, respectively, with additional funds borrowed from the Company. The Bank intends to make annual contributions to the ESOP that will be adequate to fund the payment of regular debt service requirements attributable to the indebtedness of the ESOP. The interest rate for the ESOP loan is the prime rate plus one percent, or 4.25% as of June 30, 2010 (unaudited) and December 31, 2009. As the loan is repaid to the Company, shares will be released from collateral and will be allocated to the accounts of the participants. As of June 30, 2010 (unaudited) and December 31, 2009, the outstanding principal and interest due was $4.5 million, and principal payments of $3.4 million have been made on the loan since inception. Dividends paid in the first six months of 2010 (unaudited) totaling $42,000 and in 2009 totaling $84,000 on unallocated ESOP shares were offset to the interest payable on the note owed by the Company.

As of December 31, 2009, there were 208 participants receiving an ESOP allocation with an aggregate eligible compensation of $10.9 million. This is the most recent information available as our ESOP is updated annually by a third party. The shares were allocated among the participants in proportion to each individual’s compensation as a percentage of the total aggregate compensation. Compensation was capped at $245,000 for 2009, as prescribed by law. The 2010 compensation cap is $245,000.

ESOP expense was $409,000 and $380,000 for the periods ended June 30, 2010 and 2009 (unaudited), respectively. ESOP expense was $928,000, $913,000 and $1.0 million for the years ended December 31, 2009, 2008 and 2007, respectively. At June 30, 2010, and 2009 (unaudited), allocated ESOP shares were 337,471 and 268,196, respectively, and unallocated ESOP shares were 349,829 and 419,795, respectively. The unallocated shares had an aggregate fair value of $8.2 million and $7.5 million. December 31, 2009, there were 265,455 allocated and 419,795 unallocated ESOP shares and the unallocated shares had an aggregate fair value of $7.2 million.

Note 15.	INCOME TAXES

The components of the income tax expense (benefit) for the years periods indicated are as follows:

	For the Six Months		For the Years Ended
	Ended June 30,		December 31,
	2010	2009	2009	2008	2007
	(Unaudited)
(In thousands)

Current	$3,603	$2,723	$6,177	$4,572	$3,576
Deferred	(151)	(518)	(1,242)	(5,528)	540

Total income tax expense (benefit)	$3,452	$2,205	$4,935	$(956)	$4,116

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)
(In thousands)

Deferred tax assets:
Allowance for loan losses	$4,600	$4,389	$4,268
Investment security losses	5,127	5,127	5,288
Pension and post-retirement liabilities	2,248	2,433	3,194
Stock incentive award plan	490	471	352
Other	567	606	465

Gross deferred tax assets	13,032	13,026	13,567

Deferred tax liabilities:
Unrealized gains on securities	(2,207)	(2,129)	(1,859)
Other	(309)	(289)	(232)

Gross deferred tax liabilities	(2,516)	(2,418)	(2,091)

Net deferred tax asset	$10,516	$10,608	$11,476

As of June 30, 2010 (unaudited) and December 31, 2009, management believes it is more likely than not that the deferred tax assets will be realized through future earnings and future reversals of existing taxable temporary differences. As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, there was no valuation allowance.

Retained earnings at June 30, 2010 (unaudited) and December 31, 2009 includes a contingency reserve for loan losses of approximately $1.2 million, which represents the tax reserve balance existing at December 31, 1987, and is maintained in accordance with provisions of the Internal Revenue Code applicable to mutual savings banks. Amounts transferred to the reserve have been claimed as deductions from taxable income, and, if the reserve is used for purposes other than to absorb losses on loans, a Federal income tax liability could be incurred. It is not anticipated that the Company will incur a Federal income tax liability relating to this reserve balance, and accordingly, deferred income taxes of approximately $408,000 at June 30, 2010 (unaudited) and December 31, 2009 have not been recognized.

As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, there were no material uncertain tax positions related to federal and state income tax matters. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and state taxing authorities for the years ended December 31, 2007 through 2009.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

A reconciliation of the anticipated income tax provision (computed by applying the Federal statutory income tax rate of 34% to income before income tax expense), to the provision for income taxes as reported in the statements of operations is as follows:

	For the Six Months		For the Year Ended
	Ended June 30,		December 31,
	2010	2009	2009	2008	2007
(In thousands)	(Unaudited)

Provision for income tax at statutory rate	$3,420	$2,350	$4,986	$(865)	$4,230
Increase (decrease) resulting from:
Increase in cash surrender value of bank-owned life insurance	(69)	(65)	(126)	(130)	(125)
Dividend received deduction	(42)	(39)	(76)	(234)	(67)
Tax exempt interest and disallowed interest expense	(4)	(6)	(11)	(16)	(17)
Excess book basis of Employee Stock Ownership Plan	1	(7)	40	42	84
Compensation deduction limit	—	—	—	243	—
Other, net	146	(28)	122	4	11

Total provision for income taxes	$3,452	$2,205	$4,935	$(956)	$4,116

Note 16.	COMMITMENTS AND CONTINGENCIES

Leases:  The Company leases certain of its branch offices under operating lease agreements which contain renewal options for periods up to twenty years. In addition to rental payments, the branch leases require payments for executory costs. The Company also leases certain equipment under non-cancelable operating leases.

Future minimum rental commitments under the terms of these leases, by year and in the aggregate, are as follows as of June 30, 2010 (unaudited) and December 31, 2009:

	June 30, 2010	December 31, 2009
	(In thousands)

2010	$384	$787
2011	779	772
2012	746	739
2013	725	721
2014	655	662
Thereafter	10,034	10,001

	$13,323	$13,682

Total rental expense charged to operations for all cancelable and non-cancelable operating leases approximated $522,000, $999,000, $983,000 and $780,000 for the six months ended June 30, 2010 (unaudited) and the years ended December 31, 2009, 2008 and 2007, respectively.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The Company, as a landlord, leases space to third party tenants under non-cancelable operating leases. In addition to base rent, the leases require payments for executory costs. Future minimum rental receivable under the non-cancelable leases are as follows as of June 30, 2010 (unaudited) and December 31, 2009:

	June 30, 2010	December 31, 2009
	(In thousands)

2010	$163	$327
2011	327	327
2012	318	318
2013	318	318
2014	318	318
Thereafter	528	528

	$1,972	$2,136

Rental income is recorded as a reduction to occupancy expense and amounted to $176,000 and $163,000 for the six months ended June 30, 2010 and June 30, 2009 (unaudited), respectively. Rental income was $327,000, $320,000 and $346,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

Employment and Change in Control Agreements:  In 2009, the Bank and the Company renewed the employment agreements and change in control agreements for the executive officers and entered into employment agreements and change in control agreements with three additional officers which are effective January 1, 2010. Each employment and change in control agreement has an initial term of one year which is automatically extended on each January 1st for one additional year unless written notice is given by either party; provided, however, that no such notice by the Bank or the Company will be effective if a change of control or potential change in control has occurred prior to the date of such notice.

Under certain specified circumstances, the employment agreements require certain payments to be made for certain reasons other than cause, including a “change in control” as defined in the agreement. However, such employment may be terminated for cause, as defined, without incurring any continuing obligations. If the Bank chooses to terminate these employment agreements for reasons other than cause, or if the officer resigns from the Bank after specified circumstances that would constitute good reason, as defined in the employment agreement, the officer would be entitled to receive a severance benefit in the amount of three times the sum of his or her base salary and his or her potential annual incentive compensation for the year of termination or, if higher, his or her actual annual incentive compensation for the year prior to the year of termination, payable in monthly installments over the employment agreement renewal period following termination. In addition, the officer will be entitled to a pro-rata portion of the annual incentive compensation potentially payable to them for the year of termination; accelerated vesting of any outstanding stock options, restricted stock or other stock awards; immediate exercisability of any such options; and deemed satisfaction of any performance-based objectives under any stock plan or other long-term incentive award. In consideration for the compensation and benefits provided under their employment agreement, the officers are prohibited from competing with the Bank and the Company during the term of the employment agreements and for a period of two years following termination of employment for any reason.

Change in Control Severance Plan:  The Bank and the Company adopted a Change in Control Severance Plan to provide benefits to eligible employees upon a change in control of the Bank or the Company. Eligible employees are those with a minimum of one year of service with the Bank as of the date of the change in control. Generally, all eligible employees, other than officers who will enter into separate employment or change in control or change in control and restrictive covenant agreements with the Bank and the Company, will be eligible to participate in the plan. Under the plan, if a change in control of the Bank or the Company occurs, eligible employees who are terminated, or who terminate employment upon the occurrence of events

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

specified in the plan, within 24 months of the effective date of the change in control, will be entitled to 1/26th of the sum of the employee’s annual base salary and his or her potential annual incentive compensation for the year of termination or, if higher, his or her actual annual incentive compensation for the year prior to the year of termination, multiplied by the employee’s total years of service with the Bank. Subsidized COBRA coverage will also be made available to such employees for a period of weeks equal to the employee’s years of service with the Bank multiplied by two.

Legal Matters:  The Company is involved in various legal proceedings which have arisen in the normal course of business. Management believes that resolution of these matters will not have a material effect on the Company’s financial condition, results of operations or cash flows.

Financial Instruments With Off-Balance Sheet Risk:  In the normal course of business, the Company is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and undisbursed portions of construction loans and involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The contractual amounts of commitments to extend credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default and the value of any existing collateral obligations is deemed worthless. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. Off-balance sheet financial instruments whose contract amounts represent credit risk are as follows:

	June 30,	December 31,
	2010	2009	2008
(In thousands)	(Unaudited)

Commitments to extend credit:
Future loan commitments	$70,849	$36,650	$48,743
Undisbursed construction loans	62,716	86,492	93,905
Undisbursed home equity lines of credit	135,237	125,511	113,725
Undisbursed commercial lines of credit	57,656	57,713	58,605
Standby letters of credit	10,679	10,555	12,231
Unused checking overdraft lines of credit	95	94	112

	$337,232	$317,015	$327,321

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Since these commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include residential and commercial property, accounts receivable, inventory, property, plant and equipment, deposits, and securities.

Note 17.	REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities, and certain off-balance sheet items, as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 2010 (unaudited) and December 31, 2009, 2008 and 2007, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of June 30, 2010 (unaudited) and December 31, 2009, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since then that management believes have changed the Bank’s category. Prompt corrective provisions are not applicable to bank holding companies.

The following is a summary of the Bank’s regulatory capital amounts on the dates indicated compared to the FDIC’s requirements for classification as a well capitalized institution and for minimum capital adequacy. Also included is a summary of Rockville Financial, Inc.’s regulatory capital and ratios as of June 30, 2010 (unaudited) and December 31, 2009 and 2008:

					Minimum
					to Be Well
			Required		Capitalized Under
			Minimum		Prompt Corrective
	Actual		Ratios		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)

Rockville Bank:
June 30, 2010 (unaudited)
Total capital to risk weighted assets	$165,854	13.2%	$100,518	8.0%	$125,647	10.0%
Tier 1 capital to risk weighted assets	152,037	12.1	50,260	4.0	75,390	6.0
Tier 1 capital to average assets	152,037	9.6	63,283	4.0	79,104	5.0
December 31, 2009
Total capital to risk weighted assets	$158,870	13.1%	$96,976	8.0%	$121,220	10.0%
Tier 1 capital to risk weighted assets	145,654	12.0	48,488	4.0	72,732	6.0
Tier 1 capital to average assets	145,654	9.3	62,478	4.0	78,097	5.0
December 31, 2008
Total capital to risk weighted assets	$147,898	12.8%	$92,436	8.0%	$115,545	10.0%
Tier 1 capital to risk weighted assets	134,621	11.7	46,024	4.0	69,036	6.0
Tier 1 capital to average assets	134,621	8.8	61,191	4.0	76,489	5.0
Rockville Financial, Inc:
June 30, 2010 (unaudited)
Total capital to risk weighted assets	$175,743	14.0%	$100,496	8.0%	N/A	N/A
Tier 1 capital to risk weighted assets	161,926	12.9	50,249	4.0	N/A	N/A
Tier 1 capital to average assets	161,926	10.3	62,823	4.0	N/A	N/A

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

					Minimum
					to Be Well
			Required		Capitalized Under
			Minimum		Prompt Corrective
	Actual		Ratios		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)

December 31, 2009
Total capital to risk weighted assets	$170,559	14.1%	$96,978	8.0%	N/A	N/A
Tier 1 capital to risk weighted assets	157,343	13.0	48,489	4.0	N/A	N/A
Tier 1 capital to average assets	157,343	10.1	62,028	4.0	N/A	N/A
December 31, 2008
Total capital to risk weighted assets	$162,068	14.2%	$91,306	8.0%	$114,132	10.0%
Tier 1 capital to risk weighted assets	148,791	12.9	46,137	4.0	69,205	6.0
Tier 1 capital to average assets	148,791	10.4	57,227	4.0	71,534	5.0

On October 8, 2008, Rockville Financial, Inc. made a $10.0 million capital contribution to Rockville Bank. This capital contribution has no affect on the capital amounts and ratios of Rockville Financial, Inc., but increased Rockville Bank’s capital amounts and ratios at the time of the capital contribution.

Connecticut law restricts the amount of dividends that the Bank can pay based on retained earnings for the current year and the preceding two years. As of June 30, 2010 (unaudited) and December 31, 2009, $14.5 million and $16.5 million, respectively, was available for the payment of dividends.

Note 18.	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME

Components of accumulated other comprehensive (loss) income, net of taxes, consist of the following:

			Cumulative
			Effect
		Unrealized	Adjustment
		Gains on	of a	Accumulated
	Minimum	Available-	Change in	Other
	Pension	for-Sale	Accounting	Comprehensive
	Liability	Securities	Principle(1)	(Loss) Income
		(In thousands)

December 31, 2006	$(4,406)	$2,738	$—	$(1,668)
Change	976	451	—	1,427

December 31, 2007	(3,430)	3,189	—	(241)
Change	(4,272)	420	—	(3,852)

December 31, 2008	(7,702)	3,609	—	(4,093)
Change	2,653	1,441	(1,034)	3,060

December 31, 2009	(5,049)	5,050	(1,034)	(1,033)
Change	195	83	—	278

June 30, 2010 (unaudited)	$(4,854)	$5,133	$(1,034)	$(755)

(1)	The effect of the adoption of FSP FAS 115-2 (ASC 320)

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes other comprehensive income (loss) and the related tax effects:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2010	2009	2009	2008	2007
(In thousands)	(Unaudited)

Net income (loss) as reported	$6,318	$4,510	$9,732	$(1,587)	$8,328

Unrealized gain on securities available for sale	221	791	2,184	637	684
Income tax provision expense	(138)	(269)	(743)	(217)	(233)

Net unrealized gain on securities available for sale	83	522	1,441	420	451

Benefit plans amortization	300	661	4,019	(6,474)	1,479
Income tax provision (expense) benefit	(105)	(225)	(1,366)	2,202	(503)

Net benefit plans amortization	195	436	2,653	(4,272)	976

Other comprehensive income (loss), net of tax	278	958	4,094	(3,852)	1,427

Total comprehensive income (loss)	$6,596	$5,468	$13,826	$(5,439)	$9,755

Note 19.	PARENT COMPANY FINANCIAL INFORMATION

The following represents the Company’s condensed statements of condition as of June 30, 2010 (unaudited) and December 31, 2009 and 2008 and condensed statements of operations and cash flows for the six months ended June 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009 , 2008 and 2007 which should be read in conjunction with the consolidated financial statements and related notes:

Condensed Statements of Condition

	June 30,	December 31,
	2010	2009	2008
(In thousands)	(Unaudited)

Assets:
Cash and due from banks	$2,589	$5,129	$7,386
Accrued interest receivable	1	1	5
Deferred tax asset-net	24	23	18
Investment in Rockville Bank	152,495	145,739	131,604
Due from Rockville Bank	5,599	5,002	4,298
Other assets	1,828	1,724	2,634

Total Assets	$162,536	$157,618	$145,945

Liabilities and Stockholders’ Equity:
Accrued expenses and other liabilities	$152	$190	$168
Stockholders’ equity	162,384	157,428	145,777

Total Liabilities and Stockholders’ Equity	$162,536	$157,618	$145,945

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Condensed Statements of Operations

	For the Six Months
	Ended June 30,		For the Years Ended December 31,
	2010	2009	2009	2008	2007
(In thousands)	(Unaudited)

Interest and dividend income:
Interest on investments	$10	$30	$46	$224	$384

Net interest income	10	30	46	224	384

Non-interest expenses:
General and administrative	256	277	512	568	628

Total non-interest expense	256	277	512	568	628

Loss before tax benefit and equity in undistributed net income (loss) of Rockville Bank	(246)	(247)	(466)	(344)	(244)
Income tax benefit	86	83	157	116	82

Loss before equity in undistributed net income (loss) of Rockville Bank	(160)	(164)	(309)	(228)	(162)
Equity in undistributed net income (loss) of Rockville Bank	6,478	4,674	10,041	(1,359)	8,490

Net income (loss)	$6,318	$4,510	$9,732	$(1,587)	$8,328

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Condensed Statements of Cash Flows

	For the Six Months
	Ended June 30,		For the Years Ended December 31,
	2010	2009	2009	2008	2007
(In thousands)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$6,318	$4,510	$9,732	$(1,587)	$8,328
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation expense	652	936	1,755	2,655	1,855
Undistributed (income) loss of Rockville Bank	(6,478)	(4,674)	(10,041)	1,359	(8,490)
Deferred tax (benefit) expense	(1)	(3)	(5)	289	441
Net change in:
Accrued interest receivable	—	2	4	13	7
Due from Rockville Bank	(597)	(854)	(704)	(1,457)	(753)
Other assets	(104)	2,164	910	594	(2,525)
Accrued expenses and other liabilities	(38)	(32)	22	45	124

Net cash (used in) provided by operating activities	(248)	2,049	1,673	1,911	(1,013)

Cash flows from investing activities:
Capital investment in Rockville Bank	—	—	—	(10,000)	—

Net cash used in investing activities	—	—	—	(10,000)	—

Cash flows from financing activities:
Acquisition of common stock	—	(198)	(198)	(4,119)	(7,175)
Cancellation of shares for tax withholding	(30)	(34)	(44)	—	—
Cash dividends paid on common stock	(2,262)	(1,886)	(3,688)	(3,691)	(3,008)

Net cash used in financing activities	(2,292)	(2,118)	(3,930)	(7,810)	(10,183)

Net decrease in cash and cash equivalents	(2,540)	(69)	(2,257)	(15,899)	(11,196)
Cash and cash equivalents — beginning of period	5,129	7,386	7,386	23,285	34,481

Cash and cash equivalents — end of period	$2,589	$7,317	$5,129	$7,386	$23,285

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,001	$3,300	$4,401	$1,751	$2,001

As of June 30, 2010 (unaudited) and December 31, 2009 and 2008, the Company had not engaged in any business activities other than owning the common stock of Rockville Bank.

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 20.	SELECTED QUARTERLY CONSOLIDATED INFORMATION (UNAUDITED)

The following table presents quarterly financial information of the Company for the periods indicated:

	2010		2009				2008
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	(In thousands, except per share data)

Interest and dividend income	$18,620	$18,941	$18,940	$18,684	$19,114	$19,324	$19,983	$19,676	$18,940	$18,946
Interest expense	5,461	5,543	6,517	7,384	7,813	8,061	8,568	8,472	8,727	9,179

Net interest income	13,159	13,398	12,423	11,300	11,301	11,263	11,415	11,204	10,213	9,767
Provision for loan losses	909	903	658	700	304	299	1,444	700	125	124

Net interest income after provision for loan losses	12,250	12,495	11,765	10,600	10,997	10,964	9,971	10,504	10,088	9,643
Non interest income (loss)(1)	2,365	1,687	1,590	1,809	2,582	991	(786)	(9,955)	340	1,414
Other non-interest expense	9,392	9,635	8,970	8,842	9,715	9,104	7,829	8,233	8,356	9,344

Income (loss) before income taxes	5,223	4,547	4,385	3,567	3,864	2,851	1,356	(7,684)	2,072	1,713
Provision (benefit) for income taxes	1,759	1,693	1,503	1,227	1,270	935	189	(2,382)	679	558

Net income (loss)	$3,464	$2,854	$2,882	$2,340	$2,594	$1,916	$1,167	$(5,302)	$1,393	$1,155

Earnings (loss) per share:
Basic and diluted	$0.19	$0.15	$0.16	$0.13	$0.14	$0.10	$0.06	$(0.29)	$0.08	$0.06
Stock price (per share):
High	$12.64	$12.42	$11.68	$14.79	$12.50	$14.46	$15.50	$17.00	$14.50	$13.98
Low	$10.50	$8.82	$9.68	$9.88	$8.44	$6.17	$8.80	$12.00	$12.51	$9.75

(1)	In the second quarter of 2008, non-interest income included other-than-temporary impairment charges of $1.2 million related to preferred stock of Freddie Mac and Fannie Mae. In the third quarter of 2008, non-interest income included other-than-temporary impairment charges of $9.8 million related to preferred stock of Freddie Mac and Fannie Mae, $1.1 million related to one pooled trust preferred security, $395,000 related to one mutual fund and $208,000 related to four common stocks. In the fourth quarter of 2008, non-interest income included other-than-temporary impairment charges of $612,000 related to preferred stock of Freddie Mac and Fannie Mae, $191,000 related to one mutual fund and $914,000 related to eleven common stocks. In the first quarter of 2009, non-interest income included other-than temporary impairment charges of $65,000 related to one mutual fund and $292,000 related to three equity securities. No material charges were taken in the remainder of 2009. In the second quarter of 2009 the Company recorded $867,000 of security gains and $289,000 of gains on the sale of one-to-four family fixed rate residential loans. Refer to “Note 7 — Investment Securities” for additional information on other-than-temporary impairments.

Note 21.	SUBSEQUENT EVENT

Family Choice Mortgage Company

On September 21, 2009, the Company entered into an agreement to purchase the assets of Family Choice Mortgage Company, a privately held Massachusetts mortgage origination corporation operating in Massachusetts and Connecticut. The transaction closed on January 11, 2010 and now operates under the name

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

of Rockville Bank Mortgage, Inc., d/b/a Family Choice Mortgage, a subsidiary of Rockville Bank. This addition helps to expand the Company’s mortgage origination business, particularly in the area of Federal Housing Administration (FHA) loans, Veterans Administration (VA) loans, loans to first time home buyers, and Reverse Mortgages. Policies and procedures have been implemented that govern expense and revenue sharing. The subsidiary will be included within the risk management system of the Company and is not expected to have a significant effect on the operations of the Company.

The acquisition was structured as an earn-out with no payment at closing. The principal of the business is to receive a cash payout payable over a seven year period based on the income earned before taxes by Rockville Bank Mortgage, Inc. Goodwill from the transaction was recorded as a contingent liability. The liability was established based on a seven year discounted cash flow valuation applied to the projected income of Rockville Bank Mortgage, Inc. Projected income was calculated using budgeted amounts for 2010 and a 5.0% estimated annual growth thereafter. The only tangible assets acquired were the fixed assets of Family Choice Mortgage Company. The value of the fixed assets acquired was recorded using the book value, which approximated the fair value, of the fixed assets as of January, 2010.

Discounted Contingent Liability to Family Choice Mortgage Company	$103,182
Fixed Asset Valuation as of January, 2010	$24,232
Goodwill Asset	$78,950

Plan of Stock Conversion

The respective Boards of Directors of Rockville Financial MHC, Inc., Existing Rockville Financial, Inc. and Rockville Bank adopted a plan of conversion on September 16, 2010. Pursuant to the terms of the plan of conversion, Rockville Financial MHC, Inc. will convert from a partially public mutual holding company structure to a fully public stock holding company structure. Rockville Financial MHC, Inc., the mutual holding company parent of Existing Rockville Financial, Inc., will merge with and into Existing Rockville Financial, Inc. and immediately thereafter, Existing Rockville Financial, Inc. will merge with and into Rockville Financial New, Inc., a newly formed subsidiary of Existing Rockville Financial, Inc. After the conversion, Rockville Financial MHC, Inc. and Existing Rockville Financial, Inc. will cease to exist. As part of the conversion, Rockville Financial New, Inc. is offering for sale the 56.7% ownership interest in Existing Rockville Financial, Inc. that is currently held by Rockville Financial MHC, Inc. In addition, the existing public shareholders of Existing Rockville Financial, Inc. will receive shares of common stock of Rockville Financial New, Inc. in exchange for their current shares of Existing Rockville Financial, Inc. common stock pursuant to an exchange ratio that ensures that the shareholders will own the same percentage of the common stock of Rockville Financial New, Inc. after the conversion as they held in Existing Rockville Financial, Inc. immediately prior to the conversion (without giving effect to any new shares purchased in the offering or cash paid in lieu of any fractional shares). When the conversion is completed, all of the outstanding common stock of Rockville Bank will be owned by Rockville Financial New, Inc., and all of the outstanding common stock of Rockville Financial New, Inc. will be owned by public shareholders (including Rockville Bank Foundation, Inc.). The highest priority will be depositors with qualifying deposits as of June 30, 2009.

The transactions contemplated by the Plan of Conversion are subject to approval of the Rockville Financial, Inc.’s shareholders, the corporators of the Rockville Financial MHC, Inc. and the Federal Deposit Insurance Corporation.

Effect on Liquidation Rights

Each qualifying depositor in Rockville Bank has both a deposit account in Rockville Bank and a pro rata ownership interest in the Rockville Financial MHC, Inc. based upon the balance in his or her account. This interest may only be realized in the event of a complete liquidation of the Rockville Financial MHC, Inc. and

Rockville Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Concluded)

Rockville Bank. However, this ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. Any depositor who opens a qualifying deposit account obtains a pro rata ownership interest in the Rockville Financial MHC, Inc. without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of the Rockville Financial MHC, Inc., which is lost to the extent that the balance in the account is reduced or closed.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Rockville Financial New, Inc. or Rockville Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of New Rockville Financial, Inc. or Rockville Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 14,950,000 Shares
(Subject to increase to up to 17,192,500 shares)

(Proposed Holding Company for Rockville Bank)

COMMON STOCK
no par value

PROSPECTUS

Keefe, Bruyette & Woods, Inc.

[Date of Prospectus]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until          , 2010 or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS OF ROCKVILLE FINANCIAL NEW, INC.,
A CONNECTICUT CORPORATION
(Proposed new holding company for Rockville Bank)

PROXY STATEMENT OF ROCKVILLE FINANCIAL, INC.,
A CONNECTICUT CORPORATION
(Current Mid-Tier Holding Company for Rockville Bank)

We are converting from a mutual holding company structure to a fully-public stock holding company structure. Currently, Rockville Bank is a wholly-owned subsidiary of Rockville Financial, Inc, a Connecticut corporation (“Existing Rockville Financial”), and Rockville Financial MHC, Inc. (“Rockville Financial MHC”) owns approximately 56.7% of Existing Rockville Financial’s common stock. The remaining 43.3% of Existing Rockville Financial’s common stock is owned by public shareholders. Upon the completion of the conversion, both Existing Rockville Financial and Rockville Financial MHC will cease to exist, and Rockville Bank will be wholly-owned by Rockville Financial New, Inc. (“New Rockville Financial”).

Each share of Existing Rockville Financial common stock owned by the public will be exchanged for between 0.9725 and 1.3158 shares (subject to adjustment to up to 1.5131 shares) of common stock of New Rockville Financial, so that immediately after the conversion Existing Rockville Financial’s existing public shareholders will own the same percentage of New Rockville Financial common stock as they owned of Existing Rockville Financial’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares. However, pursuant to FDIC and Federal Reserve Board policies, the exchange ratio must be adjusted downward to reflect the aggregate amount of Existing Rockville Financial dividends paid to Rockville Financial MHC and the initial capitalization of Rockville Financial MHC. Dividends were paid to Rockville Financial MHC because the Federal Reserve Board’s dividend policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Rockville Financial MHC had assets of $7.685 million as of June 30, 2010, not including Existing Rockville Financial common stock. The adjustments described above will decrease Existing Rockville Financial’s shareholders’ ownership interest in New Rockville Financial from 43.30% to 41.81%.

The actual number of shares that you will receive will depend on the percentage of Existing Rockville Financial common stock held by the public at the completion of the conversion, the final independent appraisal of New Rockville Financial and the number of shares of New Rockville Financial common stock sold in the offering described in the following paragraph. It will not depend on the market price of Existing Rockville Financial common stock. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Shareholders” for a discussion of the exchange ratio. Based on the $      per share closing price of Existing Rockville Financial common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least           shares of New Rockville Financial common stock are sold in the offering (which is between the           and the           of the offering range), the initial value of the New Rockville Financial common stock you receive in the share exchange would be less than the market value of the Existing Rockville Financial common stock you currently own. See “Risk Factors — The market value of New Rockville Financial common stock received in the share exchange may be less than the market value of Existing Rockville Financial common stock exchanged.”

Concurrently with the exchange, we are offering up to 14,950,000 shares of common stock (subject to increase to up to 17,192,500 shares) of New Rockville Financial, representing the 56.7% ownership interest of Rockville Financial MHC in Existing Rockville Financial, for sale to eligible depositors of Rockville Bank and our tax-qualified benefit plans, and to the public, including Existing Rockville Financial shareholders, at a price of $10.00 per share. The conversion of Rockville Financial MHC and the offering and exchange of common stock by New Rockville Financial is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Rockville Bank will be a wholly-owned subsidiary of New Rockville Financial, and 100% of the common stock of New Rockville Financial will be owned by public shareholders. As a result of the conversion and offering, Existing Rockville Financial and Rockville Financial MHC will cease to exist.

Existing Rockville Financial’s common stock is currently traded on the NASDAQ Global Select Market under the trading symbol “RCKB”. We expect that New Rockville Financial’s shares of common stock will trade on the NASDAQ Global Select Market under the trading symbol “RCKBD” for a period of 20 trading days after the completion of this offering. Thereafter, New Rockville Financial’s trading symbol will revert to “RCKB.” New Rockville Financial’s name will be changed to Rockville Financial, Inc. upon completion of the conversion.

The conversion and offering cannot be completed unless the shareholders of Existing Rockville Financial approve the Plan of Conversion and Reorganization of Rockville Financial MHC, referred to herein as the “plan of conversion.” Existing Rockville Financial is holding a special meeting of shareholders at La Renaissance, 53 Prospect Hill, East Windsor, CT 06088, on December 17, 2010, at 9:00 a.m., Eastern Time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) a majority of the total number of votes entitled to be cast at the special meeting by Existing Rockville Financial’s shareholders, including shares held by Rockville Financial MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Existing Rockville Financial’s shareholders other than Rockville Financial MHC Existing Rockville Financial’s Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the plan of conversion.

This document serves as the proxy statement for the special meeting of shareholders of Existing Rockville Financial and the prospectus for the shares of New Rockville Financial common stock to be issued in exchange for shares of Existing Rockville Financial common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission, the Connecticut Banking Commissioner, the Federal Deposit Insurance Corporation and the Federal Reserve Board. This document does not serve as the prospectus relating to the offering by New Rockville Financial of its shares of common stock in the offering, which will be made pursuant to a separate prospectus. Shareholders of Existing Rockville Financial are not required to participate in the offering.

THESE SECURITIES INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. PLEASE READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THESE SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE STATE OF CONNECTICUT DEPARTMENT OF BANKING, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to our Stock Information Center, Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern Standard Time. The Stock Information Center will be closed on weekends and bank holidays. The toll-free phone number is (877)          -          .

The date of this proxy statement/prospectus is          , 2010, and it is first being mailed to shareholders of Existing Rockville Financial on or about          , 2010.

ROCKVILLE FINANCIAL, INC.
25 Park Street
Rockville, Connecticut 06066
(860) 291-3600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

On December 17, 2010, Rockville Financial, Inc. will hold a special meeting of shareholders at La Renaissance, 53 Prospect Hill, East Windsor, CT 06088. The meeting will begin at 9:00 a.m., Eastern Time. At the meeting, shareholders will consider and act on the following:

1. The approval of a plan of conversion and reorganization (the “Plan”) whereby: (a) Rockville Financial MHC, Inc. (“Rockville Financial MHC”), Rockville Financial, Inc. (“Existing Rockville Financial”) and Rockville Bank will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Rockville Financial New, Inc., a Connecticut stock corporation (“New Rockville Financial”), will become the new stock holding company of Rockville Bank; (c) the issued and outstanding shares of common stock of Existing Rockville Financial, other than shares held by Rockville Financial MHC, will be exchanged for shares of common stock of New Rockville Financial so that our existing public shareholders will own the same percentage of New Rockville Financial common stock as they owned of our common stock immediately prior to the conversion; and (d) New Rockville Financial will offer for sale shares of its common stock in a subscription offering, community offering and, possibly, a syndicated community offering;

2. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization; and

3. Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

The Board of Directors has fixed [shareholder record date], as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Secretary of Existing Rockville Financial at the address given above, shareholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Existing Rockville Financial, by          , 2010.

Please complete and sign the enclosed proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy or voting by telephone or Internet, please refer to instructions on the enclosed proxy card. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Judy Keppner Clark
Secretary

Rockville, Connecticut
          , 2010

QUESTIONS AND ANSWERS
REGARDING THE PLAN OF CONVERSION AND REORGANIZATION
AND THE SPECIAL MEETING

You should read this document for more information about the conversion and reorganization. The plan of conversion and reorganization described herein (referred to as the “plan of conversion”) has been conditionally approved by Rockville Bank’s primary regulator, the Connecticut Banking Commissioner, and the establishment of New Rockville Financial as a bank holding company has been conditionally approved by the Federal Reserve Board. Such approvals by those agencies, however, do not constitute recommendations or endorsements of the plan of conversion.

Q.	WHAT ARE SHAREHOLDERS BEING ASKED TO APPROVE AT THE SPECIAL MEETING?

A.	Existing Rockville Financial shareholders as of [shareholder record date] are being asked to vote to approve the plan of conversion pursuant to which Rockville Financial MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Connecticut corporation, New Rockville Financial, is offering its common stock to eligible depositors of Rockville Bank and to our tax-qualified employee stock benefit plans, and to the public, including shareholders of Existing Rockville Financial as of [shareholder record date]. The shares offered represent after pro forma adjustments Rockville Financial MHC’s current 56.7% ownership interest in Existing Rockville Financial. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the certificate of incorporation and bylaws of New Rockville Financial. Your vote is important. Without sufficient votes “FOR” this approval, we cannot implement the plan of conversion.

In addition, Existing Rockville Financial shareholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Your vote is important. Without sufficient votes “FOR” approval of the plan of conversion, we cannot implement the plan of conversion and the related offering.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The purpose of converting to the fully public stock form of ownership and conducting the offering at this time is to provide us with additional capital to support our continued planned growth, to take advantage of potential growth and strategic opportunities, and to successfully implement our business strategies. In addition, the conversion is a necessary and appropriate response to the changing market and regulatory conditions and will allow us to continue to compete effectively in the changing financial services marketplace. The conversion and offering also provides our employees and customers with the opportunity to share in our success through the ownership of our stock, and our shareholders will benefit from the more active and liquid trading market that will exist when Rockville Bank’s holding company is 100.0% publicly owned.

Although Rockville Bank is categorized as “well-capitalized” and does not require additional capital, our board of directors has determined that current opportunities for continued growth make pursuing the conversion and offering at this time desirable. As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Rockville Financial MHC is required to own a majority of our shares of common stock. Our ability to compete with other financial institutions for acquisition opportunities will be enhanced by our ability to offer stock or cash consideration, or a combination of stock and cash consideration in potential business transactions. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.

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In addition, the conversion is a necessary and appropriate response to the changing market and regulatory conditions and will allow us to continue to compete effectively in the changing financial services marketplace. Our shareholders will also benefit from the more active and liquid trading market that will exist when Rockville Bank’s holding company is 100% publicly owned.

Q.	WHAT WILL SHAREHOLDERS RECEIVE FOR THEIR EXISTING SHARES OF EXISTING ROCKVILLE FINANCIAL?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 7,939,517 shares at the minimum and 10,741,700 shares at the maximum of the offering range (or 12,352,955 at the adjusted maximum of the offering range) of New Rockville Financial common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Existing Rockville Financial common stock, and the exchange ratio is 1.1441 (at the midpoint of the offering range), after the conversion you will receive 114 shares of New Rockville Financial common stock and $4.41 in cash, the value of the fractional share, based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Existing Rockville Financial common stock in a brokerage account in “street name,” your shares will be automatically exchanged, and you do not need to take any action to exchange your shares of common stock. If you own shares in the form of Existing Rockville Financial stock certificates after the completion of the conversion and offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of New Rockville Financial common stock will be mailed to you within business days after the exchange agent receives properly executed transmittal forms and your Existing Rockville Financial stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The $10.00 per share price was selected primarily because it is a commonly selected per share price for mutual-to-stock conversion offerings. The amount of common stock New Rockville Financial will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New Rockville Financial, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of August 26, 2010, this market value ranged from $189.9 million to $256.9 million, with a midpoint of $223.4 million. Based on this valuation, the number of shares of common stock of New Rockville Financial that existing public shareholders of Existing Rockville Financial will receive in exchange for their shares of Existing Rockville Financial common stock will range from 7,939,517 shares at the minimum and 10,741,700 shares at the maximum of the offering range, with a value of $79.4 million at the minimum and $107.4 million at the maximum of the offering range. If market conditions so warrant, the appraised value can be increased to $295.5 million, the adjusted maximum of the appraisal, and the number of shares issued in the exchange for existing shares of Existing Rockville Financial can be increased to 12,352,955, with a value of $123.5 million at the adjusted maximum of the offering range. The number of shares received by the existing public shareholders of Existing Rockville Financial is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). However, pursuant to FDIC and Federal Reserve Board policies, the exchange ratio must be adjusted downward to reflect the aggregate amount of Existing Rockville Financial dividends paid to Rockville Financial MHC and the initial capitalization of Rockville Financial MHC. Dividends were paid to Rockville Financial MHC because the Federal Reserve Board’s dividend policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Rockville Financial MHC had assets of $7.685 million as of June 30, 2010, not including Existing Rockville Financial common stock. The

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adjustments described above will decrease Existing Rockville Financial’s shareholders’ ownership interest in New Rockville Financial from 43.30% to 41.81%.

The independent appraisal is based in part on Existing Rockville Financial’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 13 publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Existing Rockville Financial. RP Financial also considered the following factors, among others:

• our historical, present and projected operating results and financial condition;

• the economic, demographic and competition characteristics of our market area;

• a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings and thrift holding companies;

• the effect of the capital raised in this offering on our net worth and earnings potential; and

• the trading market for our securities and comparable institutions and general economic conditions in the market for such securities.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF EXISTING ROCKVILLE FINANCIAL COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of Existing Rockville Financial common stock. Therefore, changes in the price of Existing Rockville Financial common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy or voting by telephone or Internet, please refer to instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we will not proceed with the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

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Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at 1-877- , Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center is closed weekends and bank holidays.

Eligible depositors of Rockville Bank and our tax-qualified benefit plans have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for New Rockville Financial common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in Hartford, Tolland and New London Counties in Connecticut; second to cover orders of Existing Rockville Financial shareholders as of [voting record date]; and third to cover orders of natural persons residing in Connecticut. If necessary, shares may also be offered in a syndicated community offering in order to meet the minimum sale requirements of the plan of conversion.

Shares of common stock purchased in the offering by a shareholder and his or her associates or individuals acting in concert with the shareholder, plus any shares a shareholder and these individuals receive in the exchange for existing shares of Existing Rockville Financial common stock, may not exceed 5% of the total shares of common stock of New Rockville Financial to be issued and outstanding after the completion of the conversion. This limitation, however, will not require any Existing Rockville Financial shareholder to divest an exchange share or otherwise limit the amount of exchange shares to be issued to such shareholder.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT ROCKVILLE BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Only shareholders of New Rockville Financial will have voting rights after the conversion and offering.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) by the Stock Information Center no later than 12:00 noon, Eastern Time on [December 13], 2010.

OTHER QUESTIONS?

For answers to your other questions, please call our Stock Information Center, Monday through Friday between 9:00 a.m. and 5:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays. The toll-free phone number is (877)          -          .

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting.”

The Existing Rockville Financial Special Meeting

Date, Time and Place.  Existing Rockville Financial will hold its special meeting of shareholders at La Renaissance, 53 Prospect Hill, East Windsor, CT 06088, on December 17, 2010, at 9:00 a.m., Eastern Time.

The Proposals.  Shareholders will be voting on the following proposals at the special meeting:

1. The approval of a plan of conversion and reorganization (the “Plan”) whereby: (a) Rockville Financial MHC and Rockville Financial, Inc., a Connecticut corporation (“Existing Rockville Financial”) will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) New Rockville Financial, Inc., a Connecticut corporation (“New Rockville Financial”), will become the new stock holding company of Rockville Bank; (c) the outstanding shares of Existing Rockville Financial other than those held by Rockville Financial MHC, will be converted into shares of common stock of New Rockville Financial; and (d) New Rockville Financial will offer shares of its common stock for sale in a subscription offering, community offering and, possibly, a syndicated community offering;

2. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization; and

3. Such other business that may properly come before the meeting.

Vote Required for Approval of Proposals by the Shareholders of Existing Rockville Financial

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) a majority of the total number of votes eligible to be cast at the special meeting by Existing Rockville Financial shareholders, including shares held by Rockville Financial MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Existing Rockville Financial shareholders other than Rockville Financial MHC.

Proposal 2: Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes eligible to be cast by Existing Rockville Financial shareholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Other Matters.  We must obtain the affirmative vote of the majority of the votes eligible to be cast at the special meeting by Existing Rockville Financial shareholders. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Existing Rockville Financial in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

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Vote by Rockville Financial MHC

Management anticipates that Rockville Financial MHC, our majority shareholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Rockville Financial MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting if necessary, would be assured.

As of September 16, 2010, the directors and executive officers of Existing Rockville Financial beneficially owned 796,313 shares, or approximately 4.22% of the outstanding shares of Existing Rockville Financial common stock, and Rockville Financial MHC owned 10,689,250 shares, or approximately 56.7% of the outstanding shares of Existing Rockville Financial common stock.

Your Board of Directors unanimously recommends that you vote “FOR” the plan of conversion and “FOR” the adjournment of the special meeting, if necessary.

The Companies

[Same as offering prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Existing Rockville Financial, Rockville Financial MHC, Rockville Bank and New Rockville Financial have adopted a plan of conversion pursuant to which Rockville Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public shareholders of Existing Rockville Financial will receive shares in New Rockville Financial in exchange for their shares of Existing Rockville Financial common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by New Rockville Financial of shares of its common stock to eligible depositors of Rockville Bank and to our tax-qualified stock benefit plans in a subscription offering and to the public in a community offering, including natural persons residing of Hartford, New London and Tolland Counties in Connecticut, Existing Rockville Financial shareholders and natural persons residing in Connecticut, and, if necessary, a syndicated community offering or other public offering. Following the conversion and offering, Rockville Financial MHC and Existing Rockville Financial will no longer exist, and New Rockville Financial will be the parent company of Rockville Bank.

The conversion and offering cannot be completed unless the shareholders of Existing Rockville Financial approve the plan of conversion. Existing Rockville Financial’s shareholders will vote on the plan of conversion at Existing Rockville Financial’s special meeting of shareholders. This document is the proxy statement used by Existing Rockville Financial’s Board of Directors to solicit proxies for the special meeting. It is also the prospectus of New Rockville Financial regarding the shares of New Rockville Financial common stock to be issued to Existing Rockville Financial’s shareholders in the share exchange. This document does not serve as the prospectus relating to the offering by New Rockville Financial of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Current Organizational Structure

[Same as the offering prospectus]

Our Organizational Structure Following the Conversion

[Same as the offering prospectus]

Reasons for the Conversion

[Same as the offering prospectus]

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Conditions to Completion of the Conversion

[Same as the offering prospectus]

The Exchange of Existing Shares of Existing Rockville Financial Common Stock

[Same as the offering prospectus]

How We Determined the Offering Range and the $10.00 Per Share Stock Price

[Same as the offering prospectus]

How We Intend to Use the Proceeds From the Offering

[Same as the offering prospectus]

Our Dividend Policy

[Same as the offering prospectus]

Purchases and Ownership by Officers and Directors

[Same as the offering prospectus]

Benefits to Management and Potential Dilution to Shareholders Resulting from the Conversion

[Same as the offering prospectus]

Market for Common Stock

[Same as the offering prospectus]

Tax Consequences

[Same as the offering prospectus]

Changes in Shareholders’ Rights for Existing Shareholders of Existing Rockville Financial

[Same as the offering prospectus]

See “Comparison of Shareholders’ Rights For Existing Shareholders of Existing Rockville Financial” for a discussion of these differences.

Important Risks in Owning New Rockville Financial’s Common Stock

Before you decide to vote in favor of the plan of conversion with the resulting exchange of your Existing Rockville Financial common stock for New Rockville Financial common stock, you should read the “Risk Factors” section beginning on page    of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

[Same as the offering prospectus]

Risks Related to the Offering and the Exchange

The market value of New Rockville Financial common stock received in the share exchange may be less than the market value of Existing Rockville Financial common stock exchanged.

The number of shares of New Rockville Financial common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Existing Rockville Financial common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New Rockville Financial common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Existing Rockville Financial common stock will own the same percentage of New Rockville Financial common stock after the conversion and offering as they owned of Existing Rockville Financial common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The exchange ratio will not depend on the market price of Existing Rockville Financial common stock.

The exchange ratio ranges from 0.9725 shares at the minimum to 1.3158 shares at the maximum (or 1.5131 at the adjusted maximum) of the offering range of New Rockville Financial common stock per share of Existing Rockville Financial common stock. Shares of New Rockville Financial common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Existing Rockville Financial common stock at the time of the exchange, the initial market value of the New Rockville Financial common stock that you receive in the share exchange could be less than the market value of the Existing Rockville Financial common stock that you currently own. Based on the most recent closing price of Existing Rockville Financial common stock prior to the date of this proxy statement/prospectus, which was $     , unless at least           shares of New Rockville Financial common stock are sold in the offering (which is between the           and the           of the offering range), the initial value of the New Rockville Financial common stock you receive in the share exchange would be less than the market value of the Existing Rockville Financial common stock you currently own.

[Remaining offering risks are the same as the offering prospectus]

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INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the Board of Directors of Existing Rockville Financial of proxies to be voted at the special meeting of shareholders to be held at La Renaissance, 53 Prospect Hill, East Windsor, CT 06088, on December 17, 2010, at 9:00 a.m., Eastern Time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Rockville Financial MHC (referred to herein as the “plan of conversion”).

In addition, shareholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Rockville Financial MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Rockville Bank.

Who Can Vote at the Meeting

You are entitled to vote your Existing Rockville Financial common stock if our records show that you held your shares as of the close of business on [shareholder record date]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [shareholder record date], there were 18,853,112 shares of Existing Rockville Financial common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a shareholder as of the close of business on [shareholder record date], you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Existing Rockville Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) a majority of the outstanding common stock of Existing Rockville Financial entitled to be cast at the special meeting, including shares held by Rockville Financial MHC, and (ii) a majority of the

9

outstanding shares of common stock of Existing Rockville Financial entitled to be cast at the special meeting, other than shares held by Rockville Financial MHC.

Proposal 2: Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Existing Rockville Financial shareholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Other Matters.  We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Existing Rockville Financial for other matters that may be presented at the special meeting. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by Rockville Financial MHC and Our Officers and Directors

As of [shareholder record date], Rockville Financial MHC beneficially owned 10,689,250 shares of Existing Rockville Financial common stock. This equals approximately 56.7% of our outstanding shares. Rockville Financial MHC intends to vote all of its shares in favor of Proposal 1 — Approval of the Plan of Conversion and Reorganization and Proposal 2 — Approval of the Adjournment of the Special Meeting.

As of [shareholder record date], our officers and directors beneficially owned 796,313 shares of Existing Rockville Financial common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals 4.22% of our outstanding shares and 9.75% of shares held by persons other than Rockville Financial MHC.

Voting by Proxy

Our Board of Directors is sending you this proxy statement/prospectus to request that you allow your shares of Existing Rockville Financial common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Existing Rockville Financial common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors. Our Board of Directors recommends that you vote “FOR” approval of the plan of conversion and “FOR” approval of the adjournment of the special meeting.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the members of the Board of Directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your Existing Rockville Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Existing Rockville Financial in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the Board of Directors. Existing Rockville Financial will pay the costs of soliciting proxies from its shareholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, directors, officers or

10

employees of Existing Rockville Financial and Rockville Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

[New Rockville Financial has retained [          ] to assist in the solicitation of proxies for a fee of [$     ], plus reimbursement of its reasonable out-of-pocket expenses in connection with acting in this role.           will answer any inquiries from Existing Rockville Financial’s shareholders about this proxy statement, the proxies, the special meeting and how to vote your shares. If you need additional copies of the proxy material or have any questions, you should contact:

Shareholders, please call: (          )          -          . Banks and brokerage firms and all others, please call: (          )          -          .]

Participants in the Employee Stock Ownership Plan

If you participate in the Rockville Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Existing Rockville Financial common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP’s trustee is          , 2010.

Participants in the 401(k) Plan

If you hold shares of common stock through the Rockville Bank 401(k) Plan (the “401(k) Plan”), you will receive a voting instruction form that reflects all shares that you may direct the trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee to vote the shares in the 401(k) Plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to the 401(k) Plan’s trustee is          , 2010.

Recommendation of the Board of Directors

The Board of Directors recommends that you promptly sign and mark the enclosed proxy “FOR” the above described proposals, including, the adoption of the plan of conversion and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy or voting by telephone or Internet, please refer to the instructions on the enclosed proxy.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The Board of Directors of Rockville Bank, Existing Rockville Financial, and Rockville Financial MHC and the corporators of Rockville Financial MHC have approved the plan of conversion and reorganization, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the shareholders of Existing Rockville Financial. A special meeting of shareholders has been called for this purpose. The plan of conversion and has been conditionally approved by Rockville Bank’s primary regulator,

11

the Connecticut Banking Commissioner, and the establishment of New Rockville Financial as a bank holding company has been conditionally approved by the Federal Reserve Board. Such approvals by those agencies, however, do not constitute recommendations or endorsements of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock ownership form. Currently, Rockville Bank is a wholly-owned subsidiary of Existing Rockville Financial, and Rockville Financial MHC owns approximately 56.7% of Existing Rockville Financial’s common stock. The remaining 43.3% of Existing Rockville Financial’s common stock is owned by public shareholders.

As a result of the conversion, our newly formed company, New Rockville Financial, will become the holding company of Rockville Bank. Each share of Existing Rockville Financial common stock owned by the public will be exchanged for between 7,939,517 shares at the minimum and 10,741,700 shares at the maximum of the offering range (or 12,352,955 at the adjusted maximum of the offering range) of New Rockville Financial common stock. The actual number of shares that you will receive will depend on the percentage of Existing Rockville Financial common stock held by the public at the completion of the conversion, the final independent appraisal of New Rockville Financial and the number of shares of New Rockville Financial common stock sold in the offering described in the following paragraph. The number of shares of New Rockville Financial common stock you receive will not depend on the market price of Existing Rockville Financial common stock.

The public shareholders of Existing Rockville Financial will receive shares of common stock of New Rockville Financial in exchange for their shares of common stock of Existing Rockville Financial pursuant to an exchange ratio. Subject to adjustment, the exchange ratio ensures that the public shareholders will own the same percentage of the common stock of New Rockville Financial after the conversion as they held in Existing Rockville Financial immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, pursuant to FDIC and Federal Reserve Board policies, the exchange ratio must be adjusted downward to reflect the aggregate amount of Existing Rockville Financial dividends paid to Rockville Financial MHC and the initial capitalization of Rockville Financial MHC. Dividends were paid to Rockville Financial MHC because the Federal Reserve Board’s dividend policy does not permit a mutual holding company to waive dividends declared by its subsidiary. Rockville Financial MHC had assets of $7.685 million as of June 30, 2010, not including Existing Rockville Financial common stock. The adjustments described above will decrease Existing Rockville Financial’s shareholders’ ownership interest in New Rockville Financial from 43.30% to 41.81%.

In accordance with the process described above, the independent appraiser determined New Rockville Financial’s pro forma market value by adjusting the exchange ratio downward to account for the assets held by Rockville Financial MHC and decreasing the ownership interest held by the public shareholders of Existing Rockville Financial accordingly. The exchange ratio will range from 0.9725 at the minimum of the offering range to 1.3158 at the maximum of the offering range, and has been designed to preserve the existing percentage of ownership held by the public shareholders of Existing Rockville Financial, adjusted for the assets held by Rockville Financial MHC, which is a 41.81% ownership interest (excluding any additional shares purchased by them in the offering and their receipt of cash in lieu of fractional shares). If a greater demand for shares of our common stock or a change in financial or market conditions warrant, the offering range may be increased by 15.0%, which would result in an offering range from 18,989,517 shares to 29,545,455 shares and an exchange ratio of 1.5131 at the maximum of the offering range.

Concurrently with the exchange offer, we are offering up to 14,950,000 shares of common stock of New Rockville Financial, representing the ownership interest of Rockville Financial MHC in Existing Rockville Financial and its assets other than the stock ownership in Existing Rockville Financial, for sale to eligible depositors and to the public at a price of $10.00 per share. After the conversion and offering are completed, Rockville Bank will be a wholly-owned subsidiary of New Rockville Financial, and 100% of the common

12

stock of New Rockville Financial will be owned by public shareholders. As a result of the conversion and offering, Existing Rockville Financial and Rockville Financial MHC will cease to exist.

New Rockville Financial intends to contribute between $52.3 million and $71.1 million of net proceeds, or $81.9 million if the offering range is increased by 15%, to Rockville Bank and to retain between $44.6 million and $60.7 million of the net proceeds, or $69.9 million if the offering range is increased by 15% (excluding the portion of the net proceeds loaned to our employee stock ownership plan and contributed to the charitable foundation). The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(1) First, to Depositors of Rockville Bank with $50.00 or more on deposit as of the close of business on June 30, 2009.

(2) Second, to Rockville Bank’s tax-qualified benefit plans, including the ESOP and 401(k) Plan.

(3) Third, to Depositors of Rockville Bank with $50.00 or more on deposit as of the close of business on September 30, 2010 who do not qualify under (1) above.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in Hartford, New London and Tolland Counties in Connecticut, then to Existing Rockville Financial’s public shareholders as of [shareholder record date], and then to natural persons residing in Connecticut. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription and community offerings in a syndicated community offering managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

The community offering, if any, may begin concurrently with, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Connecticut Banking Commissioner. See “Community Offering.” The syndicated community offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Connecticut Banking Commissioner. See “Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New Rockville Financial. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. See “Where You Can Find Additional Information.” We have filed a registration statement with the SEC under the Securities Act of 1933 with respect to the common stock offered through this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. You may examine this information without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain copies of the material from the SEC at prescribed rates. The registration statement also is available through the SEC’s world wide web site on the internet at http://www.sec.gov, although certain statistical back up material included in one of the exhibits of the

13

registration has been filed only in hard copy and is not available on the SEC’s world wide web site on the internet.

This document contains a description of the material features of certain contracts and other documents filed as exhibits to the registration statement. The statements as to the contents of such exhibits are of necessity brief descriptions and are not necessarily complete. Each such statement is qualified by reference to the contract or document.

Rockville Bank has filed an application for approval of its plan of conversion with the Connecticut Banking Commissioner. We have also filed an application with the Federal Reserve Board for establishment of New Rockville Financial as a bank holding company. This prospectus omits some information contained in those applications. The application for approval of the plan of conversion may be examined at the Office of the Connecticut Banking Commissioner, State of Connecticut Department of Banking, 260 Constitution Plaza, Hartford, Connecticut 06103. The bank holding company application may be inspected, without charge, at the offices of the Federal Reserve Board, 600 Atlantic Avenue, Boston, Massachusetts 02106.

In connection with the offering, we will register the common stock with the Securities and Exchange Commission under Section 12(g) of the Exchange Act. Upon this registration, New Rockville Financial will become subject to the Securities and Exchange Commission’s proxy solicitation rules and periodic reporting requirements.

You may obtain a copy of the Plan of Conversion and Reorganization as well as the Certificate of Incorporation and Bylaws of New Rockville Financial without charge from us by contacting Judy Keppner Clark, Corporate Secretary, at Rockville Bank, 1645 Ellington Road, South Windsor, Connecticut 06074. Copies of the appraisal report of RP Financial, LC. and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at Rockville Bank, 1645 Ellington Road, South Windsor, Connecticut, by contacting Ms. Clark as indicated above.

The Board of Directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Rockville Financial MHC.

Reasons for the Conversion and Offering

[Same as the offering prospectus]

Share Exchange Ratio for Current Shareholders

[Same as the offering prospectus]

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Existing Rockville Financial at the time of the special meeting to be voted for an adjournment, if necessary, Existing Rockville Financial has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The Board of Directors of Existing Rockville Financial recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The Board of Directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

14

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[same as the offering prospectus]

FORWARD-LOOKING STATEMENTS

[same as the offering prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[same as the offering prospectus]

OUR DIVIDEND POLICY

[same as the offering prospectus]

MARKET FOR THE COMMON STOCK

[same as the offering prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[same as the offering prospectus]

CAPITALIZATION

[same as the offering prospectus]

THE IMPACT OF ROCKVILLE FINANCIAL MHC’S ASSETS ON MINORITY
STOCK OWNERSHIP

[same as the offering prospectus]

PRO FORMA DATA

[same as the offering prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

[same as the offering prospectus]

BUSINESS OF NEW ROCKVILLE FINANCIAL

[same as the offering prospectus]

BUSINESS OF EXISTING ROCKVILLE FINANCIAL AND ROCKVILLE BANK

[same as the offering prospectus]

SUPERVISION AND REGULATION

[same as the offering prospectus]

15

TAXATION

[same as the offering prospectus]

MANAGEMENT

[same as the offering prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[same as the offering prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[same as the offering prospectus]

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING
SHAREHOLDERS OF EXISTING ROCKVILLE FINANCIAL

[same as the offering prospectus]

RESTRICTIONS ON ACQUISITION OF NEW ROCKVILLE FINANCIAL

[same as the offering prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW ROCKVILLE FINANCIAL FOLLOWING THE CONVERSION

[same as the offering prospectus]

TRANSFER AGENT

[same as the offering prospectus]

EXPERTS

[same as the offering prospectus]

LEGAL MATTERS

[same as the offering prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[same as the offering prospectus]

OTHER MATTERS

As of the date of this document, the Board of Directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

[Financial Statements that are the same as the offering prospectus to appear here]

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount(1)

*	Legal Fees and Expenses	$500,000
*	Blue Sky	5,000
*	Accounting Fees and Expenses	300,000
*	Conversion Agent and Data Processing Fees	30,000
*	Marketing Agent Expenses (including Legal Fees and Expenses)(1)	155,000
*	Marketing Agent Fees(1)	6,133,000
*	Appraisal Fees and Expenses	115,000
*	Printing, Postage, Mailing and EDGAR Fees	245,400
*	Filing Fees (Conn. Banking Commissioner, NASDAQ, FRB, FINRA and SEC)	158,500
*	Connecticut Sec. of the State Franchise taxes	125,000
*	Transfer Fees and Expenses	150,000
*	Business Plan Fees and Expenses	50,000
*	Other	70,000

*	Total	$8,036,900

*	Estimated

(1)	Rockville Financial New, Inc. has retained Keefe Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range and assume that 40% of the shares are sold in the subscription and community offerings and 60% are sold in the syndicated community offering.

Item 14.	Indemnification of Directors and Officers

Article XI of the Bylaws of Rockville Financial New, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

The Corporation shall indemnify and reimburse each current and former Director, officer or employee of this Corporation, or any other agent or person performing on behalf of the Corporation, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Corporation pursuant to this Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed (unless otherwise noted) as part of this registration statement are as follows:

(a)	List of Exhibits

1.1		Engagement Letters between Rockville Financial MHC, Inc., Rockville Financial, Inc. and Rockville Bank and Keefe, Bruyette & Woods, Inc.
1.2		Form of Agency Agreement between Rockville Financial MHC, Inc., Rockville Financial, Inc., Rockville Bank, Rockville Financial New, Inc. and Keefe, Bruyette & Woods, Inc.
2.1		Plan of Conversion and Reorganization*
3.1		Certificate of Incorporation of Rockville Financial New, Inc.*
3	.1.1	Amendment to Certificate of Incorporation of Rockville Financial New, Inc. dated of September 16, 2010.*
3.2		Bylaws of Rockville Financial New, Inc.*
4.1		Form of Common Stock Certificate of Rockville Financial New, Inc.
5.1		Opinion of Hinckley, Allen & Snyder LLP regarding legality of securities being registered
8.1		Form of Tax Opinion of Hinckley, Allen & Snyder LLP
10.1		Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and William J. McGurk, effective January 1, 2009 (incorporated herein by reference to Exhibit 10.1 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.2		Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Joseph F. Jeamel, Jr., effective January 1, 2009 (incorporated herein by reference to Exhibit 10.2 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.3		Employment Agreement by and among Rockville Financial, Inc., Rockville Bank and Christopher E. Buchholz, effective June 7, 2006 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on June 13, 2006)
10.4		Change-in-Control and Restricted Covenant Agreement by and among Rockville Financial, Inc., Rockville Bank and John T. Lund, effective January 2, 2009 (incorporated herein by reference to Exhibit 10.3 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.5		Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Richard J. Trachimowicz, effective January 1, 2009 (incorporated herein by reference to Exhibit 10.5 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.6		Supplemental Savings and Retirement Plan of Rockville Bank as amended and restated effective December 31, 2007 (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on December 18, 2007)
10.7		Rockville Bank Officer Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.2.3 to Rockville Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006)
10.8		Rockville Bank Supplemental Executive Retirement Agreement for Joseph F. Jeamel, Jr. effective January 27, 2004.*
10.9		First Amendment to the Supplemental Executive Retirement Agreement for Joseph F. Jeamel, Jr. (incorporated herein by reference to Exhibit 10.7.1 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on December 18, 2007)
10.10		Executive Split Dollar Life Insurance Agreement for Joseph F. Jeamel, Jr. effective October 18, 1993.*
10.11		Rockville Bank Supplemental Executive Retirement Plan as amended and restated effective December 31, 2007 (incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on December 18, 2007)

10.12		Rockville Financial, Inc. 2006 Stock Incentive Award Plan (incorporated herein by reference to Appendix B in the Definitive Proxy Statement on Form 14A for Rockville Financial, Inc. filed on July 3, 2006)
21.1		Subsidiaries of Rockville Financial New, Inc. and Rockville Bank*
23.1		Consent of Hinckley, Allen & Snyder LLP (contained in Opinions included as Exhibits 5.1 and 8.1)
23.2		Consent of Deloitte & Touche, LLP
23.3		Consent of Wolf & Company, P.C.
23.4		Consent of RP Financial, LC.*
24		Power of Attorney (set forth on signature page)
99	.1*	Appraisal Agreement between Rockville Financial MHC, Inc., Rockville Financial, Inc., Rockville Bank and RP Financial, LC.
99.2		Business Plan Agreement between Rockville Bank and FinPro, Inc.*
99.3		Appraisal Report of RP Financial, LC.**
99.4		Marketing Materials
99.5		Stock Order and Certification Form
99.6		Form of Proxy Card
99.7		Letter of RP Financial, LC. regarding subscription rights.
99.8		Letter of RP Financial, LC. regarding liquidation accounts.

*	Previously filed.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the Securities and Exchange Commission in Washington, D.C.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of South Windsor, State of Connecticut on September 16, 2010.

ROCKVILLE FINANCIAL NEW, INC.

By:	/s/ William J. McGurk
William J. McGurk
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Rockville Financial New, Inc. (the “Company”) hereby severally constitute and appoint William J. McGurk as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William J. McGurk may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William J. McGurk shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ William J. McGurk William J. McGurk	President and Chief Executive Officer (Principal Executive Officer)	September 16, 2010

/s/ John T. Lund John T. Lund	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2010

/s/ Michael A. Bars Michael A. Bars	Director	September 16, 2010

/s/ C. Perry Chilberg C. Perry Chilberg	Director	September 16, 2010

/s/ David A. Engelson David A. Engelson	Director	September 16, 2010

/s/ Pamela J. Guenard Pamela J. Guenard	Director	September 16, 2010

Signatures	Title	Date

/s/ Joseph F. Jeamel, Jr. Joseph F. Jeamel, Jr.	Director	September 16, 2010

/s/ Kristen A. Johnson Kristen A. Johnson	Director	September 16, 2010

/s/ Raymond H. Lefurge, Jr. Raymond H. Lefurge, Jr.	Director	September 16, 2010

/s/ Stuart E. Magdefrau Stuart E. Magdefrau	Director	September 16, 2010

/s/ Thomas S. Mason Thomas S. Mason	Director	September 16, 2010

/s/ Peter F. Olson Peter F. Olson	Director	September 16, 2010

/s/ Rosemarie Novello Papa Rosemarie Novello Papa	Director	September 16, 2010

/s/ Richard M. Tkacz Richard M. Tkacz	Director	September 16, 2010

EXHIBIT INDEX

1.1		Engagement Letters between Rockville Financial MHC, Inc., Rockville Financial, Inc. and Rockville Bank and Keefe, Bruyette & Woods, Inc.
1.2		Form of Agency Agreement between Rockville Financial MHC, Inc., Rockville Financial, Inc., Rockville Bank, Rockville Financial New, Inc. and Keefe, Bruyette & Woods, Inc.
2.1		Plan of Conversion and Reorganization*
3.1		Certificate of Incorporation of Rockville Financial New, Inc.*
3	.1.1	Amendment of Certificate of Incorporation of Rockville Financial New, Inc. dated as of September 16, 2010.*
3.2		Bylaws of Rockville Financial New, Inc.*
4.1		Form of Common Stock Certificate of Rockville Financial New, Inc.
5.1		Opinion of Hinckley, Allen & Snyder LLP regarding legality of securities being registered
8.1		Form of Tax Opinion of Hinckley, Allen & Snyder LLP
10.1		Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and William J. McGurk, effective January 1, 2009 (incorporated herein by reference to Exhibit 10.1 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.2		Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Joseph F. Jeamel, Jr., effective January 1, 2009 (incorporated herein by reference to Exhibit 10.2 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.3		Employment Agreement by and among Rockville Financial, Inc., Rockville Bank and Christopher E. Buchholz, effective June 7, 2006 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on June 13, 2006)
10.4		Change-in-Control and Restricted Covenant Agreement by and among Rockville Financial, Inc., Rockville Bank and John T. Lund, effective January 2, 2009 (incorporated herein by reference to Exhibit 10.3 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.5		Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Richard J. Trachimowicz, effective January 1, 2009 (incorporated herein by reference to Exhibit 10.5 to the Annual Report on Rockville Financial, Inc.’s Form 10-K for the year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51239))
10.6		Supplemental Savings and Retirement Plan of Rockville Bank as amended and restated effective December 31, 2007 (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on December 18, 2007)
10.7		Rockville Bank Officer Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.2.3 to Rockville Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006)
10.8		Rockville Bank Supplemental Executive Retirement Agreement for Joseph F. Jeamel, Jr. effective January 27, 2004.*
10.9		First Amendment to the Supplemental Executive Retirement Agreement for Joseph F. Jeamel, Jr. (incorporated herein by reference to Exhibit 10.7.1 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on December 18, 2007)
10.10		Executive Split Dollar Life Insurance Agreement for Joseph F. Jeamel, Jr. effective October 18, 1993.*
10.11		Rockville Bank Supplemental Executive Retirement Plan as amended and restated effective December 31, 2007 (incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K filed for Rockville Financial, Inc. filed on December 18, 2007)
10.12		Rockville Financial, Inc. 2006 Stock Incentive Award Plan (incorporated herein by reference to Appendix B in the Definitive Proxy Statement on Form 14A for Rockville Financial, Inc. filed on July 3, 2006)
21.1		Subsidiaries of Rockville Financial New, Inc. and Rockville Bank*
23.1		Consent of Hinckley, Allen & Snyder LLP (contained in Opinions included as Exhibits 5.1 and 8.1)

23.2		Consent of Deloitte & Touche, LLP
23.3		Consent of Wolf & Company, P.C.
23.4		Consent of RP Financial, LC.*
24		Power of Attorney (set forth on signature page)
99	.1*	Appraisal Agreement between Rockville Financial MHC, Inc., Rockville Financial, Inc., Rockville Bank and RP Financial, LC.
99.2		Business Plan Agreement between Rockville Bank and FinPro, Inc.*
99.3		Appraisal Report of RP Financial, LC.**
99.4		Marketing Materials
99.5		Stock Order and Certification Form
99.6		Form of Proxy Card
99.7		Letter of RP Financial, LC. regarding subscription rights.
99.8		Letter of RP Financial, LC. regarding liquidation accounts.

*	Previously filed.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the Securities and Exchange Commission in Washington, D.C.